As filed with the Securities and Exchange Commission on June 17, 1996 Registration No. 333-2550
Securities and Exchange Commission
Washington, D.C. 20549
Amendment No. 1 to Form S-1
Registration Statement under the Securities Act of 1933
Netsmart Technologies, Inc.
(Exact name of registrant as specified in its charter)

Asher S. Levitsky P.C., Esanu Katsky Korins & Siger
605 Third Avenue, New York, New York 10158
(212) 953-6000, Fax:(212) 953-6899
(Name, address and telephone number of agent for service)

Copies to:

Lewis S. Schiller, Chief Executive Officer
Netsmart Technologies, Inc.
146 Nassau Avenue, Islip, NY  11751
(516) 968-2000, Fax:(516) 968-2123

Alexander Bienenstock, Esq.
Singer, Bienenstock, Zamansky, Ogele & Selengut, LLP
40 Exchange Place; 20th floor, New York, NY  10005
(212) 809-8550, Fax:(212) 344-0394

Calculation of Registration Fee:

                                           Maximum   Maximum
Title of each class of     Amount          Offering  Aggregate
securities to be           to be           Price     Offering     Registration
registered                 registered      per Unit  Price        Fee
                                             (1)
- -------------------------- --------------  --------  ------------ ------------

Units, each Unit
consisting of two shares
of Common Stock, par value
$.01 per share,  and one
Series A Redeemable Common
Stock Purchase Warrant(2)  646,875 Units     $8.00  $5,175,000.00    $1,784.48

Common Stock, par value
$.01 per share(3),(4)      646,875 Shs.       4.50   2,910,937.50     1,003.77

Underwriter's Unit
Purchase Options(5)         56,250 Optns.      .001         56.25          .02

Units, each Unit
consisting of two shares
of Common Stock, par value
$.01 per share, and one
Series A Redeemable Common
Stock Purchase Warrant(4),
(6)                         56,250 Units      9.60     540,000.00       186.21

Common Stock, par value
$.01 per share(4),(7)       56,250 Shs.       4.50     253,125.00        87.29

Series B Common Stock
Purchase Warrants(8)       800,000 Wts.       2.00   1,600,000.00       551.73

Common Stock, par value
$.01 per share(4),(9)      800,000 Shs.       2.00   1,600,000.00       551.73

Units, each Unit
 consisting of two shares
of Common Stock, par value
$.01 per share, and one
Series A Redeemable Common
Stock Purchase Warrant(10) 250,000 Units      8.00   2,000,000.00       689.66

Common Stock, par value
$.01 per share(11)         250,000 Shs.       4.50   1,125,000.00       387.93
                                                                     ---------
Total                                                                $5,242.80
                                                                     =========

(Footnotes on following page)


(Footnotes from proceeding page)

(1) Estimated solely for purposes of computation of the registration fee pursuant to Rule 457.

(2) Includes 84,375 Units issuable upon exercise of the Underwriter's over-allotment option, and does not include the 250,000 Units being issued to, and offered for sale by, certain noteholders (the "Selling Stockholders").

(3) Represents shares of Common Stock issuable upon exercise of the Series A Redeemable Common Stock Purchase Warrants ("Warrants") included in the Units offered pursuant to this Registration Statement.

(4) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Warrants or the Underwriter's Unit Purchase Options.

(5) Represents options (the "Underwriter's Options") to purchase 56,250 Units.

(6) Represents Units issuable upon exercise of the Underwriter's Options.

(7) Represents shares of Common Stock issuable upon exercise of the Warrants issuable pursuant to the Underwriter's Options.

(8) Represents Series B Common Stock Purchase Warrants ("Outstanding Warrants") to be sold by the Selling Warrant Holders. See "Selling Security Holders."

(9) Represents shares of Common Stock issuable upon exercise of the Outstanding Warrants.

(10) Represents Units (each Unit consisting of two shares of Common Stock and one Warrant) to be issued to the Selling Stockholders. See "Selling Security Holders."

(11) Represents shares of Common Stock issuable upon exercise of the Warrants included in the Units to be issued to the Selling Stockholders.

Netsmart Technologies, Inc.

Cross-Reference Sheet Pursuant to Rule 404

Item No.                           Caption in Prospectus
- ---------------------------------  -------------------------------------------
1.  Forepart of the Registration   Registration Statement Facing Page,
    Statement and Outside Front    Prospectus Cover Page
    Cover of Prospectus

2. Inside Front and Outside Bank Inside Cover Page, Back Cover Page Cover Pages of Prospectus

3.  Summary Information, Risk      Prospectus Summary, Risk Factors
    Factors and Ratio of Earnings
    to Fixed Charges

4.  Use of Proceeds                Use of Proceeds

5.  Determination of Offering      Cover Page, Risk Factors, Underwriting
    Price

6.  Dilution                       Dilution

7.  Selling Security Holders       Cover Page, Inside Cover Page, Selling
                                   Security Holders

8.  Plan of Distribution           Cover Page, Inside Cover Page, Selling
                                   Security Holders, Underwriting

9.  Description of Securities to   Description of Securities
    be Registered

10. Interest of Named Experts and  N.A.
    Counsel

11. Information with Respect to    (a)-(c) Prospectus Summary, Business
    the Registrant                 (d) Cover Page
                                   (e) Financial Statements
                                   (f) Prospectus Summary, Selected Financial
                                       Data
                                   (g) N.A.
                                   (h) Management's Discussion and Analysis of
                                       Financial Condition and Results of
                                       Operations
                                   (i) N.A
                                   (j)-(k) Management
                                   (l) Principal Stockholders
                                   (m) Certain Transactions

12. Disclosure of Commission       N.A.
    Position on Indemnification
    for Securities Act Liabilities

                                  PROSPECTUS

SUBJECT TO COMPLETION DATED JUNE 17, 1996

562,500 Units

Netsmart Technologies, Inc.

(Each Unit consisting of two shares of Common Stock, par value $.01 per share, and one Series A Redeemable Common Stock Purchase Warrant)

   Netsmart Technologies, Inc. (the "Company") is offering 562,500 Units, each Unit consisting of two shares of Common Stock and one Series A Redeemable Common Stock Purchase Warrant (the "Warrants") or an aggregate of 1,125,000 shares of Common Stock and 562,500 Warrants. The Common Stock and Warrants comprising the Units will be separately transferable immediately upon issuance. Each Warrant entitles the holder to purchase one share of Common Stock at $4.50 per share (subject to adjustment) during the two-year period commencing one year from the date of this Prospectus. The Warrants are redeemable by the Company, with the consent of Monroe Parker Securities, Inc. (the "Underwriter"), commencing one year from the date of this Prospectus, for $.05 per Warrant, on not more than 60 nor less than 30 days' written notice if the closing bid price per share of Common Stock is at least $9.00 (subject to adjustment) for at least 20 consecutive trading days ending within ten days of the date the Warrants are called for redemption. See "Description of Securities."

   Prior to this Offering, there has been no public market for the Company's securities. The initial public offering price and composition of the Units and the exercise price and other terms of the Warrants have been determined through negotiations between the Company and the Underwriter, and are not related to the Company's assets, book value, financial condition or other recognized criteria of value. Although the Company has applied for the inclusion of the Common Stock, Units and Warrants in The Nasdaq SmallCap Market under the symbols NTST, NTSTU and NTSTW, respectively, there can be no assurance that an active trading market in the Company's securities will develop or be sustained.


AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT.
SEE "RISK FACTORS" AND "DILUTION."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                             Underwriting
                              Price to       Discounts and       Proceeds to
                              Public         Commissions(1)      Company(2)

Per Unit                         $8.00                $ .80            $7.20

Total(3)                 $4,500,000             $450,000       $4,050,000

                                                         (footnotes on page 2)

   The Units are being offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of the certificates representing the Common Stock and Warrants comprising the Units will be made against payment therefor at the offices of the Underwriter at
2500 Westchester Avenue, Purchase, New York 10577 on         , 1996.

Monroe Parker Securities, Inc.

The date of this Prospectus is ____________, 1996

(footnotes from Cover Page)

(1) Excludes additional compensation to be received by the Underwriter in the form of (a) a non-accountable expense allowance equal to 3% of the gross proceeds of this Offering ($.24 per Unit) for a total of $135,000 ($155,250 if the Underwriter's over-allotment option is exercised in full), (b) options (the "Underwriter's Options") to purchase 56,250 Units at $11.60 per Unit exercisable during the four-year period commencing one year from the date of this Prospectus, and (c) a one-year consulting agreement pursuant to which the Company will pay the Underwriter a fee of $60,000. See "Underwriting." In addition, the Company has agreed to indemnify the Underwriter against certain liabilities, including liability under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting estimated expenses of the Offering of approximately $525,000 ($.93 per Unit), which are payable by the Company and relate to the Offering by the Company and possible sale by selling security holders, and which include the Underwriter's non-accountable expense allowance and consulting agreement.

(3) The Company has granted to the Underwriter an option, exercisable within 45 days after the date of this Prospectus, to purchase up to an additional 84,375 Units on the same terms solely to cover over-allotments. If the over-allotment option is exercised in full, the Total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $5,175,000, $517,500 and $4,657,500, respectively. See "Underwriting."

   A significant number of Units may be sold to customers of the Underwriter. Such customers may subsequently engage in the sale or purchase of the securities through or with the Underwriter. Although they have no obligation to do so, the Underwriter may become a market maker and otherwise effect transactions in securities of the Company, and, if the Underwriter participates in such market, it may be a dominating influence in the trading of securities. The prices and the liquidity of the securities may be significantly affected by the degree, if any, of the participation of the Underwriter in such market, should a market arise.

   This Prospectus, with a different Cover Page, relates to the sale by selling security holders of (i) 800,000 Series B Common Stock Purchase Warrants ("Outstanding Warrants") in private transactions, and (ii) the public sale of the 800,000 shares of Common Stock issuable upon exercise of the Outstanding Warrants and 250,000 Units being issued on or about the date of this Prospectus to certain note holders. See "Selling Security Holders." The sale of such securities by the selling security holders is not part of the underwritten public offering.

   The Company will be subject to certain informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

   The Company intends to furnish its stockholders with annual reports containing audited financial statements and with such other periodic reports as the Company may from time to time deem appropriate or as may be required by law. The Company uses the calendar year as its fiscal year.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS, COMMON STOCK AND/OR WARRANTS AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  PROSPECTUS

SUBJECT TO COMPLETION DATED JUNE 17, 1996

Netsmart Technologies, Inc.

800,000 Series B Common Stock Purchaser Warrants 250,000 Units (each Unit consisting of two shares of Common Stock, par value $.01 per share, and one Series A Redeemable Common Stock Purchase Warrant)

   The 250,000 Units and/or the shares of Common Stock and Series A Redeemable Common Stock Purchase Warrants (the "Warrants") may be sold commencing [the day after 13 months from the date of the Prospectus], by certain selling stockholders (the "Selling Stockholders") of Netsmart Technologies, Inc. (the "Company"). Each Unit consists of two shares of Common Stock and one Warrant. The Common Stock and Warrants comprising the Units are separately transferable. Each Warrant entitles the holder to purchase one share of Common Stock at $4.50 per share (subject to adjustment) during the two-year period commencing one year from the date of this Prospectus. The Warrants are redeemable by the Company, with the consent of Monroe Parker Securities, Inc., the underwriter for the Company's initial public offering (the "Underwriter"), commencing one year from the date of this Prospectus, for $.05 per Warrant, on not more than 60 nor less than 30 days' written notice if the closing bid price per share of Common Stock is at least $9.00 (subject to adjustment) for at least 20 consecutive trading days ending within ten days of the date the Warrants are called for redemption. See "Description of Securities."

   The 800,000 Series B Common Stock Purchase Warrants ("Outstanding Warrants") may be sold in negotiated transactions by certain of the Company's warrant holders (the "Selling Warrant Holders") in negotiated transactions. The Outstanding Warrants have an exercise price of $2.00 per share, expire on December 31, 1999 and are not redeemable by the Company. During the first six months from the date of this Prospectus, the Outstanding Warrants may not be exercised and the underlying shares of Common Stock may not be sold without the consent of the Company or the Underwriter. During the 18 months following the expiration of such six month period, neither the Outstanding Warrants nor the underlying shares of Common Stock may be sold without the consent of the Underwriter. The Outstanding Warrants are not to be publicly sold, and there is not expected to be any public market for the Outstanding Warrants. The Outstanding Warrants provide that, in the event that they are sold or otherwise transferred pursuant to an effective registration statement, they expire 90 days from the date of transfer. As a result, any purchaser of Outstanding Warrants must, within a short period, either exercise the Outstanding Warrants or permit them to expire unexercised.

   The 800,000 shares of Common Stock issuable upon exercise of the Outstanding Warrants may not be sold during the first six months from the date of this Prospectus without the prior consent of the Company and the Underwriter. During the 18 months following the expiration of such six month period, such shares may not be sold without the consent of the Underwriter.

   The Company will not receive any proceeds from the sale by the Selling Stockholders or Selling Warrant Holders (collectively, "Selling Security Holders") of the Units or Outstanding Warrants or underlying securities except to the extent that any Warrants or Outstanding Warrants are exercised. The cost of the registration of the securities for the Selling Security Holders, estimated at approximately $5,000, is being borne by the Company.

   The Selling Warrant Holders have advised the Company that any transfer of the Outstanding Warrants will be either a sale in private transactions at negotiated prices or by gift. They have advised the Company with respect to the underlying shares of Common Stock, and each of the Selling Stockholders has advised the Company with respect to the Units and shares of Common Stock and Warrants comprising the Units that such sale may be effected from time to time in transactions (which may include block transactions) by or for the account of the Selling Security Holders in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in
                                                         (continued on page 2)


AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT.
SEE "RISK FACTORS" AND "DILUTION."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is ____________, 1996

                                                  (continued from cover page)
negotiated transactions, a combination of such methods of sale or otherwise, and securities may be transferred by gift.

   Selling Security Holders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Security Holders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

   The Company has informed the Selling Security Holders that the anti-manipulative rules under the Securities Exchange Act of 1934, Rules 10b-2, 10b-6 and 10b-7, may apply to their sales in the market and has furnished each of the Selling Security Holders with a copy of these rules. The Company has also informed the Selling Security Holders of the need for delivery of copies of this Prospectus.

   This Prospectus, with a different Cover Page, relates to the sale by Company pursuant to an underwritten public offering of 562,500 Units, each Unit consisting of two shares of Common Stock and one Series A Redeemable Common Stock Purchase Warrant (the "Warrants") or an aggregate of 1,125,000 shares of Common Stock and 562,500 Warrants. See "Underwriting."

   The Company will be subject to certain informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450

Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

   The Company intends to furnish its stockholders with annual reports containing audited financial statements and with such other periodic reports as the Company may from time to time deem appropriate or as may be required by law. The Company uses the calendar year as its fiscal year.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS, COMMON STOCK AND/OR WARRANTS AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

   The following discussion summarizes certain information contained in this Prospectus. It does not purport to be complete and is qualified in its entirety by reference to more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. All share and per share information in this Prospectus has been restated to reflect a 2,000 for one Common Stock recapitalization effective in August 1993, a .576 for one reverse split effective in October 1993 and a three-for-four reverse split effective February 1996.

                                   THE COMPANY

   Netsmart Technologies, Inc. (the "Company") develops, markets and supports computer software designed to enable organizations to provide a range of services in a network computing environment. A network computing environment is a computer system that provides multiple users with access to a common data base and functions. A network system can be a local system, such as a local area network, known as a LAN, which operates within an office or facility, or a distributed system which provides simultaneous access to a common data base to many users at multiple locations.

   There are typically three parties in the Company's network systems -- the sponsor, the users and the service providers. The sponsor is the party that maintains the data base. The sponsor may be a managed care organization, a university or a financial institution. The users are the individuals who use the system, and may be the subscribers of a managed care organization, the students at a university or the bank card or credit card holders of a financial network. The service providers are those who provide goods or services to the users. Service providers are the physicians, pharmacies or other health care professionals who provide medical services for the managed care organization, the university book store, food service and library and banks and merchants who provide goods, services or funds to bank card or credit card holders.

   The Company has developed proprietary network technology using smart cards which it markets in the health care, financial and education fields as the CarteSmart System. A smart card is a plastic card the size of a standard credit card which contains a single embedded microprocessor chip. The card has data storage and computing capabilities, and the smart card software includes security elements to restrict unauthorized access to or modification of certain information contained on the card. The Company also supplies network applications which use telecommunications rather than smart cards to obtain access to and manage data information. The smart card permits both access to and updating of information on the card. For example, in the health care field, the health care provider can, by inserting the smart card in a smart card reader, confirm insurance coverage, chronic conditions such as allergies, medications currently prescribed and reports of recent visits to participating health care providers. The health care provider can then input new information, including diagnostic and treatment information, from the current office visit onto both the smart card and the organization's computer.

   Substantially all of the Company's revenue through December 31, 1995 and approximately 63.5% of revenue for the three months ended March 31, 1996 was generated by its health information systems and related services, which are marketed through Creative Socio-Medics Corp. ("CSM"), a subsidiary which was acquired by Carte Medical Holdings, Inc. ("Holdings"), the Company's principal stockholder, from a nonaffiliated party in June 1994. In September 1995, the stock of CSM was transferred by Holdings to the Company. See "Business --

Acquisition of CSM." The Company offers these systems and related services to specialty care health organizations and entitlement programs in the United States. Revenue from health care systems and related services includes the sale of third party hardware and software, which accounted for approximately 10.5% and 26.7% of revenue for the three months ended March 31, 1996 and the year ended December 31, 1995.

   Prior to the acquisition of CSM in June 1994, the Company was a development stage company and its sole source of revenue was $57,000 in consulting revenue which it received in 1993.

   An initial version of the Company's CarteSmart technology was first used in a pilot program in Europe in 1993. In January 1995, the Company introduced its CarteSmart System in the United States with the implementation of a pilot program in San Diego County, California. This program involved the issuance of smart cards to approximately 1,200 mental health patients participating in the California MediCal Managed Care Initiative. The Company is presently negotiating for the expansion of the program. The Company is marketing its CarteSmart Systems to other entitlement programs and specialized health care organizations, including users of its health information systems.

   In July 1995, the Company entered into an agreement for the implementation in 1995 of a magnetic stripe identification card system at Virginia Commonwealth University ("VCU") which uses CarteSmart technology to enable students to use one card for identification, food service and library services. The system was implemented in 1995, and generated revenue of $118,000 during that year.

   During 1995, the Company entered into a series of preliminary letter agreements with IBN Limited ("IBN") for the license and implementation of a CarteSmart automated teller machine and point of sale system in the former Soviet Union. In May 1996, the Company entered into a final agreement with IBN. Substantially all of the Company's revenue from smart card systems during the three months ended March 31, 1996 was generated by the IBN agreement. As part of the IBN project, the Company is integrating the Oasis Technology, Ltd. ("Oasis") IST/Share Financial Transaction Processing System with its own and other third-party products.

   In February 1996, a wholly-owned subsidiary of the Company entered into an agreement with Fiton Business S.A. ("Fiton") pursuant to which the subsidiary agreed to purchase from Fiton an application software product, known as the SATC software (the "SATC Software"), which processes retail plastic card transactions and merchant transactions. The purchase price is $650,000, of which $475,000 has been paid as of May 31, 1996. The subsidiary will acquire title to the SATC Software upon payment of the balance of the purchase price, which is due in September 1996. The subsidiary's obligations are guaranteed by the Company, Consolidated and Oasis. The Company expects to enter into a joint venture with Oasis pursuant to which the subsidiary that purchased the SATC Software will become a joint venture corporation, with 50% of its stock being owned by each of the Company and Oasis. The SATC Software is designed to perform functions required by credit card issuers including application processing and tracking, credit evaluation, credit authorization and the printing of statements. The Company intends to integrate the SATC Software with both its CarteSmart System and Oasis' IST/Share software and the joint venture corporation intends to market the SATC Software to the financial services industry.

   The Company is a Delaware corporation, formed in September 1992 under the name Medical Services Corp., a holding company, whose operations were conducted by its wholly owned subsidiary, Carte Medical Corp. In October 1993, the Company merged its subsidiary into itself and changed its name to Carte Medical Corporation. In June 1995, the Company's name was changed to CSMC Corporation, and in February 1996, the Company's name was changed to Netsmart Technologies, Inc. References to the Company include both the Company, its former and present subsidiaries, including CSM from June 16, 1994, the date of the acquisition of the assets of Creative Socio-Medics Corp. ("Old CSM") by Holdings, unless the context indicates otherwise. References to CSM relate to the business and operations of both CSM and its predecessor, Old CSM, unless the context indicates otherwise. The Company's executive offices are located at 146 Nassau Avenue, Islip, New York 11751, telephone
(516) 968-2000.

   As of May 31, 1996, approximately 78.0% of the Company's Common Stock was owned by Holdings, a wholly-owned subsidiary of SIS Capital Corp. ("SISC"), which is in turn a wholly-owned subsidiary of Consolidated Technology Group Ltd. ("Consolidated"), a public company. See "Certain Transactions," "Principal Stockholders" and "Selling Security Holders."

   The following is a description of the relationships among the Company and certain related parties, which relationships are described in greater detail under "Certain Transactions."

   Consolidated is a public corporation and owns all of the capital stock of SISC, which, in turn, owns all of the issued and outstanding capital stock of Holdings. Holdings is the principal stockholder of the Company. See "Principal Stockholders." Mr. Lewis S. Schiller, chairman of the board and a director of the Company, is chairman of the board, chief executive officer and a director of Consolidated, SISC and Holdings. Another subsidiary of Consolidated, The Trinity Group, Inc. ("Trinity"), has an agreement with the Company pursuant to which the Company is to pay Trinity a monthly fee of $15,000 for the three-year period commencing with the month in which the Company receives the proceeds from this Offering for general business, management and financial consulting services.

   Oasis is an independent software company that markets to the financial services industry. The Company has a cross-marketing agreement with Oasis and intends to enter into a joint venture agreement with Oasis with respect to the SATC Software. Mr. Storm R. Morgan, a director of and consultant to the Company, is senior vice president of and has an equity interest in, Oasis.

   Mr. Morgan is the sole stockholder, a director and officer of SMI, Inc. ("SMI"). The Company has an agreement with SMI pursuant to which the Company is to pay SMI compensation of $25,000 to $59,000 per month for management, marketing and technical services to be provided to the Company through December 31, 2000.

                                  THE OFFERING

Securities Offered:   562,500 Units at $8.00 per Unit.  Each consists of two
 by the Company:      shares of Common Stock and one Series A Redeemable
                      Common Stock Purchase Warrant (the "Warrants"). The shares of Common Stock and Warrants comprising the Units will be separately transferable immediately upon issuance.

Securities Offered    The Prospectus, with a different cover page, relates to
 by Selling Security  (i) the sale by SISC and Bridge Ventures, Inc. ("Bridge
 Holders              Ventures"), (SISC and Bridge Ventures in their
                      capacities as selling security holders being referred to collectively as the "Selling Warrant Holders") of an aggregate of 800,000 Outstanding Warrants and the sale of the underlying shares of Common Stock, commencing six months from the date of this Prospectus or earlier with the consent of the Company and the Underwriter, and (ii) the sale by certain note holders (the "Selling
                      Stockholders") of an aggregate of 250,000 Units.  The
                      Units to be issued to the Selling Stockholders are identical to the Units sold to the public pursuant to this Prospectus. The sales by the Selling Warrant
                      Holders and the Selling Stockholders (collectively, the
                      "Selling Security Holders") are not a part of the underwritten public offering.

                      The Outstanding Warrants have an exercise price of $2.00 per share, expire on December 31, 1999 and are not redeemable. During the first six months from the date of this Prospectus, the Outstanding Warrants may not be exercised and the underlying shares of Common Stock may not be sold without the consent of the Company or the Underwriter. During the 18 months following the expiration of such six month period, neither the Outstanding Warrants nor the underlying shares of Common Stock may be sold without the consent of the Underwriter. The Outstanding Warrants are not to be publicly sold, and there is not expected to be any public market for the Outstanding Warrants. The Outstanding Warrants provide that, in the event that they are sold or otherwise transferred pursuant to an effective registration statement, they expire 90 days from the date of transfer. As a result, any purchaser of Outstanding Warrants must, within a short period, either exercise the Outstanding Warrants or permit them to expire unexercised.

                      Any sales of such securities prior to the expiration of two years from the date of this Prospectus, with respect to the Selling Warrant Holders, or prior to the expiration of 13 months from the completion of this Offering, with respect to the Selling Stockholders, will require the consent of the Underwriter. The Selling Warrant Holders and the Selling Stockholders (collectively, the "Selling Security Holders") have advised the Company that any sales of such securities will be made on The Nasdaq SmallCap Market at prevailing prices or in private transactions at negotiated prices, except that any transfer by the Selling Warrant Holders of their Outstanding Warrants will be made in private transactions at negotiated prices. See "Selling Security Holders."

Description of Warrants:

Exercise of Warrants  The Warrants are exercisable commencing one year from the date of this Prospectus. Subject to redemption by the Company, the Warrants may be exercised at any time during the two-year period commencing one year from the date of this Prospectus at an exercise price of $4.50 per share, subject to adjustment.

Redemption of         The Warrants are redeemable by the Company commencing
 Warrants             one year from the date of this Prospectus, with the
                      consent of the Underwriter, at $.05 per Warrant, on not more than 60 nor less than 30 days written notice, provided that the closing bid price of the Common Stock is at least $9.00 per share, subject to adjustment, during 20 consecutive trading days ending within ten days of the date the Warrants are called for redemption.

Use of Proceeds:      The net proceeds of this Offering will be used to pay
                      outstanding loans, including loans due to related parties, and for working capital and other corporate purposes. See "Use of Proceeds," and "Interim
                      Financings."

Risk Factors:         Purchase of the Units involves a high degree of risk and
                      substantial dilution, and should be considered only by investors who can afford to sustain a loss of their entire investment. See "Risk Factors" and "Dilution."

Nasdaq Symbols:

 Common Stock         NTST
 Units                NTSTU
 Warrants             NTSTW

Common Stock and Warrants Outstanding:
                      At the date of this Prospectus:

                      4,136,253 shares of Common Stock(1)
                      3,153,750 Series B Common Stock Purchase Warrants ("Outstanding Warrants")(2)

                      As Adjusted:(3)

                      5,786,253 shares of Common Stock(1)
                      812,500 Series A Common Stock Purchase Warrants 3,153,750 Outstanding Warrants

(1) Does not include a maximum of 511,000 shares of Common Stock which may be issued pursuant to the Company's 1993 Long Term Incentive Plan, of which stock options to purchase 487,256 shares are outstanding, 3,153,750 shares of Common Stock issuable pursuant to the Outstanding Warrants, 43,200 shares of Common

Stock issuable upon the conversion of outstanding shares of Series A 4% Convertible Redeemable Preferred Stock ("Series A Preferred Stock"), 20,737 shares of Common Stock issuable upon the conversion of outstanding shares of Series B 6% Redeemable Convertible Preferred Stock ("Series B Preferred Stock"), 25,000 shares of Common Stock to be issued to the Company's asset-based lender, or any shares of Common Stock issuable upon exercise of the Warrants, the Underwriter's over-allotment option or Underwriter's Options or the securities underlying the Underwriter's Options.

(2) There are presently Outstanding Warrants to purchase an aggregate of 2,516,250 shares of Common Stock at $2.00 per share and 637,500 shares of Common Stock at $5.00 per share. See "Certain Transactions" and "Description
of Securities    Series B Common Stock Purchase Warrants."

(3) Reflects (a) the issuance of the 1,125,000 shares of Common Stock and 562,500 Warrants comprising the Units offered hereby, (b) the issuance of 500,000 shares of Common Stock and 250,000 Warrants comprising the Units to be issued to the Selling Stockholders and (c) the issuance of 25,000 shares of Common Stock to the Company's asset-based lender.


                             SUMMARY FINANCIAL INFORMATION


Statement of Operations Data(1):

                  Three Months Ended March 31,       Year Ended December 31,
                        1996           1995         1995        1994     1993
                        ----           ----         ----        ----     ----
Revenue           $2,560,000     $1,427,000   $7,382,000  $2,924,000   57,000
Net income (loss)     76,000       (558,000)  (2,850,000) (1,751,000)(433,000)
Net income (loss)
 per share of
 Common Stock            .02           (.12)        (.59)       (.36)    (.09)
Weighted average
 number of shares
 outstanding(2)    4,821,528      4,821,528   4,821,528   4,821,528 4,763,028

Balance Sheet Data:
                             March 31, 1996                 December 31,
                       As Adjusted(3)     Actual        1995           1994
                       --------------  ---------       ------         ------
Working capital
 (deficiency)          $ 542,000     $(2,837,000)   $(2,562,000)  $(4,037,000)
Total assets           9,913,000       7,674,000      6,390,000     7,193,000
Total liabilities      5,950,000       7,090,000      5,887,000     6,342,000
Redeemable Preferred
 Stock                        --          96,000         96,000        96,000
Accumulated deficit   (6,751,000)     (5,071,000)    (5,147,000)   (2,297,000)
Stockholders'
 equity(4)             4,013,000         488,000        407,000       755,000

Net tangible book
 value (deficiency)
 per share of Common
 Stock(5)                    .09           (.73)           (.74)         (.94)

(1) Statement of operations data includes the operations of CSM commencing July 1, 1994.

(2) All shares of Common Stock issued prior to the date of this Prospectus are treated as outstanding since inception.

(3) As adjusted to reflect (a) the receipt by the Company of the net proceeds from the sale of the 562,500 Units offered hereby, (b) the use of a portion of the proceeds of this Offering to pay certain debt and redeem the Series B Preferred Stock and (c) the issuance of 250,000 Units to the Selling Stockholders and 25,000 shares of Common Stock to the Company's asset-based lender. See "Use of Proceeds," "Capitalization," "Interim Financings" and "Selling Security Holders."

(4) Stockholders' equity includes $1,250,000 additional paid-in capital relating to Preferred Stock.

(5) Excludes the amount allocated to the liquidation preferences of the Series A and D Preferred Stock.

Pro Forma Statement of Operations Data
- --------------------------------------

   The following pro forma Statement of Operations Data assumes that certain compensation agreements with related parties had been in effect for the year ended December 31, 1995. See Notes 11 and 13 of Notes to Netsmart Technologies, Inc. Consolidated Financial Statements.

                                                  Year Ended December 31, 1995
                                                  ----------------------------
Net loss                                                       $(2,850,000)
Pro forma adjustments to expense:  Increase in
 expenses for management services agreements                      (684,000)
Pro forma net loss                                              (3,534,000)
Net loss per share of Common Stock                                       (.59)
Pro forma net loss per share of Common Stock                             (.73)
Weighted average number of shares of Common
 Stock outstanding                                               4,821,528

                                      -7-
RISK FACTORS

  The purchase of the Units offered hereby involves a high degree of risk and should be considered only by investors who can afford to sustain the loss of their entire investment. In analyzing this Offering, prospective investors should carefully consider the following factors, among others.

    1. History of losses; qualified opinion of accountants. The Company commenced operations in September 1992. Its sole source of revenue from inception through June 30, 1994 was approximately $57,000 in consulting fees received during 1993. Commencing July 1, 1994, the Company's financial statements include the operations of CSM, which was acquired by Holdings in June 1994. Although the Company generated net income of $76,000, or $.02 per share, for the three months ended March 31, 1996, it sustained losses of approximately $2.9 million, or $.59 per share, for the year ended December 31, 1995, $1.8 million, or $.36 per share, for the year ended December 31, 1994, and $400,000, or $.09 per share, for the year ended December 31, 1993. From its organization in September 1992 until March 31, 1996, the Company sustained a cumulative loss of $5.1 million. The Company's independent accountants have included an explanatory paragraph in their report stating that there is substantial doubt about the ability of the Company to continue as a going concern. Substantially all of the Company's revenue through December 31, 1995 has been generated from the Company's health information systems and related services. In order to generate any revenues from its CarteSmart System, the Company must be successful in licensing its system. CarteSmart revenue is expected to consist principally of license fees, which are based on the number of cards issued, and consulting and maintenance revenues relating to the CarteSmart Systems being installed. Thus, in order for the Company to generate significant revenues from its CarteSmart System, it must develop a substantial base of smart card users. The failure of the Company to generate revenues at a level in excess of its ongoing expenses may force the Company to reduce or cease operations. The Company is also subject to the risks normally associated with a new business enterprise, including unforeseeable expenses, delays and complications. No assurance can be given that the Company can or will ever operate profitably.

    Pursuant to the subscription agreements by which the Selling Stockholders purchased the Company's 8% Promissory Notes due January 31, 1997 (the "January 1996 Interim Notes"), the Company is issuing to the Selling Stockholders an aggregate of 250,000 Units. The January 1996 Interim Notes are payable from the proceeds of this Offering. In addition, the Company is to issue 25,000 shares of Common Stock as a fee to its asset-based lender. As a result of these issuances, the Company will incur at the time of such issuances, which will be on or about the closing of this Offering, financing costs of $1.6 million and $80,000, respectively, which reflect the value of such securities and which will have a material impact upon the results of the Company's operations for 1996.

    2. The Company's significant working capital deficiency; delinquency on payment to vendors. As of March 31, 1996, the Company had a working capital deficiency of approximately $2.8 million. The Company's assets at March 31, 1996 include intangible assets of $3.4 million relating to customer lists purchased as part of the acquisition of Old CSM. The customer lists reflect clients which, at the time of the June 1994 acquisition of the assets of Old CSM, used CSM's health information systems or other services provided by CSM. The value of this asset, which represents approximately 43.8% of total assets at such date, is dependent upon the ability of the Company to generate revenues, including revenues from the CarteSmart System, from such customer base.

      As a result of the Company's working capital deficiency, the Company was increasingly delinquent in payments to vendors. Accounts payable to vendors increased to $1.6 million at March 31, 1996 from $1.2 million at December 31, 1995. The delinquency for vendors deemed critical to the Company's operations is generally less than 60 days, and the delinquency for other vendors was in excess of 90 days.

    3. Substantial capital requirements of the Company. The Company's operations through 1994 were financed principally by SISC, the parent of Holdings, which is the principal stockholder of the Company, and DLB, Inc. ("DLB"). Old CSM's operations from January 1994 until the acquisition in June 1994 were financed principally by SISC. Mr. Lewis S. Schiller, chairman of the board of directors of the Company, is the chief executive officer of SISC. SISC is a wholly owned subsidiary of Consolidated, of which Mr. Schiller is chief executive officer. DLB is controlled by Mr. Schiller's wife, although Mr. Schiller disclaims any beneficial interest in DLB. In April 1994, SISC purchased the Company's obligations to DLB from DLB.

      At September 30, 1995, prior to the recapitalization of debt by SISC, the Company owed SISC approximately $3.0 million and interest of approximately $388,000. As of September 30, 1995, SISC converted the $388,000 of accrued interest into 1,125,000 shares of Common Stock, reflecting a price of $.345 per share, and exchanged $2.2 million principal amount of debt for 2,210 shares of a new series of Preferred Stock, the Series D 6% Redeemable Cumulative Preferred Stock ("Series D Preferred Stock"), which has a redemption price of $2.2 million. In January 1996, SISC exchanged 1,000 shares of Series D Preferred Stock for 1,125,000 shares of Common Stock, reflecting a purchase price of $.89 per share, which reduced the aggregate redemption price of the Series D Preferred Stock to $1.2 million. The remaining $750,000 is represented by the Company's 10% subordinated note due January 1997. The $750,000 note is payable from the proceeds of this Offering, however, SISC has agreed not to require any payment from the proceeds of this Offering except from the proceeds of the over-allotment option, if the over-allotment option is exercised. SISC has not made any additional advances to the Company subsequent to September 30, 1995. However, SISC may make advances to the Company in the future.

      Since January 1995, the Company's principal source of funds has been an accounts receivable financing agreement and interim loans from nonaffiliated accredited investors. In February 1995, the Company entered into an accounts receivable financing with an asset-based lender. Borrowings under this facility were $972,000 at March 31, 1996 and $960,000 at May 31, 1996. The
Company can borrow up to 75% of eligible receivables, and it pays interest at the greater of 18% per annum or prime plus 8% and a fee equal to 1% of the amount of the invoice. In March 1996, the maximum borrowing under the agreement was increased from $750,000 to $1.0 million and the percentage of eligible receivables was increased from 75% to 80%. These higher levels of borrowing capacity will continue in effect until the Company either completes this Offering or raises $350,000 in a private placement of securities, at which time the lower levels will be restored. In addition, the Company will be required to pay the lender a $25,000 fee at the closing of this Offering or such other financing and issue to the lender 25,000 shares of Common Stock. The Company's obligations under this facility are guaranteed by Messrs. Lewis
S. Schiller and Leonard M. Luttinger, the chairman of the board and chief executive officer, and the chief operating officer, respectively, of the Company. In addition, two officers of CSM, including Mr. Anthony F. Grisanti, chief financial officer of the Company, have issued their limited guaranty to the lender.

      In January 1996, the Company borrowed $500,000 and issued January 1996 Interim Notes, which are due on January 31, 1997 or earlier upon the completion of this Offering. The proceeds from the issuance of the January 1996 Interim Notes were used to make the initial payment with respect to the purchase of SATC Software, for working capital and to pay expenses relating to this Offering. See "Interim Financings" and "Selling Security Holders."

      The purchase price for the SATC Software is $650,000, of which $325,000 was due and was paid at the time of the execution of the agreement in February 1996. The remaining $325,000 is due in three installments during 1996 of which two installments of $75,000 each were paid by Oasis. The Company has an agreement with Oasis pursuant to which Oasis will pay the remaining $325,000 as part of its contribution to the joint venture. However, the Company has a direct obligation to the seller to make the payments, and, in the event that Oasis fails to make the payments, the Company will be required to make the remaining payment of $175,000, which is due in September 1996. The obligations are also guaranteed by Consolidated and Oasis. The Company and Oasis have not finalized their joint venture agreement.

      The Company has an agreement with SMI Corporation ("SMI") pursuant to which the Company pays SMI compensation of $25,000 to $59,000 per month, for which SMI will provide the services of Mr. Morgan from time to time on an as-needed basis and up to four other persons to serve in management-level or other key positions for the Company on a full-time basis. Mr. Morgan is not required to devote any minimum amount of time to the business of the Company. The agreement continues until December 31, 2000. The agreement also provides for payment of 6% of smart card and related revenues generated by the Company. Pursuant to the agreement, the Company is to pay SMI a fee of $250,000 for services in connection with the Company's agreement with IBN, of which $50,000 is payable from the proceeds of this Offering. See "Use of Proceeds" and "Certain Transactions."

      Mr. Storm R. Morgan, a director of the Company, is senior vice president of and has an equity interest in Oasis and is sole stockholder, a director and officer of SMI. See "Certain Transactions."

      Pursuant to employment agreements with five officers of the Company and its subsidiaries, the Company is paying for 1996 base salaries of $442,500.
In addition, the Company is paying its president, Mr. James L. Conway, an annual salary of $52,000, and it has an agreement to pay Trinity, a wholly-owned subsidiary of Consolidated, consulting fees of $180,000 per annum. See "Management" and "Certain Transactions." The aggregate annual payments under such agreements at the present rates of compensation are $674,000. If the monthly payments to SMI are included, the total compensation payable to such persons at a present annual rate ranges from $974,000 (based on $25,000 per month payable to SMI) to $1.4 million (based $59,000 per month payable to
SMI), in addition to 6% of the Company's revenue from smart card and related services. To the extent that the Company does not generate sufficient cash flow from its operations, a portion of the proceeds of this Offering may be used for such purposes. Furthermore, if the fees payable to SMI in connection with the purchase of the SATC Software and the agreement with IBN are included, the total annualized defined payments to such persons would range from $1.2 million to $1.6 million. See "Use of Proceeds."

      Although the Company believes that the proceeds from this Offering will enable it to operate for one year from the date of this Prospectus, it is possible that conditions may arise as a result of which the Company may require additional capital prior to one year from the date of this Prospectus, and no assurance can be given that the Company will be able to obtain any or adequate funds when required or that any funds available to it will be on reasonable terms. The failure to obtain necessary funds could result in the reduction or cessation of operations by the Company.

    4. Limited use of CarteSmart software; need to customize software. As of December 31, 1995, except for a pilot program with an initial version of the CarteSmart System in Europe in 1993 and a recent pilot project in San Diego County, California, the CarteSmart System has not been used by customers for any significant period of time. The Company has an agreement with the Albert Einstein School of Medicine pursuant to which the smart card interface to the previously installed health information system is scheduled to be installed during the second quarter of 1996, and the Company has a series of letter agreements to develop a CarteSmart System based installation for IBN, for which the initial module was delivered in May 1996. The Company is negotiating with IBN with respect to a definitive agreement. However, no assurance can be given that the Company will be able to negotiate a definitive agreement with IBN, that either of the proposed schedules will be met or that the Company's systems will meet the needs of its clients. The failure of the Company to have an established customer base may adversely affect its ability to market the CarteSmart System. The ability of the CarteSmart System to operate profitably over an extended period of time is dependent upon a number of factors not within the control of the Company, including the performance of the cards and card readers and the hardware used, all of which are purchased by the users of the CarteSmart System from independent sources. Since the Company does not sell smart cards or smart card readers as part of its products and services, the Company must rely upon others to provide hardware which meets the Company's specifications. No assurance can be given that the Company's software will function during actual operations in the manner contemplated by the Company or that it will operate free from maintenance or other performance problems for sustained periods of time.

      Although the Company's CarteSmart System software has general application, its experience with each of its four CarteSmart clients reflects a need to customize the software to meet the specific needs of the client. Although the customization need not be significant, each user has its unique requirements that must be met. These requirements may include the need to enable the CarteSmart System to interface with the client's existing systems to the development of a range of software products to meet needs which are not presently being served. Although the Company believes that its CarteSmart software can be readily adapted to meet the needs of its clients, no assurance can be given as to the ability of the Company to meet specific client requirements. Furthermore, the costs of customization may be significant, and, to the extent the Company has fixed price contracts, there can be no assurance that the Company will be able to generate profits from its CarteSmart agreements.

    5. Effect of technological advances; possible obsolescence. Users of software systems such as the Company's CarteSmart System and its health information systems require software which enables the storage, retrieval and processing of very large quantities of data and demand instantaneous communications among the various data bases. Thus, the Company's business is designed to take advantage of recent advances in software, computer and communications technology. Such technology has been developing at rapid rates in recent years and the future of the Company may be dependent upon its ability to have access to and to develop or obtain rights to products utilizing such technology. It is possible that new technology may develop in a manner which may make the Company's software obsolete. The failure of the Company to obtain access to such technology could have a material adverse effect upon the Company's future development.

    6. Default on notes and bank debt; prior default on tax obligation, and possible claim relating to CSM. In July and August 1993, the Company issued notes (the "Interim Notes") in the principal amount of $216,000. The Interim Notes matured in October and November 1993, and the Company is in default on the Interim Notes. As of May 31, 1996, Interim Notes in the principal amount of $135,000 were outstanding. In December 1994, the Company issued notes (the "December 1994 Interim Notes") in the principal amount of $200,000, payment of which was guaranteed by Consolidated. The Company has paid $67,000 principal amount of the December 1994 Interim Notes and the Company and Consolidated are in default with respect to the remaining $133,000. The Interim Notes and December 1994 Interim Notes are to be paid from the proceeds of this Offering. See "Use of Proceeds."

    Prior to April 1994, the Company had failed to pay certain withholding taxes which, together with interest and estimated penalties, were estimated at $334,000. Payment of the estimated withholding tax obligation and interest, totaling approximately $300,000, was made in April 1994 from an advance made by SISC for such purpose.

    As of March 31, 1996, the Company had outstanding bank debt of $29,000, representing bank debt incurred by CSM prior to the acquisition. Such debt was $19,000 as of May 20, 1996. These obligations are treated as demand notes. The loan agreement relating to such loans requires CSM and its parent to maintain consolidated working capital of $450,000 and tangible net worth of at least $1.3 million. CSM was not in compliance with these covenants. The bank loans were assumed by the Company in connection with the acquisition of CSM. CSM is also delinquent in payments aggregating approximately $138,000 under various equipment leases and its office lease although none of the lessors have declared a default. CSM has executed a confession of judgment as a result of default under a hardware purchase agreement. As of December 31, 1995, $28,000 was due on the obligation underlying the confession of judgment.

    In June 1994, Holdings acquired the assets of Old CSM. A portion of the purchase price consisted of shares of Consolidated common stock, which were issued to Old CSM, a wholly-owned subsidiary of Advanced Computer Techniques, Inc. ("ACT"). The Company has been advised by ACT that certain of its security holders have expressed concern about the current market price of the Consolidated common stock which was issued to Old CSM as part of the purchase price for Old CSM's assets as a result of a substantial decline in the price of such common stock since the assets of Old CSM were acquired by Holdings in June 1994. Although no formal or informal claim has been made against Consolidated, Holdings or the Company and the Company does not believe that it has any liability arising out of any such concern or related claim, no assurance can be given that the Company, Holdings, Consolidated or their officers and directors will not be subject to liability or that such liability will not be material.

    7. Onecard litigation. On or about September 29, 1995, an action was commenced against the Company by the filing of a summons with notice in the Supreme Court of the State of New York, County of New York. The action was commenced by Jacque W. Pate, Jr., Melvin Pierce, Herbert A. Meisler, John Gavin, Elaine Zanfini, individually and derivatively as stockholders of Onecard Health Systems Corporation and Onecard Corporation, which corporations are collectively referred to as "Onecard." The named defendants include, in addition to the Company, Messrs. Lewis S. Schiller, chief executive officer and a director of the Company, Leonard M. Luttinger, chief operating officer of the Company, Thomas L. Evans, vice president of the Company, Holdings, the Company's principal stockholder, Consolidated, and other stockholders of the Company and other individuals who were or may have been officers or directors of Onecard but who have no affiliation with the Company or Consolidated. Mr. Luttinger and Mr. Evans were employees of Onecard prior to the formation of the Company. Mr. Schiller was not an employee or director of, consultant to, or otherwise affiliated with, Onecard. A complaint was served on November 15, 1995. The complaint makes broad claims respecting alleged misappropriation of Onecard's trade secrets, corporate assets and corporate opportunities, breach of fiduciary relationship, unfair competition, fraud, breach of trust and other similar allegations, apparently arising at the time of, or in connection with, the organization of the Company in September 1992. The complaint seeks injunctive relief and damages, including punitive damages, of $130 million. The Company believes that the action is without merit, and it will vigorously defend the action. The Company has filed an answer denying all of the plaintiffs' allegations and has filed a motion to dismiss the complaint, which motion has not been decided by the Court. However, no assurance can be given as to the ultimate disposition of the action, and an adverse decision may have a material adverse effect upon the business of the Company.

    8. Dependence upon contracts with government agencies. The Company's health information systems are marketed principally to specialized care facilities, many of which are operated by government entities and include entitlement programs. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, approximately 30%, 54%, 49% and 47%, respectively, of CSM's revenues was generated from contracts with government agencies. The Company's largest customer for the three months ended March 31, 1996 was IBN, which generated revenue of $933,000, or 36.4% of revenue for the quarter. The Company's largest customer for 1995 was the State of Colorado, which accounted for approximately $1.4 million, or 18.5% of revenue. CSM's largest customer for 1994 was Cuyahoga County, Ohio, which accounted for 5.5% of its revenue. No other customers accounted for 5% or more of the Company's or CSM's revenues in any of such periods. Contracts with government agencies generally include provisions which permit the contracting agency to cancel the contract at its convenience.

    9. Competition. The Company markets health information software and services and licenses software in the health and human services market. Its customers in such market include entitlement programs, managed care organizations, specialty care facilities and other major computer users which have a need for access over a distributed data network. The Company has recently commenced marketing and developing software products for the financial services and education markets. The software industry in general is highly competitive. In addition, with technological developments in the communications industry, it is possible that communications as well as computer and software companies may offer similar or comparable services to those offered by the Company. Although the Company believes that it can provide its clients with software to enable them to perform their services more effectively, other companies, including major computer and communications companies, have the staff and resources to develop competitive systems, and users, such as insurance and financial services companies, have the ability to develop software systems in-house. In the health care field various companies have offered smart card programs by which a person can have his medical records stored, and software vendors and insurance companies have developed software to enable a physician or other medical care provider to have direct access to the insurer's computer and other software designed to enable a physician to maintain patient health and/or medication records. The Company believes the health insurance industry is developing switching software to be used in transmitting claims from health care providers to the insurers, and it may also develop the software to process such claims, which would compete with certain functions of the CarteSmart System. Major systems and consulting vendors, such as Unisys Corporation ("Unisys"), AT&T Corp. and Andersen Worldwide, have provided smart card based solutions to their clients and they offer other software systems in the industries to which the Company is marketing its products and services. Furthermore, the recently announced joint venture among Visa, MasterCard and certain major banks relating to the development of a smart card based system may have an adverse effect upon the ability of the Company to market smart card products to the financial services industry. No assurance can be given that the Company will be able to compete successfully with such competitors.

    The health information systems business, in which the Company has derived substantially all of its revenue through December 31, 1995, is highly competitive, and is serviced by a number of major companies and a larger number of smaller companies, many of which are better capitalized, better known and have better marketing staffs than the Company, and no assurance can be given that the Company will be able to compete effectively with such companies. Major vendors of health information systems include Shared Medical Systems Corp. and HBO Corp. The Company believes that price competition is a significant factor in its ability to market its health information systems and services. In marketing its products and services to the financial services industry, the Company competes with numerous software vendors as well as major banks, credit card issuers and other financial services companies which have the resources to develop competing products. Competition for the education market includes not only major software developers but credit card issuers and telecommunications companies that can market their products not only to the institutions but to the students as well. See "Business -- Competition."

    10. Dependence on management. The Company's business is largely dependent upon its senior executive officers. The Company's chief operating officer is Mr. Leonard M. Luttinger. Mr. Thomas L. Evans, vice president, is responsible for smart card product development. Mr. John F. Phillips has been responsible for CSM's marketing, and is continuing to perform such duties for the Company. Mr. Storm R. Morgan, a consultant and a director of the Company, together with SMI, will have responsibilities with respect to CarteSmart products. The Company has employment agreements with Messrs. Luttinger, Thomas L. Evans, Edward D. Bright, John F. Phillips and Anthony F. Grisanti, who are chief operating officer of the Company, vice president of the Company, vice president of CSM, president of CSM and chief financial officer of the Company, respectively. The Company also has a consulting contract with SMI, a corporation owned by Mr. Morgan, and an agreement with Trinity, a wholly-owned subsidiary of Consolidated. The loss of service of key management personnel or other key employees would have a material adverse effect upon the Company's business and prospects. Furthermore, the market for qualified personnel is highly competitive, the Company will compete with some of the major computer, communications and software companies as well as major corporations hiring in house staff in seeking to hire such employees, and no assurance can be given as to the ability of the Company to employ such persons. The Company anticipates that it will continue to be largely dependent upon Mr. Evans for product development and enhancement and Messrs. Luttinger, Morgan and Phillips for marketing. Pursuant to the underwriting agreement, the Company has agreed to use its best efforts to obtain key man life insurance in the amount of $1,000,000 on the lives of each of Messrs. Conway, Luttinger and Evans. See "Underwriting."

    11. Lack of patent protection. The Company has no patent protection for its proprietary software, including the CarteSmart System. Although the Company has signed non disclosure agreements with its employees and others to whom it discloses proprietary information, no assurance can be given that such protection will be sufficient. The unauthorized use or disclosure of the Company's proprietary software and other proprietary information may have a materially adverse effect upon its business. Furthermore, although the Company's software was developed independent of any work performed by its employees for former employers, an action has been commenced against the Company on behalf of Onecard. An adverse decision in the Onecard litigation could have a material adverse effect upon the Company's business and financial condition. See "Risk Factors 7. -- Onecard litigation."

    12. Effect of government regulations of health care industry. Substantially all of the Company's revenue has been derived from its health information systems, including the CarteSmart interface. The Federal and state governments have adopted numerous regulations relating to the health care industry, including regulations relating to the payments to health care providers for various services. The adoption of new regulations can have a significant effect upon the operations of health care providers and insurance companies, and the effect of future regulations by governments and payment practices by government agencies or health insurers cannot be predicted. To the extent that the health care industry evolves with more government sponsored programs and fewer privately run organizations, the Company's business may be adversely affected. Furthermore, to the extent that each state changes its own regulations in the health care field, it may be necessary for the Company to modify its health information systems which are in operation to meet any new record-keeping or other requirements imposed by changes in regulations, and no assurance can be given that the Company will be able to generate revenues sufficient to cover the costs of developing the modifications. In addition, reductions in funding for entitlement programs may adversely affect the market for the Company's health information systems and services.

    13. Conflicts of interest; proceeds to benefit affiliates. As of September 30, 1995, prior to the recapitalization of debt by SISC, the Company owed SISC approximately $3.0 million and interest of $388,000. The total advances to the Company include approximately $300,000 used to pay withholding taxes and interest, $500,000 to fund the cash portion of the purchase price of CSM and $330,000 for advances to Old CSM during the period from January to June 1994. SISC, either directly or through Holdings, may in the future make advances to the Company. As of September 30, 1995, SISC converted the accrued interest into 1,125,000 shares of Common Stock, and exchanged $2.2 million for 2,210 shares of Series D Preferred Stock, which is redeemable under certain conditions at $1,000 per share. The remaining $750,000 is represented by the Company's 10% note due January 1997 or earlier upon completion of the Company's initial public offering. SISC has agreed not to require any payment from the proceeds of this Offering unless the over-allotment option is exercised, in which event a portion of the proceeds from the exercise of the over-allotment option may be used for such purposes.

    Mr. Lewis S. Schiller, chairman of the board and a director of the Company, is the chairman of the board of a number of other corporations, including Consolidated and other companies owned or controlled by Consolidated. As of May 31, 1996, Holdings, the largest stockholder of the Company, owned approximately 78.0% of the outstanding Common Stock of the Company and, as a result, has the ability to elect all of the directors of the Company. Holdings was organized in June 1994 by SISC to hold SISC's equity interest in the Company and CSM prior to the transfer of CSM stock to the Company, which was effected at September 30, 1995. As a result of SISC's stock ownership and Mr. Schiller's position as chairman of the board, SISC has effectively determined the terms and conditions of any transactions between the two companies, including the number and price of shares issued to Holding and terms of warrants and other securities issued to SISC, and SISC and Holdings continue to have this power. Mr. Schiller devotes only a limited amount of his time to the business of the Company. Mr. Schiller does not have an employment agreement with the Company; however, the Company has an agreement with Trinity, a wholly-owned subsidiary of Consolidated, pursuant to which the Company will pay Trinity fees of $15,000 per month for the three-year period commencing with the month in which the Company receives the proceeds from this Offering. Prior to such time, no compensation or fees will be paid or accrued to Mr. Schiller, Consolidated, SISC or any other subsidiary of Consolidated. Pursuant to an employment agreement between Mr. Schiller and Consolidated, Mr. Schiller has the right to purchase 10% of SISC's equity position in its subsidiaries, including the Company, for 110% of SISC's cost. Pursuant to this agreement, in December 1995 and January 1996, Mr. Schiller exercised his option to purchase 373,507 shares of Common Stock. See "Certain Transactions."

    As of May 31, 1996, the Company owed its asset-based lender approximately $960,000 under an accounts receivable financing arrangement. The proceeds of this loan were used to pay $90,000 to the Company's bank, to pay $67,000 plus interest to the holders of the December 1994 Interim Notes, for working capital and for other corporate purposes. The Company's obligations to the asset based lender are guaranteed by Messrs. Lewis S. Schiller and Leonard M. Luttinger, chief executive officer and chief operating officer, respectively, of the Company. In addition, two officers of CSM, including Mr. Anthony F. Grisanti, chief financial officer of the Company, have issued their limited guaranty to the lender. The limited guaranty is related only to the regularity of the receivables. The Company does not believe that there is any irregularity in any of its receivables.

    The Company has an agreement with SMI pursuant to which the Company pays SMI compensation of between $25,000 to $59,000 per month, for which SMI will provide the services of Mr. Morgan from time to time on an as-needed basis and up to four other persons to serve in management-level or other key positions for the Company on a full-time basis. The agreement continues until December 31, 2000. The agreement also provides for the payment to SMI of 6% of smart card and related revenues generated by the Company. Pursuant to the agreement, the Company is to pay SMI fees of $250,000 for services in connection with the Company's agreement with IBN, and $50,000 of such fees is
payable from the proceeds of this Offering.  See "Use of Proceeds."   See
"Certain Transactions" with respect to Outstanding Warrants issued to Mr. Morgan and employees of SMI.

    The holders of the Company's Series B Preferred Stock have the right, following the completion of the Company's initial public offering, to demand redemption of the Series B Preferred Stock at $1,200 per share. SISC, Mr. E. Gerald Kay, a director, and Mr. Harris Freedman, a founder, hold 40, 20 and 20 shares, respectively, of Series B Preferred Stock and each of them would be entitled to demand redemption of his Series B Preferred Stock for $1,200 per share. The Series B Preferred Stock will be redeemed from the proceeds of this Offering at a redemption price of $96,000, in which event past dividends will be waived.

    CSM borrowed funds from time to time from ACT, the parent of Old CSM. See "Business -- Acquisition of CSM." Messrs. John F. Phillips, a director of the Company and vice president of CSM, and Edward D. Bright, president of CSM, are directors of ACT. As of March 31, 1996 and May 20, 1996, the Company owed ACT $232,000 and $256,000, respectively. A portion of the proceeds of this Offering will be used to pay such obligation.

    Pursuant to employment, consulting and other agreements with officers and other related parties, the total annualized defined payments to such persons would range from $1.2 million to $1.6 million, of which $50,000 is to be paid from the proceeds of this Offering. To the extent that the Company does not generate cash flow from operations sufficient to enable it to make such payments from cash flow, a portion of the proceeds of this Offering allocated to working capital may be used for such purposes. See "Use of Proceeds."

    14. Continued control by SISC and management. At May 31, 1996, 80.3% of the outstanding shares of Common Stock were owned by Holdings (78.0%) and Mr. Lewis S. Schiller (2.3%), chief executive officer of the Company and of Holdings, and 84.8% of such shares were owned by the Company's officers and directors and their affiliates, including Holdings. Mr. Schiller, as the chief executive officer of Consolidated, SISC and Holdings, has the right to vote the shares owned by Holdings and SISC. If the shares owned by DLB, which is controlled by Mr. Schiller's wife, are included, the percentage would be 90.5%. Upon the sale of the 562,500 Units offered hereby, and the issuance of the 250,000 Units to the Selling Stockholders, Holdings and Mr. Schiller would own 57.7% of the Common Stock, all officers and directors as a group would own 61.1% and all officers and directors and DLB would own 65.2%. In addition, SISC holds Outstanding Warrants to purchase 1,300,000 shares of Common Stock at $2.00 per share. Accordingly, SISC, which owns Holdings, and Mr. Schiller, who is the chief executive officer of SISC, will continue to be able to elect all of the directors and will thus be able to continue to control the Company.

    15. Broad discretion as to use of proceeds; potential unspecified acquisitions and change in use of proceeds. Approximately $2.2 million, representing approximately 63.5% of the net proceeds of this Offering, are allocated to working capital and other corporate purposes. Accordingly, management will have broad discretion with respect to the expenditure of the net proceeds of this Offering. Purchasers of the Units offered hereby will be entrusting their funds to the Company's management, upon whose judgment the investors must depend, with only limited information concerning management's specific intentions. The Company may enter into joint ventures, acquisitions or other arrangements, such as joint marketing arrangements and licensing agreements, which the Company believes would further the Company's growth and development. No assurance can be given as that any such agreements will result in additional revenue or net income for the Company. See "Use of
Proceeds" and "Business    Potential Business Agreements."

    Notwithstanding its plan to develop its business as described in this Prospectus, future events, including the problems, expenses, difficulties, complications and delays frequently encountered by businesses, as well as changes in the economic climate or changes in government regulations, may make the reallocation of funds necessary or desirable. Any such reallocation will be at the discretion of the Board of Directors. Accordingly, in the event that the Company determines that it is unable to develop a profitable business as described in this Prospectus, the Company may engage in other, unrelated businesses and use a portion of the proceeds of the Offering for such purpose. However, the Company has no such intention at this time. No assurance can be given that any such businesses can or will be profitably operated.

    16. No public market. Prior to this Offering, there has been no public trading market for the Company's securities. Although the Company has applied to have the Common Stock, Units and Warrants included in The Nasdaq SmallCap Market, there can be no assurance that an active market in any of such securities will develop or, if such a market develops, that it will be sustained.

    17. Arbitrary offering price and terms. The composition and price of the Units and the terms of the Warrants offered hereby have been determined by negotiations between the Company and the Underwriter, and do not necessarily bear any relation to the results of the Company's operations or its financial condition or any other indicia of value.

    18. Possible restrictions on market-making activities in Company's securities. The Underwriter has advised the Company that it intends to make a market in the Company's securities. Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may prohibit the Underwriter from engaging in any market-making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation, activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation

    As a result, the Underwriter may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Security Holders' securities may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter is engaged in a distribution of the Selling Security Holders' securities, it will not be able to make a market int he Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities. See "Selling Security Holders" and "Underwriting."

    19. Possible delisting from The Nasdaq System and market illiquidity. In order for the Common Stock, Units and Warrants to be included in The Nasdaq SmallCap Market, the Company must, after giving effect to the completion of this Offering, have a net worth of at least $2 million and total assets of at least $4 million. The Company expects that it will meet the listing requirements for The Nasdaq SmallCap Market upon completion of this Offering and that the Company's Common Stock, Warrants and Units will be initially included in The Nasdaq SmallCap Market. If the Company is unable to satisfy Nasdaq's requirements for continued listing, the Common Stock, Warrants and Units may be delisted from The Nasdaq SmallCap Market. In such event, trading, if any, in such securities would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the Nasdaq's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company, and lower prices for the Company's securities than might otherwise be attained.

    A significant number of the Units may be sold to customers of the Underwriter. Such customers may subsequently engage in the sale or purchase of the securities through or with the Underwriter. Although they have no obligation to do so, the Underwriter may become market makers and otherwise effect transactions in securities of the Company, and, if they participate in such market, may be dominating influences in the trading of the securities. The prices and the liquidity of the securities may be significantly affected by the degree, if any, of the participation of the Underwriter in such market, should a market arise.

    20. Risks of low-priced stocks; penny stock regulations. If the Company's securities were delisted from The Nasdaq SmallCap Market (See "Risk Factors -- 19. Possible delisting of securities from The Nasdaq System and market illiquidity") they may become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's Common Stock and Warrants and may affect the ability of purchasers in this Offering to sell any of the Common Stock or Warrants acquired pursuant to this Prospectus in the secondary market.

    The Commission's regulations define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock restrictions will not apply to the Company's Common Stock, Units and Warrants if the Common Stock is listed on The Nasdaq SmallCap Market and has certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. If the Company's Common Stock or Warrants were subject to the rules on penny stocks, the market liquidity for the Common Stock or Warrants could be severely adversely affected.

    21. Potential adverse effect of redemption of Warrants. Commencing one year from the date of this Prospectus, with the consent of the Underwriter, the Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon not more than 60 nor less than 30 days' notice if the closing price of the Common Stock is at least $9.00, subject to adjustment, during the 20 consecutive trading days ending within ten days of the date of the Warrants are called for redemption. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holder to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. The Company will not call the Warrants for redemption except pursuant to a currently effective prospectus and registration statement. See
"Description of Securities    Series A Redeemable Common Stock Purchase
Warrants."

    22. Current prospectus and state registration required to exercise Warrants. Holders of the Warrants will only be able to exercise the Warrants if (a) a current prospectus under the Securities Act relating to the shares of Common Stock issuable upon exercise of the Warrants is then in effect and (b) such securities are qualified for sale or exemption from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken to use its best efforts to maintain the effectiveness of a current prospectus covering the Common Stock underlying the Warrants, and may not call the Warrants for redemption unless there is a current and effective registration statement covering the issuance of the Common Stock upon exercise of the Warrants, there can be no assurance that the Company will be able to do so. Pursuant to Section 10(a)(3) of the Securities Act, this Prospectus, unless amended or supplemented in accordance with the rules and regulations of the Commission pursuant to the Securities Act, may not be used by the Company in connection with the exercise of any Warrants subsequent to nine months from the date of this Prospectus. Prior to the expiration of nine months from the date of this Prospectus, it may be necessary to amend or supplement this Prospectus under certain conditions, in which event the Warrants could not be exercised prior to the date of the amended Prospectus or supplement. Unless there is an effective and current registration statement covering the issuance of the Common Stock upon exercise of the Warrants, the Company will not accept payment for, or issue Common Stock with respect to, the exercise of any Warrants, and any payments made by a Warrant holder will be refunded by the Company. The value of the Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of Warrants
reside.  See "Description of Securities    Series A Redeemable Common Stock
Purchase Warrants."

    The Company has registered or qualified the Warrants for sale in a limited number of states. Although the Company is not aware of any states which prohibit the registration or qualification of securities of the type offered by the Company and anticipates that it will qualify for available after-market exemptions in a majority of states within several months after the completion of the Offering, there can be no assurance that an exception permitting the exercise of the Warrants will be available in any jurisdiction other than those in states which the Common Stock and Warrants were initially registered or are exempt from registration at the time a holder seeks to exercise Warrants.

    23. No Common Stock dividends anticipated. The Company presently intends to retain future earnings, if any, in order to provide funds for use in the operation and expansion of its business and, accordingly, does not anticipate paying cash dividends on its Common Stock in the foreseeable future. The Company is required to pay annual dividends of $1,600 per annum, commencing March 1, 1994, with respect to the Series A Preferred Stock and of $5,760 per annum, commencing March 1, 1994, with respect to the Series B Preferred Stock, which may be paid in cash or in shares of Common Stock. The Company did not pay the dividends due March 1, 1994, 1995 or 1996. As of the date of this Prospectus, the aggregate dividend arrearages were approximately $22,000. The Series B Preferred Stock is to be redeemed from the proceeds of this Offering, and payment of accrued dividends is being waived. Dividends on the 1,210 shares of Series D Preferred Stock are payable at the annual rate of $72,600 in equal semi-annual installments commencing with the first April 1 or October 1 following the closing of this Offering. Dividends on the Series D Preferred Stock may be paid either in cash or in shares of Common Stock.

    24. Dilution. A purchaser of Common Stock in this Offering will experience immediate and substantial dilution of $3.91, or 97.8%, from the initial public offering price of the Common Stock issued pursuant to this Prospectus of $4.00 per share (assuming no value is allocated to the Warrant included in the Units). See "Dilution."

    25. Shares eligible for future sale. All of the presently issued and outstanding shares of Common Stock and preferred stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. If a public market develops for the Company's Common Stock, the Company is unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of the Common Stock. Of the 4,136,253 presently outstanding shares of Common Stock, 896,994 shares of Common Stock, together with the 63,936 shares of Common Stock issuable upon conversion of the Series A and B Preferred Stock, will become eligible for sale pursuant to Rule 144 commencing 90 days after the effective date of the registration statement of which this Prospectus forms a part. The remaining shares of Common Stock will become eligible for sale pursuant to Rule 144 in September 1997 as to 1,755,000 shares held by SISC, in December 1997 to February 1998 as to the remaining 1,484,259 shares, of which 1,012,500 shares are owned by Holdings. The holders of substantially all of the outstanding Common Stock have agreed that they will not sell their shares for two years from the date of this Prospectus without the prior approval of the Underwriter.

    26. Shares issuable pursuant to warrants, options and Preferred Stock; registration rights. The Company may issue stock grants or options to purchase up to an aggregate 511,000 shares of Common Stock pursuant to its 1993 Long Term Incentive Plan, of which 357,756 shares are subject to outstanding options. The Company has issued Outstanding Warrants to purchase 2,516,250 shares of Common Stock at an exercise price of $2.00 per share and 637,500 shares of Common Stock at an exercise price of $5.00 per share, in each case commencing six months after the date of this Prospectus or earlier with the consent of the Company and the Underwriter. During the term of such options and warrants, the holders will have the opportunity to profit from a rise in the market price of the Common Stock, and their exercise may dilute the book value per share of the Common Stock. The Company has provided certain piggyback registration rights to the holders of options to purchase 151,920 shares of Common Stock granted by SISC in connection with the acquisition of CSM. However, the holders of such stock and Outstanding Warrants have agreed not to sell the Common Stock issuable upon such conversion or exercise for two years from the date of this Prospectus without the prior approval of the Underwriter. The holders of Outstanding Warrants have demand and piggyback registration rights commencing two years from the date of this Prospectus or earlier with the consent of the Underwriter. The Company will bear the cost of preparing such registration statements but will not receive any proceeds from the sale of shares of Common Stock pursuant thereto other than payment of the exercise price with respect to the warrants issued by the Company. The existence of these registration rights, as well as the sale of shares of Common Stock pursuant to registration statements which the Company may be required to prepare, may have a depressive effect on the price of the Common Stock in the open market. In addition, the existence of such warrants and options and the registration rights referred to above may adversely affect the terms on which the Company can obtain additional equity financing. The holders of warrants are likely to exercise them at a time when the Company would otherwise be able to obtain capital on terms more favorable than those provided by the warrants.

    27. Potential adverse impact of Preferred Stock on rights of holders of Common Stock. The Company's certificate of incorporation authorizes the issuance of so-called "blank check" preferred stock with the board of directors having the right to determine the designations, rights, preferences and privileges of the holders of one or more series of Preferred Stock. Accordingly, the board of directors is empowered, without stockholder approval, to issue Preferred Stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of Common Stock. The Preferred Stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control of the Company. The possible impact on takeover attempts could adversely affect the price of the Company Stock. Although the Company has no present intention to issue any additional shares of Preferred Stock or to create any additional series of Preferred Stock, the Company may issue such shares in the future.

    28. Inexperience of the Underwriter. The Underwriter has been actively engaged in the securities brokerage and investment banking business since 1994. However, the Underwriter has engaged in only limited underwriting activities, and this Offering is only the third public offering in which the Underwriter has acted as the sole or managing underwriter. There can be no assurance that the Underwriter's limited experience as an underwriter of public offerings will not adversely affect the offering of the Units, the subsequent development of a trading market, if any, or the market for and liquidity of the Company's securities. Accordingly, purchasers of the Units offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment.


DILUTION


    The net tangible book value of the Company's Common Stock at March 31, 1996 was approximately $(.73) per share. All share and per share information included in this Prospectus has been restated to reflect a 2,000 for one Common Stock recapitalization effective August 1993, a .576 for one reverse split effective in October 1993 and a three-for-four reverse split effective in February 1996. Net tangible book value represents the amount of the Company's tangible assets reduced by the amount of its liabilities and the liquidation preference of the Series A, B and D Preferred Stock. Without taking into effect any change in net tangible book value of the Company after March 31, 1996, other than as a result of (i) the sale of the 562,500 Units offered pursuant to this Prospectus (at a per share price of $4.00, with no value ascribed to the Warrant included in the Unit) after deducting fees and other estimated expenses of the Offering, (ii) the issuance of 250,000 Units to the holders of the January 1996 Interim Notes and 25,000 shares of Common Stock to the Company's asset-based lender for no cash consideration and (iii) the redemption of the Series B Preferred Stock, the Company's net tangible book value as of March 31, 1996 would have been approximately $.09 per share. This amount represents an immediate increase in net tangible book value per share of approximately $.82 to the present stockholders and an immediate dilution (the difference between the offering price of the shares and the net tangible book value per share after the Offering) per share of approximately $3.91 to the purchasers of the Common Stock.

The following table illustrates the dilution of one share of Common Stock as of March 31, 1996:

Public offering price per share of Common Stock                      $4.00
Net tangible book value per share at March 31, 1996           $(.73)
Increase per share attributable to sale of the Units
 offered hereby                                                 .82
                                                                ---

Pro forma net tangible book value per share after Offering             .09
                                                                      ----
Dilution to public investors                                         $3.91*
                                                                     =====

* If the Underwriter exercises the over-allotment option in full, the pro forma net tangible book value would be $.18 per share of Common Stock, resulting in an increase in the net tangible book value per share of $.89 and dilution to the public investors of $3.82 per share.

    The following tables summarize, as of March 31, 1996, (a) the number of shares of Common Stock purchased from the Company, the total cash consideration and the average price per share paid to the Company for the Common Stock outstanding prior to this Offering, (b) the issuance of 500,000 shares of Common Stock included in the 250,000 Units to be issued to the Selling Stockholders, who are the holders of the January 1996 Interim Notes for no cash consideration, and (c) the number of shares and consideration to be paid by the public investors for the 1,125,000 shares of Common Stock included in the 562,500 Units to be sold in this Offering:

                                               Total        Percent
                          Shares of   Percent  Cash         of Total  Average
                          Common      of       Consid-      Consid-   Price
                          Stock       Total    eration      eration   Per
                          Purchased   Shares   Paid         Paid      Share
                          ---------   ------   ----------   --------  -------
Existing Stockholders(1)  4,136,253    71.8%   $1,418,000      24.0%    $ .34
Selling Stockholders(2)     500,000     8.7        -0-          0.0     $ .00
Public Investors          1,125,000    19.5     4,500,000      76.0     $4.00
                          ---------   ------    ---------     ------    -----
Total                     5,761,253   100.0%   $5,918,000     100.0%
                          =========   ======   ==========     ======

(1) For purposes of this table, no value is given to (a) the consideration received for shares of Common Stock issued for services rendered at the time of the Company's organization, (b) the consideration received in respect of the guarantee of the Company's obligations under the December 1994 Interim Notes or (c) the shares of Consolidated common stock issued in connection with the acquisition of CSM or in connection with the December 1994 Interim Notes.

(2) Represents shares of Common Stock being issued to the Selling
Stockholders, who are the holders of the January 1996 Interim Notes, pursuant to the Registration Statement of which this Prospectus forms a part. See "Interim Financings" and "Selling Security Holders."


USE OF PROCEEDS


    Pursuant to employment, consulting and other agreements with officers and other related parties, the total annualized defined payments to such persons would range from $1.2 million to $1.6 million, of which $50,000 is to be paid from the proceeds of this Offering. A discussion of these obligations is set forth after the footnotes to the Use of Proceeds table. To the extent that the Company does not generate cash flow from operations sufficient to enable it to make such payments from cash flow, a portion of the proceeds of this Offering allocated to working capital may be used for such purposes.

    The Company intends to utilize the net proceeds from the sale of the Units issued pursuant to this Prospectus, estimated at approximately $3.5 million (assuming the Underwriter's over-allotment option is not exercised), substantially as follows:

    (a) Approximately $870,000 (24.7% of the net proceeds) to pay principal and interest on the Interim Notes, December 1994 Interim Notes and January 1996 Interim Notes held by unrelated parties, of which notes in the principal amount of $133,000 plus interest and an extension payment are guaranteed by an affiliate of the Company.(1)

  (b) Approximately $270,000 (7.7%) to pay ACT for loans made to the Company.(2)

  (c)  Approximately $96,000 (2.7%) to redeem the Series B Preferred Stock.(3)

  (d) $50,000 (1.4%) to SMI on account of fees due to SMI in connection with the purchase of the SATC Software and the IBN agreement.(4)

  (e) The balance of approximately $2.2 million (63.5%) for working capital and other corporate purposes, including the elimination of the Company's working capital deficiency, marketing and product development and the possible acquisition of one or more businesses, product lines or software products in the computer network and related business and the payment of a $25,000 fee to the Company's asset-based lender and accrued dividends on the Series A Preferred Stock which were approximately $5,500 as of March 31, 1996.(5)

(1) Interim Notes in the principal amount of $216,000 were due in October and November 1993. The Company has paid an Interim Note in the amount of $27,000, and SISC has purchased an Interim Note in the principal amount of $54,000. December 1994 Interim Notes in the principal amount of $200,000 were issued in December 1994, of which $67,000 has been paid. The Company is in default with respect to the remaining $133,000 principal amount of December 1994 Interim Notes and $135,000 principal amount of Interim Notes. In addition, the Company owes a $12,500 extension payment with respect to the December 1994 Interim Notes. January 1996 Interim Notes in the principal amount of $500,000 were issued in January 1996. The proceeds from these notes were used to make the initial $325,000 payment pursuant to the agreement to acquire the SATC Software and for working capital and other corporate purposes, including expenses relating to this Offering. See "Certain Transactions" and "Interim Financings."

(2) This money represents demand loans made by ACT for working capital. The loans bear interest at 10% per annum. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions." Although ACT is independent of the Company, because Mr. John Phillips is a director of both companies, it may be deemed an affiliate of the Company.

(3) See "Description of Securities -- Series B Preferred Stock."  Three
stockholders    Holdings, which holds 40 shares, Mr. E. Gerald Kay, a
director, and one other stockholder, each of whom holds 20 shares, of Series B Preferred Stock -- have the right to demand redemption of the Series B Preferred Stock following the completion of this Offering. The holders of the Series B Preferred Stock have advised the Company that they intend to demand redemption. The Company will pay $96,000 from the proceeds of this Offering to redeem the Series B Preferred Stock, and the unpaid dividends will be waived. Holdings and Mr. Kay may be deemed affiliates of the Company.

(4) The balance of the $250,000 fee is payable from the proceeds of the over-allotment option, if exercised, or from cash flow, and is due in any event 13 months from the date of this Prospectus. See "Certain Transactions." Because Mr. Storm Morgan, a director of the Company, is the sole stockholder, a director and officer of SMI, SMI may be deemed an affiliate of the Company.

(5) To the extent that the principal amount of the Company's obligations to its asset-based lender at the time of the closing of this Offering exceed $750,000, a portion of the proceeds allocated to working capital may be used to reduce the principal amount of such borrowings to $750,000. At May 31, 1996, the outstanding balance due the asset-based lender was $960,000.

    The Company has employment agreements with five executive officers of the Company and CSM, pursuant to which it is paying base salaries during 1996 at the aggregate annual rate of $442,500. In addition, the Company is paying its president at the annual rate of $52,000, and it has an agreement with Trinity pursuant to which the Company will pay Trinity $180,000 per year during the three-year period commencing on first day of the month in which the Company receives the proceeds from this Offering. The aggregate annual payments under such agreements and arrangements at the present rates of compensation are $674,000. The Company's agreement with SMI requires monthly payments of $25,000 to $59,000 per month, for which SMI will provide the services Mr. Morgan from time to time on an as-needed basis and up to four other persons to serve in management-level or other key positions for the Company on a full-time basis. The agreement continues until December 31, 2000. If the monthly payments to SMI are included, the total compensation payable to such persons at the present annual rate ranges from $974,000 (based on $25,000 per month payable to SMI) to $1.4 million (based on monthly payment of $59,000 to SMI), in addition to 6% of the Company's revenue from smart card and related services which are payable to SMI. To the extent that the Company does not generate sufficient cash flow from its operations, a portion of the proceeds of this Offering may be used for such purposes. Furthermore, if the fee payable to SMI in connection with the Company's agreement with IBN is included, the total annualized defined payments to such persons would range from $1.2 million to $1.6 million, of which $50,000 is payable from the proceeds of this Offering, and a portion of the proceeds of this Offering allocated to working capital may be used to pay the balance of such $250,000 fee in the event that the over-allotment option is not exercised and the Company does not generate sufficient cash flow to provide it with the funds to make such payment, which is due not later than 13 months from the date of this Prospectus. See "Certain Transactions."

    The foregoing represents the Company's best estimate of its allocation of the proceeds of this Offering based upon the present state of its business, operations and plans, current business conditions and the Company's evaluation of the market for the CarteSmart System and health information system and services as well its estimate of the time and effort required to develop new products, including enhancements for the SATC Software. Management will have broad discretion to determine the use of a substantial portion of the proceeds of this Offering, and conditions may develop which could cause management to reallocate proceeds from the categories listed above, including difficulties encountered in developing and implementing its proposed expanded marketing program, problems in the operation of the CarteSmart System, other problems encountered in the Company's business and changes in government policy, none of which can be predicted with any degree of certainty. Furthermore, future events, including the problems, expenses, difficulties, complications and delays frequently encountered by new businesses, as well as changes in the economic climate and changes or anticipated changes in government regulations, may make the reallocation of funds necessary or desirable. Any such reallocation will be at the discretion of the Board of Directors.
Furthermore, in the event that the Company determines that it is unable to develop a profitable business as described in this Prospectus, the Company may use the proceeds from this Offering to engage in other unrelated businesses, although it has no such intention at this time.

    The Company believes that the net proceeds from this Offering will be sufficient to satisfy the Company's cash requirements for at least twelve months following the date of this Prospectus. However, it is possible that conditions may arise as a result of which the Company may require additional capital prior to one year from the date of this Prospectus, and no assurance can be given that the Company will be able to obtain any or adequate funds when required or that any funds available to it will be on reasonable terms. The failure to obtain necessary funds could result in the reduction or cessation of operations by the Company.

    The Company may use a portion of the proceeds of this Offering in connection with joint ventures, acquisitions or other arrangements, such as joint marketing arrangements and licensing agreement, which management deems necessary or desirable in connection with the development of the Company's business and related activities. Although the Company has engaged in negotiations and is performing a due diligence investigation with respect to such a transaction, it has not entered into any letters of intent or agreements with respect to any such arrangements or transactions. See
"Business    Potential Business Agreements."

    In the event that the Underwriter exercises its over-allotment option, a portion of the proceeds from such exercise is expected to be used to make a payment on the Company's $750,000 note to SISC and the fee due to SMI.

    Pending the application of the funds as described above, said funds will be invested in short term interest bearing deposits and securities.

CAPITALIZATION


    The following table sets forth the capitalization of the Company as of March 31, 1996, and as adjusted to reflect (i) the sale of the 562,500 Units offered hereby, (ii) the issuance of 250,000 Units to the holders of the January 1996 Interim Notes and 25,000 shares to the Company's asset-based lender, and (iii) the application of a portion of the proceeds from this Offering to pay short-term debt and redeem the Series B Preferred Stock.

                                                         March 31, 1996
                                                ------------------------------
                                                   Actual         As Adjusted
                                                -------------  ---------------
Short-term debt:
  Demand loans from related party(1)             $  232,000
  Note payable -- asset-based lender(2)             972,000       $  750,000
  Interim financing notes(3)                        768,000
  Bank loan and cash overdraft payable(4)           136,000          136,000
  Capital lease obligations --
   current maturities(5)                            168,000          168,000
                                                 ----------       ----------
                                                 $2,276,000       $1,054,000
                                                 ==========       ==========

Long-term debt:
  10% Note to related party(6)                   $  750,000       $  750,000
  Capital lease obligations --
   long-term portion(5)                              29,000           29,000
                                                 ----------       ----------
                                                    779,000          779,000

Redeemable Preferred Stock:
  80 shares are issued, outstanding and
   designated as Series B 6% Redeemable
   Preferred Stock, with certain optional
   and mandatory redemption rights(7)                96,000              --
                                                 ----------       ----------

Stockholders' equity:
  Preferred Stock, par value $.01 per share,
   3,000,000 shares authorized, of which:
     400 shares are issued, outstanding and
     designated as Series A 4% Convertible
     Redeemable Preferred Stock, with certain
     optional redemption rights(8)                      --               --

     3,000 shares authorized and 1,210 shares
     issued, outstanding and designated as
     Series D 6% Redeemable Cumulative
     Preferred Stock, with certain optional
     redemption rights(9)                               --               --

  Additional paid-in capital --
   Preferred Stock                                1,250,000        1,250,000

  Common Stock, par value $.01 per share,
   15,000,000 shares authorized, 4,136,253
   shares issued and outstanding and 5,786,253
   outstanding as adjusted(10)                       41,000           58,000

  Additional paid-in capital -- Common Stock(11)  4,268,000        9,456,000

  Accumulated deficit(11)                        (5,071,000)      (6,751,000)
                                                 -----------      -----------
Stockholders' equity                                488,000        4,013,000
                                                 -----------      -----------
Total capitalization                             $1,363,000       $4,792,000
                                                 ==========       ==========

(1) Represents demand loans made by ACT to the Company. See "Use of Proceeds," "Certain Transactions" and Note 5 of Notes to Network Technologies, Inc. Consolidated Financial Statements.

(2) Represents secured notes due to an asset-based lender, which are guaranteed by officers of the Company. The amount outstanding on May 31, 1996 was $960,000. See Note 6 of Notes to Netsmart Technologies, Inc. Consolidated Financial Statements.

(3) See "Interim Financings" and Note 6 of Notes to Netsmart Technologies, Inc. Consolidated Financial Statements. The amount outstanding reflects Interim Notes of $135,000 and December 1994 Interim Notes of $133,000. In addition, the Company owes a $12,500 extension fee to the holders of the December 1994 Interim Notes.

(4) Represents the balance due on a secured bank loan incurred by Old CSM prior to the acquisition of CSM. The loan is treated as a demand loan and bears interest at prime plus 1 1/2%. At May 31, 1996, the outstanding balance was $19,000. See Note 6 of Notes to Netsmart Technologies, Inc. Consolidated Financial Statements.

(5) See Note 9 of Notes to Netsmart Technologies, Inc. Consolidated Financial Statements.

(6) This note to SISC is due in January 1997, but is payable from the proceeds of the Company's initial public offering. SISC has agreed (a) to extend the stated maturity date to April 1, 1997 and (b) not to require any payment unless the over-allotment option is exercised. See "Use of Proceeds," "Certain Transactions" and Note 5 of Notes to Netsmart Technologies, Inc. Consolidated Financial Statements.

(7) Represents a series of Preferred Stock which have mandatory redemption provisions or are redeemable on demand by the holder. The amount shown represents the liquidation preference. See "Description of Securities -- Series B Preferred Stock" for information concerning the rights, preferences and privileges of the holders of the Series B Preferred Stock, including the right to demand redemption following completion of this Offering.

(8) The liquidation preference of the Series A Preferred Stock is $100 per share, or an aggregate of $40,000. The redemption price is $1,000 per share,
or an aggregate of $400,000.  See "Description of Securities    Series A
Preferred Stock" for information concerning the rights, preferences and privileges of the holders of the Series A Preferred Stock.
(9) The liquidation preference of the Series D Preferred Stock is $1 per share. The redemption price is $1,000 per share, or an aggregate of $1,210,000.

(10) Does not include an aggregate of 3,753,687 shares of Common Stock reserved as follows: (a) 3,153,750 shares issuable upon exercise of the Outstanding Warrants, (b) 511,000 shares issuable upon the grant of options, rights or other equity based incentives provided pursuant to the Company's 1993 Long Term Incentive Plan, (c) 43,200 shares issuable upon conversion of the outstanding shares of Series A Preferred Stock, (d) 20,737 shares issuable upon conversion of the outstanding shares of Series B Preferred Stock, and (e) 25,000 shares issuable to the Company's asset-based lender. In addition, there are reserved (i) 562,500 shares issuable upon exercise of the Warrants included in the Units offered by this Prospectus, (ii) 253,125 shares of

Common Stock for issuance upon exercise of the Underwriter's over-allotment option and upon exercise of Warrants issuable upon exercise of such over-allotment option, (iii) 168,750 shares of Common Stock for issuance upon exercise of the Underwriter's Options and exercise of Warrants issuable upon exercise of the Underwriter's Options. See "Certain Transactions," "Description of Securities" and "Underwriting."

(11) Reflects increase of $1,680,000 in additional paid-in capital and in accumulated deficit arising from the issuance of 250,000 Units to the Selling Stockholders and 25,000 shares to the Company's asset-based lender.

  See "Business    Property" and Notes 9 and 11 of Notes to Netsmart
Technologies, Inc. Consolidated Financial Statements for information concerning the Company's long term lease obligations.

NETSMART TECHNOLOGIES, INC.
SELECTED FINANCIAL DATA

(In thousands, except per share amounts)

  Set forth below is selected financial data with respect to the Company for the three months ended March 31, 1996 and 1995, the years ended December 31, 1995, 1994 and 1993 and the period from inception (September 9, 1992) to December 31, 1992. The selected financial data has been derived from the financial statements which appear elsewhere in this Prospectus. The report of the Company's independent accountants includes an explanatory paragraph stating that there is substantial doubt as to the ability of the Company to continue as a going concern. The unaudited financial data for the interim periods reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the data for such periods. The results of operations for interim periods are not necessarily indicative of operating results for the entire year This data should be read in conjunction with the financial statements of the Company and the related notes which are included elsewhere in this Prospectus.

 Statement of Operations Data:
- ------------------------------
                                                                  September
                    Three Months Ended         Year Ended         9, 1992
                        March 31,              December 31,      (Inception)
                    ------------------  ----------------------    December
                      1996      1995    1995     1994     1993   31, 1992
                      ----      ----    ----     ----     ----   --------
Revenue             $2,560    $1,427  $7,382   $2,924     $ 57     $  --
Net income (loss)       76     (558)  (2,850)  (1,751)    (433)     (113)
Net income (loss)
 per share of Common
 Stock                 .02     (.12)    (.59)    (.36)    (.09)     (.02)
Weighted average
 number of shares
 outstanding         4,822    4,822    4,822    4,822    4,763     4,763




Balance Sheet Data:
- -------------------
                                                   December 31,
                                          ----------------------------
                        March 31, 1996       1995      1994     1993
                        --------------       ----      ----     ----
Working capital
 (deficiency)                  $(2,837)   $(2,562)  $(4,037)   $(938)
Total assets                     7,674      6,390     7,193      585
Total liabilities                7,090      5,887     6,342      938
Redeemable Preferred
 Stock                              96         96        96       96
Accumulated deficit             (5,071)    (5,147)   (2,297)    (546)
Stockholders' equity
 (deficiency)                      488        407       755      (449)

NETSMART TECHNOLOGIES, INC.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

Results of Operations

Three Months Ended March 31, 1996 and 1995

    The Company's revenue for the three months ended March 31, 1996 (the "March 1996 period") was $2.6 million, an increase of $1.1 million, or 79%, from the revenue for the three months ended March 31, 1995 (the "March 1995 period"), which was $1.4 million. Approximately $933,000 of the increase in revenue reflects revenue generated pursuant to the Company's agreement with IBN. IBN represented the Company's most significant customer for the March 1996 period, accounting for approximately 36.4% of revenue for the quarter. Furthermore, through March 31, 1996, IBN has generated revenue of $1.4 million, or approximately 89.8% of the Company's total revenue from SmartCard Systems during the March 1996 period and the year ended December 31, 1995, on a combined basis. The revenue generated to date includes approximately $200,000 of the guaranteed royalties. As of March 31, 1996, the contract was more than 75% completed. Following completion of the contract, the Company anticipates that it will continue to receive royalty and maintenance revenue from IBN. The Company intends to expand its marketing effort for its CarteSmart System; however, at March 31, 1996, the Company did not have any significant contracts for the CarteSmart System.

    Revenue from the Company's health information systems continued to represent the Company's principal source of revenue during the March 1996 period, accounting for $1.6 million, or 63.2% of revenue. Except for revenue from the IBN contract, the largest components of revenue for the March 1996 period were data center revenue and turnkey systems, which increased to $481,000 and $410,000, respectively, in the March 1996 period from $420,000 and $387,000, respectively, in the March 1995 period, reflecting increases of 14.5% and 6.1%, respectively. Maintenance revenue increased to $289,000 in the March 1996 period from $252,000 in the March 1995 period, a 14.6% increase. Revenue from third party hardware and software decreased to $268,000 from $301,000 in the March 1995 period, a decrease of 11.0%. Sales of third party hardware and software are made only in connection with sales of turnkey systems. License revenues increased to $168,000 in the March 1996 period from $53,000 in the March 1995 period. The license revenue reflects the sale of three systems in the March 1996 period as contrasted with two systems in the March 1995 period. License revenue is generated as part of a sale of a turnkey system pursuant to a contract or purchase order that includes the development of a turnkey system and maintenance. The Company believes that the increase in installations at March 31, 1996 from the prior year should enable the Company to increase the maintenance revenue in future periods.

    Although revenue from contracts from government agencies represented 30% of revenue for the three months ended March 31, 1996, a decrease from the 54% for the year ended December 31, 1996, the Company believes that such contracts will continue to represent an important part of its business, particularly its health information systems business. During the three months ended March 31, 1996, contracts from government agencies accounted for approximately 47% of its revenue from health information systems. The ability of the Company to generate revenue from both CarteSmart Systems and from its government contracts will continue to have a material effect upon its ability to be profitable. The Company believes that its CarteSmart System could be a source of additional revenue from existing customers, including government agencies and entitlement programs. However, no assurance can be given as to the ability of the Company to generate revenue at a level above its expenses, in particular the expenses due to related parties as discussed in "Use of Proceeds" and "Certain Transactions."

    Gross profit increased to $662,000 in the March 1996 period from $317,000 in the March 1995 period, a 109% increase, which reflected an increase in the gross margin to 25.8% in the March 1996 period from 22.2% in the March 1995 period. The improved margin reflects the inclusion of CarteSmart revenue, on which the Company realized a higher margin than on its health information systems and services. In addition, the sale of third party hardware and software generally reflects a lower gross margin than the Company's other products and services. Accordingly, the decline in revenue from third party hardware and software, both in terms of revenue and percentage of revenue, had a positive effect upon the Company's gross margin.

    Selling, general and administrative expenses were $455,000 for the March 1996 period, a decrease of 23.3% from $593,000 for the March 1995 period. The decline reflected a reduction in executive compensation and a reduction in staff. A significant portion of the Company's payments to SMI at the rate of $59,000 per month were related to the IBN agreement and, accordingly, were included in cost of revenue. Amortization of customer lists was $78,000 in the March 1996 period, compared with $48,000 in the March 1995 period. At December 31, 1995, the Company changed the amortization of customer lists from 20 years to twelve years. The Company believes that the change in the life of the customer list reflects frequent changes which have occurred in the software industry and are likely to occur in the future and which may affect the cash flow to be generated by the customer lists purchased in connection with the acquisition of CSM.

    During the March 1996 period, the Company did not incur any research and development expenses, since the personnel who had been engaged in such activities were reassigned to work on the IBN contract, and, as a result, their salaries and related expenses were included as cost of revenue. During the March 1995 period, the Company incurred research and development expenses of $156,000.

    Interest expense was $126,000 in the March 1996 period, an increase of $56,000, or 80.0%, from the interest expense for the March 1995 period. The increased interest reflects higher borrowing levels pursuant to the Company's agreement with its asset-based lender. The most significant component of the interest on an ongoing basis is the interest payable to the Company's asset-based lender, on which it pays interest equal to the greater of 18% per annum or prime plus 8% plus a fee of 1% of the face amount of the invoice. The debt restructure whereby at September 30, 1995, SISC exchanged more than $2 million in debt for shares of Series D Preferred Stock and the subsequent exchange by SISC of a portion of such preferred stock for Common Stock will have the effect of reducing the interest payable by the Company, which reduction will be offset to some extent by dividends payable to SISC with respect to the Series D Preferred Stock. However, the $72,600 annual dividends payable on the 1,210 shares of Series D Preferred Stock will be significantly less than the interest paid on the debt. Furthermore, the Company believes that upon completion of this Offering, it may be able to reduce outstanding debt, and it will seek to obtain better financing terms than were available to it prior to the Offering, although no assurance can be given that the Company will be able to negotiate more favorable financing terms.

    As a result of the foregoing factors, the Company generated net income of $76,000, or $.02 per share, for the March 1996 period, as compared with a loss of $558,000, or $.12 per share, for the March 1995 period.

    The Company is addressing its continuing losses through the development and implementation of an integrated marketing plan for both its CarteSmart System and health information systems and services and the development of enhancements to its health information systems and the development and implementation of a marketing plan directed at the financial services industry and educational institutions. The Company has obtained its initial contracts for its products in both areas with its agreements with IBN (financial services) and VCU (educational institutions). Furthermore, it believes that the acquisition, through a joint venture corporation, of the SATC Software, and the further development of such software will provide it with a significant product for the financial services industry. However, notwithstanding the Company's product development and marketing efforts, losses may continue, and no assurance can be given that the Company will be successful in these efforts.

    Pursuant to the subscription agreements by which the Selling Stockholders purchased the January 1996 Interim Notes, the Company is issuing to the Selling Stockholders an aggregate of 250,000 Units. In addition, the Company is to issue 25,000 shares of Common Stock as a fee to its asset-based lender. As a result of these issuances, the Company will incur at the time of such issuances, which will be on or about the closing of this Offering, financing costs of $1.6 million and $80,000, respectively, which reflect the value of such securities and which will have a material impact upon the results of the Company's operations for 1996.

Years Ended December 31, 1995 and 1994

    The results of the Company's operations for the year ended December 31, 1995 are not comparable with the results of operations for 1994 since the acquisition of CSM was effective July 1, 1994, and the results of operations for 1994 include the CSM business only from such date.

    The Company's revenue for 1995 was $7.4 million, representing an increase of 152% from the revenue of the Company for 1994 of $2.9 million. The increase reflected the inclusion of CSM's operations for only the last six months of the year. Revenue from health information systems and services accounted for $6.8 million, or 91.5% of total revenue for 1995 and more than 99% of pro forma combined revenue of the Company and CSM for 1994. CarteSmart Systems revenue accounted for the balance of the revenue for the periods. In 1994, the Company generated CarteSmart Systems revenue of $30,000 from the pilot project in San Diego County. In 1995, revenue from CarteSmart technology was $631,000.

    The largest component of revenue for 1995 was $2.0 million from the sale of third party hardware and software, as compared with $519,000 for 1994.
Such revenue represented 26.7% and 17.7% of revenue for 1995 and 1994, respectively. A significant portion of revenue in 1995 represented the sale of hardware ($842,000) and software and related services ($524,000) pursuant to a purchase order from the State of Colorado for its Department of Human Services. Revenue from services related to turnkey systems and data center revenue accounted for $1.8 million and $1.7 million, or 24.1% and 23.6% of revenue, respectively, for 1995, as compared with $664,000 and $884,000, or 22.7% and 30.2% of revenue, respectively, for 1994. Maintenance revenue was $1.1 million and $500,000 in 1995 and 1994, respectively, representing 14.9% and 17.1% of revenue, respectively. The Company believes that the increase in installations at December 31, 1995 from the prior year should enable the Company to increase the maintenance revenue in future periods. Revenue from CarteSmart Systems increased to $631,000 in 1995, representing 8.6% of revenue, from $90,000 in 1994, representing 3.1% of revenue. The CarteSmart System revenue reflected revenue from IBN ($481,000), VCU ($118,000) and the San Diego pilot program ($31,000) in 1995 and the San Diego program ($90,000) in 1994. The overall increase in revenue reflects the inclusion of CarteSmart Systems revenue combined with the revenue from the Colorado agreement. As discussed under "Results of Operations -- Three Months Ended March 31, 1996 and 1995," the increased revenue from CarteSmart Systems has a positive effect upon revenue in the March 1996 period.

    Both the increase in revenue and the change in revenue mix reflected increased revenue resulting from an enhanced marketing effort following the June 1994 acquisition of CSM. During the second half of 1994, the Company received significant purchase orders from the State of Colorado for its Department of Human Services and the State of Oklahoma. The Colorado order covered the purchase of the Company's health information system, including software, consulting services and hardware, at a total purchase price of approximately $1.2 million. Of the purchase price, approximately $700,000 represented the purchase price of the software and consulting services, and the balance represents the cost of the hardware. In July 1994, the Company received a purchase order from a state agency of the State of Oklahoma for a health information system which includes the graphical interface. The order called for the installation of the system in ten hospitals for a purchase price of approximately $430,000. The Company is continuing to market its health information systems to entitlement programs. It believes that the inclusion of the graphical and smart card functions, which were implemented during the second half of 1994 and the first half of 1995, will assist it in marketing its products to entitlement programs. It also believes that the successful pilot project for the smart card interface in San Diego provides the Company with an important tool in marketing this function to both new and existing clients. The Company is commencing a marketing effort for its CarteSmart System directed at the financial services industry and educational institutions. However, in the industries to which the Company is marketing its products, there is typically a long selling cycle, as a result of which the Company must continue to support its marketing effort for a significant period before any revenue is realized.

    Gross profit increased to $1.8 million in 1995 from $390,000 in 1994, an increase of 352%, which reflected an increase in the gross margin to 23.9% in 1995 from 13.3% in 1994. The increase in gross profit resulted from both the improved gross margin and the inclusion of twelve months of CSM operations in 1995 and six months of such operations in 1994. The improved margin reflects the significant increase in CarteSmart revenue, on which the Company realized a higher margin than on its health information systems and services. However, the amortization of capitalized software costs of $419,000 during 1995 is reflected as a cost of revenue, which offset the higher margin for the CarteSmart System. During 1995, the Company changed its CarteSmart System from a DOS-based system to a Windows-based system. The capitalized costs related to the DOS-based system. As a result, at December 31, 1995, the Company wrote off the unamortized software development costs, which increased cost of revenue. In addition, the Company expensed the development of the Windows-based system, which was charged to research and development.

    Selling, general and administrative expenses were $2.5 million and $1.5 million for 1995 and 1994, respectively, representing a 65.0% increase. In 1994, selling, general and administrative expenses included approximately $236,000 of compensation expense arising out of the issuance of Consolidated common stock to former officers of CSM and the grant by SISC to such persons of options to purchase shares of the Company's Common Stock which were owned by SISC. However, in 1995, selling, general and administrative expenses included a $200,000 increase in annualized expenses resulting from an increase in the marketing staff, a $100,000 increase in the level of compensation for the Company's and CSM's officers following the June 1994 acquisition of CSM, $150,000 in legal expenses, a portion of which related to the acquisition of CSM, and $313,000 of the amortization of customer lists resulting from the CSM acquisition. Commencing July 1, 1994, general and administrative expenses reflects the amortization of customer lists resulting from the CSM acquisition.

    Research and development was $699,000 and $367,000 for 1995 and 1994, respectively, representing a 90.4% increase. The increase reflects research and development for smart card and related products and the graphical interface for the Company's health information systems.

    During 1995, the Company incurred financing costs of $863,000, representing the write-off of deferred financing costs relating to a proposed initial public offering which had been scheduled for early 1995, but which had been canceled. No such expenses were incurred in 1994.

    Interest expense was $554,000 and $260,000 for 1995 and 1994, reflecting a 113% increase. The increased interest reflects (i) financing costs of $208,000 reflecting interest and fees at higher borrowing levels pursuant to the Company's agreement with its asset-based lender and (ii) interest at 10% on an increased average level of borrowings from SISC. The most significant component of the interest on an ongoing basis is the interest payable to the Company's asset-based lender, on which it pays interest equal to the greater of 18% per annum or prime plus 8% plus a fee of 1% of the face amount of the invoice. The debt restructure whereby at September 30, 1995, SISC exchanged more than $2 million in debt for shares of Series D Preferred Stock and the subsequent exchange by SISC of a portion of such preferred stock for Common Stock will have the effect of reducing the interest payable by the Company, which reduction will be offset to some extent by dividends payable to SISC with respect to the Series D Preferred Stock. However, the $72,600 annual dividends payable on the 1,210 shares of Series D Preferred Stock will be significantly less than the interest paid on the debt. Furthermore, the Company believes that upon completion of this Offering, it may be able to reduce outstanding debt, and it will seek to obtain better financing terms than were available to it prior to the Offering, although no assurance can be given that the Company will be able to negotiate more favorable financing terms.

    As a result of the foregoing factors, the Company sustained losses of $2.9 million, or $.59 per share, for 1995, as compared with a loss of $1.8 million, or $.36 per share.

Years Ended December 31, 1994 and 1993

    The Company does not believe that the results of its operations in 1994 and 1993 are comparable. Until the completion of the CSM acquisition in June 1994, the Company was a development stage company. Its only revenue prior to the June 1994 acquisition of CSM was $57,000 in consulting revenue from an insurance company in The Netherlands, which it received in 1993. Furthermore, CSM's operations prior to the acquisition are not comparable to those operations following the acquisition since the combination of the operations of the two companies enabled the Company to generate more revenue than the Company believes would have resulted from the separate operation of the two companies. Following the acquisition in June 1994, the companies combined their operations and developed a more effective development and marketing organization, as evidenced by the development in the second half of 1994 and the first half of 1995, of the graphical and smart card interfaces for the health information systems and enabled the Company to obtain its first installations of its CarteSmart System in the United States, with the pilot project in San Diego. Furthermore, the contract with the Albert Einstein School of Medicine also represented an agreement for smart card applications at an existing CSM installation.

    Revenue for 1994 was $2.9 million compared with $57,000 for 1993. The increase reflects the inclusion of revenue from CSM's health information systems from July 1, 1994. Similarly, the increase in cost of revenue and gross profit also reflected such business. The largest component of revenue for 1994 was $884,000 from the data center, representing 30.2% of total revenue. Revenue from contract services and sales of third party hardware and software were $754,000 and $519,000, representing 25.8% and 17.8% of revenue.

    Selling, general and administrative expenses increased to $1.5 million from $376,000, reflecting the inclusion of CSM's overhead for the second half of the year as well as (a) approximately $236,000, representing compensation expense arising out of the issuance of Consolidated common stock to former officers of CSM and the grant by SISC to such persons of options to purchase shares of the Company's Common Stock which were owned by SISC and (b) $215,000 amortization of research and development resulting from the writedown of the value of one version of the CarteSmart Software which had been capitalized.
In addition, during the second half of 1994, general and administrative expenses reflects the amortization of customer list resulting from the CSM acquisition.

    During 1994, the Company incurred $367,000 of research and development expenses relating principally to the CarteSmart system and the development of tools for the development of its graphical interface to its health information systems.

    Interest expense increased to $260,000 from $87,000, principally as a result of increased borrowings from SISC subsequent to December 31, 1993, and the inclusion of interest on CSM's bank debt commencing July 1, 1994.

    As a result of the foregoing, the Company sustained a net loss of $1.8 million, or $.36 per share, for 1994, as compared with a loss of $433,000, or $.09 per share, for 1993.

Liquidity and Capital Resources

    At March 31, 1996, the Company had a working capital deficiency of approximately $2.8 million. The working capital deficit increased by approximately $300,000 since December 31, 1995. Since its organization, it sustained losses of approximately $5.1 million. Its operation through December 1994 were funded principally through loans of approximately $3.0 million from SISC, and loans from unrelated parties of approximately $400,000, on which the Company is presently in default. Such loans plus interest and a $12,500 extension fee, are to be paid from the proceeds of this Offering. At September 30, 1995, SISC exchanged $2,210,000 principal amount of the Company's obligations to SISC for 2,210 shares of Series D Preferred Stock, which have a redemption price of $2,210,000, exchanged $388,000 of interest for 1,125,000 shares of Common Stock, and accepted a 10% subordinated note due January 1997 for the remaining $750,000. SISC has agreed to extend the maturity date to April 1, 1997. The note is payable from the proceeds of this Offering, but SISC has agreed not to require any payment unless the over-allotment option is exercised. If the over-allotment option is exercised, the Company intends to make a payment on account of the Company's note to SISC.
In addition, to the extent that the Company receives proceeds from the exercise of any Warrants or Outstanding Warrants, a portion of such proceeds may be used for such purposes. In January 1996, SISC exchanged 1,000 shares of Series D Preferred Stock for 1,125,000 shares of Common Stock. In addition, during the period from July 1994 through May 1996, the Company borrowed an aggregate of $256,000 from ACT. Such advances were made on a demand basis, and will be paid from the proceeds of this Offering.

    Since January 1, 1995, the Company's principal source of funds other than revenue has been an accounts receivable financing agreement and interim loans
from nonaffiliated accredited investors.   In February 1995, the Company
entered into an accounts receivable financing agreement with an asset-based lender pursuant to which it may borrow up to 75% of eligible accounts receivable. In March 1996, the maximum borrowing under the agreement was increased from $750,000 to $1.0 million and the percentage of eligible receivables was increased from 75% to 80%. These higher levels of borrowing capacity will continue in effect until the Company either completes this Offering or raises $350,000 in a private placement of securities, at which time the lower levels will be restored. In addition, the Company will be required to pay the lender a $25,000 fee at the closing of this Offering or such other financing and issue to the lender 25,000 shares of Common Stock.
As of March 31, 1996 and May 31, 1996, the outstanding borrowings under such facility were $972,000 and $960,000, respectively. The proceeds of the financing were used to pay $90,000 on the Company's bank loan, $67,000 plus interest on the December 1994 Interim Notes and for working capital and other corporate purposes. The Company pays interest on these borrowings of the greater of 18% per annum or prime plus 8% and pay a fee of 1% of the face amount of the invoice. The Company intends to seek alternative financing on more favorable terms. In the event that it is unable to obtain alternative financing, it may keep the facility in place. Certain of the Company's officers have given the lender certain guarantees with respect to the financing. In the event that the Company's borrowings from the asset-based lender exceed $750,000 on the closing date with respect to this Offering, a portion of the proceeds from this Offering allocated to working capital may be used to reduce the borrowings to $750,000.

    In January 1996, the Company borrowed $500,000 from unaffiliated investors, and issued its 8% note due the earlier of January 31, 1997 or five days after the completion of this Offering. The proceeds of the notes were used to make the initial $325,000 payment of the $650,000 purchase price of the SATC Software, for working capital and to pay expenses relating to this Offering. At December 31, 1995, the Company owed the holders of the Interim

Notes and the December 1994 Interim Notes an aggregate of $295,000, plus interest and, with respect to the December 1994 Interim Notes, a $12,500 extension fee. The Company is in default with respect to such notes, and the notes will be paid from the proceeds of this Offering. The Company continues to require additional funds for its operations.

    As a result of its working capital deficit, the Company was delinquent in payments to its vendors. Accounts payable to vendors increased to $1.6 million at March 31, 1996 from $1.2 million at December 31, 1995. The delinquency for vendors deemed critical to the Company's operations is generally less than 60 days, and the delinquency for other vendors was in excess of 90 days. Although vendors have demanded payment from the Company, the Company has sought to work with the vendors by modest payments on account. The Company is not presently in litigation with any of its vendors. The Company believes that, following completion of this Offering, it will be able to improve its vendor payments and, accordingly, the past delinquencies will not have an ongoing adverse effect.

    At March 31, 1996, accounts receivable and cost and estimated profits in excess of interim billings were approximately $3.4 million, representing approximately 91 days of revenue based on annualizing the revenue for the March 1996 period, although no assurance can be given that revenue for the year will continue at the same level as in the March 1996 period. At December 31, 1995, accounts receivable and cost and estimated profits in excess of interim billings were approximately $2.5 million, representing approximately 88 days of revenue. The Company believes that such amount is reasonable considering the customer base, which is largely government agencies, hospitals and clinics. Since the Company does not receive significant payments in advance of services rendered, the Company does not anticipate that it will generate significant deferred revenue.

    The Company's independent accountants have included an explanatory paragraph in their report stating that there is substantial doubt about the ability of the Company to continue as a going concern. The Company has addressed this issue through the expansion of its marketing efforts for its health information systems and CarteSmart Systems products. The CarteSmart products have been an increasing source of revenue, having accounted for more than 36% of its revenue for the March 1996 period, principally as a result of the IBN contract. Although the Company does not have any backlog for its CarteSmart System, it is actively marketing the CarteSmart Systems to potential users both in the health and human services market and in other markets. The Company believes that the acquisition of the SATC Software will increase the potential uses for the CarteSmart System. The Company is continuing its efforts to increase its revenue from its health information systems and services.

    The Company believes that the net proceeds from this Offering available to it, after giving effect to the payment of outstanding debt, will be sufficient to enable it to operate without additional funding for at least one year from the date of this Prospectus. The Company believes that the increased revenue from both its CarteSmart System and medical information systems and services will be sufficient to enable it to cover the additional expenses described in "Use of Proceeds." In this connection, the Company believes that its marketing arrangement with Oasis can increase its business. However, it is possible that conditions may arise as a result of which the Company may require additional capital prior to one year from the date of this Prospectus, and no assurance can be given that the Company will be able to obtain any or adequate funds when required or that any funds available to it will be on reasonable terms. The failure to obtain necessary funds could result in the reduction or cessation of operations by the Company. Furthermore, there can be no assurance that the Company will generate significant revenues as a result of its agreement with Oasis or that the amount payable under the agreement with SMI will not significantly exceed the cash derived from any services rendered by SMI or as a result of the SMI agreement.


BUSINESS


Background

    The Company was organized in September 1992 to develop systems that operate in a distributed network environment using a range of technologies. A network system is a computer system that provides multiple users with access to a common data base. A network system can be a local system, such as a local area network or LAN, which operates within a single office or facility, or a network system which provides simultaneous access to a common data base by different users or different classes of users at multiple locations.

    There are up to three parties in the Company's network systems -- the sponsor, the users and the service providers. The sponsor is the party that maintains the data base. The sponsor may be a managed care organization, university or a bank or credit card association. The users are the persons who use the system, and may be the subscribers for a managed care organization, the students at a university and the bank card or credit card holders for a bank or credit card association. The service providers are those who provide goods or services to the users. Service providers may be the physicians, pharmacies or other health care professionals who provide medical services to the subscribers of the managed care organization, the university book store, food service department, vending machine operators, library and others who provide service to students at the university, and merchants and operators of automated teller machines who provide goods, services or funds to bank card or credit card holders.


Acquisition of CSM

    On June 16, 1994, Holdings, the Company's principal stockholder, through a wholly-owned subsidiary, CSM Acquisition Corp. ("Acquisition Corporation"), acquired the assets and assumed liabilities of Old CSM pursuant to a plan and agreement of reorganization dated as of April 13, 1994, as amended (the "Purchase Agreement"), among the Company, Consolidated, Acquisition Corporation, Old CSM and ACT, the parent of Old CSM. At the time of the acquisition of CSM, ACT was a publicly traded company. Consolidated is the parent of SISC, which is the sole stockholder of Holdings. In connection with the purchase, (i) Acquisition Corporation purchased the assets and assumed liabilities of Old CSM in exchange for 800,000 shares of Consolidated's common stock and $500,000, which was advanced by the Company to Acquisition Corporation from the proceeds of a loan made by SISC, (ii) Holdings transferred the stock of Acquisition Corporation to the Company on September 30, 1995, (iii) in consideration for the transfer of the Acquisition Corporation stock, the Company issued to Holdings an aggregate of 750,000 shares of Common Stock, and (iv) Acquisition Corporation changed its corporate name to Creative Socio-Medics Corp. See "Certain Transactions."

    The Purchase Agreement was negotiated among officers of the Company, Consolidated, ACT and CSM. There was no affiliation or other relationship between Consolidated, Acquisition Corporation and the Company, on the one hand, and ACT and Old CSM, on the other hand. At the time the acquisition of CSM was consummated, Messrs. Edward D. Bright and John F. Phillips, who were officers and directors of ACT and Old CSM, and Mr. Anthony F. Grisanti, who was an officer of ACT and Old CSM, resigned their positions as officers of both companies. Messrs. Bright, Phillips and Grisanti are the vice president, president and secretary and chief financial officer, respectively, of CSM, as a subsidiary of the Company. Mr. Phillips is also a director of the Company, and Mr. Grisanti is also chief financial officer, treasurer and secretary of the Company.

    At the time of the execution of the Purchase Agreement, SISC granted to Messrs. Bright, Phillips and Grisanti options to purchase an aggregate of 151,920 shares of the Company's Common Stock owned by SISC. The shares of Common Stock owned by SISC were transferred to Holdings subject to the options. The options are exercisable at an exercise price of $.232 per share during the five-year period commencing in June 1994. In June 1994, at the closing of the acquisition, Consolidated issued to such individuals an aggregate of 40,000 shares of Consolidated common stock. The value of the 40,000 shares of Consolidated common stock, approximately $136,000, is included as part of the Company's obligations due to SISC. See "Certain Transactions."

    In June 1994, at the time of the purchase of the assets from Old CSM, the Company entered into five-year employment agreements with Messrs. Leonard M. Luttinger, Edward D. Bright, John F. Phillips, Thomas L. Evans and Anthony F. Grisanti, pursuant to which they were employed as executive officers of the Company at a base compensation of $125,000, $125,000, $125,000, $85,000 and
$80,000, respectively. The agreements with Messrs. Luttinger and Evans replaced earlier employment agreements with such persons. See "Management -- Remuneration" for information concerning the terms of the employment agreements. At such time, Old CSM owed Messrs. Bright, Phillips and Grisanti an aggregate of $133,000 in accrued salary and out-of-pocket expenses incurred on behalf of Old CSM, which has been paid.

    The acquisition of CSM provided the Company with an ongoing stream of revenue together with a marketing force familiar with the entitlement and health care field which was marketing a compatible product. At the time of the acquisition, CSM's health information systems did not provide certain capabilities which were sought by its customer base. Following the acquisition, the Company developed two enhancements to its health information systems -- a graphical interface, which enables the users of the systems to operate in a WindowsTM environment, and a smart card interface using the Company's CarteSmart System, which enables the users to enter and retrieve data through the use of smart cards. Windows is a trade mark of Microsoft Corp. Following the implementation of the smart card interface, the Company initiated a marketing effort for its CarteSmart System to users of its health information systems. The two CarteSmart agreements in the health care field -
- - the San Diego County pilot project and the Albert Einstein School of Medicine agreement -- reflect amendments to the Company's existing agreements.


The CarteSmart System


    The Company's CarteSmart System software was designed to operate on industry-standard computer networks and "smart cards." A smart card is a plastic card the size of a standard credit card which contains an embedded microprocessor chip. The card has data storage and computing capabilities, and the smart card software includes security elements to restrict unauthorized access to or modification of certain information contained on the card. A smart card may also include a magnetic stripe to allow it to be used in networks that do not include smart card functionality. The smart cards are designed to be issued only by the sponsor organization, such as a managed care organization, specialty care facility, administrator of an entitlement program or other similar organization, a university or a bank or credit card organization.

    The CarteSmart software consists of components which allow the Company to develop network applications for sponsors with less effort than would be required if those network applications were developed from scratch. The CarteSmart software consists of an Application Program Interface ("API") and an API Generator which allows fast customization of the API for specific network applications. The API is a set of software modules that provide the common functions required to support a computer network using smart cards. By using the API, the Company or a sponsor may develop network systems more quickly than if all of the software necessary to implement the network were custom written for a particular network application. The API Generator is a tool developed by the Company that is designed to allow the Company or a network sponsor to develop a custom API for a particular network and reduce the effort required to build network systems.

    The CarteSmart System is designed to operate on file servers and personal computers which utilize the DOS, Windows 3.1, Windows 95, Windows NT or UNIX operating systems, depending upon the application. The software used in the smart card can be used or adapted for use in most commercially available smart cards. Smart cards generally meet international standards and are considered commodity products, although each manufacturer has its own software to interface with a computer. Accordingly, the Company believes that a manufacturer would provide any necessary assistance in order to market its cards.

    Although the Company's CarteSmart System software has general application, its experience with each of its four CarteSmart clients reflects a need to customize the software to meet the specific needs of the client. Although the customization need not be significant, each user has its unique requirements that must be met. These requirements may include the need to enable the CarteSmart System to interface with the client's existing systems to the development of a range of software products to meet needs which are not presently being served.

    The Company's initial applications were designed to meet the needs of managed care organizations and entitlement programs, and the Company developed a smart card interface to its health management systems. Each time a patient visits a participating health care provider, the health care provider adds to the patient's data base information concerning the visit, including the date, procedures performed and diagnosis. At the time of the first visit to a participating physician, the physician enters information relating to the diagnosis and treatment given on that visit together with such information relating to chronic conditions, such as allergies and medication, as the physician deems important. The Company does not anticipate that the health care provider will be expected to include information relating to earlier diagnoses or treatment; however, the organization which provides the smart card may require additional information to be input at the initial visit.
This information is input into the patient's smart card and may also be transmitted to the managed care organization's central data base, where, unless dissemination of such information has been restricted by the patient, other health care providers will have access to the information. The health care provider can read information from, and write information onto, the smart card through a card interface device, which is standard computer peripheral equipment readily available from computer outlets and can be easily connected to a personal computer. The information transferred to the smart card is first input by the health care provider on a computer and includes the date of service, diagnosis, treatment, including any prescribed medication, and any other information which the health care provider determines.

    At the time of the visit, the health care provider inputs the standard codes for the diagnosis and procedures performed. Errors in inputting the diagnosis and the procedure code delay payment or affect the amount of payment. The SmartCard System can be integrated with the health care provider's existing practice management system, without requiring any additional personnel. The CarteSmart System software has integrated within it an easy to use diagnosis and procedure code look up capability, as well as error checking and other safeguards which assist the health care provider in inputting the proper codes based upon normal medical terminology.

    The smart card stores only a limited amount of information, and is intended to reflect current medical conditions and not a record of medical treatment from birth. When the storage capacity of the card, which is equivalent to approximately ten typed pages, is reached, items are deleted on a chronological basis, with the earliest items being deleted first, although there is an override procedure by which certain crucial medical information, such as allergies and chronic conditions, can be retained, regardless of the date when the patient was diagnosed or treated for the condition. The card also includes information on each prescription which the patient is taking. A smart card is different from a magnetic stripe card, such as is used at VCU, in that it has an updatable data storage capacity, which a magnetic stripe card does not.

    To date, the Company has licensed an initial version of its CarteSmart software in the medical and health care field to an affiliate of a health insurance company in The Netherlands for a pilot project, to San Diego County for a pilot project and to the Albert Einstein School of Medicine. In January 1995, pursuant to an agreement with San Diego County, California, the Company introduced its CarteSmart System in the United States. The initial phase, a pilot program which was completed during 1995, involved the issuance of smart cards to approximately 1,200 mental health patients participating in the California MediCal Managed Care Initiative. The Company recognized revenue of $31,000 and $90,000 from the San Diego pilot program during 1995 and 1994, respectively. The Company is presently negotiating for an expansion of the program to include substance abuse and acute care as well as mental health for the county's total healthcare population. The Company is also marketing its CarteSmart System to other entitlement programs and managed care organizations; however, as of the date of this Prospectus, except for the pilot project in San Diego County, the Company has not entered into any agreements with any such organizations, and no assurance can be given that the Company will enter into any such agreements.

    In November 1995, the Company entered into an agreement with the Albert Einstein School of Medicine to add the CarteSmart System to its existing system to provide smart card network capabilities for use in its clinics and out-patient facilities. Installation of the smart card network is scheduled for the second quarter of 1996, and, as of March 31, 1996, no revenue had been generated from such customer. The Company is presently customizing the CarteSmart health care application software to meet the requirements of the Albert Einstein School of Medicine, including the ability to interface with its present computer systems in addition to the health information system licensed from the Company.

    During 1995, the Company commenced marketing its CarteSmart based products to markets other than the health care field. In July 1995, the Company entered into an agreement pursuant to which it installed a magnetic stripe identification system which uses CarteSmart technology to provide for the centralized issuance of a single card to all persons allowed access to the university and its services. The card contains the individual's name, photo, signature and unique card identification number, which defines the holder's entitlement to food service and library services. Approximately 20,000 students are using the system. The Company is negotiating with respect to an agreement to expand the program to support additional services, however, no assurance can be given that the program will be expanded. A magnetic card differs from a smart card since it does not have an independent updatable data storage capability.

    The Company believes that a major market for its smart card technology is the financial services industry, including banks and credit card issuers. Commencing in May 1995, the Company entered into a series of letter agreements with IBN for services and CarteSmart software licenses for the implementation of a satellite based distribution network of automatic teller machines and off-line point of sale terminals using smart cards for the former Soviet Union. In April 1996, the Company entered into a definitive agreement for the development of the system and the license of the system to IBN. IBN is a New York-based company which has rights to install such systems in the former Soviet Union. The Company's agreement with IBN is not contingent upon the success of IBN's installations in the former Soviet Union, although the extent of its revenues from royalties will be based on the number of cards issued and may be adversely affected by political developments in the former Soviet Union. The system being delivered to IBN includes Oasis Technologies' IST/Share Financial Transaction System software and other third party software which the Company is integrating with its CarteSmart software to complete the IBN system. Through March 31, 1996, the Company has generated approximately $1.4 million revenue from IBN.

    In developing the CarteSmart System for the financial services industry, the Company is using networking technologies that use telecommunications networks as well as smart cards. In addition, the Company, through a subsidiary, is purchasing the SATC Software, which processes retail plastic card transactions and merchant transactions. The purchase price is $650,000, of which $325,000 was paid by the Company, $150,000 was paid by Oasis and the remaining $175,000 is to be paid by Oasis, although the Company remains obligated for the balance if Oasis fails to make the payment. The SATC Software is designed to perform functions required by credit card issuers, including applications processing and tracking, credit evaluations, credit authorization and the printing of statements. In the event the final payment is not made, the subsidiary will not acquire title. The Company has an agreement with Oasis pursuant to which Oasis is to make the remaining payments, and it is negotiating an agreement with Oasis pursuant to which the subsidiary will become a joint venture corporation owned 50% by the Company and 50% by Oasis and/or its principals. See "Business -- Product Development."

    As of March 31, 1996, except for $57,000 in consulting revenue generated in 1993, the Company generated revenue from its Carte Smart System from three clients -- IBN, from which it generated revenue of $933,000 in the three months ended March 31, 1996 and $481,000 for the year ended December 31, 1995, VCU, from which it generated revenue of $10,000 in the three months ended March 31, 1996 and $118,000 for the year ended December 31, 1995, and the San Diego pilot project, which generated revenue of $31,000 in the year ended December 31, 1995 and $90,000 in the year ended December 31, 1994.

    The Company is entering into an agreement with SMI pursuant to which the Company pays SMI compensation of $25,000 to $59,000 per month, for which SMI will provide the services of Mr. Storm Morgan, a director of the Company, on an as-needed basis and up to four other persons to serve in management-level or other key positions for the Company on a full-time basis. Mr. Morgan is not required to devote any minimum amount of time to the business of the Company. The agreement also provides for payment of 6% of smart card and related revenues generated by the Company. The Company believes that the royalty is reasonable based on the experience of SMI and its personnel in developing businesses similar to that of the Company. The Company anticipates that SMI will assist the Company in marketing its CarteSmart Systems, however, no assurance can be given as to the extent of any revenue which may be generated from SMI's efforts.


Health Information Systems and Services

    Since the acquisition of CSM, the Company has offered its customers a range of products and services, principally based upon the health information systems which were developed and marketed by CSM prior to the acquisition. Users typically purchase one of the health information systems, in the form of a perpetual license to use the system, as well as contract services, maintenance and third party hardware and software which the Company offers pursuant to arrangements with the hardware and software vendors. The contract services include project management, training, consulting and software development services, which are provided either on a time and materials basis or pursuant to a fixed-price contract. The software development services may require the Company to adapt one of its health information systems to meet the specific requirements of the customer.

    Although the health information systems constituted the basis of CSM's business, revenue from the license of such systems, has not represented a major component of its revenues. The typical price for a license for CSM's health information systems ranges from $10,000 to $30,000. During the years ended December 31, 1995, 1994 and 1993, CSM installed health information systems with eleven, thirteen and twelve customers, respectively. Revenue from the licensing of such systems represented approximately $162,000, $375,000 and $235,000, in the years ended December 31, 1995, 1994 and 1993, respectively, accounting for approximately 2.2%, 7.4% and 4.7% of revenue for such periods. However, the Company license of a health information system is not limited to the grant of a license, and typically includes significant additional services, including software development and consulting services and maintenance services.

    The Company offers software systems developed by CSM which are designed to meet the requirements of providers of long-term specialty care treatment. Certain of its systems were developed to meet the requirements of Federally funded target cities projects and is installed in Baltimore, Los Angeles, Atlanta and Cuyahoga County (Cleveland), Ohio.

    A customer's purchase order may also include third party hardware or software. For the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, revenue from hardware and third party software accounted for approximately $268,000, $2.0 million, $900,000 and $1.0 million, representing 10.5%, 26.7%, 18.1% and 19.6%, respectively, of revenues in such periods.

    In addition to its health information systems and related services, the Company offers specialty care facilities a data center, at which its personnel perform data entry and data processing and produce operations reports. These services are typically provided to smaller substance-abuse clinics. During the three months ended March 31,1996 and the years ended December 31, 1995, 1994 and 1993, CSM's service bureau operation generated revenue of approximately $481,000, $1.7 million, $1.6 million and $1.7 million, respectively, representing approximately 18.8%, 23.6%, 32.5% and 33.6% of CSM's revenues for such periods. The largest user of the service bureau is the State of New York Office of Alcohol and Substance Abuse Services, which uses the Company's service bureau to maintain its statewide database of methadone users, however, such customer accounted for less than 4% of CSM's revenues in the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993. The Company intends to augment the marketing effort for the service bureau, although no assurance can be given that such operations will continue to be profitable.

    Maintenance services have generated increasing revenue and are becoming a more significant portion of the Company's business. Since purchasers of health information system licenses typically purchase maintenance service, maintenance revenue increases as new customers obtain licenses for its health information services. Under its maintenance contracts, which are executed on an annual basis, the Company maintains its software and provides certain upgrades. Its obligations under the maintenance contract may require the Company to make any modifications necessary to meet new Federal reporting
requirements.   The Company does not maintain the hardware and third party software sold to its customers.

                                      -33-
Markets and Marketing

    Although the market for smart card systems includes numerous applications where a secure distributed data base processing system is important, the Company's initial marketing efforts were directed to the health and human services market, including managed care organizations and entitlement programs. In the United States alone, the Company believes that there are presently more than 75 million persons who participate in managed care programs, which are sponsored by almost 600 organizations or health insurers. Because of the relationship between the organization and the participating medical care providers and patients, the organization can institute a smart card system without the need for the Company to conduct a separate marketing effort directed at the medical care providers. Although independent health insurers which do not operate a managed care organization may, in the future, be a market for a smart card system, because the relationship between the insurer and the medical care provider is different from that of the managed care organization and its participating medical care providers, the Company is not treating independent insurance companies as a market for the CarteSmart System, and no assurance can be given that it will ever become a market for the system.

    The market for the Company's health information systems and related services is comprised of various providers of specialty care involving long term treatment of a repetitive nature rather than short term critical care, such as medical and surgical hospitals or clinics. The Company believes that there are approximately 15,000 providers of such treatment programs in the United States, including public and private hospitals, private and community based residential facilities and Federal, state and local governmental agencies. Of these facilities, approximately 200 are customers of the Company.

    The Company believes that the acquisition of the CSM business and assets complements its CarteSmart business and personnel. Following the acquisition, the Company developed the graphical and smart card interface to the CSM health information system and commenced a marketing effort directed to the Company's customer base. The two smart card agreements, San Diego County and the Albert Einstein School of Medicine, represent amendments to existing contracts to include smart card services.

    The Company's health information systems are marketed principally to specialized care facilities, many of which are operated by government entities and include entitlement programs. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, approximately 30%, 54%, 49% and 47%, respectively, of CSM's revenues was generated from contracts with government agencies. Contracts with government agencies generally include provisions which permit the contracting agency to cancel the contract at its convenience.

    For the three months ended March 31, 1996, the Company's largest customer was IBN, which generated revenue of $933,000, or 14.8% of revenue. For the year ended December 31, 1995, one customer accounted for more than 5% of the Company's revenue. The State of Colorado generated revenue of approximately $1.4 million, representing 18.5% of revenue for the year. At March 31, 1996, this contract was substantially completed. Percentage of completion is based on the percentage of work performed by such date. CSM's largest customer for 1994 was Cuyahoga County (Cleveland) Ohio, from which CSM recognized revenue of $250,000, or 7.0% of revenue. During 1993, CSM had two customers which accounted for at least 5% of its revenue. Its largest customer for 1993 was the City of Baltimore, which entered into a contract with CSM for approximately $800,000 for software licenses and various contract services, maintenance, hardware and software. CSM's revenue from the Baltimore contract accounted for $312,000, or 6.3% of revenue, in 1993. The contract was completed in July 1994, and revenue from the contract in 1994 was substantially less than such revenue was in 1993. A contract with the City of Los Angeles accounted for 5.2% of revenue for 1993. No other customer accounted for 5% or more of the Company's revenues in any of such periods.

    The Company believes that the CarteSmart software has applications beyond the health and human services market and is seeking to market the software to educational institutions and in the financial services industry. See "Business -- The CarteSmart System." In April 1995, the Company entered into a joint marketing agreement with Oasis, pursuant to which each company markets the software of the other company. Oasis, an independent software developer, has developed and markets a transaction processing system, known as IST/Share, designed for high volume users in the financial services industry. Mr. Storm
R. Morgan, a director of and consultant to the Company, is an officer of, and has an equity interest in, Oasis. The Company believes that its agreement with Oasis will enhance its ability to market and introduce its product to the financial services industry where Oasis has an existing client base.

    The Company may enter into negotiations with other companies which have business, product lines or products which are compatible with the Company's business objectives. However, no assurance can be given as to the ability of the Company to enter into any agreement with such a company or that any agreement will result in licenses of the CarteSmart System. See "Business -- Potential Business Agreements."

    At March 31, 1996, the Company had a backlog of orders, including ongoing maintenance and data center contracts, in the aggregate amount of approximately $3.9 million, substantially all of which are expected to be filled during the following twelve months. Such backlog reflected data center contracts of $1.7 million, maintenance contracts of $1.2 million and contracts for turnkey health information systems of $1.0 million. The data center and maintenance contracts are typically one to three year contracts and the backlog reflects the unexpired term of the contracts, based upon the average monthly usage for the preceding three months. The backlog did not include any contracts for CarteSmart Systems.

    At March 31, 1995, the Company's backlog was approximately $4.8 million, consisting of $1.6 million of data center contracts, $1.0 million for maintenance contracts and contracts for turnkey health information systems contracts of $2.1 million.

    The Company's sales force is comprised of three full-time sales representatives, as well as Mr. Leonard M. Luttinger, chief operating officer, John F. Phillips, president of CSM, and SMI, a consultant to the Company. Mr. Storm R. Morgan's services include activities relating to the marketing of the CarteSmart System to industries outside of the medical field. His present efforts are devoted principally to the financial services industry. In addition, Mr. Luttinger and other members of the Company's technical staff are available to assist in market support, especially for proposals which contemplate the use of smart card transaction processing networks.


Product Development

    The Company is continuing the development and enhancement of the CarteSmart System, and six of its employees are engaged in such activities. For the year ended December 31, 1995 and the year ended December 31, 1994, research and development expenses were $699,000 and $367,000, respectively. No research and developmental expenses were incurred during the three months ended March 31, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company intends to expand its development activities following completion of this Offering. The Company intends to develop a product based on both the SATC Software and its own technologies, including the CarteSmart System, and to develop a network support tool for the financial services industry. The proposed enhancements include an increased language capability so that it can be multilingual, an interface with the Company's CarteSmart System and an interface with Oasis' IST/Share, which is a transaction processing system for high volume users in the financial services industry.

Competition

    The Company is in the business of licensing software to entitlement programs and managed care organizations, specialty care institutions and other major computer users who have a need for access to a distributed data network, and marketing health information systems software to specialty care organizations. The software industry in general is highly competitive. In addition, with technological developments in the communications industry, it is possible that communications as well as computer and software companies may offer similar or comparable services. Although the Company believes that it can provide a health care facility or managed care organization with software to enable it to perform its services more effectively, other companies, including major computer and communications companies have the staff and resources to develop competitive systems, and users, such as insurance companies, have the ability to develop software systems in house. Because of the large subscriber base participating in the major managed care organizations, the inability of the Company to license any such organizations could have a materially adverse effect upon its business. Furthermore, various companies have offered smart cards programs, by which a person can have his medical records stored, and software vendors and insurance companies have developed software to enable a physician or other medical care provider to have direct access to the insurer's computer and other software designed to maintain patient health and/or medication records. The market is very cost sensitive. In marketing systems such as the CarteSmart System, the Company must be able to demonstrate the ability of the network sponsor to provide enhanced services at lower effective cost. Major systems and consulting vendors, such as Unisys, AT&T Corp. and Andersen Worldwide have provided smart card based solutions to their clients and they offer other software systems in the industries to which the Company is marketing its products and services.
No assurance can be given that the Company will be able to compete successfully with such competitors. The Company believes the health insurance industry is developing switching software to be used in transmitting claims from health care providers to the insurers, and insurers or managed care organizations may also develop or license or purchase from others the software to process such claims, which would compete with certain functions of the CarteSmart System. The health information systems business is highly competitive, and is serviced by a number of major companies and a larger number of smaller companies, many of which are better capitalized, better known and have better marketing staffs than the Company, and no assurance can be given that the Company will be able to compete effectively with such companies. Major vendors of health information systems include Shared Medical

Systems Corp. and HBO Corp. The Company believes that price competition is a significant factor in its ability to market its health information systems and services, and was a factor in the decline in CSM's revenue from 1992 to lower levels in 1994 and 1993, although such revenue increased during 1995.

    The Company also faces intense competition as it seeks to enter the education and financial services markets. Competition for the education market includes not only major and minor software developers, but credit card issuers and telecommunications companies. In marketing its CarteSmart-based products to educational institutions, the Company can focus on the benefits to the university of providing an all-purpose card to ease administration and reduce costs. Major credit card issuers and communications companies, such as American Express, AT&T and MCI, can offer similar services by permitting the university to link their cards with the university's services. Such organizations can also use these marketing efforts as a part of their overall corporate marketing strategy to familiarize the students with their particular cards and services in hopes of attracting the students as a long-term user of their cards and services. As part of a marketing plan, rather than a profit center, such card issuers may be able to offer the universities services similar to the Company, but at a lower cost to the university. In this context, it is possible that, unless the Company can enter into a marketing arrangement with a major card issuer or telecommunications company, the Company may not be able compete successfully in marketing its CarteSmart products to educational institutions.

    The financial services industry is served by numerous software vendors. In addition, major banks, credit card issuers and other financial services companies have the resources to develop networking software in house. At present, most financial institutions use magnetic stripe cards rather than smart cards. The Company believes that its CarteSmart System together with the SATC Software and its joint marketing agreement with Oasis, which presently serves the financial services industry, will assist the Company in selling and licensing its products and services in the financial services industry. However, to the extent that smart cards become more important in the financial services industry, more companies in the financial services industry, as well as the major computer and software companies, all of whom are better known and substantially better capitalized than the Company, and numerous smaller software developers, are expected to play in increasingly active role in developing and marketing smart card based products. Furthermore, the recently announced joint venture among Visa, MasterCard and certain major banks relating to the development of a smart card based system, may have an adverse effect upon the ability of the Company to market smart card products to the financial services industry. No assurance can be given as to the ability of the Company to compete in this industry.


Government Regulations

    The Federal and state governments have adopted numerous regulations relating to the health care industry, including regulations relating to the payments to health care providers for various services. The adoption of new regulations can have a significant effect upon the operations of health care providers and insurance companies. Although the Company's business is aimed at meeting certain of the problems resulting from government regulations and from efforts to reduce the cost of health care, the effect of future regulations by governments and payment practices by government agencies or health insurers, including reductions in the funding for or scope of entitlement programs, cannot be predicted. Any change in the structure of health care in the United States can have a material effect on companies providing services, including those providing software. Although the Company believes that one likely direction which may result from the current study of the health care industry would be an increased trend to managed care programs, which is the market to which the Company is seeking to license its CarteSmart System, no assurance can be given that the Company's business will benefit from any changes in the industry structure. Even if the industry does evolve toward more health care being provided by managed care organizations, it is possible that there will be substantial concentration in a few very large organizations, which may seek to develop their own software or obtain software from other sources. To the extent that the health care industry evolves with greater government sponsored programs and less privately run organizations, the Company's business may be adversely affected. Furthermore, to the extent that each state changes its own regulations in the health care field, it may be necessary for the Company to modify its health information systems to meet any new record-keeping or other requirements imposed by changes in regulations, and no assurance can be given that the Company will be able to generate revenues sufficient to cover the costs of developing the modifications.

    A substantial percentage of CSM's business has been with government agencies, including specialized care facilities operated by, or under contract with, government agencies. See "Business -- Markets and Marketing." The decision on the part of a government agency to enter into a contract is dependent upon a number of factors, including economic and budgetary problems affecting the local area, and government procurement regulations, which may include the need for approval by more than one agency before a contract is signed. In addition, contracts with government agencies generally include provisions which permit the contracting agency to cancel the contract at its convenience.

Intellectual Property Rights

    The CarteSmart System is a proprietary system developed by the Company, and its health information system software is proprietary software developed by CSM. The Company has no patent rights for the CarteSmart System or health information system software, but it relies upon non disclosure and secrecy agreements with its employees and third parties to whom the Company discloses information. No assurance can be given that the Company will be able to protect its proprietary rights to its system or that any third party will not claim rights in the system. Disclosure of the codes used in the CarteSmart System or in any proprietary product, whether or not in violation of a non disclosure agreement, could have a materially adverse affect upon the Company, even if the Company is successful in obtaining injunctive relief, and no assurance can be given that the Company will be able to obtain injunctive relief. Furthermore, the Company may not be able to enforce its rights in the CarteSmart System in certain foreign countries.

    Prior to joining the Company, Messrs. Leonard M. Luttinger and Thomas L. Evans, chief operating officer and vice president, respectively, of the Company, were employed by Onecard Corporation ("Onecard"), a corporation which was engaged in the development of smart card technology. The Company developed its CarteSmart technology independent of Onecard, and no Onecard technology was incorporated in the CarteSmart technology. See "Business -- Litigation" for information with respect to an action commenced by Onecard against the Company, Consolidated and certain of the Company's officers.


Source of Supply

    Since the Company does not provide any of the hardware or the smart cards, it is the responsibility of the licensee to obtain the hardware, smart cards and other supplies. The Company's software operates on computer hardware and smart cards manufactured by a number of suppliers.


Potential Business Agreements

    Following completion of this Offering, the Company may enter into joint ventures, acquisitions or other arrangements, such as joint marketing arrangements and licensing agreements, which the Company believes would further the Company's growth and development. In negotiating such agreements or arrangements, the Company anticipates that such agreements would be based upon the manner in which the Company's business can be expanded, the extent to which either the Company's technology can be introduced or developed in fields not then being addressed by the Company or the extent to which additional channels can be developed for the Company's products and technology. The Company is a participant in a joint marketing vehicle by which the Company's products can be marketed by the other parties to the marketing arrangement, and the Company would have access to customers of the marketing partners. The Company's proposed joint venture with Oasis to purchase the SATC Software and its joint marketing agreement with Oasis are examples of such agreements. Although the Company is engaged in negotiations and performing its due diligence investigations with respect to the potential acquisition of a product line, the Company has not entered into any letters of intent or agreements with respect to any such arrangements or transactions.
Furthermore, no assurance can be given that any agreement which the Company enters into will generate any revenue to the Company. To the extent that the Company enters into an agreement with an affiliated party, the terms and conditions of such agreement will be on terms at least as favorable to the Company as those the Company could achieve in negotiations at arm's length with an independent third party. If any such agreement is with an affiliated party, the Company will seek the approval of a majority of the directors who have no affiliation with the other party.


Employees

    As of March 31, 1996, the Company had 66 employees, including five executive, four marketing and marketing support, 51 technical and six clerical and administrative employees. The chief executive officer and the president of the Company devote only a portion of their time to the business of the Company. Upon completion of this Offering, the Company intends to hire additional personnel as needed.

Litigation

    On or about September 29, 1995, an action was commenced against the Company by the filing of a summons with notice in the Supreme Court of the State of New York, County of New York. The action was commenced by Jacque W. Pate, Jr., Melvin Pierce, Herbert A. Meisler, John Gavin, Elaine Zanfini, individually and derivatively as stockholders of Onecard. The named defendants include, in addition to the Company, Messrs. Lewis S. Schiller, chief executive officer and a director of the Company, Leonard M. Luttinger, chief operating officer of the Company, and Thomas L. Evans, vice president of the Company, Holdings, the Company's principal stockholder, Consolidated, and other stockholders of the Company and other individuals who were or may have been officers or directors of Onecard but who have no affiliation with the Company or Consolidated. Messrs. Luttinger and Evans were employees of Onecard prior to the formation of the Company. Mr. Schiller was not an employee or director of, consultant to, or otherwise affiliated with, Onecard. A complaint was served on November 15, 1995. The complaint makes broad claims respecting alleged misappropriation of Onecard's trade secrets, corporate assets and corporate opportunities, breach of fiduciary relationship, unfair competition, fraud, breach of trust and other similar allegations, apparently arising at the time or, or in connection with the organization of, the Company in September 1992. The complaint seeks injunctive relief and damages, including punitive damages, of $130 million. The Company believes that the action is without merit, and it will vigorously defend the action. The Company filed an answer denying all allegations contained in the complaint and filed a motion to dismiss, which motion has not been decided by the Court. However, no assurance can be given as to the ultimate disposition of the action, and an adverse decision may have a material adverse effect upon the Company.


Property

    The Company's executive offices and facilities are located in approximately 18,000 square feet of space at 146 Nassau Avenue, Islip, New York, pursuant to a lease which terminates on February 28, 1999, at a minimum annual rental of $250,000. This lease provides for fixed annual increases ranging from 4% to 5%. The Company believes that such space is adequate for its immediate needs. The Company occupies, on a month-to-month basis, an aggregate of approximately 2,500 square feet of office space in Wethersfield, Connecticut and La Jolla, California, at an aggregate monthly rental of $4,700.

    The Company believes that its space is adequate for its immediate needs and that, if additional space is required, it would be readily available on commercially reasonable terms.


MANAGEMENT

Directors and Executive Officers

  The directors and executive officers of the Company are as follows:

Name                   Age    Position
- ---------------------  -----  -------------------------------
Lewis S. Schiller      65     Chairman of the Board, Chief Executive Officer
                               and Director

James L. Conway        48     President and Director

Leonard M. Luttinger   47     Chief Operating Officer and Director

Thomas L. Evans        40     Vice President

Anthony F. Grisanti    47     Chief Financial Officer, Treasurer and Secretary

John F. Phillips       57     Vice President of CSM and Director

E. Gerald Kay          55     Director

Storm R. Morgan        31     Director

    Mr. Lewis S. Schiller has been chairman of the board and a director of the Company since its organization in September 1992. Mr. Schiller is chairman of the board and chief executive officer of Consolidated, SISC and Holdings and is chief executive officer and/or chairman of Consolidated's operating subsidiaries, whose operations include magnetic resonance imaging centers, three dimensional imaging products, telecommunications and various manufacturing operations. SISC is the sole stockholder of Holdings, the principal stockholder of the Company, and SISC and Holdings are wholly owned subsidiaries of Consolidated. Mr. Schiller has held such positions for more than the past five years. Since May 1995, Mr.

Schiller has also been chairman of the board, chief executive officer and a director of Trans Global Services, Inc. (formerly known as Concept Technologies Group, Inc.), ("Trans Global"), a contract engineering company, of which SISC holds a majority of the voting rights. Mr. Schiller devotes only a portion of his time to the business of the Company. On December 11, 1989, Mr. Schiller was elected as chairman and chief executive and financial officer of General Technologies Group, Ltd. ("GTG"), a Long Island based defense manufacturing firm in which Consolidated was a stockholder and a major creditor. On December 14, 1989, GTG filed for protection under Chapter 11 of the Bankruptcy Act. Consolidated also commenced litigation against GTG, its former chairman and chief executive officer, accountants and secured lender which was settled out of court in 1993 and 1996. Mr. Schiller is also a director of Fingermatrix, Inc., a public company which develops and markets fingerprint identification systems. Mr. Schiller devotes a significant portion of his time to the business of Consolidated and its other subsidiaries. He anticipates that he will devote such amount of his time to the business of the Company as is necessary; however, Mr. Schiller does not expect to devote more than 10% of his time to the business of the Company.

    Mr. James L. Conway has been president and a director of the Company since January 1996. Since 1993, he has been president of S-Tech Corporation ("S-Tech"), a wholly-owned subsidiary of Consolidated which manufactures specialty vending equipment for postal, telecommunication and other industries and avionics products. His position as president of S-Tech Corporation is his principal business activity. From 1990 to 1993, he was president of GTG, as debtor in possession following its filing under Chapter 11 of the Bankruptcy Act. Mr. Conway devotes 40% to 50% of his time to the business of the Company.

    Mr. Leonard M. Luttinger has been president and a director of the Company since its organization in September 1992 until January 1996, when he became chief operating officer. From March 1991 to September 1992, Mr. Luttinger was vice president of smart card systems for Onecard, a corporation engaged in the development of smart card technology. From June 1966 to February 1991, he was employed at Unisys, a computer corporation, and its predecessor Burroughs Corporation, in various capacities, including manager of semiconductor and memory products and manager of scientific systems.

    Mr. Thomas L. Evans has been vice president of the Company since September 1992. From January 1991 to September 1992, Mr. Evans was director of development for Onecard. From September 1987 to November 1990, he was director of management information systems for Allied Grocers Co-operative, Inc., a food and grocery distributor. From June 1973 to September 1987, he was a senior project manager for Unisys.

    Mr. Anthony F. Grisanti has been treasurer of the Company since June 1994, secretary since February 1995 and chief financial officer since January 1996. He was chief financial officer of CSM and ACT for more than five years prior thereto.

    Mr. John F. Phillips has been a director of the Company and vice president of CSM since June 1994, when CSM was acquired. He also served as vice chairman and vice president -- marketing of the Company from June 1994 to January 1996. He was a senior executive officer and director of CSM and ACT for more than five years prior to June 1994. From January 1993 to June 1994, he was chairman of the Board of CSM and ACT. From 1986 until December 1992, he was president of CSM and ACT. Mr. Phillips is a director of ACT.

    Mr. E. Gerald Kay has been a director of the Company since June 1994. For more than the past five years, Mr. Kay has been chairman of the board and chief executive officer of Chem International, Inc., a pharmaceutical manufacturer, Manhattan Drug Co., Inc., a wholesaler of pharmaceutical products, The Vitamin Factory, Inc., a chain of retail vitamin stores, and Connaught Press, Inc., a publisher. From 1988 to 1990 he was also president and a director of The Rexall Group, Inc., a distributor of Rexall brand products. Mr. Kay is also a director of Trans Global.

    Mr. Storm R. Morgan has been a director of the Company since January 1996. Mr. Morgan is also senior vice president of Oasis, a position he has held since 1991, and an officer and director of SMI, a position he has held since 1989.

    Messrs. Phillips and Grisanti and Mr. Edward D. Bright, who was chief executive officer and a director of the Company from June 1994 to December 1995, resigned as officers of ACT and Old CSM in June 1994, at the time of the sale by Old CSM of its assets. Although Messrs. Phillips and Bright continue to serve as directors of ACT, they anticipate that such service will not require any significant amount of their business time and effort.

    The Company's Certificate of Incorporation includes certain provisions, permitted under Delaware law, which provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or
(iv) for certain conduct
prohibited by law. The Certificate of Incorporation also contains broad indemnification provisions. These provisions do not affect the liability of any director under Federal or applicable state securities' laws.

    The Board of Directors does not have any executive, nominating or audit committees.


Remuneration

    Set forth below is information concerning the Company's chief executive officer and the only officers who received or accrued compensation in excess of $100,000 during the years ended December 31, 1995, 1994 and 1993. Information with respect to Messrs. Bright and Phillips reflects, for 1994, the combined compensation received from the Company and Old CSM, and for 1993, the compensation received from Old CSM.




                        Annual Compensation    Long-Term Compensation (Awards)
                     ------------------------  -------------------------------
Name and Principal   Year    Salary   Bonus    Restricted Stock  Options, SARs
 Position            ----   -------- --------  ----------------  -------------
- ------------------                             Awards (Dollars)    (Number)
                                               ----------------  -------------

Lewis S. Schiller,   1995      --(1)       --             --         52,500
 CEO (through June   1994      --(1)       --             --             --
1994)                1993      --(1)       --             --             --

Leonard M.           1995   $125,000       --             --        176,768
 Luttinger,          1994    113,390       --             --         15,000(2)
 President           1993    110,423  $24,000         $4,065(3)          --

Edward D. Bright,    1995    127,627       --             --         38,768
 CEO of CSM, CEO of  1994    115,203       --             --(4)      15,000(2)
 the Company (from   1993    104,507       --             --             --
 July 1994 to
 December 1995)

John F. Phillips,    1995    123,900       --             --         38,768
 chairman of the     1994    108,416       --             --(4)      15,000(2)
 board of CSM, vice  1993    109,226       --             --             --
 chairman and vice
 president -- marketing

- -------------------
  (1) Mr. Schiller received no compensation from the Company. Effective December 31, 1994, Consolidated changed its fiscal year to the calendar year from the twelve months ended July 31. During the year ended December 31, 1995, the period from August 1, 1994 to December 31, 1994, for the fiscal years ended July 31, 1994 and 1993, the total compensation paid or accrued by Consolidated to Mr. Schiller were $250,000, $94,000, $181,451 and $175,000, respectively. The Company has an agreement with Trinity pursuant to which it is to pay Trinity consulting fees of $180,000 per year for the three years following the date of this Prospectus. The services to be rendered by Trinity include general business and financial management services and may be rendered by officers of Trinity, including Mr. Schiller, who is chief executive officer of both Trinity and the Company.

  (2) In December 1994, the Company issued options to purchase 15,000 shares of Common Stock at $5.33 per share to each of Messrs. Luttinger, Bright and Phillips pursuant to the Company's 1993 Long-Term Incentive Plan. In January 1995, these options were cancelled and new options were granted with an exercise price of $.232 per share, which was determined by the Board of Directors to be the fair market value per share on such date, to Messrs. Luttinger (8,058 shares), Bright (20,058 shares) and Phillips (20,058 shares). See "Management -- Long-Term Incentive Plan." See "Business -- Acquisition of CSM" and "Certain Transactions" for information relating to the grant by SISC of options to purchase Common Stock and the issuance by Consolidated of its common stock to Messrs. Bright, Phillips and one other officer.

  (3) Represents the value of 17,752 shares of Common Stock transferred to Mr. Luttinger by SISC. See "Certain Transactions."

  (4) See "Business -- Acquisition of CSM" and "Certain Transactions" for information relating to the grant of options by SISC and the issuance of Consolidated Common Stock by Consolidated to Messrs. Bright and Phillips.

    In June 1994, at the closing of the acquisition of CSM, the Company entered into five-year employment agreements with Messrs. Luttinger, Evans, Edward D. Bright, John F. Phillips and Anthony F. Grisanti providing for annual base salaries of $125,000, $85,000, $125,000, $125,000 and $80,000,
respectively. The agreements with Messrs. Luttinger and Evans replaced prior agreements and increased their compensation. In January 1996, Mr. Evans' base salary was increased to $100,000. The agreements provide for an annual cost of living adjustment, an automobile allowance and a bonus of 4% of income before income taxes for Messrs. Luttinger, Bright and Phillips and 2% of income before income taxes for Messrs. Evans and Grisanti. The maximum bonus is 300% of salary for Messrs. Luttinger, Bright and Phillips and 200% of salary for Messrs. Evans and Grisanti. The agreements provide that such individuals will be elected as executive officers of the Company. Mr. Luttinger's agreement also provides for payment of his relocation expenses. For 1996, Messrs. Luttinger, Phillips and Bright agreed to reduced base salaries of $62,500, $100,000 and $100,000, with certain incentives if certain targets are attained. The aggregate annual base salaries for 1996 under these agreements is $442,500. The Company also pays one other officer, Mr. James L. Conway, salary of $52,000 per year. In addition, the Company has an agreement with Trinity pursuant to which the Company will pay Trinity $180,000 per year during the three-year period commencing on the first day of the month in which the Company receives the proceeds from this Offering. See "Certain Transactions."

    The annual base compensation payable by Consolidated to Mr. Schiller pursuant to his agreement with Consolidated is $250,000, subject to a cost of living increase. In addition, Mr. Schiller receives incentive compensation based on the results of Consolidated's operations and has a right to purchase 10% of Consolidated's or SISC's equity interest in their operating subsidiaries and investments for 110% of their cost. In December 1995 and January 1996, Mr. Schiller exercised his option with respect to 373,507 shares of Common Stock owned by Holdings. See "Certain Transactions."

    Mr. Storm R. Morgan, a director of the Company, serves as a consultant to the Company. The Company does not pay any compensation directly to Mr. Morgan; however, it has a consulting agreement with SMI, a company wholly-owned by Mr. Morgan and of which he is a director and officer, pursuant to which the Company pays SMI monthly payments of $25,000 to $59,000 per month, for which SMI will provide the services of Mr. Morgan from time to time on an as-needed basis and up to four other persons to serve in management-level or other key positions for the Company on a full-time basis. In addition, the Company pays SMI a fee equal to 6% of revenue from smart card and related services. See "Certain Transactions."

    Pursuant to the underwriting agreement, the Company has agreed to use its best efforts to obtain key man life insurance in the amount of $1,000,000 on the lives of each of Messrs. James L. Conway, Leonard M. Luttinger and Thomas
L. Evans.  See "Underwriting."


Long-Term Incentive Plan

    In July 1993, the Company adopted, by action of the board of directors and stockholders, the 1993 Long Term Incentive Plan (the "Plan"). The Plan was amended in October 1993, April 1994, October 1994 and February 1996. The Plan does not have an expiration date. Set forth below is a summary of the Plan, but this summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as an exhibit to the Registration Statement, of which this Prospectus is a part.

    The Plan is authorized to grant options or other equity-based incentives for 511,000 shares of the Common Stock. If shares subject to an option under the Plan cease to be subject to such option, or if shares awarded under the Plan are forfeited, or otherwise terminated without a payment being made to the participant in the form of stock, such shares will again be available for future distribution under the Plan.

    Awards under the Plan may be made to key employees, including officers of and consultants to the Company, its subsidiaries and affiliates, but may not be granted to any director unless the director is also an employee of or consultant to the Company or any subsidiaries or affiliates. The Plan imposes no limit on the number of officers and other key employees to whom awards may be made; however, no person shall be entitled to receive in any fiscal year awards which would entitle such person to acquire more than 3% of the number of shares of Common Stock outstanding on the date of grant.

    The Plan is to be administered by a committee of no less than three disinterested directors to be appointed by the board (the "Committee"). No member or alternate member of the Committee shall be eligible to receive options or stock under the Plan (except as to the automatic grant of options to directors) or under any plan of the Company or any of its affiliates. The Committee has broad discretion in determining the persons to whom stock options or other awards are to be granted, the terms and conditions of the award, including the type of award, the exercise price and term and the restrictions and forfeiture conditions.

  If no Committee is appointed, the functions of the committee shall be performed by the board of directors. At present no Committee has been appointed.

    The Committee will have the authority to grant the following types of awards under the Plan: incentive or non qualified stock options; stock appreciation rights; restricted stock; deferred stock; stock purchase rights and/or other stock based awards. The Plan is designed to provide the Committee with broad discretion to grant incentive stock based rights.

    In January 1995, the Board granted stock options to purchase an aggregate of 252,804 shares of Common Stock at $.232 per share, and in December 1995, the Board granted stock options to purchase an aggregate of 104,952 shares of Common Stock at $.345 per share. Such exercise prices were determined by the Board to be the fair market value per share on the date of grant. The options become exercisable as to 50% of the shares on the first and second anniversaries of the date of grant. In connection with certain of the January 1995 option grants, the Board cancelled previously granted options to purchase 206,250 shares at an exercise price of $5.33 per share which were granted in 1994. In April 1996, the Company granted stock options to purchase an aggregate of 129,500 shares of Common Stock at an exercise price of $2.00 per share, including options to purchase 27,000 shares which were granted to each of Messrs. Edward D. Bright and John F. Phillips. The options are exercisable as to 50% of the shares on the first and second anniversaries of the date of grant.

    The following table sets forth information concerning options granted during the year ended December 31, 1995 to the officers named in the compensation table under "Management -- Remuneration." No SARs were granted. See "Certain Transactions" for information concerning the issuance of Outstanding Warrants to such persons.

Option Grants in Last Fiscal Year

                                         Percent of
                                         Total Options
                       Number of Shares  Granted to      Exersize
                       Underlying        Employees in    Price      Expiration
Name                   Options Granted   Fiscal Year(1)  Per Share  Date
- ---------------------  ----------------  --------------  ---------  ----------
Lewis S. Schiller             52,500(2)            8.7%  $5.00        12/31/99
Leonard M. Luttinger           8,058               1.3%    .232(3)     1/31/00
                              18,710               3.1%    .345       12/31/00
                              37,500(2)            6.3%   2.00        12/31/99
                             112,500(2)           18.8%   5.00        12/31/99
Edward D. Bright              20,058               3.3%     .232(3)    1/31/00
                              18,710               3.1%     .345      12/31/00
John F. Phillips              20,058               3.3%     .232(3)    1/31/00
                              18,710               3.1%     .345      12/31/00

- -------------------
  (1) The percentage is based upon the total number of stock options granted (357,756) and Outstanding Warrants issued (240,000) to individuals who, at the time of issuance, were officers, directors or employees of the Company.

  (2)  Represents Outstanding Warrants.

  (3) In connection with the January 1995 option grants, the Company cancelled options to purchase 15,000 shares of Common Stock at $5.33 per share, which had been granted in 1994 to each of Messrs. Luttinger, Bright and Phillips.

    The following table sets forth information concerning the exercise of options during the year ended December 31, 1995 and the year-end value of options held by the officers named in the compensation table under "Management
- -- Remuneration."

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Value

                                           Number of         Value of
                                           Securities        Unexercised
                                           Underlying        In-the-Money
                                           Unexercised       Options
                                           Options at        at Fiscal
                       Shares              Fiscal Year End   Year End (1)
                       Acquired
                       Upon      Value     Exercisable/      Exercisable/
Name                   Exercise  Realized  Unexercisable     Unexercisable
- ---------------------  --------  --------  ----------------  ----------------
Lewis S. Schiller            --        --               --/               --/
                                                     52,500               -0-
Leonard M. Luttinger         --        --               --/               --/
                                                    176,768            $  911
Edward D. Bright             --        --               --/               --/
                                                     38,768             2,267
John F. Phillips             --        --               --/               --/
                                                     38,768             2,267
- -------------------

  (1) The determination of "in the money" options at December 31, 1995, is based on the fair market value of the Common Stock as determined by the Board of Directors in December 1995 of $.345 per share.


CERTAIN TRANSACTIONS

Issuance of Securities at Organization

    In connection with its organization, the Company, in September 1992, issued an aggregate of 824,256 shares of Common Stock as follows: 582,072 shares of Common Stock to SISC for $1,300, 112,584 shares to DLB for $6,700, and 43,200 shares of Common Stock to each of DLB, Mr. Harris Freedman and Mr.
E. Gerald Kay, who has been a director of the Company since June 1994, for nominal consideration. SISC, DLB, Mr. Freedman and Mr. Kay may be deemed founders of the Company. Mr. Lewis S. Schiller, chairman of the board of the Company, is chairman of the board and chief executive officer of SISC. DLB is controlled by the wife of Mr. Lewis S. Schiller; however, Mr. Schiller disclaims any beneficial interest in any securities owned by DLB. Mr. Freedman is an officer of Bridge Ventures, one of the selling warrantholders. See "Selling Security Holders."

    Also in connection with its organization, the Company acquired all of the capital stock of LMT, Inc. ("LMT") in exchange for 129,600 shares of Common Stock and 400 shares of Series A Preferred Stock, which are convertible into an aggregate of 43,200 shares of Common Stock. LMT was a shell corporation which was organized at the same time as the Company and never engaged in any business. One of the stockholders of LMT, Mr. Martin Hodes, had, prior to the Company's organization, but in anticipation of the Company's formation, incurred substantial expenses in connection with technology related to the Company's business, but which was never used by the Company. The shares of Common Stock were issued as follows: 60,480 shares to Leonard M. Luttinger, chief operating officer and a director of the Company, 43,200 shares to Mr. Martin Hodes, and 25,920 shares to Mr. Thomas Evans, vice president of the Company. Prior to the issuance of the stock to the LMT stockholders, none of the LMT stockholders had any affiliation with the Company.

    From December 1992 through March 1993, the Company sold to each of four accredited investors, including Mr. E. Gerald Kay, DLB and Mr. Harris Freedman, one unit of the Company's securities for $25,000 per unit. Each such unit consisted of 4,536 shares of Common Stock and 20 shares of Series B Preferred Stock. Each share of Series B Preferred Stock is convertible into
259.2 shares of Common Stock. In April 1994, DLB sold its shares of Series B Preferred Stock to SISC.

  In October 1993, SISC transferred an aggregate of 74,100 shares of Common Stock for $.232 per share, as follows: 17,460, 8,640 and 18,000 shares to Messrs. Luttinger, Hodes and Evans, respectively, and 6,000 shares to each of five key employees of the Company. The $15,000 consideration payable to SISC with respect to the 65,520 shares transferred by SISC to Messrs. Luttinger, Evans and five employees was included in the Company's obligations to SISC.

    In June 1993, SISC transferred 4,253 shares to a nonaffiliated party. During the period from November 1993 and March 1994, SISC transferred an aggregate of 36,201 shares of Common Stock at $.232 per share to DLB and six unaffiliated persons.


Loan Transactions with Related Parties

    During the period between the Company's organization in September 1992 and September 30, 1995, the Company borrowed approximately $2.9 million and $97,000 from SISC and DLB, respectively. These loans bear interest at 10% per annum. In April 1994, SISC purchased from DLB the note representing the Company's obligations to DLB and DLB's Series B Preferred Stock. At such time, SISC also purchased an Interim Note for $54,000 from an unrelated party for $54,000.

    The largest amounts owed by the Company at any one time to SISC during 1994 and 1995 were approximately $2.6 million and $3.0 million, respectively, which were outstanding on December 31, 1994 and September 30, 1995. The largest amount due to DLB during 1994 was $97,000, which was outstanding from the beginning of the year until such obligation was purchased by SISC in April 1994.

    In October 1993, the Company issued 78,000 shares of Common Stock to SISC in consideration for the cancellation by SISC of approximately $18,100 of indebtedness. At September 30, 1995, the Company's indebtedness to SISC was approximately $3.0 million plus interest of $388,000. This indebtedness includes loans made by SISC to the Company and CSM as well as the value of the 40,000 shares of Consolidated common stock issued to certain individuals in connection with the acquisition of CSM. See "Certain Transactions -- Acquisition of CSM." At September 30, 1995:

    (a) SISC accepted 2,210 shares of Series D Preferred Stock, which have a redemption price of $1,000 per share, or an aggregate of $2,210,000 in exchange for cancellation of the Company's indebtedness in the principal amount of $2.2 million. The Series D Preferred Stock is not voting and there are limitations on the redemption of such shares. See "Description of Securities -- Series D Preferred Stock." The Company issued a $750,000 promissory note to SISC in respect of the balance of its indebtedness to SISC. The note is due in January 1997, but is payable five days after the completion of the Company's initial public offering. SISC has agreed to extend the maturity date to April 1, 1997. SISC has agreed not to require any payment unless the over-allotment option is exercised, and, in the event that the over-allotment option is exercised, a portion of such proceeds may be used for such purposes. In addition, in the event the Company receives the proceeds from the exercise of any Warrants or Outstanding Warrants, a portion of such proceeds may be used to make a payment to SISC.

    (b) The Company issued 1,125,000 shares of Common Stock to Holdings in consideration of the cancellation by SISC of accrued interest at September 30, 1995 of $388,000, reflecting a price of $.345 per share.

    In January 1996, SISC exchanged 1,000 shares of Series D Preferred Stock for 1,125,000 shares of Common Stock. As a result of this exchange, the aggregate redemption price of the Series D Preferred Stock was reduced to $1.2 million.

    In connection with the July and August 1993 issuance by the Company of Interim Notes in the principal amount of $216,000, SISC sold to the lenders an aggregate of 15,120 shares of Common Stock for $.232 per share, and the Company agreed to give such stockholders certain piggyback registration rights with respect to such shares. In connection with the agreement of the holders of the Interim Notes to extend the maturity date until December 31, 1994, SISC transferred an aggregate of 9,375 shares of Common Stock to such holders. The holder of an Interim Note in the principal amount of $27,000 received payment of the note and no shares were transferred.

    In connection with the issuance by the Company of its December 1994 Interim Notes in the principal amount of $200,000, Consolidated (i) issued shares of its common stock to the holders of such notes at the time of the issuance of such notes, (ii) issued additional shares of its common stock upon the exercise by the Company of its right to extend the maturity date of the December 1994 Interim Notes to January 31, 1995, and a subsequent extension to April 30, 1995, and (iii) guaranteed payment when such notes were not paid on January 31, 1995. In anticipation of such interim financing, SISC advanced the Company $50,000, which was repaid from the proceeds of the December 1994 Interim Notes. Pursuant to a modification and extension agreement dated as of January 31, 1995, among the Company and the noteholders, the principal of the notes was payable in three installments due on February 28, March 31 and April 30, 1995 and additional shares of

Consolidated common stock were issued. The first payment of $67,000 plus interest was made. The Company had the right to defer the March 1995 payment until April 1995 by the payment of an extension fee of $12,500 and the issuance by Consolidated of additional shares of its common stock. The Company has not made either of the other two payments and is in default on the notes. The remaining principal plus accrued interest and the extension fee was approximately $150,000 at December 31, 1995. See "Interim Financings."
In consideration of the issuance of the shares of Consolidated's common stock and its agreement to guarantee payment of the notes, the Company agreed to issue 75,000 shares of Common Stock to Holdings. Such shares were issued at September 30, 1995. In addition, the Company agreed to issue Outstanding Warrants to SISC. See "Certain Transactions -- Issuance of Warrants."

    During 1994 and 1995, ACT lent the Company $58,000 and $109,000, respectively. The outstanding balance on December 31, 1995 and 1994 were $167,000 and $58,000, respectively, representing the largest amounts owed during such years. ACT has lent money to the Company during 1996, and, at March 31, 1996 and May 31, 1996, the balance due to ACT was $232,000 and $256,000, respectively, which, with interest, is to be paid from the proceeds of this Offering. The loans, which were made on a demand basis and bear interest at 10% per annum, were used for working capital and other corporate purposes.

    The Company believes that the transactions described above are fair and reasonable to the Company and were made on terms that are not less favorable to the Company than could have been obtained from non-affiliated third parties, if such third parties were available, and it intends that transactions with related parties will be on an arms-length basis.


Issuance of Warrants

    In October 1993, the Company issued to SISC warrants to purchase 375,000 shares of Common Stock at $10.00 per share, 225,000 shares at $6.67 per share and 150,000 shares of Common Stock at $2.67 per share and issued to SMACS warrants to purchase 37,500 shares of Common Stock at $6.67 per share and 37,500 shares at $2.67 per share. These warrants became exercisable six months from the completion of the Company's initial public offering or earlier with the consent of the Company and the underwriter and expired on November 30, 1998. In connection with the Company's prior proposed initial public offering, SISC agreed to a reduction in the amount to be paid to SISC from the proceeds of such offering, and the Company issued to SISC a warrant to purchase 525,000 shares of Common Stock at $6.67 per share, and the Company and SISC agreed to an adjustment in the exercise price of warrants to purchase 375,000 shares of Common Stock from $10.00 per share to $6.67 per share.

    In February 1996, the Company issued an aggregate of 3,153,750 Outstanding Warrants, of which 2,516,250 are exercisable at $2.00 per share and 637,500 are exercisable at $5.00 per share. These warrants were issued in connection with services rendered, which, in the case of SISC, included the guarantee of the December 1994 Interim Notes. Although the Warrants were issued prior to the three-for-four reverse split, which was effective in February 1996, the number of shares issuable upon exercise of the Outstanding Warrants, but not the exercise price, was adjusted for the reverse split. The Outstanding Warrants expire on December 31, 1999. The Outstanding Warrants, which, with respect to SISC and SMACS, replaced of the warrants described in preceding paragraph, were issued in February 1996 to the following persons:

Name                          $2 Warrants         $5 Warrants
- ----------------------------  -----------         -----------
SISC                            1,968,750                  --
Lewis S. Schiller                      --              52,500
Storm R. Morgan                   225,000                  --
James L. Conway                   112,500             112,500
Leonard M. Luttinger               37,500             112,500
Thomas L. Evans                        --              37,500
SMACS Holdings, Inc.               37,500             187,500
Bridge Ventures, Inc.             135,000             135,000
                                ---------             -------
Total                           2,516,250             637,500
                                =========             =======

    SISC transferred Outstanding Warrants to purchase 668,750 shares of Common Stock to Mr. Lewis S. Schiller (206,250 warrants), E. Gerald Kay (100,000 warrants), two officers and one director of Consolidated (150,000 warrants), SMI
                                      -45-

(62,500 warrants) and two other individuals who are not affiliated with the Company (150,000 warrants). Mr. Schiller has an employment agreement with Consolidated pursuant to which he has an option to purchase 10% of Consolidated's or SISC's or their subsidiaries' interest in equity securities owned by them. The transfer of the Outstanding Warrants to Mr. Schiller was made pursuant to such employment agreement and for other services to SISC. In February 1996, Mr. Schiller transferred to DLB 133,500 shares of Common Stock and Outstanding Warrants to purchase 106,250 shares of Common Stock at $2.00 per share in satisfaction of certain of his obligations to DLB or its stockholder. DLB and Mr. Schiller have transferred 15,000 shares and 35,000 shares, respectively, of Common Stock to each of the Schillers' three adult children and one person who is an officer of Consolidated. Mr. Schiller and DLB disclaim any beneficial interest in the shares owned by the Schillers' adult children.

    The Company issued the Outstanding Warrants to Messrs. James L. Conway and Storm R. Morgan prior to their election as directors and prior to Mr. Conway's election as president of the Company.

Acquisition of CSM

    In April 1994, the Company entered into the Purchase Agreement to acquire the assets of CSM from Old CSM. In June 1994, the acquisition of CSM's assets was completed. Consolidated issued 800,000 shares of its common stock to Old CSM, and SISC advanced the Company $500,000 to enable it to pay the cash portion of the purchase price. The assets of Old CSM were acquired by a subsidiary of Holdings, and the subsidiary changed its corporate name to Creative Socio-Medics Corp. In September 1995, Holdings transferred the CSM stock to the Company, and the Company issued 750,000 shares of Common Stock to Holdings.

    In connection with the execution of the Purchase Agreement, SISC granted to Messrs. Edward D. Bright, John F. Phillips and Anthony F. Grisanti options to purchase 66,000, 66,000 and 19,920 shares of Common Stock, respectively. The shares subject to option are outstanding shares which are owned by Holdings. The options are exercisable at an exercise price of $.232 per share during the five-year period commencing on June 1994. The Company has agreed to give Messrs. Bright, Phillips and Grisanti certain registration rights, which do not apply prior to the completion of this Offering, with respect to the shares of Common Stock issuable upon exercise of the options. At the closing of the acquisition, Consolidated issued 17,377, 17,377 and 5,246 shares of Consolidated common stock to Messrs. Bright, Phillips and Grisanti, respectively. Mr. Phillips has been a director of the Company and an officer of the Company and/or CSM since the acquisition of CSM. Mr. Bright was chief executive officer and a director of the Company from June 1994 through December 1995 and has been an officer of CSM since the June 1994 acquisition. Mr. Grisanti has been treasurer of the Company since June 1994. The value of such shares, which was approximately $136,000, was included in the amount owed by the Company to SISC at September 30, 1995. See "Certain Transactions -- Loan Transactions with Related Parties."

    At the time of the acquisition of CSM in June 1994, SISC transferred its stock in the Company to Holdings, its wholly-owned subsidiary, which, until September 30, 1995, owned all of the stock of CSM as well as a controlling interest in the Company.


Other Related Party Transactions

    The Company has an agreement with Trinity pursuant to which the Company will pay Trinity a monthly fee of $15,000 for a three year term commencing on the first day of the month in which the Company receives the proceeds from this Offering for general business, management and financial consulting services. Neither Mr. Lewis S. Schiller, chairman of the board of the Company, Consolidated, SISC and Trinity, nor any other employee of Consolidated, SISC or Trinity receives any compensation from the Company for services rendered by him, and the fee reflects compensation for services rendered and to be rendered by Trinity to the Company. No compensation is payable or accruable pursuant to the agreement until the completion of the Company's initial public offering.

    Pursuant to an employment agreement between Mr. Schiller and Consolidated, Mr. Schiller has the right to purchase 10% of SISC's equity position in its subsidiaries, including the Company, for 110% of SISC's cost. In December 1995, Mr. Schiller exercised his option and purchased from SISC an aggregate of 348,009 shares of Common Stock of the Company at exercise prices per share ranging from $.002 to $.38. The option exercised by Mr. Schiller covered his option with respect to all of the Common Stock issued to SISC and/or Holdings through December 31, 1995. In January 1996, Mr. Schiller exercised his option to purchase 112,500 shares of Common Stock representing his option with respect to the stock issuable in connection with the 1,125,000 shares of Common Stock issued to Holdings in exchange for 1,000 shares of Series D Preferred Stock. Such option had an exercise price of $.978 per share. Pursuant to his employment agreement with Consolidated, the exercise price is payable over a five-year period.

    In January 1996, the Company issued 11,250 shares of Common Stock to Mr. Thomas L. Evans for services rendered by him. The fair value of such shares will be treated as compensation to Mr. Evans in 1995.

    In January 1996, Mr. Storm R. Morgan was elected as a director of the Company. At the time of his election, he was a consultant to the Company.
The Company does not pay compensation to Mr. Morgan. In March 1996, the Company entered into an agreement with SMI, of which Mr. Morgan is sole stockholder, an officer and a director, pursuant to which the Company pays SMI monthly payments of $25,000 to $59,000 per month, for which SMI will provide to the Company the services of Mr. Morgan from time to time on an as-needed basis and up to four persons to serve in management-level or other key positions for the Company on a full-time basis. These individuals are providing marketing, support and technical services to the Company. Mr. Morgan is not required to devote any minimum amount of time to the business of the Company. The agreement continues until December 31, 2000. If four persons (other than Mr. Morgan) are provided, the monthly fee payable to SMI will be $59,000. To the extent that SMI provides the services of persons other than Mr. Morgan, the Company may terminate such persons on 60 days notice, in which event the monthly payment is reduced by $8,500 per person, but in no event will the monthly payment be less than $25,000. The agreement also provides for payment to SMI of 6% of smart card and related revenues generated by the Company. In addition, the Company is to pay SMI a fee of $250,000 for services relating to the Company's agreement with IBN, of which $50,000 is payable from the proceeds of this Offering. The remaining $200,000 is payable from the proceeds of the over-allotment option, if exercised by the Underwriter, and from cash flow, provided, that in any event such amount shall be due 13 months from the date of this Prospectus. The agreement also provides that, in the event that the Company receives a commission from sales of smart cards and smart card readers, the Company is to pay SMI 50% to 100% of the commissions received.

    Mr. Morgan is also senior vice president of, and holds an equity interest in, Oasis. The Company has a joint marketing agreement with Oasis pursuant to which each company markets the products of the other for which it receives a commission. The Company and Oasis are also forming a joint venture corporation to acquire the SATC Software. The purchase price of the SATC Software is $650,000, of which $325,000 is payable by each of the Company and Oasis. The initial $325,000 payment was made by the Company. Oasis has agreed to provide the joint venture company with the funds to make the remaining installments, which are due during 1996 and has paid two installments each in the amount of $75,000. The remaining payment of $175,000 is due in September 1996. However, the agreement pursuant to which the SATC Software is being purchased, requires the Company to make the payment regardless of whether the Company receives payment from Oasis. The Company intends to develop enhancements to the SATC Software to enable it to interface with Oasis' IST/Share as well as the Company's own CarteSmart System software.

    In connection with the Company's accounts receivable financing, Messrs. Schiller and Luttinger guaranteed the Company's obligations to the lender and Messrs. Edward D. Bright and Anthony F. Grisanti, vice president of CSM and secretary and chief financial officer of the Company, respectively, issued their guaranty which is limited to the losses or liability resulting from certain irregularities by the Company in the submission of invoices for advances and the failure to pay over the proceeds from accounts to the lender. The Company knows of no such irregularities. The advances under this facility were approximately $972,000 and $960,000 at March 31, 1996 and May 31, 1996, respectively.

    The Company has performed consulting services for certain of Consolidated's affiliated companies. Such services, which have not been substantial and consist of technical support, programming and systems analysis, are rendered on an arms-length basis.


INTERIM FINANCINGS

    In July and August 1993, the Company issued its Interim Notes, which are payable from the proceeds of this Offering, in the aggregate principal amount of $216,000. The notes were issued to seven accredited investors, none of whom is an officer, director or principal stockholder of the Company or an affiliate of any such person. In connection with the issuance of such notes, SISC sold to the purchasers 2,160 shares of Common Stock at $.232 per share for each $27,000 note purchased. The holders of the shares of Common Stock have certain piggyback rights subsequent to this Offering. The net proceeds to the Company from the Interim Notes was approximately $205,000, of which $78,535 was used to reimburse SISC for money advanced by SISC without interest to pay principal and interest on notes in the aggregate principal amount of $50,000 and for other working capital purposes. The balance of such net proceeds was used for working capital and other corporate purposes. In connection with an extension of the maturity date to December 31, 1994, SISC transferred to the holders of the Interim Notes an aggregate of 9,375 shares of the Company's Common Stock owned by it. In April 1994, SISC purchased from one of the noteholders such noteholder's Interim Note in the principal amount of $54,000. The Company has paid $27,000 of the Interim Notes. The outstanding Interim Notes are to be paid from the proceeds of this Offering. See "Use of Proceeds" and "Certain Transactions."

    In December 1994, the Company borrowed $200,000 from accredited investors and issued to the investors its December 1994 Interim Notes in the principal amount of $200,000. The proceeds of the loan were used for working capital and other corporate purposes, including the payment of expenses relating to this Offering. In anticipation of such interim financing, SISC advanced the Company $50,000, which was repaid from the proceeds of the December 1994 Interim Notes. The December 1994 Interim Notes were due December 31, 1994.
In connection with the December 1994 Interim Notes, Consolidated issued an aggregate of 30,000 shares of its common stock to the lenders in December 1994. The last reported sale price for the Consolidated common stock on December 1, 1994, the date of the initial closing for the sale of December 1994 Interim Notes, was $.69 per share. Pursuant to the terms of the notes, the Company extended the maturity date of the December 1994 Interim Notes until January 31, 1995, in connection with which Consolidated delivered an additional 30,000 shares of Consolidated common stock. The December 1994 Interim Notes provided that if such notes are not paid by January 31, 1995, Consolidated is to issue and deliver its guaranty of the payment of the principal of the December 1994 Interim Notes and accrued interest thereon in three equal installments on the last day of February, March and April 1995. Pursuant to a modification and extension agreement dated as of January 31, 1995, among the Company and the noteholders, the principal amount of the December 1994 Interim Notes was payable in three installments due on February 28, March 31 and April 30, 1995. The first payment of $67,000 plus interest was made. The Company had the right to defer the March payment until April by the payment by the Company of a $12,500 extension fee and the issuance by Consolidated of 25,004 additional shares of Consolidated common stock. The Company has not made either of the other two payments and is in default on the notes. The unpaid principal amount of the December 1994 Interim Notes of $133,000, plus accrued interest, plus the $12,500 extension fee, which are guaranteed by Consolidated, will be paid from the proceeds of this Offering. In consideration of the issuance by Consolidated of shares of its common stock in connection with the December 1994 Interim Notes, its agreement to issue additional shares of its common stock if the notes are extended and its agreement to provide the guarantee in the event that the December 1994 Interim Notes are not paid by January 31, 1995, the Company issued to SISC Outstanding Warrants to purchase 300,000 shares of Common Stock at $2.00 per share and issued 75,000 shares of Common Stock to Holdings. See "Use of Proceeds" and "Certain Transactions."

    In January 1996, the Company borrowed $500,000 from four accredited investors. In connection with such loans, the Company issued its 8% promissory notes due January 31, 1997, which are payable from the proceeds of this Offering. The Company also agreed that, if the Company completes an initial public offering of its securities prior to the January 31, 1997 maturity date, it would register pursuant to the Securities Act and issue to the noteholders one Unit for each $2.00 principal amount of notes. Accordingly, the Company has registered 250,000 Units for issuance to the noteholders for no cash consideration. The shares of Common Stock and Warrants comprising the Units will be issued at the time of payment of the notes, but the holders of the Units have agreed not to sell shares of Common Stock or engage in short sales or sales against the box for a period of 13 months commencing on the date the Company receives the proceeds of this Offering. See "Selling Security Holders."


PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of May 31, 1996 and as adjusted to give effect to the sale of the 1,125,000 shares of Common Stock included in the 562,500 Units offered by this Prospectus and the 500,000 shares of Common Stock included in the 250,000 Units to be issued to the holders of the January 1996 Interim Notes, who are the Selling Stockholders, and the 25,000 shares of Common Stock to be issued to the Company's asset-based lender, the number and percentage of shares of outstanding Common Stock owned by each person owning at least 5% of the Company's Common Stock, each director owning stock and all directors and officers as a group:


                                             Common Stock
                             Amount and Nature
Name and                     of Beneficial         Percent of Ownership
Address(1)                   Ownership(2)        Outstanding   As Adjusted
- ----------------------       -----------------   -----------   -----------
Lewis S. Schiller(3)                 3,332,759         80.3%         57.7%
160 Broadway
New York, NY  10038

SIS Capital Corp.(4)                 3,232,758         78.0%         56.0%
    and
Carte Medical Holdings, Inc.
160 Broadway
New York, NY  10038

DLB, Inc.(5)                           237,577          5.7%          4.1%
One Butler Road
Scarsdale, New York  10583

Leonard M. Luttinger(6)                 82,029          2.0%          1.4%

John F. Phillips(7)                     76,129          1.8%          1.3%

E. Gerald Kay(8)                        52,920          1.3%          0.9%

James L. Conway(9)                          --           --            --

Storm R. Morgan(10)                         --           --            --

All Directors and Officers           3,544,462         84.8%         61.1%
as a group (five individuals
owning stock)(3),(6),(7),(8),
(9),(10),(11)

  (1) Unless otherwise indicated, the address of each person is c/o Netsmart Technologies, Inc., 146 Nassau Avenue, Islip, New York 11751.

  (2) Unless otherwise indicated, each person named has the sole voting and sole investment power and has direct beneficial ownership of the shares. Since Outstanding Warrants are not exercisable for six months following the date of this Prospectus without the consent of the Company and the Underwriter, for purpose of this table, shares issuable upon exercise of Outstanding Warrants are not deemed to be outstanding at May 31, 1996. Information as to ownership of Outstanding Warrants by each person named in the table is set forth in the footnotes.

  (3) Includes (a) 100,000 shares of Common Stock owned by Mr. Schiller, (b) 3,222,390 shares owned by Holdings, of which Mr. Schiller is the chief executive officer and has the power to vote the shares, and (c) 10,368 shares of Common Stock issuable upon conversion of the 40 shares of Series B Preferred Stock owned by Holdings. In addition, SISC holds Outstanding Warrants to purchase 1,300,000 shares of Common Stock at $2.00 per share, and Mr. Schiller holds Outstanding Warrants to purchase 100,000 shares of Common Stock at $2.00 per share and 52,500 shares of Common Stock and $5.00 per share. Includes 151,920 shares of Common Stock owned by Holdings, subject to options granted by SISC in connection with the acquisition of CSM. See "Certain Transactions." Shares owned by Mr. Schiller do not include securities owned by DLB, which is owned by Mr. Schiller's wife and with respect to which Mr. Schiller disclaims beneficial interest. At May 31, 1996, DLB owned 237,577 shares of Common Stock and Outstanding Warrants to purchase 106,250 shares of Common Stock at $2.00 per share. If the shares owned by DLB were included with Mr. Schiller's shares, the number of shares of Common Stock beneficially owned by Mr. Schiller at May 31, 1996 would be 3,572,358, or 86.2% of the outstanding shares of Common Stock at such date, and 61.9% as adjusted.

  (4) Includes (a) 3,222,390 shares owned by Holdings and (b) 10,368 shares of Common Stock issuable upon conversion of the Series B Preferred Stock owned by Holdings. In addition, SISC holds Outstanding Warrants to purchase 1,300,000 shares of Common Stock at $2.00 per share. The shares owned by SISC include 151,920 shares of Common Stock owned by Holdings, subject to options granted by SISC in connection with the acquisition of CSM. See "Certain Transactions."

  (5) Does not include Outstanding Warrants to purchase 106,250 shares of Common Stock at $2.00 owned by DLB.

  (6) Includes 4,029 shares of Common Stock issuable upon exercise of outstanding options. In addition, Mr. Luttinger owns Outstanding Warrants to purchase 37,500 shares of Common Stock at $2.00 per share and 112,500 shares of Common Stock at $5.00 per share.

  (7) Represents 66,000 shares issuable upon exercise of an option granted by SISC and 10,029 shares of Common Stock issuable upon exercise of outstanding options.

  (8) Includes 5,184 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock owned by Mr. Kay. In addition, Mr. Kay holds Outstanding Warrants to purchase 100,000 shares of Common Stock at $2.00 per share.

  (9) Mr. Conway holds Outstanding Warrants to purchase 112,500 shares of Common Stock at $2.00 per share and 112,500 shares of Common Stock at $5.00 per share.

  (10) Mr. Morgan holds Outstanding Warrants to purchase 225,000 shares of Common Stock at $2.00 per share, and SMI, of which Mr. Morgan is sole stockholder and an officer and director, owns outstanding Warrants to purchase 62,500 shares of Common Stock at $2.00 per share.

  (11) Information with respect to all officers and directors as a group also includes 26,560 shares of Common Stock issuable upon exercise of an option granted by SISC to Mr. Anthony F. Grisanti.


SELLING SECURITY HOLDERS

    The Selling Warrant Holders, SISC and Bridge Ventures, may sell, from time to time, the 800,000 shares of Common Stock issuable upon exercise of the Outstanding Warrants pursuant to this Prospectus. During the first six months from the date of this Prospectus, the Outstanding Warrants may not be exercised, and the underlying shares of Common Stock may not be sold, without the consent of the Company and the Underwriter. For the 18 months following the expiration of such six-month period, neither the Outstanding Warrants nor the underlying shares of Common Stock may be sold without the consent of the Underwriter. The Outstanding Warrants are not to be publicly sold, and there is not expected to be any public market for the Outstanding Warrants. The Outstanding Warrants provide that, in the event that they are sold or otherwise transferred pursuant to an effective registration statement, they expire 90 days from the date of transfer. As a result, any purchaser of Outstanding Warrants must, within a short period, either exercise the Outstanding Warrants or permit them to expire unexercised. The Outstanding Warrants have an exercise price of $2.00 per share. SISC may exercise

Outstanding Warrants by delivery of shares of Series D Preferred Stock, with each such share to be deemed to have a value of $1,000. See "Description of Securities -- Series D Preferred Stock."

    SISC owns Outstanding Warrants to purchase 1,300,000 shares of Common Stock at $2.00 per share. Bridge Ventures owns Outstanding Warrants to purchase 135,000 shares of Common Stock at $2.00 per share and 135,000 shares at $5.00 per share. In addition, SMACS Holdings, Inc. ("SMACS"), an affiliate of Bridge Ventures, holds outstanding Warrants to purchase 37,500 shares of Common Stock at $2.00 per share and 187,500 shares at $5.00 per share, and Mr. Harris Freedman, an officer of Bridge Ventures and SMACS, owns 47,736 shares
of Common Stock.   See "Certain Transactions."

    The Outstanding Warrants become exercisable six months from the date of this Prospectus, or earlier with the consent of the Company and the Underwriter. At such time as the Outstanding Warrants become exercisable, neither the Outstanding Warrants nor the underlying Common Stock may be sold without the prior consent of the Underwriter until the expiration of two years from the date of this Prospectus, and in no event may such Warrants or the underlying Common Stock be sold prior to the exercise in full or the expiration of the Underwriter's over-allotment option. The holders of the Outstanding Warrants have one demand registration right commencing two years after the date of this Prospectus. The Outstanding Warrants being registered are exercisable at $2.00 per share, expire on December 31, 1999 and may not be redeemed by the Company.

    Set forth below is information as to the stock ownership of the Selling Warrant Holders as of the date the Outstanding Warrants become exercisable.

                     Amount
                     and Nature     Shares       Percent of Ownership
Name and             of Beneficial  Being        --------------------
Address              Ownership      Offered    Outstanding  As Adjusted
- -------------------  -------------  --------   -----------  -----------
SIS Capital Corp.     4,532,758(1)   750,000         64.1%     53.5%(2)
160 Broadway
New York, NY 10038

Bridge Ventures, Inc.   270,000(3)    50,000          4.5%         3.6%
545 Madison Avenue
New York, NY 10022

  (1) Includes (a) 1,300,000 shares of Common Stock issuable upon exercise of the Outstanding Warrants, (b) 3,222,390 shares owned by Holdings, which is wholly owned by SISC, of which 151,920 shares of Common Stock are subject to options granted by SISC in connection with the CSM acquisition, and (c) 10,368 shares of Common Stock issuable upon conversion of the 40 shares of Series B Preferred Stock owned by Holdings. Mr. Lewis S. Schiller, chairman of the board of the Company is the chief executive officer of Consolidated, the parent of SISC, and has the right to vote and direct the disposition of the shares owned by Holdings, SISC's wholly-owned subsidiary. See "Business Acquisition of CSM," "Management" and "Certain Transactions."

  (2) If the over-allotment option is exercised in full, SISC's percent of ownership on an as adjusted basis would be 56.2%.

  (3) Represents 270,000 shares of Common Stock issuable upon exercise of Outstanding Warrants owned by Bridge Ventures. Shares owned by Bridge Ventures do not include securities owned by SMACS or by Mr. Harris Freedman, who is an officer of Bridge Ventures and SMACS.

    In connection with the issuance of the January 1996 Interim Notes, the Company has agreed that, if the Company completes its initial public offering prior to the January 31, 1997 maturity date of the notes, it will issue to the note holders one Unit for each $2.00 principal amount of January 1996 Interim Notes. The Company has registered, and will issue pursuant to the Registration Statement of which this Prospectus is a part, an aggregate of 250,000 Units, consisting of 500,000 shares of Common Stock and 250,000 Warrants, to the persons named below (the "Selling Stockholders"). The Selling Stockholders have agreed that they will not sell such shares prior to the expiration of 13 months from the date the Company first receives the proceeds of this Offering without the consent of the Underwriter. They have further agreed that during such 13-month period they will not engage in any short sales or short sales against the box with respect to the Company's securities.

    Set forth below is information as to the Selling Stockholders. None of the Selling Stockholders is a stockholder or warrant holder of the Company.


Name                          Number of Shares(1)  Number of Warrants
- ----------------------------  -------------------  ------------------
360 Central Corporation                   300,000             150,000
12382 Baywind Court
Boca Raton, FL  33428



Charles S. Junger                         100,000              50,000
42 West 39th St.
New York, NY  10018

Steven Capizzi                             50,000              25,000
42 Cider Creek Circle
Rochester, NY  14616

Kenneth Lipson                             50,000              25,000
251 28th Avenue
San Francisco, CA  94121

  (1) Does not include shares of Common Stock issuable upon exercise of the Warrants included in the Units to be issued to the Selling Stockholders.

    The Company will not receive any proceeds from the sale by the Selling Warrant Holders of the shares of Common Stock issuable upon exercise of their Outstanding Warrants other than the exercise price of the Outstanding Warrants to the extent that the Outstanding Warrants are exercised, or from the sale by the Selling Stockholders other than upon exercise of their Warrants.

    The Selling Warrant Holders have advised the Company that any transfer of the Outstanding Warrants will be either a sale in private transactions at negotiated prices or by gift. They have advised the Company with respect to the underlying shares of Common Stock, and each of the Selling Stockholders has advised the Company with respect to the shares of Common Stock and Warrants being acquired by them pursuant to this Prospectus that such sale may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Warrant Holders or Selling Stockholders (collectively, "Selling Security Holders") in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise, and securities may be transferred by gift.

    Selling Security Holders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Security Holders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

    Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Security Holder's securities may not simultaneously engage in market-making activities with respect to any securities of the Company during the applicable "cooling-off" period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter is engaged in a distribution of a Selling Security Holder's securities, it will not be able to make a market in the Company's securities during the applicable restrictive period. However, the Underwriter has not agreed to and is not obligated to act as broker-dealer in the sale of any Selling Security Holder's securities and the Selling Security Holders may be required, and in the event the Underwriter is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Security Holder desiring to sell securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Security Holders.

    The Selling Security Holders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act.


DESCRIPTION OF SECURITIES

Capital Stock

    The Company is authorized to issue 3,000,000 shares of Preferred Stock, par value $.01 per share, and 15,000,000 shares of Common Stock, par value $.01 per share. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Holders of Common Stock are entitled to share in such dividends as the Board of Directors, in its discretion, may declare from funds legally available. In the event of liquidation, each outstanding share entitles its holder to participate ratably in the assets remaining after payment of liabilities. There are presently 4,136,253 shares of Common Stock outstanding, and upon completion of this Offering and the issuance of 250,000 Units to the Selling Stockholders and 25,000 shares of Common Stock to the Company's asset-based lender, assuming the Underwriter's over-allotment option is not exercised, there will be 5,786,253 shares of Common Stock outstanding. In addition, at May 31, 1996, there were reserved for issuance 3,153,750 shares for issuance upon the exercise of the Outstanding Warrants, 511,000 shares for issuance upon exercise of options granted and to be granted pursuant to the Plan, 43,200 shares for issuance upon conversion of the Series A Preferred Stock and 20,737 shares for issuance upon conversion of the Series B Preferred Stock.

    Stockholders have no preemptive or other rights to subscribe for or purchase additional shares of any class of stock or of any other securities of the Company, and there are no redemption or sinking fund provisions with regard to the Common Stock. All outstanding shares of Common Stock are, and those issuable pursuant to this Prospectus or upon exercise of the Warrants will be when issued as provided in this Prospectus, validly issued, fully paid, and nonassessable. Stockholders do not have cumulative voting rights.

    The Company's Board of Directors is authorized to issue, from time to time and without further stockholder action, up to 3,000,000 shares of Preferred Stock in one or more distinct series. The Board of Directors is authorized to fix the following rights and preferences, among others, for each series: (i) the rate of dividends and whether such dividends shall be cumulative; (ii) the price at and the terms and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of voluntary or involuntary liquidation; (iv) whether or not a sinking fund shall be provided for the redemption or purchase of shares; (v) the terms and conditions on which shares may be converted; and (vi) whether, and in what proportion to any other series or class, a series shall have voting rights other than required by law, and, if voting rights are granted, the number of voting rights per share. The Company has no plans, agreements or understandings with respect to the designation of any series or the issuance of any shares of Preferred Stock.

    There are presently three series of Preferred Stock which are authorized. Set forth below is information concerning each series of Preferred Stock. The Series A, B and D Preferred Stock are on a parity with each other with respect to dividends and on liquidation and dissolution. The Board of Directors may create other series of Preferred Stocks which are either junior or senior to or on a parity with the Series A, B or D Preferred Stock as to dividends and/or on any voluntary or mandatory liquidation without the approval of the holders of such series of Preferred Stock. Upon completion of this Offering, the outstanding shares of Series A Preferred Stock will be converted into shares of Common Stock, the shares of Series B Preferred Stock will be redeemed, and the only series of Preferred Stock which will remain outstanding will be the Series D Preferred Stock.

    The Company's certificate of incorporation authorizes the issuance of so-called "blank check" preferred stock with the board of directors having the right to determine the designations, rights, preferences and privileges of the holders of one or more series of Preferred Stock. Accordingly, the board of directors is empowered, without stockholder approval, to issue Preferred Stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of Common Stock. The Preferred Stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control of the Company. The possible impact on takeover attempts could adversely affect the price of the Company Stock. Although the Company has no present intention to issue any additional shares of Preferred Stock or to create any additional series of Preferred Stock, the Company may issue such shares in the future.


Series A Preferred Stock

    The Series A Preferred Stock consists of 400 shares, all of which are issued and outstanding. Holders of shares of Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Company, out of funds of the Company legally available for payment, dividends at an annual rate of $4 per share. Dividends on the Series A Preferred Stock are payable annually on March 1 in each year to holders of record at the close of business on the immediately preceding February 15. The first dividend payment date was March 1, 1994. Dividends accrue from the date of issuance of the shares and are payable in cash or in shares of Common Stock, valued at fair market value, as the Company's board of directors shall determine. The Company did not pay the $2,262 dividend due March 1, 1994 or the $1,600 dividend due March 1, 1995 and 1996, and a portion of proceeds of this Offering may be used to make such payment. Other than as required by applicable law, holders of shares of Series A Preferred Stock will not be entitled to any voting rights with respect to their shares.

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment has been made on any security of the Company, if any, which ranks senior to the Series A Preferred Stock, holders of shares of Series A Preferred Stock will be entitled to receive from the assets of the Company $100 per share plus accrued and unpaid dividends to the payment date, before any payment or distribution is made to holders of shares of Common Stock or any other series or class of stock hereafter issued which ranks junior as to liquidation rights to the Series A Preferred Stock.

  Each share of Series A Preferred Stock, unless previously redeemed, is convertible, commencing on the date of issuance, into 108 shares of Common Stock. If the Series A Preferred Stock is called for redemption, conversion rights will expire at the close of business on the business day prior to the redemption date. The conversion rate is subject to adjustment upon the occurrence of certain events.

    The Company has the right to redeem the shares of Series A Preferred Stock at a redemption price of $1,000 per share, plus accumulated and unpaid dividends, at any time after the end of the first fiscal quarter in which its financial statements show a consolidated net worth, determined in accordance with generally accepted accounting principles consistently applied, of at least $2,500,000. The Series A Preferred Stock may be redeemed in whole only and not in part. Once the Series A Preferred Stock becomes redeemable, the Company may redeem the Series A Preferred Stock upon at least 30, but not more than 60 days' prior written notice to the registered holders. If the Series A Preferred Stock is called for redemption, conversion rights will expire at the close of business on the business day prior to the redemption date. The

Company has agreed not to redeem the Series A Preferred Stock prior to the expiration of two years from the date of this Prospectus. The sole holder of the Series A Preferred Stock has agreed to convert his Series A Preferred Stock into Common Stock following completion of this Offering.


Series B Preferred Stock

    The Series B Preferred Stock consists of 80 shares, all of which are issued and outstanding. Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Company, out of funds of the Company legally available for payment, dividends at an annual rate of $72 per share. Dividends on the Series B Preferred Stock will be payable annually on March 1 in each year to holders of record at the close of business on the immediately preceding February 28. The first dividend payment date was March 1, 1994. Dividends shall accrue from April 1, 1993, and are payable in cash or in shares of Common Stock, valued at fair market value, as the Company's board of directors shall determine, except that the first dividend shall be paid in cash. The Company did not pay the $5,271 dividend due March 1, 1994 or the $5,760 dividends due on each of March 1, 1995 and 1996. The Series B Preferred Stock is to be redeemed from the proceeds of this Offering, and payment of the accrued dividends is being waived. Other than as required by applicable law, holders of shares of Series B Preferred Stock will not be entitled to any voting rights with respect to their shares.

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment has been made on any security of the Company, if any, which ranks senior to the Series B Preferred Stock, holders of shares of Series B Preferred Stock will be entitled to receive from the assets of the Company $1,200 per share plus accrued and unpaid dividends to the payment date, before any payment or distribution is made to holders of shares of Common Stock or any other series or class of stock hereafter issued which ranks junior as to liquidation rights to the Series B Preferred Stock.

    The holders of the Series B Preferred Stock will be entitled at any time after the Company receives the proceeds from this Offering, subject to prior redemption, to convert each share of Series B Preferred Stock into 259.2 shares of Common Stock of the Company. If the Series B Preferred Stock is called for redemption, conversion rights will expire at the close of business on the business date prior to the redemption date. The conversion rate is subject to adjustment upon the occurrence of certain events. If the holder of Series B Preferred Stock demands redemption following the Company's initial public offering, as described below, such holder's rights of conversion terminate immediately upon issuing such demand.

    Each holder of Series B Preferred Stock has the right, during the 30 day period following the date the Company receives the proceeds of this Offering, on written notice to the Company, to require the Company to redeem all of the shares of Series B Preferred Stock owned by such holder at a redemption price equal to $1,200 per share. No holder of Series B Preferred Stock shall be entitled to demand redemption of less than all of the shares of Series B Preferred Stock owned by such holder. The Company shall be required to pay the redemption price within 90 days after the receipt of the notice from the holder. In the event that a holder of Series B Preferred Stock gives such notice, such holder's right to convert the Series B Preferred Stock into Common Stock will terminate immediately upon making the demand for redemption, and the holder's only claim against the Company shall be for the amount of the redemption price.

    The Company shall have the right to redeem the shares of Series B Preferred Stock at a redemption price of $1,200 per share, plus accumulated and unpaid dividends, at any time after the end of the first fiscal quarter in which its financial statements show a consolidated net worth, determined in accordance with generally accepted accounting principles consistently applied, of at least $5,000,000. The Series B Preferred Stock may be redeemed in whole only, and not in part. Once the Series B Preferred Stock becomes redeemable, the Company may redeem the Series B Preferred Stock upon at least 30, but not more than 60 days' prior written notice to the registered holders. If the Series B Preferred Stock is called for redemption, conversion rights will expire at the close of business on the business day prior to the redemption date. The Series B Preferred Stock is to be redeemed following completion of this Offering. See "Use of Proceeds."


Series D Preferred Stock

    The Series D Preferred Stock consists of a maximum of 3,000 shares, of which 1,210 shares are issued and outstanding and owned by SISC. The holders of the Series D Preferred Stock are entitled to receive, out of funds of the Company legally available for payment, dividends at the annual rate of $60 per share. Dividends are cumulative and accrue from the date of issuance, which was October 1, 1995. Dividends are payable semiannually on the first day of April and October, with the first dividend payment date being the first of such dates to occur after the Company receives the proceeds of this Offering. Other than as required by applicable law, holders of shares of Series D Preferred Stock will not be entitled to any voting rights with respect to their shares.

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment has been made on any security of the Company, if any, which ranks senior to the Series D Preferred Stock, holders of shares of Series D Preferred Stock will be entitled to receive from the assets of the Company $1.00 per share plus accrued and unpaid dividends to the payment date, before any payment or distribution is made to holders of shares of Common Stock or any other series or class of stock hereafter issued which ranks junior as to liquidation rights to the Series D Preferred Stock. The Series D Preferred Stock is on a parity with the Series A and B Preferred Stock as to dividends and upon liquidation or dissolution of the Company.

    The Series D Preferred Stock is redeemable at the option of the Company for $1,000 per share commencing October 1, 1998, except that, prior to October 1, 1998, the Company may redeem shares of Series D Preferred Stock from 50% of the net proceeds from the sale by the Company of its equity securities, including the issuance of convertible securities and shares of Common Stock issued upon exercise of warrants or options, excluding this Offering, except to the extent that fifty percent (50%) of the net proceeds to the Company from the sale of securities pursuant to the over-allotment option may be used to redeem any shares of Series D Preferred Stock. However, the Company has agreed not to apply any proceeds from the over-allotment option, if exercised, to redeem the Series D Preferred Stock. The Company is not required to provide for the redemption of any shares of Series D Preferred Stock through the operation of a sinking fund. Any action to redeem the Series D Preferred Stock shall be taken by the Board of Directors, with any person who is a holder or an officer, director or principal stockholder of a holder of Series D Preferred Stock not participating in the vote. The Series D Preferred Stock may also be transferred to the Company to exercise Outstanding Warrants, with each share valued at $1,000 for such purpose.


Series A Redeemable Common Stock Purchase Warrants

    The holder of each Warrant is entitled, upon payment of the exercise price of $4.50 per share, to purchase one share of Common Stock. Unless previously redeemed, the Warrants are exercisable during the two-year period commencing one year from the date of this Prospectus. Holders of the Warrants will only be able to exercise the Warrants if (a) a current prospectus under the Securities Act of 1933, as amended (the "Securities Act") relating to the shares of Common Stock issuable upon exercise of the Warrants is then in effect, and (b) such securities are qualified for sale or exemption from qualification under the applicable securities laws of the states in which the various holders of Warrants reside.

    Commencing one year from the date of this Prospectus, with the consent of the Underwriter, the Warrants are subject to redemption by the Company, on not more than 60 nor less than 30 days' written notice, at a price of $.05 per Warrant, if the closing price per share of the Common Stock is at least $9.00, subject to adjustment, for at least 20 consecutive trading days ending within ten days of the date on which the Warrants are called for redemption. Holders of Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All of the outstanding Warrants must be redeemed if any are redeemed. A notice of redemption shall be mailed to each of the registered holders of the Warrants by first class, postage prepaid, within five business days (or such longer period to which the Underwriter may consent) after the Warrants are called for redemption, but no earlier than the sixtieth nor later than the thirtieth day before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificates shall be delivered and the redemption price to be paid, and that the right to exercise the Warrants shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the date fixed for redemption. The Warrants can only be redeemed if, on the date the Warrants are called for redemption, there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants.

    The Warrants may be exercised upon surrender of the certificate(s) therefor on or prior to 5:00 p.m. New York City time on the expiration date of the Warrants or, if the Warrants are called for redemption, the day prior to the redemption date (as explained above) at the offices of the Company's warrant agent (the "Warrant Agent") with the form of "Election to Purchase" on the reverse side of the certificate(s) filled out and executed as indicated, accompanied by payment of the full exercise price for the number of Warrants being exercised.

    The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events.

    The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a stockholder of the Company unless and until the holder exercises the Warrants.

    Although the Warrants have a fixed exercise price and a formula for adjustments in certain events and have a fixed expiration date, it is possible that in the future the Company may wish to reduce the exercise price or extend the exercise period. The Company has no plans to reduce such price or extend the Warrants. Any such change would be effected pursuant to a post-effective amendment to the registration statement of which this Prospectus is a part or a new registration statement, and no exercise of the Warrant with amended terms may be exercised unless and until such post-effective amendment or new registration statement has been declared effective by the Commission.


Series B Common Stock Purchase Warrants

    As of the date of this Prospectus, there were Outstanding Warrants to purchase 2,516,250 shares of Common Stock at $2.00 per share and 637,500 shares of Common Stock at $5.00 per share. See "Certain Transactions" for information with respect to the issuance of such Outstanding Warrants.

    The Outstanding Warrants may be exercised during the period commencing six months from the date the Company receives proceeds from this Offering and ending on December 31, 1999. The exercise of the Outstanding Warrants can be accelerated with the consent of the Company and the Underwriter. The holders of the Outstanding Warrants have demand and piggy-back registration rights with respect to stock issuable upon issuance of the Outstanding Warrants commencing two years from the date of this Prospectus or earlier with the consent of the Underwriter and the managing underwriter of the subsequent offering. The Company has no right to redeem the Outstanding Warrants. In the event that the Outstanding Warrants are transferred pursuant to an effective registration statement, the Outstanding Warrants automatically terminate 90 days after the date of transfer, provided that the registration statement remains current and effective during such period. In such event, the transferee must either exercise the Outstanding Warrant or permit it to expire unexercised.

    The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events.

    The holders of the Outstanding Warrants have been given the opportunity to profit from a rise in the market for the shares of the Company's Common Stock at a nominal cost per share, with a resulting dilution in the interests of stockholders. The holders of the Outstanding Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital, if then needed, by a new equity offering on terms more favorable than those provided by the Outstanding Warrants. Such facts may adversely affect the terms on which the Company could obtain additional financing.


Dividend Policy

    Except for the obligation of the Company to pay dividends with respect to the Preferred Stock, the Company presently intends to retain future earnings, if any, in order to provide funds for use in the operation and expansion of its business and accordingly does not anticipate paying cash dividends on its Common Stock in the foreseeable future. See "Description of Securities" for information concerning dividends payable with respect to the Series A, B and D Preferred Stock.

Shares Eligible for Future Sale

    All of the presently issued and outstanding shares of Common Stock and preferred stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. If a public market develops for the Company's Common Stock, the Company is unable to predict the effect that sales made by under Rule 144 or other sales may have on the then prevailing market price of the Common Stock. Of the 4,136,253 presently outstanding shares of Common Stock, 896,994 shares of Common Stock, together with the 63,936 shares of Common Stock issuable upon conversion of the Series A and B Preferred Stock, will become eligible for sale pursuant to Rule 144 commencing 90 days after the effective date of the registration statement of which this Prospectus forms a part. The remaining shares of Common Stock will become eligible for sale pursuant to Rule 144 in September 1997 as to 1,755,000 shares held by SISC, in December 1997 to February 1998 as to the remaining 1,484,259, of which 1,012,500 shares are owned by Holdings.

    Commencing on the date the shares may be sold pursuant to Rule 144, in any three month period, a holder may sell up to the greater of 1% of the outstanding Common Stock, which is 57,612 shares based on 5,761,253 shares of Common Stock outstanding upon completion of this Offering assuming the over-allotment option is not exercised or the average weekly trading volume.
Shares held by persons who are not affiliated with the Company may sell the Common Stock without limitation on the later of three years after the stock is purchased or 90 days from the date of this Prospectus.


Transfer Agent and Warrant Agent

    The transfer agent for the Common Stock and Warrant Agent for the Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.


UNDERWRITING

    Monroe Parker Securities, Inc. (the "Underwriter") has agreed, on the terms and subject to the conditions of the Underwriting Agreement, to purchase from the Company, and the Company has agreed to sell to the Underwriter, 562,500 Units. The Underwriter is committed to purchase and pay for all of the Units offered hereby on a "firm commitment" basis if any are purchased.

    The Underwriter has advised the Company that it proposes to offer the Units to the public at the initial public offering price set forth on the cover page of this Prospectus. The Underwriter may allow to certain dealers, who are members of the National Association of Securities Dealers, Inc.
("NASD"), concessions not exceeding $.   per Unit, of which not more than $.
per Unit may be reallowed to other dealers who are members of the NASD. After the initial public offering, the offering price, the concession and the reallowance may be changed.

    The Company has granted an option to the Underwriter, exercisable during the 45 day period from the date of this Prospectus, to purchase up to a maximum of 84,375 additional Units at the offering price, less the underwriting discounts, for the sole purpose of covering over-allotments of the Units.

    The Company has agreed to pay to the Underwriter a non-accountable expense allowance of 3% of the aggregate public offering price of all Units sold (including any Units sold pursuant to the Underwriter's over-allotment option).

    The Company has also agreed to enter into a one-year consulting agreement pursuant to which the Company will pay the Underwriter a fee of $60,000, which is to be paid in full at the closing of this Offering. During the period of the consulting agreement, the Underwriter will be reimbursed for its Company-approved out of pocket expenses. The Company has also entered into an agreement with the Underwriter pursuant to which the Company will pay the Underwriter a fee in the event the Company enters into an acquisition, merger or similar transaction with a party introduced to it by the Underwriter. As of the date of this Prospectus, the Underwriter has not introduced the Company to any such party.

    The holders of substantially all of the outstanding Common Stock and Outstanding Warrants have agreed not to sell publicly any of their securities without the written consent of the Underwriter for a period of two years from the date of this Prospectus. See "Selling Security Holders" for information relating to the restrictions on sales by the Selling Security Holders. The Company has agreed that, during the two years following the date of this Prospectus, it will not, without the consent of the Underwriter, issue shares of Common Stock (other than upon exercise or conversion of existing securities, the Warrants, the Underwriter's Options or pursuant to the Plan) or file a registration statement.

    The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act.

    In connection with this Offering, the Company has agreed to sell to the Underwriter, for a purchase price of $56.25, Underwriter's Options to purchase from the Company up to 56,250 Units at an exercise price equal to 145% of the initial public offering price per Unit. The Units issuable upon exercise of the Underwriter's Options are substantially identical to the Units offered hereby, except that, in the event that the Underwriter's Options are exercised after the redemption (but before the expiration) of the Warrants, the Warrants underlying the Underwriter's Options are immediately redeemable by the Company. The Underwriter's Options are exercisable for a four-year period commencing one year from the date this Prospectus, except that, if the Warrants expire prior to the exercise of the Underwriter's Options, upon such exercise the Company will issue two shares of Common Stock and no Warrants. During the one-year period commencing on the date of this Prospectus, the Underwriter's Options may not be sold, transferred, assigned or hypothecated, except to the officers of the Underwriter or to selling group members or officers or partners or members thereof, all of which shall be bound by such restrictions. The Underwriter's Options will contain anti-dilution provisions providing for adjustment under certain circumstances similar to those applicable to the Warrants included in the Units. The holders of the Underwriter's Options have no voting, dividend or other rights as stockholders of the Company with respect to securities underlying the Underwriter's Options. The holders of the Underwriter's Options have been given the opportunity to profit from a rise in the market for the Company's securities at a nominal cost, with a resulting dilution in the interests of stockholders. The holders of the Underwriter's Options can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital, if then needed, by a new equity offering on terms more favorable than those provided by the Underwriter's Options. Such facts may adversely affect the terms on which the Company could obtain additional financing. Any profit received by the Underwriter on the sale of the Underwriter's Options or the securities issuable upon exercise of the Underwriter's Options may be deemed additional underwriting compensation.

    The Company has agreed during the term of the Underwriter's Options and for two years thereafter to give advance notice to the holders of the Underwriter's Options or underlying securities of its intention to file a registration statement, and, in such case, the holders of the Underwriter's Options and underlying securities shall have the right to require the Company to include the underlying securities in such registration statement at the Company's expense. At the demand of the holders of a majority of holders of the Underwriter's Options and underlying Common Stock, including Common Stock issued or issuable upon exercise of the Warrants issuable upon exercise of the Underwriter's Options, during the term of the Underwriter's Options, the Company will also be required to file one such registration statement at the Company's expense. In addition, the Company has agreed to cooperate with the holders of the Underwriter's Options in filing a registration at the expense of the holders of the Underwriter's Options or underlying securities.

    The Company has also agreed to pay the Underwriter a Warrant solicitation fee equal to 4% of the exercise price of the Warrants, a portion of which may be reallowed to a member of the NASD who solicited or assisted in the solicitation of the exercise of the Warrants. The Warrant exercise fee shall not be payable with respect to any Warrant exercises prior to the first anniversary of the date of this Prospectus and may be paid only if (i) the market price of the Common Stock on the date the Warrant is exercised is greater than the exercise price of the Warrant, (ii) the exercise of the Warrant was solicited by a member of the NASD and the customer states in writing that the transaction was solicited and designates in writing the broker-dealer to receive compensation for the exercise, (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangements are made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of warrants at the time of exercise, and (v) the solicitation of the Warrant was not made in violation of Rule 10b 6 of the Commission under the Securities Exchange Act of 1934.

    Rule 10b-6 of the Commission pursuant to the Exchange Act may prohibit the Underwriter from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

    Prior to this Offering there has been no public market for the securities of the Company. The public offering price and composition of the Units and the exercise price and other terms of the Warrants have been arbitrarily determined by negotiation between the Company and the Underwriter and are not related to the Company's assets, book value, financial condition or any other recognized criteria of value. In determining such price and terms, the Company and the Underwriter considered a number of factors, including estimates of the Company's business potential, the amount of dilution to public investors, the Company's prospects, and the general condition of the securities markets.

    Pursuant to the Underwriting Agreement, the Company has agreed to use its best efforts to purchase key-man life insurance in the amount of $1 million on the life of each of Messrs. James L. Conway, Leonard M. Luttinger and Thomas
L. Evans, president, chief operating officer and vice president, respectively, of the Company, and to keep such insurance in effect for at least three years from the date of this Prospectus, provided that such insurance is available on standard rates. The Company will be the beneficiary of these policies.

    The Company has agreed not to call the Series A Preferred Stock for redemption during the two years following the date of this Prospectus without the consent of the Underwriter.

    The Underwriter has informed the Company that sales to any account over which the Underwriter exercises discretionary authority will not exceed 1% of this Offering.


LEGAL MATTERS

    Esanu Katsky Korins & Siger, 605 Third Avenue, New York, New York 10158, counsel for the Company, have given their opinion as to the authorization and valid issuance of the shares of Common Stock and Warrants comprising the Units offered by this Prospectus. Singer, Bienenstock, Zamansky, Ogele & Selengut, LLP, 40 Exchange Place, New York, New York 10005, is acting as counsel for the Underwriter in connection with this Offering.


EXPERTS

    The financial statements of the Company included in this Prospectus have been audited by Mortenson and Associates, P.C., independent certified public accountants, as stated in their report appearing herein, which includes an explanatory paragraph that there is substantial doubt as to the ability of the Company to continue as a going concern, and are included in reliance on their report given on the authority of that firm as experts in accounting and auditing. The financial statements of CSM for the year ended December 31, 1993 included in this Prospectus have been audited by Richard A. Eisner & Company, LLP, independent certified public accountants, as stated in their report appearing herein, and are included in reliance on their report given on the authority of that firm as experts in accounting and auditing.


ADDITIONAL INFORMATION

    A Registration Statement on Form S-1 relating to the securities offered hereby has been filed by the Company with the Securities and Exchange Commission. This Prospectus does not contain all of the information set forth in such Registration Statement. For further information with respect to the Company and to the securities offered hereby, reference is made to such

Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                      [This page intentionally left blank]

INDEX TO FINANCIAL STATEMENTS



                                                            Page to Page
                                                            ------------
Netsmart Technologies:

Independent Auditor's Report                                F-3

Balance Sheets                                              F-4   -  F-7

Statements of Operations                                    F-8   -  F-9

Statements of Stockholders' Equity                          F-10  -  F-14

Statements of Cash flows                                    F-15  -  F-19

Notes to Financial Statements                               F-20  -  F-40

Creative Socio-Medics Corp.:

Independent Auditors Report                                 F-41

Statements of Operations                                    F-42

Statements of Changes in Capital Deficiency                 F-43

Statements of Cash Flows                                    F-44  -  F-45

Notes to Financial Statements                               F-46  -  F-47

                         [Page is intentionally blank.]

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Netsmart Technologies, Inc.
     New York, New York


          We have audited the accompanying consolidated balance sheet of Netsmart Technologies, Inc. [formerly CSMC Corporation] and subsidiary as of December 31, 1995, and the combined balance sheet of Netsmart Technologies, Inc. and affiliate as of December 31, 1994, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Netsmart Technologies, Inc. and subsidiary as of December 31, 1995, and Netsmart Technologies, Inc. and affiliate as of December 31, 1994, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, and the results of Netsmart Technologies, Inc.'s operations and cash flows for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and as discussed in Note 3 to the financial statements, the Company has suffered recurring losses since its inception in 1992, and has an accumulated deficit at December 31, 1995 of $5,147,000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





               /S/_____________________________
               MORTENSON AND ASSOCIATES, P. C.
               Certified Public Accountants.

               Cranford, New Jersey
               March 6, 1996

NETSMART TECHNOLOGIES, INC.
______________________________________________________________________________

BALANCE SHEETS
______________________________________________________________________________

                                     March 31,            December 31,
                                      1996         __________________________
                                  [Consolidated]       1995          1994
                                   [Unaudited]     [Consolidated]  [Combined]
                                  ______________    ____________    ________
Assets:
Current Assets:
Cash                                     $71,000             $--         $--
Accounts Receivable - Net              2,329,000       2,112,000   1,732,000
Costs and Estimated Profits in
 Excess of Interim Billings            1,055,000         415,000     502,000
Other Current Assets                      19,000          14,000      24,000
                                       ---------       ---------   ---------
Total Current Assets                   3,474,000       2,541,000   2,258,000
                                       ---------       ---------   ---------

Property and Equipment - Net             336,000         347,000     349,000
                                       ---------       ---------   ---------
Other Assets:
Software Development Costs                    --              --     419,000
Deferred Public Offering Costs           114,000              --     331,000
Investment in Joint Venture at Equity         --              --      21,000
Customer Lists                         3,364,000       3,442,000   3,755,000
Advance Payment under Proposed
 Joint Venture                           325,000              --          --
Other Assets                              61,000          60,000      60,000
                                       ---------       ---------   ---------
Total Other Assets                     3,864,000       3,502,000   4,586,000
                                       ---------       ---------   ---------
Total Assets                          $7,674,000      $6,390,000  $7,193,000
                                       =========       =========   =========



















See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
______________________________________________________________________________

BALANCE SHEETS
______________________________________________________________________________

                                     March 31,            December 31,
                                      1996         __________________________
                                  [Consolidated]       1995          1994
                                   [Unaudited]     [Consolidated]  [Combined]
                                  ______________    ____________    ________
Liabilities and Stockholders'
 Equity:
Current Liabilities:
Cash Overdraft                        $  107,000    $     95,000 $   39,000
Notes Payable - Bank                      29,000          79,000    254,000
Notes Payable - Other                  1,740,000       1,003,000    362,000
Capitalized Lease Obligations            168,000         169,000    185,000
Accounts Payable                       1,627,000       1,186,000  1,027,000
Accrued Expenses                       1,134,000       1,323,000    388,000
Interim Billings in Excess of
 Costs and Estimated Profits           1,210,000         940,000  1,157,000
Due to Related Parties                   232,000         167,000  2,883,000
Deferred Revenue                          64,000         141,000         --
                                       ---------       ---------  ---------
Total Current Liabilities - Forward    6,311,000       5,103,000  6,295,000
                                       ---------       ---------  ---------

Capitalized Lease Obligations - Forward   29,000          34,000     47,000
                                       ---------       ---------  ---------

Subordinated Debt - Related
 Party - Forward                         750,000         750,000         --
                                       ---------       ---------  ---------

Commitments and Contingencies - Forward       --              --         --
                                       ---------       ---------  ---------

Redeemable Preferred Stock:
Series B 6% Redeemable Preferred Stock;
 80 Shares Authorized, Issued and
 Outstanding [Liquidation Preference
 and Redemption Price of $96,000] -
 Forward                              $   96,000      $   96,000 $   96,000
                                       ---------       ---------  ---------











See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
______________________________________________________________________________

BALANCE SHEETS
______________________________________________________________________________

                                     March 31,            December 31,
                                      1996         __________________________
                                  [Consolidated]       1995          1994
                                   [Unaudited]     [Consolidated]  [Combined]
                                  ______________    ____________    ________

Total Current Liabilities -
 Forwarded                            $6,311,000      $5,103,000	 $6,295,000
                                       ---------       ---------   ---------
Capitalized Lease Obligations -
 Forwarded                                29,000          34,000      47,000
                                       ---------       ---------   ---------
Subordinated Debt - Related Party
 - Forwarded                             750,000         750,000          --
                                       ---------       ---------   ---------
Commitments and Contingencies -
 Forwarded                                    --              --          --
                                       ---------       ---------   ---------
Redeemable Preferred Stock -
 Forwarded                                96,000          96,000      96,000
                                       ---------       ---------   ---------

Stockholders' Equity:
Preferred Stock, $.01 Par Value;
 Authorized 3,000,000 Shares;
 Authorized, Issued and Outstanding:

Series A 4% Convertible Redeemable
 Preferred Stock - $.01 Par Value
 400 Shares Authorized, Issued and
 Outstanding [Liquidation Preference
 of $40,000]                                  --              --          --

Series D 6% Redeemable Preferred Stock
 - $.01 Par Value 3,000 Shares
 Authorized, 2,210 and 1,210 Issued and
 Outstanding [Liquidation Preference
 of $2,210 and $1,210] at December 31,
 1995 and March 31, 1996, Respectively        --              --          --

Additional Paid-in Capital - Preferred
 Stock [$40,000 - Series A; $2,210,000
 - Series D at December 31, 1995,
 $1,210,000 - Series D at March 31,
 1996]                                 1,250,000       2,250,000      40,000
                                       ---------       ---------   ---------
Total Preferred Stock - Forward       $1,250,000      $2,250,000  $   40,000
                                       ---------       ---------   ---------


See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
______________________________________________________________________________

BALANCE SHEETS
______________________________________________________________________________

                                     March 31,            December 31,
                                      1996         __________________________
                                  [Consolidated]       1995          1994
                                   [Unaudited]     [Consolidated]  [Combined]
                                  ______________    ____________    ________

Total Current Liabilities -
 Forwarded                            $6,311,000      $5,103,000	 $6,295,000
                                       ---------       ---------   ---------
Capitalized Lease Obligations -
 Forwarded                                29,000          34,000      47,000
                                       ---------       ---------   ---------
Subordinated Debt - Related Party
 - Forwarded                             750,000         750,000          --
                                       ---------       ---------   ---------
Commitments and Contingencies -
 Forwarded                                    --              --          --
                                       ---------       ---------   ---------
Redeemable Preferred Stock -
 Forwarded                                96,000          96,000      96,000
                                       ---------       ---------   ---------

Total Preferred Stock - Forward        1,250,000       2,250,000      40,000
                                       ---------       ---------   ---------

Common Stock - $.01 Par Value;
 Authorized 15,000,000 Shares; Issued
 and Outstanding 1,050,003 Shares at
 December 31, 1994, 3,011,253 Shares
 at December 31, 1995, 4,136,253
 Shares at March 31, 1996                 41,000          30,000      11,000

Additional Paid-in Capital -
 Common Stock                          4,268,000       3,274,000   3,001,000

Accumulated Deficit                   (5,071,000)     (5,147,000) (2,297,000)
                                       ---------       ---------   ---------

Total Stockholders' Equity               488,000         407,000     755,000
                                       ---------       ---------   ---------

Total Liabilities and Stockholders'
 Equity                               $7,674,000      $6,390,000  $7,193,000
                                       =========       =========   =========






See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
______________________________________________________________________________

STATEMENTS OF OPERATIONS
______________________________________________________________________________

                                                Three Months Ended March 31,
                                               ______________________________
                                                    1996              1995
                                               [Consolidated]     [Combined]
                                                [Unaudited]       [Unaudited]
                                               ______________     ___________

Revenues                                           $2,560,000      $1,427,000

Cost of Revenues                                    1,898,000       1,110,000
                                                    ---------       ---------

Gross Profit                                          662,000         317,000

Selling, General and Administrative Expenses          455,000         593,000

Related Party Administrative Expenses                   5,000           4,000

Research and Development                                   --         156,000
                                                    ---------       ---------

Income [Loss] from Operations                         202,000        (436,000)

Financing Costs                                            --              --

Interest Expense                                      126,000          70,000

Related Party Interest Expense                             --          52,000
                                                    ---------       ---------

Net Income [Loss]                                  $   76,000      $ (558,000)
                                                    =========       =========

Net Income [Loss] Per Share                        $     0.02      $    (0.12)
                                                    =========       =========

Number of Shares of Common Stock                    4,821,528       4,821,528
                                                    =========       =========












See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
______________________________________________________________________________

STATEMENTS OF OPERATIONS
______________________________________________________________________________

                                             Years Ended December 31,
                                      ____________________________________
                                           1995          1994        1993
                                      [Consolidated]  [Combined]
                                      ______________  __________  __________

Revenues                                 $7,382,000   $2,924,000  $   57,000

Cost of Revenues                          5,618,000    2,534,000      20,000
                                          ---------    ---------   ---------

Gross Profit                              1,764,000      390,000      37,000

Selling, General and Administrative
 Expenses                                 2,480,000    1,495,000     358,000

Related Party Administrative
 Expenses                                    18,000       19,000      18,000

Research and Development                    699,000      367,000          --
                                          ---------    ---------   ---------

Income [Loss] from Operations            (1,433,000)  (1,491,000)   (339,000)

Financing Costs                             863,000           --       7,000

Interest Expense                            355,000       71,000      87,000

Related Party Interest Expense              199,000      189,000          --
                                          ---------    ---------   ---------

Net Income [Loss]                       $(2,850,000) $(1,751,000) $ (433,000)
                                          =========    =========   =========

Net Income [Loss] Per Share             $      (.59) $      (.36) $     (.09)
                                          =========    =========   =========

Number of Shares of Common Stock          4,821,528    4,821,528   4,763,028
                                          =========    =========   =========










See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
_________________________________________________________________________________________________________

STATEMENTS OF STOCKHOLDERS' EQUITY
_________________________________________________________________________________________________________

                                                                                        Three Months
                                       Year Ended December 31,                         Ended March 31,
                   ________________________________________________________________  ____________________
                           1993                  1994                  1995                  1995
                                              [Combined]          [Consolidated]        [Consolidated]
                                                                                          [Unaudited]
                   ____________________  ____________________  ____________________  ____________________
                     Shares    Amounts     Shares    Amounts     Shares    Amounts     Shares    Amounts
                   _________  _________  _________  _________  _________  _________  _________  _________
Series A Preferred
 Stock at $0.01
 Par Value:
Beginning Balance        400 $       --        400 $       --        400 $       --        400 $       --
                   =========  =========  =========  =========  =========  =========  =========  =========
Ending Balance           400  $      --        400 $       --        400 $       --        400 $       --
                   =========  =========  =========  =========  =========  =========  =========  =========

Series D Preferred
 Stock at $0.01
 Par Value:
Beginning Balance         -- $       --         -- $       --         -- $       --      2,210 $       --
Preferred Stock
 Issued to
 Affiliate                --         --         --         --      2,210         --         --         --
Issuance of Common
 Stock in Exchange
 for Series D
 Preferred Stock          --         --         --         --         --         --     (1,000)        --
                   ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ending balance            -- $       --         -- $       --      2,210 $       --      1,210 $       --
                   =========  =========  =========  =========  =========  =========  =========  =========


See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
_________________________________________________________________________________________________________

STATEMENTS OF STOCKHOLDERS' EQUITY
_________________________________________________________________________________________________________

                                                                                        Three Months
                                       Year Ended December 31,                         Ended March 31,
                   ________________________________________________________________  ____________________
                           1993                  1994                  1995                  1995
                                              [Combined]          [Consolidated]        [Consolidated]
                                                                                          [Unaudited]
                   ____________________  ____________________  ____________________  ____________________
                     Shares    Amounts     Shares    Amounts     Shares    Amounts     Shares    Amounts
                   _________  _________  _________  _________  _________  _________  _________  _________
Additional Paid-in
 Capital Preferred
 Stock:
Beginning Balance            $   40,000            $   40,000            $   40,000            $2,250,000
Preferred Stock
 Issued to
 Affiliate                           --                    --             2,210,000                    --
Issuance of Common
 Stock in Exchange
 for Series D
 Preferred Stock                     --                    --                    --
(1,000,000)
                              ---------             ---------             ---------             ---------
Ending balance               $   40,000            $   40,000            $2,250,000            $1,250,000
                              =========             =========             =========             =========







See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
_________________________________________________________________________________________________________

STATEMENTS OF STOCKHOLDERS' EQUITY
_________________________________________________________________________________________________________

                                                                                        Three Months
                                       Year Ended December 31,                         Ended March 31,
                   ________________________________________________________________  ____________________
                           1993                  1994                  1995                  1995
                                              [Combined]          [Consolidated]        [Consolidated]
                                                                                          [Unaudited]
                   ____________________  ____________________  ____________________  ____________________
                     Shares    Amounts     Shares    Amounts     Shares    Amounts     Shares    Amounts
                   _________  _________  _________  _________  _________  _________  _________  _________
Common Stock $0.01
 Par Value,
 Authorized
 15,000,000 Shares:
Beginning Balance    967,467 $   10,000  1,050,003 $   11,000  1,050,003 $   11,000  3,011,253 $   30,000
Common Stock Issued
 as Part of Units for
 Cash in January 1993  4,536         --         --         --         --         --         --         --
Common Stock Issued
 for Debt in
 October 1993         78,000      1,000         --         --         --         --         --         --
Common Stock Issued
 to Affiliate             --         --         --         --  1,950,000     19,000         --         --
Common Stock Issued
 to Officer
 for Services             --         --         --         --     11,250         --         --         --
Issuance of Common
 Stock in Exchange
 for Series D
 Preferred Stock          --         --         --         --         --         --  1,125,000     11,000
                   ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ending balance     1,050,003 $   11,000  1,050,003 $   11,000  3,011,253 $   30,000  4,136,253 $   41,000
                   =========  =========  =========  =========  =========  =========  =========  =========


See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
_________________________________________________________________________________________________________

STATEMENTS OF STOCKHOLDERS' EQUITY
_________________________________________________________________________________________________________

                                                                                        Three Months
                                       Year Ended December 31,                         Ended March 31,
                   ________________________________________________________________  ____________________
                           1993                  1994                  1995                  1995
                                              [Combined]          [Consolidated]        [Consolidated]
                                                                                          [Unaudited]
                   ____________________  ____________________  ____________________  ____________________
                     Shares    Amounts     Shares    Amounts     Shares    Amounts     Shares    Amounts
                   _________  _________  _________  _________  _________  _________  _________  _________
Additional Paid-in
 Capital, Common
 Stock:
Beginning Balance            $    3,000            $   46,000            $3,001,000            $3,274,000
Common Stock Issued
 as Part of Units for
 Cash in January 1993             1,000                    --                    --                    --
Common Stock Trans-
 ferred by SISC in
 Connection with
 Interim Notes in
 October and
 November 1993                    7,000                    --                    --                    --
Allocated Related
 Party Administra-
 tive Expenses                   18,000                19,000                18,000                 5,000
Combination with CSM                 --             2,936,000                    --                    --
Common Stock Issued
 for Debt in
 October 1993                    17,000                    --                    --                    --
Common Stock Issued
 to Affiliate                        --                    --               233,000                    --
Common Stock Issued
 to Officer
 for Services                        --                    --                22,000                    --


See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
_________________________________________________________________________________________________________

STATEMENTS OF STOCKHOLDERS' EQUITY
_________________________________________________________________________________________________________

                                                                                        Three Months
                                       Year Ended December 31,                         Ended March 31,
                   ________________________________________________________________  ____________________
                           1993                  1994                  1995                  1995
                                              [Combined]          [Consolidated]        [Consolidated]
                                                                                          [Unaudited]
                   ____________________  ____________________  ____________________  ____________________
                     Shares    Amounts     Shares    Amounts     Shares    Amounts     Shares    Amounts
                   _________  _________  _________  _________  _________  _________  _________  _________
Additional Paid-in
 Capital, Common
 Stock (continued):
Issuance of Common
 Stock in Exchange
 for Series D
 Preferred Stock                     --                    --                    --               989,000
                              ---------             ---------             ---------             ---------
Ending balance               $   46,000            $3,001,000            $3,274,000            $4,268,000
                              =========             =========             =========             =========

Accumulated Deficit:
Beginning Balance            $ (113,000)          $  (546,000)          $(2,297,000)
$(5,147,000)
Net Income (Loss)              (433,000)           (1,751,000)           (2,850,000)               76,000
                              ---------             ---------             ---------             ---------
Ending balance               $ (546,000)          $(2,297,000)          $(5,147,000)
$(5,071,000)
                              =========             =========             =========             =========

Total Stockholders'
 Equity                      $ (449,000)          $   755,000)          $   407,000           $   488,000
                              =========             =========             =========             =========


See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
______________________________________________________________________________

STATEMENTS OF CASH FLOWS
______________________________________________________________________________

                                                Three Months Ended March 31,
                                               ______________________________
                                                    1996              1995
                                               [Consolidated]     [Combined]
                                                [Unaudited]       [Unaudited]
                                               ______________     ___________

Operating Activities:
Net Income [Loss]                                  $   76,000      $ (558,000)
                                                    ---------       ---------
Adjustments to Reconcile Net
Income [Loss] to Net Cash [Used for]
 Provided by Operating Activities:
Depreciation and Amortization                         109,000         131,000
Administrative Expenses                                 5,000           4,000

Changes in Assets and Liabilities:
[Increase] Decrease in:
Accounts Receivable	                                 (217,000)        636,000
Costs and Estimated Profits in
 Excess of Interim Billings                          (640,000)       (102,000)
Other Current Assets	                                   (5,000)
10,000
Other Assets                                           (1,000)             --

Increase [Decrease] in:
Accounts Payable                                      441,000        (384,000)
Accrued Expenses                                     (189,000)        350,000
Interim Billings in Excess of
 Costs and Estimated Profits                          270,000        (552,000)
Due to Related Parties                                 65,000         209,000
Deferred Revenue                                      (77,000)             --
                                                    ---------       ---------
Total Adjustments                                    (239,000)        302,000
                                                    ---------       ---------
Net Cash - Operating Activities - Forward            (163,000)       (256,000)
                                                    ---------       ---------
Investing Activities:
Acquisition of Property and Equipment                 (20,000)         (4,000)
Advance Payment under Proposed Joint Venture         (325,000)             --
                                                    ---------       ---------
Net Cash - Investing Activities - Forward          $ (345,000)     $   (4,000)
                                                    ---------       ---------







See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
______________________________________________________________________________

STATEMENTS OF CASH FLOWS
______________________________________________________________________________

                                                Three Months Ended March 31,
                                               ______________________________
                                                    1996              1995
                                               [Consolidated]     [Combined]
                                                [Unaudited]       [Unaudited]
                                               ______________     ___________

Net Cash - Operating Activities - Forwarded          (163,000)       (256,000)
                                                    ---------       ---------

Net Cash - Investing Activities - Forwarded        $ (345,000)     $   (4,000)
                                                    ---------       ---------

Financing Activities:
Proceeds from Short-Term Notes                        764,000         492,000
Payment of Short-Term Notes                           (27,000)        (67,000)
Payment of Bank Note Payable                          (50,000)       (110,000)
Payment of Capitalized Lease Obligations               (6,000)         (5,000)
Cash Overdraft                                         12,000         (35,000)
Deferred Public Offering Costs                       (114,000)        (15,000)
                                                    ---------       ---------
Net Cash - Financing Activities                       579,000         260,000
                                                    ---------       ---------

Net Increase [Decrease] in Cash                        71,000              --

Cash - Beginning of Periods                                --              --
                                                    ---------       ---------

Cash - End of Periods                              $   71,000      $       --
                                                    =========       =========

Supplemental Disclosure of Cash Flow Information:
Cash paid during the periods for:
Interest                                           $   95,000      $       --
                                                    =========       =========














See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
______________________________________________________________________________

STATEMENTS OF CASH FLOWS
______________________________________________________________________________

                                             Years Ended December 31,
                                      ____________________________________
                                           1995          1994        1993
                                      [Consolidated]  [Combined]
                                      ______________  __________  __________

Operating Activities:
Net Income [Loss]                        $(2,850,000)$(1,751,000)  $(433,000)
Adjustments to Reconcile Net
Income [Loss] to Net Cash [Used for]
 Provided by Operating Activities:
Depreciation and Amortization                872,000     470,000       8,000
Financing Costs                                   --          --       7,000
Administrative Expenses                       18,000      19,000      18,000
Additional Compensation                       22,000     236,000          --
Write Off of Deferred Public
 Offering Costs                              460,000          --          --
Equity in Net Loss of Joint Venture           21,000      15,000          --
Provision for Doubtful Accounts                8,000          --          --

Changes in Assets and Liabilities:
[Increase] Decrease in:
Accounts Receivable                         (388,000)   (369,000)         --
Costs and Estimated Profits in
 Excess of Interim Billings                   87,000    (233,000)         --
Other Current Assets                          10,000      45,000       4,000
Other Assets                                      --      (3,000)         --

Increase [Decrease] in:
Accounts Payable                             159,000      13,000      45,000
Accrued Expenses                             935,000     199,000      16,000
Interim Billings in Excess of
 Costs and Estimated Profits                (217,000)    413,000          --
Accrued Payroll Taxes and
 Related Expenses                                 --    (276,000)    217,000
Due to Related Parties                       496,000   1,629,000     314,000
Deferred Revenue                             141,000          --          --
                                           ---------   ---------   ---------

Total Adjustments                          2,624,000   2,158,000     629,000
                                           ---------   ---------   ---------

Net Cash - Operating Activities -
 Forward                                    (226,000)    407,000     196,000
                                           ---------   ---------   ---------





See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
______________________________________________________________________________

STATEMENTS OF CASH FLOWS
______________________________________________________________________________

                                             Years Ended December 31,
                                      ____________________________________
                                           1995          1994        1993
                                      [Consolidated]  [Combined]
                                      ______________  __________  __________

Net Cash - Operating Activities -
 Forwarded                                  (226,000)    407,000     196,000
                                           ---------   ---------   ---------

Investing Activities:
Acquisition of Property and Equipment       (138,000)   (122,000)    (19,000)
Software Development Costs                        --    (177,000)   (426,000)
Investment in Joint Venture                       --     (25,000)         --
Cash Acquired in Combination with CSM             --      31,000          --
                                           ---------   ---------   ---------

Net Cash - Investing Activities           $ (138,000) $ (293,000) $ (445,000)
                                           ---------   ---------   ---------

Financing Activities:
Proceeds from Short-Term Notes               831,000     200,000     216,000
Payment of Short-Term Notes                 (190,000)         --          --
Payment of Bank Note Payable                (175,000)    (60,000)         --
Payment of Capitalized Lease Obligations     (29,000)     (8,000)         --
Issuance of Preferred Stock                       --          --      24,000
Issuance of Common Stock                          --          --       1,000
Cash Overdraft                                56,000      37,000       2,000
Deferred Public Offering Costs              (129,000)   (283,000)         --
                                           ---------   ---------   ---------
Net Cash - Financing Activities              364,000    (114,000)    243,000
                                           ---------   ---------   ---------

Net Increase [Decrease] in Cash                   --          --      (6,000)

Cash - Beginning of Periods                       --          --       6,000
                                           ---------   ---------   ---------

Cash - End of Periods                     $       --  $       --  $       --
                                           =========   =========   =========

Supplemental Disclosure of Cash Flow
 Information:
Cash paid during the periods for:
Interest                                  $  349,000  $   76,000  $    2,000
                                           =========   =========   =========




See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
______________________________________________________________________________

STATEMENTS OF CASH FLOWS
______________________________________________________________________________

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
In October 1993, the Company converted $18,000 of SISC debt into 78,000 shares of common stock.

In September 1995:

1) $388,000 of accrued interest owed to SISC was exchanged for 1,125,000 shares of common stock.

2) $2,210,000 of SISC debt was exchanged for 2,210 shares of Series D Preferred Stock.

3)  825,000 shares of common stock were issued to Holdings as follows:

    A) 750,000 shares were issued in connection with the transfer of the Acquisition Corp. stock to CSMC.

    B) 75,000 shares were issued in respect of certain indebtedness guaranteed by Consolidated.































See Notes to Financial Statements.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[1] Financial Statement Presentation, Organization and Nature of Operations

The financial statements as of December 31, 1995 are presented on a consolidated basis and include Netsmart Technologies, Inc. [formerly "CSMC Corporation" and "Carte Medical Corporation"] ["Netsmart"], and its wholly-owned subsidiary, Creative Socio-Medics Corp. ["CSM"] [collectively, the "Company"]. All intercompany transactions are eliminated in consolidation.

The financial statements as of December 31, 1994, which include Netsmart and CSM commencing July 1, 1994, are presented on a combined basis because they are under common control. All intercompany transactions are eliminated in combination. The acquisition by Carte Medical Holdings, Inc. ["Holdings"], the principal stockholder of Netsmart, of CSM occurred on June 16, 1994. The operations of CSM from that date to June 30, 1994 were not substantial and are not included in the combined financial statements as of December 31, 1994.
The financial statements prior to July 1, 1994 reflect the results of operations and financial position of Netsmart.

Netsmart was incorporated on September 9, 1992 to engage in the development and marketing of an integrated proprietary software system designed to run on multiple systems in a distributed network environment. Netsmart's marketing effort through December 31, 1995 was primarily directed at managed care organizations and methadone clinics and other substance abuse facilities throughout the country. Netsmart's software operates on computer networks, including networks based on personal computers, and so-called "smart cards." A smart card is a plastic card the size of a standard credit card which combines data storage capacity and access to information along with computing capacity within a single embedded microprocessor chip contained in the card.

Netsmart was organized under the name Medical Services Corp. ["MSC"], and had a wholly-owned subsidiary named Carte Medical Corp. In October 1993, the subsidiary was merged into MSC, and the name was changed to Carte Medical Corporation. In May 1995, the name of the Company was changed to CSMC Corporation and in February 1996, the name was changed to Netsmart Technologies, Inc.

Netsmart is controlled by Consolidated Technology Group Ltd. ["Consolidated"], a public company, through its wholly-owned subsidiary Holdings. Prior to June 16, 1994, Netsmart's principal stockholder was SIS Capital Corp. ["SISC"], a wholly-owned subsidiary of Consolidated. Netsmart's chairman of the board is the chief executive officer of Consolidated. Prior to 1995, substantially all of the funds for Netsmart's operations had been advanced by principal stockholders, principally SISC. During 1995, the Company's principal source of funds has been an accounts receivable financing agreement with an asset-based lender [See Note 5].

From inception through July 1994, Netsmart had generated revenue of approximately $57,000, which represents fees for consulting services, and was considered to be in the development stage. As of July 1994, the Company was no longer considered to be in the development stage.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #2
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[1] Financial Statement Presentation, Organization and Nature of Operations [Continued]

In August 1993, Netsmart effected a 2,000-for-one common stock recapitalization, and in October 1993, Netsmart effected a .576-for-one reverse split in its common stock. In February 1996, the Company effected a three-for-four reverse split in its common stock. All share and per share information in these financial statements give effect, where appropriate, to such transactions.

In April 1994, Netsmart entered into an Agreement and Plan of Reorganization [the "Purchase Agreement"] among Consolidated, Netsmart, CSM Acquisition Corp. ["Acquisition Corp."], a wholly-owned subsidiary of Consolidated, Creative Socio-Medics ["Old CSM"], and Advanced Computer Techniques, Inc. ["ACT"], Old CSM's parent.

Pursuant to the Purchase Agreement, in June 1994, Acquisition Corp. acquired the assets and assumed liabilities of Old CSM in exchange for 800,000 shares of Consolidated's common stock and $500,000 cash which was advanced by Netsmart from a loan from SISC. The following summarizes the purchase price allocated to acquired assets at fair value:

Cash                                $  500,000
Stock of Consolidated                2,700,000
                                     ---------
Purchase Cost                       $3,200,000
                                     =========

Allocated to:
Customer Lists                      $3,851,000
Accounts Receivable                  1,363,000
Costs and Estimated Profits in
 Excess of Billings                    269,000
Property and Equipment                 261,000
Other Assets                           213,000
Liabilities Assumed                 (2,757,000)
                                     ---------
Total                               $3,200,000
                                     =========

The value of Consolidated stock was calculated based on the 800,000 shares of common stock given per the acquisition agreement at the fair value of $3.375 per share. The $2,700,000 is recorded as additional paid-in capital since such amount will not be reimbursed.

In June 1994, SISC formed a wholly-owned subsidiary, Holdings, and transferred its stock in Netsmart and Acquisition Corp. to Holdings. On September 30, 1995, the stock of Acquisition Corp., whose name had been changed to Creative Socio-Medics Corp. in June 1994, was transferred to the Company. At the same time, the Company issued 825,000 shares of its common stock to Holdings, of which 750,000 shares were issued in connection with the transfer of the

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #3
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[1] Financial Statement Presentation, Organization and Nature of Operations [Continued]

Acquisition Corp. stock and 75,000 shares were issued in respect of certain indebtedness guaranteed by Consolidated.

At the time of the execution of the Purchase Agreement, SISC granted three officers of Old CSM, who became officers of the Company, options to purchase an aggregate of 151,920 shares of common stock at $.232 per share. The value of the options is based on a fair value of approximately $.89 per share of the Company's common stock less the exercise price of $.232 per share. The shares subject to option are outstanding shares which were owned by SISC and transferred to Holdings subject to the options. The Company has granted to these individuals certain piggy back registration rights with respect to the shares of common stock issuable upon exercise of the options. The value of these options is approximately $100,000 and is treated as compensation by the Company. At the closing of the purchase of Old CSM, Consolidated transferred to such three officers an aggregate of 40,000 shares of Consolidated common stock, which were valued at approximately $136,000. The value of such shares is treated as compensation by the Company. The value of Consolidated stock was determined on a consistent basis with those shares given in the acquisition. The amounts of $100,000 and $136,000 were credited to additional paid-in capital.

The following pro forma unaudited results assumes the acquisition of CSM had occurred at the beginning of the indicated periods:

                                            Years Ended December 31,
                                            ________________________
                                               1994          1993
                                            __________    __________
Net Revenues                                $5,050,000    $5,048,000
                                             =========     =========

Net Loss                                   $(2,136,000)   $ (751,000)
                                             =========     =========

Loss Per Share                              $    (0.44)   $    (0.16)
                                             =========     =========

Number of Shares of Common Stock             4,821,528     4,763,028
                                             =========     =========

[2] Summary of Significant Accounting Policies

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #4
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[2] Summary of Significant Accounting Policies [Continued]

Concentration of Credit Risk - The Company extends credit to customers which results in accounts receivable arising from its normal business activities. The Company does not require collateral from its customers. The Company routinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of the customers believes that its accounts receivable credit risk exposure is limited. Such estimate of the financial strength of such customers may be subject to change in the near term.

The Company's health information systems are marketed to specialized care facilities, many of which are operated by government entities and include entitlement programs. During the years ended December 31, 1995 and 1994, approximately 54% and 49% of the Company's revenues were generated from contracts with government agencies. There were no revenues generated from government agency contracts in 1993.

During the year ended December 31, 1995, one customer accounted for approximately $1,400,000 or 19% of revenue. Accounts receivable of approximately $336,000 were due from this customer at December 31, 1995. No one customer accounted for more than 10% of revenues in 1994 or 1993.

Revenue Recognition - The Company anticipates that it will recognize revenue principally from the licensing of its software, and from consulting and maintenance services rendered in connection with such licensing activities. Revenue from licensing will be recognized under the terms of the licenses, which are expected to provide for a royalty, which may be payable annually, monthly or on some other basis, based on the number of persons using smart cards pursuant to the license agreement. Consulting revenue is recognized when the services are rendered.

Revenues from fixed price software development contracts and revenue under license agreements which require significant modification of the software package to the customer's specifications, are recognized on the estimated percentage-of-completion method. Using the units-of-work performed method to measure progress towards completion, revisions in cost estimates and recognition of losses on these contracts are reflected in the accounting period in which the facts become known. Revenue from software package license agreements without significant vendor obligations is recognized upon delivery of the software. Information processing revenues are recognized in the period in which the service is provided. Maintenance contract revenue is recognized on a straight-line basis over the life of the respective contract. Software development revenues from time-and-materials contracts are recognized as services are performed.

Deferred revenue represents revenue billed and collected but not yet earned.

The cost of maintenance revenue, which consists solely of staff payroll, is expensed as incurred.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #5
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[2] Summary of Significant Accounting Policies [Continued]

Contract terms provide for billing schedules that differ from revenue recognition and give rise to costs and estimated profits in excess of billings, and billings in excess of costs and estimated profits. It is reasonably possible that the amount of costs and estimated profits in excess of billing and billings in excess of costs and estimated profits may be subject to change in the near term.

Costs, estimated profits, and billings on uncompleted contracts are summarized as follows:

                                                  December 31,
                                            ________________________
                                               1995          1994
                                            __________    __________

Costs Incurred on Uncompleted Contracts     $2,588,000    $1,494,000
Estimated Profits                              491,000     1,390,000
                                             ---------     ---------
Total                                        3,079,000     2,884,000
Billings to Date                             3,604,000     3,539,000
                                             ---------     ---------
Net                                         $ (525,000)   $ (655,000)
                                             =========     =========

Included in the accompanying balance sheet under the following captions:

Costs and estimated profits in excess
 of interim billings                        $  415,000    $  502,000
Interim billings in excess of costs
 and estimated profits                         940,000     1,157,000
                                             ---------     ---------
Net                                         $ (525,000)   $ (655,000)
                                             =========     =========

Direct Costs - Direct costs generally represent labor costs related to licensing and consulting agreements.

Accounts Receivable - Accounts receivable is shown net of allowance for doubtful accounts of $146,000 and $138,000 at December 31, 1995 and 1994, respectively.

Property and Equipment and Depreciation - Property and equipment is stated at cost less accumulated depreciation. Depreciation of property and equipment is computed by the straight-line method at rates adequate to allocate the cost of applicable assets over their expected useful lives. Amortization of leasehold improvements is computed using the shorter of the lease term or the expected useful life of these assets.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #6
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[2] Summary of Significant Accounting Policies [Continued]

Estimated useful lives range from 2 to 10 years as follows:

Equipment                     2-5 Years
Furniture and Fixtures        5-7 Years
Leasehold Improvements        8-10 Years

Capitalized Software Development Costs - Capitalization of computer software development costs begins upon the establishment of technological feasibility. Technological feasibility for the Company's computer software products is generally based upon achievement of a detail program design free of high risk development issues. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized computer software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technology.

Amortization of capitalized computer software development costs commences when the related products become available for general release to customers. Amortization is to be provided on a product by product basis. The annual amortization shall be the greater of the amount computed using (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product including the period being reported on. In 1995, due to a change from a DOS based operating system to a Windows based operating system, management determined that the estimated economic life of the developed computer software had expired. This has been accounted for as a change in accounting estimate and as a result amortization increased by $210,000 in 1995. Amortization of capitalized computer software development costs amounted to $419,000, $221,000 and $3,000 at December 31, 1995, 1994 and 1993, respectively. Amortization expense has been included in cost of revenues for all periods.

Customer Lists - Customer lists represent a listing of customers obtained through the acquisition of CSM to which the Company can market its products. Customer lists are being amortized on the straight-line method.

In 1995, the amortization period of customer lists was changed from 20 years to 12 years. Such change has been accounted for as a change in accounting estimate. The effect of this change was to increase amortization by $120,000 in 1995. Management has determined that expected future cash flows exceed the carrying value of customer lists at December 31, 1995. It is at least reasonably possible that management's estimate of expected future cash flows will change in the near term. This may result in an accelerated amortization method or write-off of the customer lists. Customer lists at December 31, 1995 and 1994 are as follows:

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #7
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[2] Summary of Significant Accounting Policies [Continued]

                                                   December 31,
                                             ________________________
                                                1995          1994
                                             __________    __________

Customer Lists                               $3,851,000    $3,851,000
Less: Accumulated Amortization                  409,000        96,000
                                              ---------     ---------
Net                                          $3,442,000    $3,755,000
                                              =========     =========

Deferred Public Offering Costs - The Company has withdrawn its registration statement following termination in early 1995 of its proposed initial public offering. Deferred public offering costs in the amount of $460,000 are expensed in 1995 and are included in financing costs.

Loss Per Share - Loss per share is based on the weighted average number of shares outstanding for each period presented. Certain options and warrants, issued to related parties, and included in the computation of loss per share. Such options and warrants resulted in a net increase in outstanding common stock of 685,275 shares for all periods presented. In August 1993, the Company effected a 2,000-for-one common stock recapitalization, in October 1993, the Company effected a .576-for-one reverse split in its common stock, and, in February 1996, the Company effected a three-for-four reverse split in its common stock. In January 1996, the Company issued 1,125,000 shares of common stock in exchange for 1,000 shares of Series D preferred stock. All share and per share information in these financial statements gives effect, where appropriate, to such transactions. Dividends on preferred stock are included in the calculation of loss per share.

Proposed Investment in Joint Venture - The Company's proposed investment in a joint venture will represent a minority interest in a corporation organized to promote the cross-marketing of the computer related products and services of the stockholders. The investment will be accounted for under the equity method.

Allocated Related Party Administrative Expenses - During 1995, 1994 and 1993, certain administrative services were performed for the Company by Consolidated and its subsidiaries. The fair value of such services, approximately $18,000, $19,000 and $18,000, respectively, was charged to general and administrative expenses, and, since Consolidated will not be reimbursed for such charges, credited to additional paid-in capital.

Research and Development - Expenditures for research and development costs for the year ended December 31, 1995 and 1994 amounted to $699,000 and $367,000, respectively. There were no research and development costs in 1993.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #8
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[3] Going Concern

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained losses since inception and the accumulated deficit at December 31, 1995 is $5,147,000. The ability of the Company to continue as a going concern is dependent upon the success of the Company's marketing effort and its access to sufficient funding to enable it to continue operations. The Company has been funded through December 31, 1995 through loans from principal stockholders, an asset-based lender and others and from the sale of stock [See Notes 5 and 6]. The ability of the Company to effect its transition, ultimately, to profitable operations is dependent upon obtaining adequate financing through a private placement or initial public offering and achieving a level of revenues from the license of its software and consulting and maintenance revenues to support its cost structure. The failure of the Company to generate revenues at a level in excess of its ongoing expenses may force the Company to reduce or cease operations. Management plans to increase revenues by marketing its products to markets other than the health care field, such as the financial services industry.

[4] Property and Equipment

Property and equipment consist of the following:
                                                  December 31,
                                            ________________________
                                               1995          1994
                                            __________    __________

Equipment, Furniture and Fixtures           $  674,000    $  596,000
Leasehold Improvements                         164,000       164,000
                                             ---------     ---------
Totals - At Cost                               838,000       760,000
Less:  Accumulated Depreciation                491,000       411,000
                                             ---------     ---------
Net                                         $  347,000    $  349,000
                                             =========     =========

Depreciation amounted to $140,000, $69,000 and $5,000, respectively for the years ended December 31, 1995, 1994 and 1993.

[5] Related Party Transactions

[A] Issuance of Stock at Organization - In connection with the organization of the Company in September 1992, the Company issued 824,256 shares of common stock as follows: 582,072 shares of common stock to SISC, for $1,300, 112,584 shares to DLB, Inc. ["DLB"] for $6,700, and 43,200 shares of common stock for nominal consideration to each of DLB and two individuals, one of whom became a director in June 1994. DLB is controlled by the wife of the chairman of the board who is also the chairman of the board of Consolidated. The chairman of the board disclaims any beneficial interest in any securities owned by DLB.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #9
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[5] Related Party Transactions [Continued]

Also in connection with the organization of the Company, the Company acquired all of the capital stock of LMT in exchange for 129,600 shares of common stock and 400 shares of Series A 4% Convertible Redeemable preferred stock, par value $.01 per share ["Series A preferred stock"]. The 400 shares of Series A preferred stock are convertible into 43,200 shares of common stock [See Note 8]. LMT was a shell corporation with no operating business. The shares of common stock issued included 60,480 to the chief operating officer of the Company and 25,920 to the vice-president of the Company. The remaining 43,200 and all of the shares of Series A preferred stock were issued to a non-related individual. The Company expensed the value of the Series A preferred stock ($40,000). The issuance of the common stock was treated as compensation valued at $.01 per share.

[B] Loans by Related Parties - At September 30, 1995, the total indebtedness due SISC was $2,960,000 plus interest of $388,000. As of such date, (i) the interest was exchanged for 1,125,000 shares of common stock, (ii) $2,210,000 of the debt was exchanged for 2,210 shares of Series D 6% preferred stock ["Series D preferred stock"], having a liquidation price of $1.00 per share and a redemption price of $1,000 per share, and (iii) the remaining $750,000 due SISC is represented by the Company's 10% subordinated note due January 15, 1997 or earlier upon the completion of the Company's initial public offering. In conjunction with the September 30, 1995 debt restructuring, $136,000 which was previously recorded as paid-in capital, was reclassified to debt owed to SISC. The Series D preferred stock may be redeemed at the option of the Company commencing October 1, 1998, and is redeemable at any time after issuance from 50% of the proceeds of any over allotment on the Company's initial public offering or other issuance of equity securities subsequent to the completion of the Company's initial public offering.

At December 31, 1994, SISC has advanced $2,626,000 which are in the form of demand notes bearing interest at 10%. This amount includes a $97,000 note due to DLB, Inc. which was purchased by SISC in April 1994. Interest expense on these notes for the years ended December 31, 1995 and 1994 amounted to $199,000 and $189,000, respectively.

In connection with the issuance by the Company of its Interim Notes [the "Interim Notes"] in July and August 1993, SISC, in anticipation of the Company's receipt of the proceeds of such loans, advanced the Company, on a non-interest bearing basis, $79,000, which was repaid by the Company in August 1993. Such advance was used by the Company to pay the principal on a $50,000 demand note and interest of $2,000 and to pay normal operating expenses. In connection with the Interim Notes, SISC transferred to the lenders an aggregate of 15,120 shares of common stock for $.232 per share. In connection with the agreement of the holders of the Interim Notes to extend the maturity date of the notes to the earlier of September 30, 1994, or three days after the Company completes its initial public offering, SISC transferred an aggregate of 9,375 shares of common stock to such noteholders. The Company incurred a charge of $7,000 against

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #10
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[5] Related Party Transactions [Continued]

[B] Loans by Related Parties [Continued] - operations for financing costs in conjunction with the issuance of stock by SISC. The Interim Notes are currently in default.

From December 1992 through March 1993, the Company sold to each of DLB, one present director, one founder and one non-affiliated individual units at a price of $25,000 per unit. Each unit consists of 4,536 shares of common stock and 20 shares of Series B 6% Redeemable Convertible preferred stock, par value $.01 per share ["Series B preferred stock"]. The 20 shares of Series B preferred stock acquired by each person are convertible into 5,184 shares of common stock [See Note 8].

In October 1993, the Company converted $18,000 of SISC debt into 78,000 shares of common stock.

During the period from January to June 1994, SISC advanced an aggregate of $330,000 to CSM. As a result of the acquisition, such obligations are included in the principal amount of the Company's obligations to SISC, which were approximately $2.6 million at December 31, 1994. Included in the advances by SISC to the Company were $300,000 which was used to pay payroll taxes and interest and $500,000 which was used in connection with the purchase of CSM.

At December 31, 1995 and 1994, ACT [the parent of Old CSM] loaned $167,000 and $58,000 to the Company in the form of demand notes bearing interest at 10% per annum.

[C] Other Matters - As of December 31, 1993, the Company had a liability for payroll taxes, including estimated interest and penalties, of approximately $334,000. Certain officers and principal stockholders are personally responsible for such payments. Payment of the estimated payroll tax obligation and interest totaling approximately $300,000 was made in April 1994 from an advance made by SISC for such purpose.

In February 1996, the Company issued an aggregate of 3,153,750 Series B Warrants, of which 2,516,250 are exercisable at $2.00 per share and 637,500 are exercisable at $5.00 per share. These warrants were issued in connection with services rendered, which, in the case of SISC, included the guarantee of the December 1994 Interim Notes, and, in certain instances the terms of the warrants were revised. Although the warrants were issued prior to the three-for-four reverse split, which was effective in February 1996, the number of shares issuable upon exercise of the warrants, but not the exercise price, was adjusted for the reverse split. Certain of the warrants initially had a November 1998 expiration date, which was extended to December 31, 1999, which is the expiration date of all of the warrants.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #11
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[5] Related Party Transactions [Continued]

[C] Other Matters [Continued] - The following is a schedule of warrants:

                  No.of                                  No. of
                 Warrants    Exercise      FMV at       Warrants
Date of Grant     Issued      Price     Date of Grant   Exercised
_____________   __________   ________   _____________   _________

February 1996    2,516,250      $2.00           $2.00          --
February 1996      637,500       5.00            2.00          --
                 ---------                                  -----
Totals           3,153,750                                     --
                 =========                                  =====

Of the warrants issued in February 1996, 787,500 warrants exercisable at $2.00 per share and 37,500 warrants exercisable at $5.00 per share were issued to replace 825,000 warrants previously issued in October 1993. These warrants had exercise prices ranging from $2.67 per share to $10.00 per share, while the fair value of common stock was $.232 per share.

In October 1993, SISC transferred shares of common stock to two officers, who received 17,460 and 18,000 shares, respectively, and to five employees, each of whom received 6,000 shares. The fair value of such shares, approximately $15,000 in the aggregate, was charged to compensation.

In December 1995, the Company accrued a charge for additional compensation in the approximate amount of $22,000 for services rendered by its vice president. The charge represents 11,250 shares of common stock issued to the vice president in January 1996.

[6] Notes Payable

Bank - Notes payable to bank in the amount of $79,000, are payable on demand. The notes bear interest at 1-1/2% over the bank's prime rate and are collateralized by the assets of CSM. The loan agreements require CSM and its parent to maintain consolidated working capital of $450,000 and consolidated tangible net worth of $1,300,000. The Company is not in compliance with these covenants and the notes are in default.

Asset-Based Lender - In February 1995, the Company entered into an accounts receivable financing with an asset-based lender. Borrowings under this facility were $707,000 at December 31, 1995. The Company can borrow up to 75% of eligible receivables, and it pays interest at the greater of 18% per annum or prime plus 8% and a fee equal to 1% of the amount of the invoice. This note is collateralized by all of the accounts and property and equipment of the Company. In addition, the Company's obligations under this facility are guaranteed by the chairman of the board and president of the Company. Also, the chief executive officer and treasurer of the Company have issued their limited guaranty to the lender.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #12
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[6] Notes Payable [Continued]

Investors - In 1994 and 1993, the Company borrowed $200,000 and $216,000, respectively, from accredited investors and issued its 1993 Interim Notes and December 1994 Interim Notes, respectively, to such investors. In 1994, SISC purchased an Interim Note in the amount of $54,000 from a noteholder. In 1995, the first payment of approximately $66,000 was paid on the December 1994 Interim Notes. No other payments have been made on either of these notes and they are currently in default. In addition, the Company owes a $12,500 extension fee to the holder of the December 1994 Interim Notes.

In connection with the agreement of the holders of the 1993 Interim Notes to extend the maturity date of the notes to the earlier of September 30, 1994, or three days after the Company completes its initial public offering. SISC transferred an aggregate of 9,375 shares of common stock to such noteholders. The Company incurred a charge of $7,000 against operations for financing costs in conjunction with the issuance of stock by SISC. In connection with the issuance of the December 1994 Interim Notes: (i) Consolidated issued the lender 85,000 shares of its stock, (ii) the Company issued to SISC outstanding warrants to purchase 300,000 shares of common stock at $2.00 per share, and
(iii) the Company issued 75,000 shares of common stock to Holdings. The Company incurred charges totaling $103,000 against operations for financing costs in conjunction with the issuances of stock. Such charges were recorded as intercompany charges due to SISC and Consolidated by the Company.

Notes payable consist of the following:
                                                 December 31,
                                           ________________________
                                              1995          1994
                                           __________    __________

Bank - payable on demand with interest at
 1-1/2% over the bank's prime rate, which
 was 8.5% at December 31, 1995, currently
 in default                                $   79,000    $  254,000

Investors - interest at 10%, currently
 in default                                   296,000       362,000

Asset-Based Lender - payable on demand
 with interest at the greater of 18% per
 annum or prime plus 8%                       707,000            --
                                            ---------     ---------
Totals                                     $1,082,000    $  616,000
                                            =========     =========

The weighted average interest rate on short-term borrowings outstanding as of December 31, 1995 and 1994 amounted to approximately 17% and 10%, respectively.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #13
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[7] Income Taxes

For financial reporting purposes at December 31, 1995, the Company has net operating loss carryforwards of $5,125,000 expiring by 2010. The Tax Reform Act of 1986 includes provisions which may limit the net operating loss carryforwards available for use in any given year if certain events occur, including significant changes in stock ownership. If the Company is successful in completing an initial public offering, utilization of the Company's net operating loss carryforwards to offset future income may be limited due to income tax regulations regarding substantial changes in company ownership.

The expiration dates of net operating loss carryforwards are as follows:

December 31,                             Amount
- ------------                            ---------
   2007                                $  113,000
   2008                                   433,000
   2009                                 1,751,000
   2010                                 2,850,000
                                        ---------
                                       $5,147,000
                                        =========

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" at January 1, 1993. Adoption had no material effect on the financial statements. A deferred tax asset arising primarily from the benefits of net operating loss carryforwards of approximately $1,800,000 is offset by an allowance of $1,800,000.

[8] Capital Stock

Capital Stock - The Company is authorized to issue 3,000,000 shares of preferred stock, par value $.01 per share, and 15,000,000 shares of common stock, par value $.01 per share. The Company's Board of Directors is authorized to issue preferred stock from time to time without stockholder action, in one or more distinct series. The Board of Directors is authorized to fix the following rights and preferences, among others, for each series:
(i) the rate of dividends and whether such dividends shall be cumulative; (ii) the price at and the terms and conditions on which shares may be redeemed;
(iii) the amount payable upon shares in the event of voluntary or involuntary liquidation; (iv) whether or not a sinking fund shall be provided for the redemption or purchase of shares; (v) the terms and conditions on which shares may be converted; and (vi) whether, and in what proportion to any other series or class, a series shall have voting rights other than required by law. The Board of Directors has authorized the issuance of the Series A preferred stock, the Series B preferred stock and the Series D preferred Stock.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #14
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[8] Capital Stock

Preferred Stock - The Series A preferred stock is 4% convertible redeemable preferred stock. The stockholders are entitled to receive a $4.00 per share annual dividend when and as declared by the Board of Directors. Dividends are fully cumulative and accrue from October 1, 1992. Dividends are payable annually on March 1. The stock is redeemable at the option of the Company at any time at which the Company has consolidated net worth of at least $2,500,000 at a price of $1,000 per share plus accrued dividends. Each share of Series A preferred stock is convertible into 108 shares of common stock at the discretion of the stockholder. In the event of involuntary or voluntary liquidation, the stockholders are entitled to receive $100 per share and all accrued and unpaid dividends. As of December 31, 1995, approximately $4,000 of dividends [$10 per share] were in arrears.

The Series B preferred stock is 6% redeemable convertible preferred stock.
The stockholders are entitled to receive a $72.00 per share annual dividend when and as declared by the Board of Directors. Dividends are fully cumulative and accrue from April 1, 1993. Dividends are payable annually on March 1. The stock is redeemable at the discretion of the Company at any time at which the Company has consolidated net worth of at least $5,000,000 at a price of $1,200 per share plus accrued dividends. Each share of Series B preferred stock is convertible into 259.2 shares of common stock at the discretion of the stockholders. In the event of involuntary or voluntary liquidation, the stockholders are entitled to receive $1,200 per share and all accrued and unpaid dividends. Each holder of Series B preferred stock has the right, following the Company's initial public offering, to require the Company to redeem all of the shares of Series B preferred stock owned by such holder at a redemption price equal to $1,200 per share. As of December 31, 1995, approximately $11,000 [$138 per share] of dividends were in arrears.

The Series D preferred stock is 6% redeemable preferred stock. The stockholders are entitled to receive a $60.00 per share annual dividend when and as declared by the Board of Directors. Dividends are cumulative and accrue from October 1, 1995. Dividends are payable semi-annually on April 1 and October 1. The stock is redeemable at the option of the Company for $1,000 per share commencing October 1, 1998. Earlier redemption is permitted under certain circumstances. In the event of voluntary or involuntary liquidation, the stockholders are entitled to receive $1.00 per share and all accrued and unpaid dividends.

The Series A, Series B and Series D preferred stock are nonvoting except as is required by law.

The Company has granted to the holders of the Series A preferred stock and Series B preferred stock and certain warrant holders, with respect to their warrants, certain piggyback registration rights following the Company's initial public offering, with respect to the shares of common stock issuable upon conversion or exercise of the preferred stock or warrants.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #15
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[8] Capital Stock [Continued]

See Note 5 for additional information relating to the issuance of common stock and preferred stock in connection with the Company's organization and in connection with certain financings.

See Note 12 for information relating to the Company's 1993 Long-Term Incentive Plan.

[9] Capitalized Lease Obligations

Future minimum payments under capitalized lease obligations as of December 31, 1995 are as follows:

Year ending
December 31,
1996                                     $209,000
1997                                       20,000
1998                                       17,000
                                          -------
Total Minimum Payments                    246,000
Less Amount Representing Interest at
 Rates Ranging from 11% to 12%
 Per annum                                 43,000
                                          -------
Balance                                  $203,000
                                          =======

Capitalized lease obligations are collateralized by equipment which has a net book value of $64,000 and $104,000 at December 31, 1995 and 1994, respectively. The Company has not made timely payments on a capitalized lease obligation on equipment with a net book value of $21,000 and $62,000 at December 31, 1995 and 1994, respectively. Amortization of approximately $40,000 and $45,000 in 1995 and 1994, respectively, has been included in depreciation expense.

[10] Fair Value of Financial Instruments

Effective December 31, 1995, the Company adopted SFAS No. 107, which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed therein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments by individual balance sheet accounts as of December 31, 1995:

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #16
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[10] Fair Value of Financial Instruments [Continued]

                                  Carrying
                                   Amount         Fair Value
                                  _________        __________

Debt Maturing Within One Year    $1,082,000        $1,082,000
Long-Term Debt	                     750,000           750,000
                                  ---------         ---------
Totals                           $1,832,000        $1,832,000
                                  =========         =========

For debt classified as current, it was assumed that the carrying amount approximated fair value for these instruments because of their short maturities. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amount of long-term debt approximates fair value.

[11] Commitments and Contingencies

The Company leases space for its executive offices and facilities under a noncancellable operating lease expiring February 28, 1999. The Company also leases additional office space on a month-to-month basis.

Minimum annual rentals under noncancellable operating leases having terms of more than one year are as follows:

  Years ending
  December 31,
  ____________

  1996                           $249,000
  1997                            248,000
  1998                            261,000
  1999                             44,000
  2000 and thereafter                  --
                                  -------
  Total                          $802,000
                                  =======

Rent expense amounted to $309,000, $148,000 and $25,000, respectively, for the years ended December 31, 1995, 1994 and 1993.

The Company has an agreement with Trinity Group, Inc. ["Trinity"], a wholly-owned subsidiary of Consolidated, pursuant to which the Company will pay Trinity $15,000 a month for consulting services. Neither the Company's chairman of the board, who is the chairman of the board of Consolidated, nor any other employee of Consolidated, Trinity or SISC receives compensation from the Company. No compensation is payable or accruable until the completion of an initial public offering. Upon completion of an initial public offering,

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #17
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[11] Commitments and Contingencies [Continued]

the Company will pay Trinity $15,000 per month for the three-year term of the agreement.

At the time of the acquisition of CSM, the Company entered into five-year employment agreements with its current chief operating officer [formerly the president] and vice president, which replaced employment agreements then in effect, and the three individuals who had been officers of CSM. The agreements provide for salaries of $125,000, $85,000, $125,000, $125,000 and
$80,000, respectively, subject to cost of living increases. The agreements also provide for bonuses based upon a percentage of income before income taxes. The officers are also provided with an automobile or an automobile allowance.

In January 1996, the vice-president's base salary was increased from $85,000 to $100,000. Also, for 1996, the chief operating officer and two other officers, whose base salaries were $125,000 each, agreed to reduce their base salaries to $62,000, $100,000 and $100,000, with certain incentives if certain targets are attained. The current president who is not one of the five individuals previously mentioned, will receive an annual salary of $52,000 in 1996.

Following is pro forma unaudited information for the years ended December 31, 1995, 1994 and 1993 assuming the above management services agreement and employment agreement and the management service agreement with SMI Corporation [See Note 13] had been in effect in their entirety during these periods:

                                             Years Ended December 31,
                                      ______________________________________

                                         1995          1994          1993
                                      __________    __________    __________

Net Loss                             $(2,850,000)  $(1,751,000)  $  (433,000)

Pro Forma Adjustments to Expense:
Increase in Management Services
 Expense Per Agreements                 (684,000)     (684,000)     (684,000)

Increase in Executive Compensation
 Expense Per New Employment
 Agreements                                   --       (39,000)      (34,000)
                                      ----------    ----------    ----------
Pro Forma Net Loss after Increases
 in Consulting Expense and Executive
 Compensation Expense Per Agreements $(3,534,000)  $(2,474,000)  $(1,151,000)
                                      ==========    ==========    ==========

Net Loss Per Share                   $      (.59)  $      (.36)  $      (.09)
                                      ==========    ==========    ==========

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #18
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[11] Commitments and Contingencies [Continued]

                                             Years Ended December 31,
                                      ______________________________________

                                         1995          1994          1993
                                      __________    __________    __________

Pro Forma Net Loss Per Share after
 Increases in Management Services
 Expense and Executive Compensation
 Expense Per Agreements              $      (.73)  $      (.51)  $      (.24)
                                      ==========    ==========    ==========

Number of Shares of Common Stock       4,821,528     4,821,528     4,763,028
                                      ==========    ==========    ==========

On or about September 29, 1995, an action was commenced against the Company by the filing of a summons with notice in the Supreme Court of the State of New York, County of New York. The action was commenced by Jacque W. Pate, Jr., Melvin Pierce, Herbert A. Meisler, John Gavin, Elaine Zanfini, individually and derivatively as shareholders of Onecard Health Systems Corporation and Onecard Corporation, which corporations are collectively referred to as "Onecard." The named defendants include, in addition to the Company, officers and directors of the Company, its principal stockholder and the parent of its principal stockholder. A complaint was served on November 15, 1995. The complaint makes broad claims respecting alleged misappropriation of Onecard's trade secrets, corporate assets and corporate opportunities, breach of fiduciary relationship, unfair competition, fraud, breach of trust and other similar allegations, apparently arising at the time of, or in connection with the organization of, the Company in September 1992. The complaint seeks injunctive relief and damages, including punitive damages, of $130 million. Management believes that the action is without merit, and it will vigorously defend the action.

[12] Long-Term Incentive Plan

In July 1993, the Company adopted, by action of the Board of Directors and stockholders, the 1993 Long-Term Incentive Plan [the "Plan"]. The Plan was amended in October 1993, April 1994, October 1994 and February 1996. The Plan does not have an expiration date.

The Plan is authorized to issue for 511,000 shares of common stock. If shares subject to an option under the Plan cease to be subject to such option, or if shares awarded under the Plan are forfeited, or otherwise terminated without a payment being made to the participant in the form of stock, such shares will again be available for future distribution under the Plan.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #19
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[12] Long-Term Incentive Plan [Continued]

Awards under the Plan may be made to key employees, including officers of and consultants to the Company, its subsidiaries and affiliates, but may not be granted to any director unless the director is also an employee of or consultant to the Company or any subsidiaries or affiliates. The Plan imposes no limit on the number of officers and other key employees to whom awards may be made; however, no person shall be entitled to receive in any fiscal year awards which would entitle such person to acquire more than 3% of the number of shares of common stock outstanding on the date of grant.

In January 1995, the Board granted stock options to purchase an aggregate of 252,804 shares of common stock at $.232 per share, and in December 1995, the Board granted stock options to purchase an aggregate of 104,952 shares of common stock at $.345 per share. Such exercise prices were determined by the Board to be the fair market value per share on the date of grant. The options become exercisable as to 50% of the shares on the first and second anniversaries of the date of the grant. In connection with certain of the January 1995 option grants, the Board canceled previously granted options to purchase 206,250 shares at an exercise price of $5.33 per share which were granted in 1994.

[13] Subsequent Events

The Company executed an agreement in February 1996 to purchase an application software product known as the SATC Software which processes retail plastic card transactions and merchant transactions. The purchase price for the SATC Software is $650,000, of which $325,000 was paid in February 1996 with the remaining balance of $325,000 due in three installments during 1996.

The Company intends to enter into a joint venture with Oasis Technology, Ltd. ["Oasis"] in May 1996 pursuant to which the joint venture corporation will purchase the SATC software and made an advance payment of $325,000, in January 1996, pursuant to such proposed joint venture. The Company has an agreement with Oasis that Oasis will pay the remaining $325,000 as part of its contribution to the joint venture. However, the Company has a direct obligation to the seller to make the payments, and, in the event that Oasis fails to make the payments, the Company will be required to make the payments. The obligations are also guaranteed by Consolidated.

The Company intends to enter into an agreement with SMI Corporation ["SMI"], pursuant to which the Company pays SMI compensation of $25,000 to $59,000 per month for which SMI will provide persons to serve in management-level or other key positions for the Company. In addition, the Company will pay SMI 6% of the revenues generated from Smart Card and related services. The agreement will continue until December 31, 2000. Pursuant to the agreement, the Company is to pay SMI fees of $250,000 for services rendered in 1996. The sole stockholder of SMI, Mr. Storm Morgan, was elected as a director of the Company in January 1996.

In January 1996, the Company borrowed $500,000 from four accredited investors.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #20
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[13] Subsequent Events [Continued]

In connection with such loans, the Company issued its 8% promissory notes due January 31, 1997, which are payable from the proceeds of the Company's initial public offering. The Company also agreed that, if the Company completes an initial public offering of its securities prior to the January 31, 1997 maturity date, it would register pursuant to the Securities Act and issue to the noteholders one unit for each $2.00 principal amount of notes. The unit to be issued to the noteholders will mirror the units to be issued in the initial public offering. The Company will incur a one-time non-cash finance charge of approximately $1,600,000 upon the issuance of these units.

In January 1996, SISC exchanged 1,000 shares of Series D preferred stock for 1,125,000 shares of common stock. As a result of this exchange, the aggregate redemption price of the Series D preferred stock was reduced to $1,210,000.

In March 1996, the agreement with the asset-based lender was modified to allow borrowings up to 80% of eligible receivables to a maximum of $1,000,000. In consideration, the Company will pay the asset-based lender (i) an annual fee of $10,000 and (ii) a monthly fee of $10,000. If the Company receives equity funds by way of the an initial public offering or a private placement of at least $350,000, the original borrowing availability will be reinstated and the Company shall pay the asset-based lender a $25,000 fee and issue it 25,000 shares of Company common stock. The Company will incur a one-time non-cash finance charge of approximately $80,000 upon the issuance of the common stock.

[14] New Authoritative Accounting Pronouncements

The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in March of 1995. SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 is not expected to have a material impact on the Company's financial statements.

The FASB has also issued SFAS No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has not decided if it will adopt SFAS No. 123 or continue to apply APB Opinion No. 25 for financial reporting purposes. SFAS No. 123 will have to be adopted for financial note disclosure purposes in any event. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995; the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995.

NETSMART TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #21
[Information as of and for the Periods Ended March 31, 1996 and 1995 are Unaudited]
______________________________________________________________________________

[15] Unaudited Interim Statements

The financial statements for the three months ended March 31, 1996 and 1995 are unaudited; however, in the opinion of management all adjustments [consisting solely of normal recurring adjustments] necessary to a fair presentation of the financial statements for these interim periods have been made. The results for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

[16] Subsequent Events [Unaudited]

In March 1996, the Company filed a registration statement for the sale of its securities through an initial public offering. In the first quarter of 1996, the Company incurred $114,000 of deferred costs in connection with the anticipated initial public offering. Deferred public offering costs will be charged against the proceeds of the anticipated public offering. If the offering is not consummated, the cost will be expensed.

In April 1996, the Board granted stock options to purchase 129,500 shares of common stock at $2.00 per share. The fair value per share at the date of grant was $2.00 per share.

In April 1996, the Company and SISC agreed to extend the maturity date of the Company's 10% subordinated note payable in the amount of $750,000. The new maturity date shall be April 1, 1997 or earlier upon the completion of the Company's initial public offering.

REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholder
Creative Socio-Medics Corp.
East Islip, New York


     We have audited the accompanying Creative Socio-Medics Corp. statements of operations, changes in capital (deficiency) and cash flows for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements enumerated above present fairly, in all material respects, the results of the operations and the cash flows of Creative Socio-Medics Corp. for the year ended December 31, 1993, in conformity with generally accepted accounting principles.




/S/_________________________
Richard A. Eisner & Company, LLP

New York, New York
March 4, 1994

June 16, 1994
With respect to Note 1

CREATIVE SOCIO-MEDICS CORP.

STATEMENTS OF OPERATIONS
(in thousands)


                                      Six Months Ended     Year Ended
                                           June 30,        December 31,
                                     ___________________   ____________
                                       1994       1993         1993
                                     ________   ________   ____________
                                         (Unaudited)

Revenue (Note 2)                       $2,126     $2,790     $4,991
                                        -----      -----      -----

Costs and expenses:

Cost of revenue                         1,786      2,089      3,697


Sales and marketing                       370        347        719


General and administrative (Note 1)       227        303        656


Interest expense                           32         36         69
                                        -----      -----      -----


                                        2,415      2,775      5,141
                                        -----      -----      -----

Net income (loss)                      $ (289)    $   15     $ (150)
                                        =====      =====      =====



















Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.

CREATIVE SOCIO-MEDICS CORP.

STATEMENT OF CHANGES IN CAPITAL (DEFICIENCY)
(Note 1)


                                   Common Shares
                                      Issued
                             _______________________
                               Number
                                 of           Par       (Accumulated
                               Shares        Value         Deficit)
                             __________    _________   ________________
                                                        (in thousands)

Balance - January 1, 1993             1           --             $ (133)


Dividend to parent                                                  (23)


Net (loss)                                                         (150)
                                   -----       -----              -----

Balance - December 31, 1993            1          --             $ (306)
                                   =====       =====              =====





























Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.

CREATIVE SOCIO-MEDICS CORP.
STATEMENTS OF CASH FLOWS
(in thousands)
                                      Six Months Ended     Year Ended
                                           June 30,        December 31,
                                     ___________________   ____________
                                       1994       1993         1993
                                     ________   ________   ____________
                                         (Unaudited)
Cash flows from operating activities:
 Net income (loss)                     $ (289)    $   15     $ (150)
 Adjustments to reconcile net income
 (loss) to net cash provided by
 (used in) operating activities:
   Depreciation and amortization           57         81        165
   Changes in assets and liabilities:
    (Increase) decrease in accounts
      receivable                         (181)      (130)        95
    (Increase) decrease in costs and
      estimated profits in excess of
      interim billings                     84       (103)       (85)
   (Increase) decrease in other
     current assets                        17         16        (34)
   Decrease in other long-term assets                             7
   Increase (decrease) in accounts
    payable and accrued expenses          158        (26)       (67)
   Increase in billings in excess of
    costs and estimated profits.           63        216        262
                                        -----      -----      -----
Net cash provided by (used in)
 operating activities                     (91)        69        193
                                        -----      -----      -----
Cash flows from investing activities:
 Purchases of fixed assets                (24)       (10)       (20)
 Investment in C Smart                    (11)        --         --
                                        -----      -----      -----
Net cash (used in) investing activities   (35)       (10)       (20)
                                        -----      -----      -----
Cash flows from financing activities:
 (Decrease) in bank overdraft              (6)        (2)      (50)
 Payment of bank debt                     (40)       (45)      (45)
 Deferred registration costs              (47)        --        --
 Proceeds from promissory note            330         --        --
 Payment of capitalized lease obligations (25)       (21)      (55)
 Dividends                                (55)         9       (23)
                                        -----      -----     -----
Net cash provided by (used in)
 financing activities                     157        (59)     (173)
                                        -----      -----     -----
Net increase (decrease) in cash            31         --        --
Cash at beginning of year                  --         --        --
                                        -----      -----     -----
Cash at end of year                    $   31     $   --    $   --
                                        =====      =====     =====

Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.

CREATIVE SOCIO-MEDICS CORP.

STATEMENTS OF CASH FLOWS
(in thousands)


                                      Six Months Ended     Year Ended
                                           June 30,        December 31,
                                     ___________________   ____________
                                       1994       1993         1993
                                     ________   ________   ____________
                                         (Unaudited)

Supplemental disclosure of cash flow
 information:
  Cash paid during the period for:
   Interest                            $   24     $   30     $   29


Noncash investing and financing activities:
 (1) The Company acquired fixed assets of $51,000 and financed existing accounts payable of $24,000 in the six months ended June 30,, 1994 pursuant to a capitalized lease obligation.
































Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.

CREATIVE SOCIO-MEDICS CORP.
NOTES TO FINANCIAL STATEMENTS
(Unaudited with respect to the six months ended June 30, 1994 and 1993)


(NOTE 1) - Basis of Presentation:

The Company and principles of consolidation:

Creative Socio-Medics Corp. (the "Company" or "CSM"), a wholly-owned subsidiary of Advanced Computer Techniques Corporation ("ACT") through
June 15, 1994, develops, markets and supports software products and services, concentrating on government agencies and healthcare facilities. Sales to government agencies represented 47% of revenues in 1993.

ACT charged CSM for operating expenses incurred on its behalf, amounting to approximately $23,000 and $427,000 for the six months ended June 30, 1994 (unaudited) and the year ended December 31, 1993.

On June 16, 1994, the Company sold all of its net assets to CSM Acquisition Corp., a wholly owned subsidiary of Consolidated Technology Group, Ltd..

(NOTE 2) - Significant Accounting Policies:

[1]  Revenue recognition:

Revenues from fixed price software development contracts and revenue under license agreements which require significant modification of the software package to the customer's specifications, are recognized on the estimated percentage-of-completion method. Revisions in cost estimates and recognition of losses on these contracts are reflected in the accounting period in which the facts become known. Revenue from software package license agreements without significant vendor obligations is recognized upon delivery of the software. Information processing revenues are recognized in the period in which the service is provided. Maintenance contract revenue is recognized on a straight-line basis over the life of the respective contract. Software development revenues from time-and-materials contracts are recognized as services are performed.

Contract terms provide for billing schedules that differ from revenue recognition and give rise to costs and estimated profits in excess of billings, and billings in excess of costs and estimated profits.

The cost of maintenance revenue, which consists solely of staff payroll, is expensed as incurred.

[2]  Fixed assets:

Equipment (including equipment under capital leases), and furniture and fixtures are depreciated on the straight-line method over estimated useful lives ranging from two to ten years. Leasehold improvements are amortized on the straight-line method over the terms of the lease. Depreciation and amortization of fixed assets aggregated $57,000 for the six-month period ended June 30, 1994 (unaudited) and $120,000 in 1993.

CREATIVE SOCIO-MEDICS CORP.
NOTES TO FINANCIAL STATEMENTS
(Unaudited with respect to the six months ended June 30, 1994 and 1993)


(NOTE 2) - Significant Accounting Policies:  (continued)

[3]  Development and enhancement:

Expenditures for development and enhancement costs included in cost of revenues for the six-month period ended June 30, 1994 (unaudited) was $83,000 and for the year ended December 31, 1993 was approximately $52,000.

[4]  Interim financial information:

In the opinion of management, all adjustments have been made to present fairly the results of operations and cash flows for the six-month periods ended
June 30, 1994 and 1993.

(NOTE 3) - Rent Expense:

Total gross rent under leases charged to operations amounted to approximately $108,000 for the six-month period ended June 30, 1994 (unaudited) and $253,000 in the year ended December 31, 1993.

562,500 Units

Netsmart Technologies, Inc.

(Each Unit Consists of two shares of Common Stock and one Series A
 Redeemable Common Stock Purchase Warrant)

                                  PROSPECTUS

Monroe Parker Securities, Inc.

____________, 1996

  No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by the Company or by the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby to any person in any jurisdiction in which such offer or solicitation was not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the circumstances of the Company of the facts herein set forth since the date of this Prospectus.

TABLE OF CONTENTS
                                                     Page
                                                     ----
Prospectus Summary                                      3
Risk Factors                                            8
Dilution                                               17
Use of Proceeds                                        18
Capitalization                                         21
Selected Financial Data                                23
Management's Discussion and Analysis of Financial
 Condition and Results of Operations                   23
Business                                               29
Management                                             38
Certain Transactions                                   43
Interim Financings                                     47
Principal Stockholders                                 48
Selling Security Holders                               50
Description of Securities                              52
Underwriting                                           57
Legal Matters                                          59
Experts                                                59
Additional Information                                 59
Index to Financial Statements                          F-1

Until ____________, 1996 (25 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

  SEC registration fee                                           $  5,242.82
  NASD registration fee                                             2,020.41
  Nasdaq listing fee                                               10,000.00
  Printing and engraving                                           25,000.00*
  Accountants' fees and expenses                                   75,000.00*
  Legal fees                                                      150,000.00*
  Transfer agent's and warrant agent's fees and expenses            5,000.00*
  Blue Sky fees and expenses                                       40,000.00*
  Underwriter's non accountable expense allowance                 135,000.00
  Underwriter's consulting agreement                               60,000.00
  Miscellaneous                                                    17,736.77*
                                                                  -----------
  Total                                                          $525,000.00*
                                                                 ============
*  Estimated

Item 14.  Indemnification of Directors and Officers

    Section 145 of the Delaware General Corporation Law and Article EIGHTH of the Company's Restated Certificate of Incorporation (Exhibit 3.1) provide for indemnification of directors and officers of the Company under certain circumstances.

    Reference is made to Paragraphs 6 and 7 of the Underwriting Agreement (Exhibit 1.1) with respect to indemnification of the Company and the
Underwriter.   In addition, the Outstanding Warrants (Exhibit 10.7) and the subscription agreement relating to the January 1996 Interim Notes (Exhibit 10.12) also include indemnification provisions.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

    Set forth below is information concerning the issuance by the Registrant of its securities since its organization in September 1992. All securities issued are restricted securities and the certificates bear restrictive legend.

    (a) In August 1993, the Registrant effected a 2,000 for one Common Stock recapitalization. In October 1993, the Registrant effected a .576-for-
 one reverse split in its Common Stock, and in February 1996, the Registrant effected a three-for-four reverse split of its Common Stock. The issuance of shares of Common Stock in such transactions was exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof. All share and per share information in this Item 26 has been restated, where appropriate, to give effect to such transactions.

    (b) In connection with the organization of the Registrant in September 1992, the Registrant issued 582,072 shares of Common Stock to SIS Capital Corp. ("SISC") for $1,300 (.002 per share), 112,584 shares of Common Stock to DLB, Inc. ("DLB") for $6,700 ($.06 per share), and 43,200 shares of Common Stock to each of DLB, Mr. Harris Freedman and Mr. E. Gerald Kay for nominal considerations. DLB is owned by Ms. Carol Schiller, wife of Mr. Lewis S. Schiller, chairman of the board and a director of the Registrant. Mr. Schiller disclaims any beneficial interest in DLB or the shares of Common Stock owned by DLB.

    (c) In connection with the organization of the Registrant, the Registrant acquired all of the capital stock of LMT, Inc. ("LMT") in exchange for 129,600 shares of Common Stock and 400 shares of Series A Preferred Stock, which are convertible into an aggregate of 43,200 shares of Common Stock. LMT was a shell corporation with no operating business, and accordingly, there was no cash consideration paid to the Registrant.

                                                  Number of Shares
                                         -------------------------------
Name                                     Common Stock    Preferred Stock
- ----------------------                   -------------------------------
Leonard M. Luttinger                           60,480
Martin Hodes                                   43,200                400
Thomas Evans                                   25,920
                                              -------                ---
                                              129,600                400
                                              =======                ===

    (d) During the period from December 1992 to March 1993, the Registrant sold units to four accredited investors, each unit consisting of 4,536 shares of Common Stock and 20 shares of Series B Preferred Stock for an aggregate consideration of $25,000 per unit. Each share of Series B Preferred Stock is convertible into 259.2 shares of Common Stock. The price per unit was allocable as follows: $24,000 to the Series B Preferred Stock ($1,200 per share) and $1,000 to the Common Stock ($.22 per share). One unit was issued to each of the following persons: DLB, Inc., Harris Freedman, E. Gerald Kay and Murray Vinarub.

    (e) In July and August 1993, the Registrant issued its 90-Day Promissory Notes in the aggregate principal amount of $216,000 to the seven accredited investors named below. In connection with such issuances, SISC transferred 15,120 shares of Common Stock to the purchasers of the notes. In March 1994, in connection with the agreement of the note holders to extend the time for payment until December 31, 1994, SISC transferred to the note holders an aggregate of 9,375 shares of Common Stock.

Name                       Principal Amount  Initial Shares  Additional Shares
- -------------------------  ----------------  --------------  -----------------
Norman Goldstein                   $ 54,000        4,320                 --(1)
All American Funding Corp.           27,000        2,160              1,875
Beau-Lev                             27,000        2,160              1,875
David Catanzarite                    27,000           --(2)              --(2)
Israel Cohen                         27,000        2,160              1,875
T.H. Lehman & Co.                    27,000        2,160              1,875
MBO Holdings, N.V.                   27,000        2,160              1,875
                                   --------       ------              -----
                                   $216,000       15,120              9,375
                                   ========       ======              =====

  (1) The note issued to Mr. Goldstein was purchased by SISC, and, accordingly, no shares were transferred to him.

  (2) The note issued to Mr. Catanzarite was paid and no shares were transferred to him.

    (f) In October 1993, the Registrant issued to SISC an aggregate of 78,000 shares of Common Stock for $.232 per share, which was treated as a reduction of the amount due from the Registrant to SISC of approximately $18,000.

    (g) In October 1993, the Registrant issued to SISC warrants to purchase 375,000 shares of Common Stock at $10.00 per share, 225,000 shares at $6.67 per share and 150,000 shares of Common Stock at $2.67 per share and issued to SMACS Holdings, Inc. ("SMACS"), warrants to purchase 37,500 shares of Common Stock at $6.67 per share and 37,500 shares at $2.67 per share. These warrants became exercisable six months from the completion of the Registrant's initial public offering or earlier with the consent of the Registrant and the underwriter and expired on November 30, 1998. In connection with the Registrant's prior proposed initial public offering, SISC agreed to a reduction in the amount to be paid to SISC from the proceeds of such offering, and the Registrant issued to SISC a warrant to purchase 525,000 shares of Common Stock at $6.67 per share, and the Registrant and SISC agreed to an adjustment in the exercise price of warrants to purchase 375,000 shares of Common Stock from $10.00 per share to $6.67 per share.

    (h) In February 1996, the Registrant issued an aggregate of 3,153,750 Outstanding Warrants, of which 2,516,250 are exercisable at $2.00 per share and 637,500 are exercisable at $5.00 per share. These warrants were issued in connection with services rendered, which, in the case of SISC, included the guarantee of the December 1994 Interim Notes. Although the Warrants were issued prior to the three-for-four reverse split, which was effective in February 1996, the number of shares issuable upon exercise of the Outstanding Warrants, but not the exercise price, was adjusted for the reverse split. The Outstanding Warrants expire on December 31, 1999. The Outstanding Warrants, which, with respect to SISC and SMACS, replaced of the warrants described in Paragraph (g) of this Item 15, were issued in February 1996 to the following persons:

Name                          $2 Warrants    $5 Warrants
- ----------------------------  -----------    -----------
SISC                            1,968,750             --
Lewis S. Schiller                      --         52,500
Storm R. Morgan                   225,000             --
James L. Conway                   112,500        112,500
Leonard M. Luttinger               37,500        112,500
Thomas L. Evans                        --         37,500
SMACS Holdings, Inc.               37,500        187,500
Bridge Ventures, Inc.             135,000        135,000
                                ---------        -------
Total                           2,516,250        637,500
                                =========        =======

    (i) In December 1994, the Registrant issued its 10% promissory notes due December 31, 1994 (the "December 1994 Interim Notes") in the principal amount of $200,000. In connection with the issuance of the December 1994 Interim Notes, Consolidated Technology Group Ltd. ("Consolidated") issued to the purchasers of such notes 1,500 shares of its common stock for each $10,000 principal amount of December 1994 Interim Notes. In connection with the extension of the maturity date of the December 1994 Interim Notes to January 31, 1994, Consolidated issued an additional 1,500 shares of its common stock for each $10,000 principal amount of December 1994 Interim Notes. Carte Medical Holdings, Inc. ("Holdings"), the principal stockholder of the Registrant, is a wholly-owned subsidiary of SISC, which is a wholly-owned subsidiary of Consolidated. The Registrant had the right to defer the March 1995 payment by the payment of a $12,500 extension fee and the issuance by Consolidated of 1,250 shares of Consolidated common stock for each $10,000 principal amount of December 1994 Interim Notes. In connection with the issuance by Consolidated of its common stock, its agreement to issue additional shares of its common stock and its agreement to guarantee the December 1994 Interim Notes if such notes are not paid by January 31, 1995, the Registrant agreed to issue 75,000 shares of Common Stock to Holdings.
Such shares were issued in September 1995. Set forth below is information concerning the issuance of the December 1994 Interim Notes. The number of shares of Consolidated common stock reflects both the initial issuance and the additional issuance.

                         Principal Amount    Shares of Consolidated
Name                     of Notes            Common Stock
- -----------------------  ----------------    ----------------------
Joseph Brussese                  $ 25,000                    10,625
Bernard Savetz                     25,000                    10,625
Ruth Wolf                          25,000                    10,625
Larry Pallini                      15,000                     6,375
Jeffrey Schwartz                   15,000                     6,375
Rosemary G. Barsky                 12,500                     5,313
Alvin I. Lebenfeld                 12,500                     5,313
Ronald S. Levine                   12,500                     5,313
Irwin Pincus                       12,500                     5,313
David Schiffman                    12,500                     5,313
Michael Friedman                   10,000                     4,250
Steven L. Tillman                  10,000                     4,250
Robert Friedman                     6,250                     2,657
Lawrence Lupo                       6,250                     2,657
                                 --------                    ------
                                 $200,000                    85,004

    (j) At September 30, 1995, the Registrant owed SISC approximately $3.0 million plus interest of $388,000. At September 30, 1995:

      (i) Holdings transferred to the Registrant all of the stock of CSM in exchange for 750,000 shares of Common Stock in accordance with the Registrant's agreement with SISC.

      (ii) The Registrant issued to Holdings 75,000 shares of Common Stock in consideration for the guarantee by Consolidated of the December 1994 Interim Notes and the issuance by Consolidated of shares of its common stock to the holders of such notes. See Item (h) of this Item 15.

      (iii) SISC accepted 2,210 shares Series D Preferred Stock, which have a redemption price of $1,000 per share, or an aggregate of $2,210,000 in exchange for cancellation of the Registrant's indebtedness to SISC in the principal amount of $2,210,000. The Series D Preferred Stock is not voting and there are limitations on the redemption of such shares. The Registrant issued a $750,000 promissory note to SISC in respect of the balance of its indebtedness to SISC. The note is due in January 1997, but is payable five days after the completion of the Registrant's initial public offering.

      (iv) The Registrant issued 1,125,000 shares of Common Stock to Holdings in consideration of the cancellation by SISC of accrued interest at September 30, 1995 of $388,000, reflecting a price of $.345 per share of Common Stock.

    (k) In January 1996, SISC exchanged 1,000 shares of Series D Preferred Stock for 1,125,000 shares of Common Stock, reflecting a price of $.89 per share of Common Stock.

    (l) In January 1996, the Registrant issued to Mr. Thomas Evans, vice president of the Registrant, 11,250 shares of Common Stock for services rendered in 1995. The shares were valued at $2.00 per share.

    (m) In January 1996, the Registrant issued to the following four accredited investors notes (the "January 1996 Interim Notes") in the principal amount of $500,000, which are due January 1997 or earlier upon completion of the Registrant's initial public offering. Pursuant to the subscription agreement, if the Registrant effects its initial public offering prior to the maturity date of the January 1996 Interim Notes, the Registrant will issue pursuant to the registration statement relating to such initial public offering one unit identical with that offered to the public for each $2.00 principal amount of January 1996 Interim Note. See "Selling Security Holders." Set forth below are the purchasers of the January 1996 Interim Notes and the principal amount of January 1996 Interim Notes issued.

Name                          Principal Amount
- ----------------------------  ----------------
360 Central Corporation               $300,000
Charles S. Junger                      100,000
Steven Capizzi                          50,000
Kenneth Lipson                          50,000

    The issuances described in Paragraphs (b) through (l) are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof as transactions not involving a public offering. No underwriting was involved in connection with any such issuances and no fees or commissions were paid.

Item 16.  Exhibits and Financial Statement Schedules


(a)  Exhibits

1.1       Form of Underwriting Agreement.
1.2       Form of Underwriter's Option.
1.3       Form of Consulting Agreement between the Registrant and the
           Underwriter.
1.4(2)    Form of M/A Agreement between the Registrant and the Underwriter.
2.1(2)    Plan and Agreement of Reorganization ("Purchase Agreement") dated as of April 13, 1994, by and among Consolidated Technology Group Ltd., CSM Acquisition Corp., the Registrant, Creative Socio-Medics Corp. ("Old CSM"), and Advanced Computer Techniques, Inc. ("ACT")
2.2(2)    Amendment dated April 13, 1994 to the Purchase Agreement.
2.3(2)    Disclosure Letter to the Plan and Agreement of Reorganization
           ("Purchase Agreement") dated as of April 13, 1994, by and among Consolidated Technology Group Ltd., CSM Acquisition Corp., the Registrant, Old CSM, and ACT.
2.4(2)    Second Amendment dated June 16, 1994 to the Purchase Agreement.
2.5(2)    Agreement dated October 26, 1994, between the Registrant and
           Consolidated Technology Group, Ltd. ("Consolidated") relating to the plan and agreement of reorganization dated as of April 13, 1994, as amended, among the Registrant, Consolidated, CSM Acquisition Corp., Creative Socio-Medics Corp. and Advanced Computer Techniques, Inc.
2.6(2)    Letter agreement dated December 5, 1994, between the Registrant and
           Consolidated.
3.1(2)    Restated Certificate of Incorporation, as amended, including certificates of designation with respect to the Series A, B and D Preferred Stock.
3.2       By-Laws
4.1 Form of Warrant Agreement among the Registrant, American Stock Transfer & Trust Company, as Warrant Agent, and Monroe Parker Securities, Inc., to which the form of Series A Redeemable Common Stock Purchase Warrant is included as an exhibit.

5.1(1)    Opinion of Esanu Katsky Korins & Siger.
10.1(2)   Employment Agreement dated June 16, 1994, between the Registrant and
           Leonard M. Luttinger, as amended.
10.2(2)   Employment Agreement dated June 16, 1994, between the Registrant and
           Thomas Evans.
10.3(2)   Employment Agreement dated June 16, 1994, between the Registrant and
           John F. Phillips, as amended.
10.4(2)   Employment Agreement dated June 16, 1994, between the Registrant and
           Anthony F. Grisanti.
10.5(2)   Employment Agreement dated June 16, 1994, between the Registrant and
           Edward D. Bright, as amended.
10.6(2)   Agreement dated March 1, 1996 between the Registrant and The Trinity
           Group, Inc.
10.7(2)   1993 Long-Term Incentive Plan.
10.8(2)   Form of Outstanding Warrant.
10.9(2)   Form of Option Agreement from SIS Capital Corp. to certain officers of Old CSM.
10.10(2)  Interim Notes.
10.11(2)  Form of Subscription Agreement for Interim Notes.

10.12(2)  Form of Subscription Agreement relating to the December 1994 Interim
           Notes, including the form of December 1994 Interim Note.
10.13(2)  Modification and extension agreement dated as of January 31, 1995, among the Registrant and the holders of the December 1994 Interim Notes.
10.14(2)  January 1996 Interim Notes.
10.15(2) Form of Subscription Agreement for January 1996 Interim Notes. 10.16(2) Contract dated September 22, 1994. by and between the State of
           Colorado for the use and benefit of the Department of Human Services and CSM.
10.17(2)  Agreement dated March   , 1995 between CSM and United Credit
           Corporation, as amended.
10.18     Software licensing and service agreement dated April 27, 1996 between the Registrant and IBN Limited.
10.19(2)  Letter agreement dated February 28, 1996 between the Registrant and
           Oasis Technology Ltd. ("Oasis) relating to the a proposed joint venture.
10.20(2) Source code license agreement dated November 10, 1995 between the Registrant and Oasis.
10.21(2)  Software marketing and distribution agreement between the Registrant and Oasis.
10.22(2)  Joint marketing letter agreement dated March 31, 1995 between the
           Registrant and Oasis.
10.23(1)  Agreement dated February 7, 1996 between the Credit Card Acquisition
           Corp. and Fiton Business, S.A.
10.24(1)  Management, Marketing and Advisory Agreement dated as of March   ,
           1996, between the Registrant and SMI Corporation.
10.25(2)  Purchase Order dated June 30, 1995 from Virginia Commonwealth
           University to the Registrant.
10.26(2)  Form of the Registrant's 10% Subordinated Note due January 15, 1997
           issued to SIS Capital Corp.
11.1      Computation of loss per share.
24.1      Consent of Mortenson and Associates, P.C. (See Page II-7)
24.2      Consent of Richard A. Eisner & Company, LLP. (See Page II-8)
24.3(1)   Consent of Esanu Katsky Korins & Siger (included in Exhibit 5.1).
25.1(2)   Powers of attorney.
27        Financial data schedule.

  (1)  To be filed by amendment.
  (2)  Previously filed.

(b)  Financial Statement Schedules

None

 SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 17th day of June, 1996

NETSMART TECHNOLOGIES, INC.


By: /S/ Lewis S. Schiller
        Lewis S. Schiller
        Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signature                     Title
- ----------------------------  -------------------------

    Lewis S. Schiller         Chairman of the Board, Chief
- ---------------------         Executive Officer and Director
    Lewis S. Schiller         (Principal Executive Officer)


    Anthony F. Grisanti       Treasurer and Chief Financial
- -----------------------        Officer (Principal Financial
    Anthony F. Grisanti         and Accounting Officer)


    James L. Conway           Director
- -------------------
    James L. Conway


    Leonard M. Luttinger      Director
- ------------------------
    Leonard M. Luttinger


    John F. Phillips          Director
- --------------------
    John F. Phillips


                              Director
- -----------------
    E. Gerald Kay


   Storm R. Morgan            Director
- -------------------
   Storm R. Morgan


By: /S/ Lewis S. Schiller
- -------------------------
        Lewis S. Schiller
        Attorney in Fact
        June 17, 1996

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the use in this Registration Statement on Form S 1 of our report dated March 6, 1996, accompanying the financial statements of Netsmart Technologies, Inc., which report includes an explanatory paragraph relating to the ability of Netsmart Technologies, Inc. to continue as a going concern, and to the use of our name, and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.


Mortenson and Associates, P.C.

Certified Public Accountants.
Cranford, New Jersey
June 17, 1996

CONSENT OF INDEPENDENT AUDITORS


    We consent to the use in Amendment No. 1 to this Registration Statement on Form S-1 of Netsmart Technologies, Inc. of our report dated March 4, 1994, except for Note 1 as to which the date is June 16, 1994, on the statements of operations, changes in capital (deficiency) and cash flows of Creative Socio-Medics Corp. for the year ended December 31, 1993. We also consent to the use of our name and the statement with respect to us appearing under the heading "Experts" in the Prospectus.


Richard A. Eisner & Company, LLP

New York, New York
June 17, 1996

Exhibit 1.1

562,500 Units

(each Unit consisting of two (2) shares of Common Stock, par value $.01 per share, and one (1) redeemable Series A Warrant, which will be exercisable commencing ________ __, 1997 through ________ __, 1999, at a price of $4.50, to purchase one (1) share of Common Stock)


NETSMART TECHNOLOGIES, INC.


UNDERWRITING AGREEMENT

New York, New York
________ __, 1996
Monroe Parker Securities, Inc.
2500 Westchester Avenue
Purchase, New York 10577

NETSMART TECHNOLOGIES, INC., a Delaware corporation (the "Company"), proposes to issue and sell to Monroe Parker Securities, Inc. ("you" or the "Underwriter") pursuant to this Underwriting Agreement (the "Agreement") an aggregate of 562,500 Units, each unit being hereinafter referred to as a "Unit" and consisting of two (2) shares of Common Stock, par value $.01 per share ("Shares"), and one (1) redeemable Series A Warrant ("Warrant"), which will be exercisable commencing _________ __, 1997 through ________ __, 1999, at a price of $4.50, to purchase of one (1) share of Common Stock. The Components of the Units will be separately transferable immediately upon issuance. The Warrants are subject to redemption, in certain instances, commencing one year from the date of this Agreement. In addition, the Company proposes to grant to the Underwriter the option referred to in Section 2(b) to purchase all or any part of an aggregate of 84,375 additional Units. Unless the context otherwise indicates, the term "Units" shall include such 84,375 additional Units. The Common Stock of the Company to be outstanding after giving effect to the sale of the Shares is herein called the "Common Stock." The Shares and Warrants included in the Units (including the Units which the Underwriter has the option to purchase) are herein collectively called the "Securities."

  You have advised the Company that you desire to purchase the Units. The Company confirms the agreements made by it with respect to the purchase of the Units by the Underwriter as follows:

    1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

      (a) A registration statement (File No. 333-2550) on Form S 1 relating to the public offering of the Units, including a form of prospectus subject to completion, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, either (A) if the Company relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Units that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and in the case of either clause (i)(A) or (i)(B) of this sentence, as have been provided to and approved by the Underwriter prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriter prior to the execution of this Agreement.

  As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means (A) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Units that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements; (B) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or (c) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement; except that if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as hereinafter defined), the terms "Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended, and the term "Prospectus" shall include the prospectus as so supplemented, or both, as the case may be; and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

      (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. At the time the Registration Statement becomes effective and at all times subsequent thereto up to and on the Closing Date (as hereinafter defined) or the Option Closing Date, as the case may be,
(i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus on page 2 with respect to stabilization, under the heading "Underwriting" and the identity of counsel to the Underwriter under the heading "Legal Matters" constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement and Prospectus, as the case may be.

      (c) The Company and each of its subsidiaries (each a "Subsidiary" and collectively, the "Subsidiaries") have been duly incorporated and are validly existing as a corporation in good standing under the laws of the jurisdiction of their respective incorporation, with full power and authority (corporate and other) to own their respective properties and conduct their business as described in the Prospectus and are duly qualified to do business as a foreign corporation and are in good standing in all other jurisdictions in which the nature of their respective business or the character or location of their respective properties requires such qualification, except where failure to so qualify will not materially affect the business, properties or financial condition of the Company and its Subsidiaries taken as a whole.

      (d) The authorized, issued and outstanding capital stock of the Company as of March 31, 1996 is as set forth in the Prospectus under "Capitalization;" the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non assessable; except as set forth in the Prospectus, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; and the capital stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus.

      (e) The Units and the Shares are duly authorized, and when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, except as described in the Registration Statement.

  The Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the warrant agreement pursuant to which such Warrants are to be issued (the "Warrant Agreement"), which will be substantially in the form filed as an exhibit to the Registration Statement. The Shares issuable upon exercise of the Warrants have been reserved for issuance upon the exercise of the Warrants and when issued in accordance with the terms of the Warrants and Warrant Agreement, will be duly and validly authorized, validly issued, fully paid and non assessable and free of preemptive rights and no personal liability will attach to the ownership thereof and the certificates evidencing such Shares will be in due and proper legal form. The Warrant Agreement has been duly authorized and, when executed and delivered pursuant to this Agreement, will have been duly executed and delivered and will constitute the valid and legally binding obligation of the Company enforceable in accordance with its terms. The Warrants and the Warrant Agreement conform to the respective descriptions thereof in the Registration Statement and Prospectus.

  The Shares and the Warrants contained in the Unit Purchase Option (described in Section 12 hereof) have been duly authorized and, when duly issued and delivered, such Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Unit Purchase Option. The Shares included in the Unit Purchase Option (and the shares of Common Stock issuable upon exercise of such Warrants) have been reserved for issuance upon exercise of the Unit Purchase Option and, when issued and sold, will be duly authorized, validly issued, fully paid and non assessable and free of preemptive rights and no personal liability will attach to the ownership of such Shares.

      (f) This Agreement, the Unit Purchase Option, the M/A Agreement (to be delivered to you in accordance with Section 3(t) hereof) and the Consulting Agreement (to be delivered in accordance with Section 3(u) hereof) have been duly and validly authorized, executed and delivered by the Company. The Company has full power and lawful authority to authorize, issue and sell the Units and the Unit Purchase Option to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Units or the Unit Purchase Option, except such as may be required under the Act or state securities laws.

      (g) Except as described in the Prospectus, neither the Company nor any of its Subsidiaries are in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the articles of incorporation or the by laws of the Company or any Subsidiary, as amended, or any statute or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or any Subsidiary.

      (h) Subject to the qualifications stated in the Prospectus, the Company and each of the Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the material leases and subleases under which the Company or any Subsidiary is the lessor or sublessor of properties or assets or under which the Company or any Subsidiary holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company or any Subsidiary is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company or any Subsidiary as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any Subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company or any Subsidiary owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

      (i) Mortenson and Associates, P.C., and Richard A. Eisner & Company, LLP, who have given their reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

      (j) The financial statements, together with related notes, set forth in the Prospectus present fairly the financial position and results of operations and changes in cash flow position of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved. The information set forth under the captions "Dilution," "Capitalization" and "Selected Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein. The pro forma financial information included in the Prospectus has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and includes all adjustments necessary to present fairly the pro forma financial condition and results of operations at the respective dates and for the respective periods indicated and all assumptions used in preparing such pro forma financial statements are reasonable.

      (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company and its Subsidiaries taken as a whole, and there has not been any change in the capital stock of, or any incurrence of short term or long term debt by, the Company or any Subsidiary or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any Subsidiary or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or other), net worth, results of operations, business, key personnel or properties of the Company and its Subsidiaries taken as a whole which would be material to the business or financial condition of the Company and its Subsidiaries taken as a whole and neither the Company nor any of its Subsidiaries has become a party to, and neither the business nor the property of the Company nor any Subsidiary has become the subject of, any material litigation whether or not in the ordinary course of business.

      (l) Except as set forth in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any Subsidiary is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business prospects, net worth, or properties of the Company and its Subsidiaries taken as a whole, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company or any Subsidiary exist or are imminent which might be expected to adversely affect the conduct of the business, property or operations or the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

      (m) Except as disclosed in the Prospectus, the Company and each of its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company or any Subsidiary.

      (n) The Company and each of its Subsidiaries have sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its properties as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of such business and had not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company or any Subsidiary are in violation of, or cause the Company or any Subsidiary to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), business, property, prospective results of operations, or net worth of the Company and its Subsidiaries taken as a whole.

      (o) Neither the Company or any Subsidiary has directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

      (p) On the Closing Dates (hereinafter defined) all transfer or other taxes, (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Units and Unit Purchase Option to the Underwriter hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

      (q) All contracts and other documents of the Company and each of the Subsidiaries which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed and the material provisions thereof have been accurately summarized in the Prospectus as required by the Rules and Regulations.

      (r) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units, Shares or Warrants or to facilitate the sale or resale of the Securities.

      (s) The Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

      (t) Except as previously disclosed in writing by the Company to the Underwriter, no officer, director or stockholder of the Company has any affiliation or association with any member of the National Association of Securities Dealers Inc. ("NASD").

      (u) The Company is not, and upon receipt of the proceeds from the sale of the Units will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

      (v) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, Prospectus, the Registration Statement or the other materials permitted by the Act, if any.

      (w) There are no business relationships or related-party transactions of the nature described in Item 404 of Regulation S-K involving the Company, the Subsidiaries and any person described in such Item that are required to be disclosed in the Prospectus and that have not been so disclosed.

    2.  Purchase, Delivery and Sale of the Units.

      (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to buy from the Company at $_______ per Unit, at the place and time hereinafter specified, 562,500 Units (the "First Units").

      Delivery of the First Units against payment therefor shall take place at the offices of Monroe Parker Securities, Inc., 2500 Westchester Avenue, Purchase, New York 10577 (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m., New York time, on ________ __, 1996, or at such later time and date as you may designate, such time and date of payment and delivery for the First Units being herein called the "First Closing Date."

      (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to the Underwriter to purchase all or any part of an aggregate of an additional 84,375 Units at the same price per Unit as the Underwriter shall pay for the First Units being sold pursuant to the provisions of subsection (a) of this Section 2 (such additional Units being referred to herein as the "Option Units") .This option may be exercised within 45 days after the effective date of the Registration Statement upon notice by you to the Company advising as to the amount of Option Units as to which the option is being exercised, the names and denominations in which the certificates for such Option Units are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be earlier than four nor later than ten full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Units against payment therefor shall take place at the offices of Monroe Parker Securities, Inc., 2500 Westchester Avenue, Purchase, New York 10577. The Option granted hereunder may be exercised only to cover overallotments in the sale by the Underwriter of the First Units referred to in subsection (a) above. In the event the Company declares or pays a dividend or distribution on its Common Stock, whether in the form of cash, shares of Common Stock or any other consideration, prior to the Option Closing Date, such dividend or distribution shall also be paid on the Option Units on the Option Closing Date.

      (c) The Company will make the certificates for the securities comprising the Units to be purchased by the Underwriter hereunder available to you for checking at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates") .The certificates shall be in such names and denominations as you may request, at least two full business days prior to the Closing Dates. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

      Definitive certificates in negotiable form for the Units to be purchased by the Underwriter hereunder will be delivered by the Company to you against payment of the purchase price by certified or bank cashier's checks in New York Clearing House funds, payable to the order of the Company.

      In addition, in the event you exercise the option to purchase from the Company all or any portion of the Option Units pursuant to the provisions of subsection (b) above, payment for such Units shall be made to or upon the order of the Company by certified or bank cashier's checks payable in New York Clearing House funds at the offices of Monroe Parker Securities, Inc., at the time and date of delivery of such Units as required by the provisions of subsection (b) above, against receipt of the certificates for such Units by you registered in such names and in such denominations as you may request.

It is understood that the Underwriter proposes to offer the Units to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

    3. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

      (a) The Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible. If required, the Company will file the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act. Upon notification from the Commission that the Registration Statement has become effective, the Company will so advise you and will not at any time, whether before or after the effective date, file the Prospectus, Term Sheet or any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by the Underwriter of the distribution of the Units contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (B) 25 days after the date on which the Registration Statement shall have become or been declared effective, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Units.

      As soon as the Company is advised thereof, the Company will advise you, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Units for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

      The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Units for such period as in the opinion of counsel to the Underwriter the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Underwriter should be set forth in an amendment of the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Units or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter, except that in case the Underwriter is required, in connection with the sale of the Units to deliver a Prospectus nine months or more after the effective date of the Registration Statement ("Effective Date"), the Company will upon request of and at the expense of the Underwriter, amend or supplement the Registration Statement and Prospectus and furnish the Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act. The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder in connection with the offering and issuance of the Units.

      (b) The Company will use its best efforts to qualify to register the Units for sale under the securities or "blue sky" laws of such jurisdictions as the Underwriter may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent of service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Units. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Underwriter may reasonably request.

      (c) If the sale of the Units provided for herein is not consummated for any reason caused by the Company, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder, including but not limited to, all of the expenses itemized in Section 8, including the accountable expenses of the Underwriter.

      (d) The Company will use its best efforts to (i) cause a registration statement under the Exchange Act to be declared effective concurrently with the completion of this offering and will notify the Underwriter in writing immediately upon the effectiveness of such registration statement, and (ii) if requested by the Underwriter, to obtain a listing on the Pacific Stock Exchange and to obtain and keep current a listing in the Standard & Poors or Moody's Industrial OTC Manual.

      (e) For so long as the Company is a reporting company under either
Section 12(g) or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to you during the period ending five (5) years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any of its subsidiaries as at the end of such fiscal year, together with statements of income, surplus and cash flow of the Company and any subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iv) as soon as they are available, a copy of all non confidential reports and financial statements furnished to or filed with the Commission or any securities exchange or automated quotation system on which any class of securities of the Company is listed; and (v) such other information as you may from time to time reasonably request. Furthermore, for a period of three years from the Effective Date the Company, at its expense, shall provide you with copies of the Company's daily transfer sheets, if requested by you to do so.

      (f) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

      (g) The Company will deliver to you at or before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto, and will deliver to you such number of conformed copies of the Registration Statement, including such financial statements but without exhibits, and of all amendments thereto, as you may reasonably request. The Company will deliver to you, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the effective date of the Registration Statement as you may reasonably request. The Company will deliver to you on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as you may from time to time reasonably request. The Company, not later than (i) 5:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 12:00 noon, New York City time, on such date or (ii) 6:00 p.m., New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 12:00 noon, New York City time, on such date, will deliver to you, without charge, as many copies of the Prospectus and any amendment or supplement thereto as you may reasonably request for purposes of confirming orders that are expected to settle on the First Closing Date.

      (h) The Company will make generally available to its security holders and to the registered holders of its Warrants and deliver to you as soon as it is practicable to do so but in no event later than 90 days after the end of twelve months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

      (i) The Company will apply the net proceeds from the sale of the Units for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

      (j) The Company will, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action, which in the reasonable opinion of Singer, Bienenstock, Zamansky, Ogele & Selengut, LLP., counsel to the Underwriter, may be reasonably necessary or advisable in connection with the distribution of the Units, and will use its best efforts to cause the same to become effective as promptly as possible.

      (k) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Unit Purchase Option outstanding from time to time.

      (l) Prior to the Effective Date, the Company shall have obtained agreements on your behalf stating that for a period of twenty-four (24) months from the First Closing Date, neither the Company nor the holders of all of the currently outstanding shares of Common Stock of the Company, nor the holders of all outstanding securities convertible or exercisable into shares of Common Stock of the Company (with the exception of the holders of Interim Notes, as described in sub-Section 3(m) below), will directly or indirectly, offer, sell (including any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any shares of Common Stock without the prior written consent of the Underwriter. In addition, the holders of registration rights shall have agreed not to exercise such rights for the aforesaid twenty-four (24) month period without the consent of the Underwriter. In order to enforce this covenant, the Company shall impose stop transfer instructions with respect to the securities owned by such holders until the end of such period.

      (m) The holders of Interim Notes issued by the Company in January 1996 (the "Selling Stockholders") have agreed that they shall not sell any of the aggregate of 500,000 shares of Common Stock and 250,000 Warrants to be issued to them pursuant to the Registration Statement (in accordance with the terms of the Interim Notes) prior to the expiration of thirteen (13) months from the First Closing Date without the consent of the Underwriter.

      (n) The Company has agreed not to call the Series A Preferred Stock for redemption during the two (2) years following the Effective Date, without the consent of the Underwriter.

      (o) Prior to completion of this offering, the Company will make all filings required, including registration under the Exchange Act, to obtain the listing of the Units, Common Stock, and Warrants on the Nasdaq SmallCap Market (or a listing on such other market or exchange as the Underwriter consents to), and will effect and maintain such listing for at least five years from the date of this Agreement.

      (p) The Company and each of the beneficial owners of more than 5% of the Company's outstanding Common Stock (the "Principal Stockholders") represents that it or he has not taken and agree that it or he will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Units, Shares or the Warrants or to facilitate the sale or resale of the Securities.

      (q) On the First Closing Date and simultaneously with the delivery of the Units, the Company shall execute and deliver to you the Unit Purchase Option. The Unit Purchase Option will be substantially in the form of the Underwriter's Unit Purchase Option filed as an Exhibit to the Registration Statement.

      (r) During the two year period from the First Closing Date, the Company will not, without the prior written consent of the Underwriter, grant any options to purchase shares of Common Stock of the Company. During the two year period from the First Closing Date, the Company will not, without the prior written consent of the Underwriter, publicly or privately offer or sell any of its securities under the Act.

      (s) James L. Conway shall be President of the Company on the Closing Dates. The Company has agreed to obtain key person life insurance on the lives of Messrs. James L. Conway, Leonard M. Luttinger and Thomas Evans, President, Chief Operating Officer and Vice President of the Company, respectively, each in an amount of not less than $1 million and will use its best efforts to maintain such insurance during the three-year period commencing with the First Closing Date unless his employment with the Company is earlier terminated. In such event, the Company will obtain a comparable policy on the life of his successor for the balance of the three-year period. For a period of thirteen months from the First Closing Date, the compensation of the executive officers of the Company shall not be increased from the compensation levels disclosed in the Prospectus.

      (t) On the First Closing Date and simultaneously with the delivery of the Units the Company shall execute and deliver to you an agreement with you regarding mergers, acquisitions, joint ventures and certain other forms of transactions, in the form previously delivered to the Company by you (the "M/A Agreement").

      (u) On the First Closing Date and simultaneously with the delivery of the Units, the Company shall execute and deliver to you, and pay the fee thereunder, a one year consulting agreement in the form previously delivered to the Company by you (the "Consulting Agreement").

      (v) So long as any Warrants are outstanding, the Company shall use its best efforts to cause post effective amendments to the Registration Statement to become effective in compliance with the Act and without any lapse of time between the effectiveness of any such post effective amendments and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish to you and each dealer as many copies of each such Prospectus as you or the dealer may reasonably request. The Company shall not call for redemption any of the Warrants unless a registration statement covering the securities underlying the Warrants has been declared effective by the Commission and remains current at least until the date fixed for redemption. In addition, for so long as any Warrant is outstanding, the Company will promptly notify you of any material change in the business, financial condition or prospects of the Company.

      (w) Upon the exercise of any Warrant or Warrants after ________ __, 1997, the Company will pay Monroe Parker Securities, Inc. a fee of 4% of the aggregate exercise price of the Warrants, a portion of which may be reallowed to the dealer who solicited the exercise (which may also be Monroe Parker Securities, Inc.) if (i) the market price of the Company's Common Stock is greater than the exercise price of the Warrants on the date of exercise; (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. and the customer states in writing that the transaction was solicited and designates in writing the broker-dealer to receive compensation for the exercise, (iii) the Warrant is not held in a discretionary account; (iv) the disclosure of compensation arrangements has been made in documents provided to customers, both as part of the original offering and at the time of exercise, and (v) the solicitation of the Warrant was not in violation of Rule 10b 6 promulgated under the Securities Exchange Act of 1934, as amended. Transactions will be presumed to be unsolicited pursuant to Item 4 of NASD Notice to Members 81-38 unless the customer has indicated in writing that the transaction was not solicited and has designated
the broker/dealer which is to receive compensation for the exercise.   The
Company agrees not to solicit the exercise of any Warrants other than through Monroe Parker Securities, Inc. and will not authorize any other dealer to engage in such solicitation without the prior written consent of Monroe Parker Securities, Inc.

      (x) For a period of five (5) years from the Effective Date the Company
(i) at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10 Q quarterly report and the mailing of quarterly financial information to stockholders and (ii) shall not change its accounting firm without the prior written consent of the Chairman or the President of the Underwriter.

      (y) As promptly as practicable after the First Closing Date, the Company will prepare, at its own expense, hard cover "bound volumes" relating to the offering, and will distribute at least four of such volumes to the individuals designated by the Underwriter or counsel to the Underwriter.

    4. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Units which it has agreed to purchase hereunder, are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

      (a) The Registration Statement shall have become effective and you shall have received notice thereof not later than 10:00 A.M., New York time, on the day following the date of this Agreement, or such later time and date as shall have been agreed to by the Underwriter; if required, the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 434 and 424(b) under the Act; on or prior to the Closing Dates no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Singer, Bienenstock, Zamansky, Ogele & Selengut, LLP., counsel to the Underwriter;

      (b) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Esanu Katsky Korins & Siger, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

        (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in New York and in each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification;

        (ii) to the best knowledge of such counsel, (a) the Company and each of the Subsidiaries has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business as described in the Prospectus, (b) such licenses, permits and other governmental authorizations obtained are in full force and effect, and (c) the Company and each of the Subsidiaries is in all material respects complying therewith;

        (iii) the authorized capitalization of the Company as of March 31, 1996 is as set forth under "Capitalization" in the Prospectus; all shares of the Company's outstanding stock requiring authorization for issuance by the Company's board of directors have been duly authorized, validly issued, are fully paid and non assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock of the Company have not been issued in violation of the preemptive rights of any shareholder and the shareholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of any of the Shares; the Common Stock, the Warrants, the Unit Purchase Option and the Warrant Agreement conform to the respective descriptions thereof contained in the Prospectus; the Shares have been, and the shares of Common Stock to be issued upon exercise of the Warrants and the Unit Purchase Option, upon issuance in accordance with the terms of such Warrants, the Warrant Agreement and Unit Purchase Option have been duly authorized and, when issued and delivered, will be duly and validly issued, fully paid, non assessable, free of preemptive rights and no personal liability will attach to the ownership thereof; all prior sales by the Company of the Company's securities have been made in compliance with or under an exemption from registration under the Act and applicable state securities laws and no shareholders of the Company have any rescission rights with respect to Company securities; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Warrants and Unit Purchase Option and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied for or relating to the registration of any shares of Common Stock;

        (iv) this Agreement, the Unit Purchase Option, the Warrant Agreement, the M/A Agreement and the Consulting Agreement have been duly and validly authorized, executed and delivered by the Company and, assuming due execution by each other party hereto or thereto, each constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law;

        (v) the certificates evidencing the shares of Common Stock are in valid and proper legal form; the Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Warrants and at the prices therein provided for; at all times during the term of the Warrants the shares of Common Stock of the Company issuable upon exercise of the Warrants will have been duly authorized and reserved for issuance upon such exercise and such shares, when issued upon such exercise in accordance with the terms of the Warrants and at the price provided for, will be duly and validly issued, fully paid and non assessable;

        (vi) except as disclosed in the Prospectus, such counsel knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company; or which question the validity of the Securities, this Agreement, the Warrant Agreement, the Unit Purchase Option, the

M/A Agreement or the Consulting Agreement, or of any action taken or to be taken by the Company pursuant to this Agreement, the Warrant Agreement, the Unit Purchase Option, the M/A Agreement or the Consulting Agreement; and no such proceedings are known to such counsel to be contemplated against the Company; there are no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to;

        (vii) except as disclosed in the Prospectus, neither the Company nor any Subsidiary is in violation of or default under, nor will the execution and delivery of this Agreement, the Unit Purchase Option, the Warrant Agreement, the M/A Agreement or the Consulting Agreement, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a breach or violation of, or constitute a default under the certificate or articles of incorporation or by laws, in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of their respective properties may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign;

        (viii) the Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission; the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

        (ix) such counsel has participated in the preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel to cause such counsel to have reason to believe that the Registration Statement or any amendment thereto at the time it became effective or as of the Closing Dates contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the

Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information and schedules contained therein, as to which such counsel need express no opinion);

        (x) all descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate and fairly present the information required to be shown, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

        (xi) no authorization, approval, consent, or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Units by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Unit Purchase Option or the Securities underlying the Unit Purchase Option, other than registrations or qualifications of the Units under applicable state or foreign securities or Blue Sky laws and registration under the Act;

        (xii) the statements in the Registration Statement under the captions "Business", "Use of Proceeds", "Management", and "Description of Securities" have been reviewed by such counsel and insofar as they refer to descriptions of agreements, statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

        (xiii) the Units, the Common Stock and the Warrants have been duly authorized for quotation on the Nasdaq SmallCap Market; and

        (xiv) to such counsel's knowledge, there are no business relationships or related-party transactions of the nature described in Item 404 of Regulation S-K involving the Company, any Subsidiary and any person described in such Item that are required to be disclosed in the Prospectus and which have not been so disclosed.

  Such opinion shall also cover such matters incident to the transactions contemplated hereby as the Underwriter or counsel for the Underwriter shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States or of the State of Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

      (c) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be satisfactory to or approved by Singer, Bienenstock, Zamansky, Ogele & Selengut, LLP., counsel to the Underwriter, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, with respect to the validity of the issuance of the Units, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company shall have furnished to counsel for the Underwriter such documents as they may reasonably request for the purpose of enabling them to render such opinion.

      (d) You shall have received a letter prior to the Effective Date and again on and as of the First Closing Date from Mortenson and Associates, P.C., independent public accountants for the Company, substantially in the form approved by you, and including estimates of the Company's revenues and results of operations for the period ending at the end of the month immediately preceding the Effective Date and results of the comparable period during the prior fiscal year.

      (e) At the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Dates and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change, or any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise), results of operations, capital stock, long term or short term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the effective date of the Registration Statement, and the Company shall not have incurred any material liabilities or entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company, and (v) you shall have received, at the First Closing Date, a certificate signed by each of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (e).

      (f) Upon exercise of the option provided for in Section 2(b) hereof, the obligations of the Underwriter to purchase and pay for the Option Units referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

        (i) The Registration Statement shall remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of Singer, Bienenstock, Zamansky, Ogele & Selengut, LLP., counsel to the Underwriter.

        (ii) At the Option Closing Date there shall have been delivered to you as Underwriter the signed opinion of Esanu Katsky Korins & Siger, counsel for the Company, dated as of the Option Closing Date, in form and substance satisfactory to Singer, Bienenstock, Zamansky, Ogele & Selengut, LLP., counsel to the Underwriter, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Section 4(b) hereof, except that such opinion, where appropriate, shall cover the Option Units.

        (iii) At the Option Closing Date there shall have been delivered to you a certificate of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Option Closing Date, in form and substance satisfactory to Singer, Bienenstock, Zamansky, Ogele & Selengut, LLP., counsel to the Underwriter, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to Section 4(e) hereof.

        (iv) At the Option Closing Date there shall have been delivered to you a letter in form and substance satisfactory to you from Mortenson and Associates, P.C., dated the Option Closing Date and addressed to the Underwriter confirming the information in their letter referred to in Section 4(d) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date.

        (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Units shall be satisfactory in form and substance to you, and you and Singer, Bienenstock, Zamansky, Ogele & Selengut, LLP., counsel to the Underwriter, shall have been furnished with all such documents, certificates, and opinions as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

      (g) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Dates, for members of the NASD to execute transactions (as principal or agent) in the Units, Common Stock or the Warrants and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission or the NASD. The Company represents that at the date hereof it has no knowledge that any such action is in fact contemplated by the Commission or the NASD. The Company shall have advised the Underwriter of any NASD affiliation of any of its officers, directors, stockholders or their affiliates.

      (h) The estimated revenues and earnings of the Company for the_______ ending ________ __, 1996 will be greater than those of the _______ ended ________ __, 1995.

      (i) If any of the conditions herein provided for in this Section shall not have been fulfilled as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be canceled at, or at any time prior to, each Closing Date by the Underwriter. Any such cancellation shall be without liability of the Underwriter to the Company.

    5. Conditions of the Obligations of the Company. The obligation of the Company to sell and deliver the Units is subject to the condition that at the Closing Dates, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

    If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Units on exercise of the option provided for in Section 2(b) hereof shall be affected.

6.  Indemnification.

      (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys'
fees), to which the Underwriter or such controlling person may become subject, under the Act or otherwise, and will reimburse, as incurred, the Underwriter and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Units under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

      (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (i) in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof and (ii) relates to the transactions effected by the Underwriter in connection with the offer and sale of the Units contemplated hereby. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Underwriter or a person who controls the Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party and in the judgment of the Underwriter, it is advisable for the Underwriter or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Underwriter and controlling persons, which firm shall be designated in writing by you). No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnifying party.

7.  Contribution.

  In order to provide for just and equitable contribution under the Act in any case in which (i) the Underwriter makes claim for indemnification pursuant to
Section 6 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Underwriter, then the Company and each person who controls the Company, in the aggregate, and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that the Underwriter is responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per Unit appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company shall be responsible for the remaining portion, provided, however, that (a) if such allocation is not permitted by applicable law then the relative fault of the Company and the Underwriter and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if the respective obligations of the Company and the Underwriter to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate damages (even if the Underwriter and its controlling persons in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the word "Company" includes any officer, director, or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriter. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

8.  Costs and Expenses.

      (a) Whether or not this Agreement becomes effective or the sale of the Units to the Underwriter is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to, the fees and expenses of counsel to the Company (which fees shall not exceed $150,000) and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and the Prospectus, as amended or supplemented, or the Term Sheet, the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Units contemplated hereby; all expenses, including reasonable fees (not to exceed $30,000) and disbursements of counsel to the Underwriter, in connection with the qualification of the Units under the state securities or blue sky laws which the Underwriter shall designate; the cost of printing and furnishing to the Underwriter copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters, Selling Agreement, Underwriters' Questionnaire, Underwriters' Power of Attorney and the Blue Sky Memorandum, any fees relating to the listing of the Units, Common Stock and Warrants on the Nasdaq Small Cap Market or any other securities exchange, the cost of printing the certificates representing the securities comprising the Units, the fees of the transfer agent and warrant agent, and the cost of publication of at least three "tombstones" of the offering (at least one of which shall be in national business newspaper and one of which shall be in a major New York newspaper) and the cost of preparing at least four hard cover "bound volumes" relating to the offering, in accordance with the Underwriter's request. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriter hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

      (b) In addition to the foregoing expenses the Company shall at the First Closing Date pay to Monroe Parker Securities, Inc. a non accountable expense allowance of $150,000, no portion of which has been paid. In the event the overallotment option is exercised, the Company shall pay to Monroe Parker Securities, Inc. at the Option Closing Date an additional amount equal to 3% of the gross proceeds received upon exercise of the overallotment option. In the event the transactions contemplated hereby are not consummated by reason of any action by the Underwriter (except if such prevention is based upon a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled) the Company shall be liable for the actual accountable out-of-pocket expenses of the Underwriter, including legal fees, up to a maximum of $40,000. In the event the transactions contemplated hereby are not consummated by reason of any action of the Company or because of a breach by the Company of any covenant, representation or warranty herein, the Company shall be liable for the actual accountable out-of-pocket expenses of the Underwriter, including legal fees, up to a maximum of $135,000.

      (c) No person is entitled either directly or indirectly to compensation from the Company, from the Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Underwriter or person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

9.  Effective Date.

  The Agreement shall become effective upon its execution except that you may, at your option, delay its effectiveness until 11:00 A.M., New York time on the first full business day following the effective date of the Registration Statement, or at such earlier time after the Effective Date as you in your discretion shall first commence the initial public offering by the Underwriter of any of the Units. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Units, or the time when the Units are first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 3(c), 6, 7, 8, 12, 13, 14 and 15 shall remain in effect notwithstanding such termination.

10.  Termination.

      (a) This Agreement, except for Sections 3(c), 6, 7, 8, 12, 13, 14 and 15 hereof, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 2(b) hereof, if exercised, may be canceled at any time prior to the Option Closing Date, by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the Units agreed to be purchased hereunder by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq SmallCap Market or the Nasdaq National Market having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium having been declared by federal or New York state authorities; (v) an outbreak of international hostilities or other national or international calamity or crisis or change in economic or political conditions having occurred; (vi) a pending or threatened legal or governmental proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could materially adversely affect the Company; (vii) except as contemplated by the Prospectus, the Company is merged or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs; (viii) the passage by the Congress of the United States or by any state legislative body or federal or state agency or other authority of any act, rule or regulation, measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Underwriter to have a material impact on the business, financial condition or financial statements of the Company or the market for the securities offered pursuant to the Prospectus; (ix) any adverse change in the financial or securities markets beyond normal market fluctuations having occurred since the date of this Agreement, or (x) any material adverse change having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the earnings, business prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

      (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10 or in Section 9, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

11.  Unit Purchase Option.

  At or before the First Closing Date, the Company will sell to Monroe Parker Securities, Inc. or its designees for a consideration of $56.25, and upon the terms and conditions set forth in the form of Unit Purchase Option annexed as an exhibit to the Registration Statement, a Unit Purchase Option to purchase an aggregate of 56,250 Units. In the event of conflict in the terms of this Agreement and the Unit Purchase Option, the language of the Unit Purchase Option shall control.

12.  Representations, Warranties and Agreements to Survive Delivery.

  The respective indemnities, agreements, representations, warranties and other statements of the Company or its Principal Stockholders, where appropriate, and the undertakings set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any of its officers or directors or any controlling person and will survive delivery of and payment of the Units and the termination of this Agreement.

13.  Notice.

  Any communications specifically required hereunder to be in writing, if sent to the Underwriter, will be mailed, delivered and confirmed to it at Monroe Parker Securities, Inc., 2500 Purchase, New York 10577, with a copy sent to Singer, Bienenstock, Zamansky, Ogele & Selengut, LLP., 40 Exchange Place, New York, New York 10005, Attention: Alexander Bienenstock, Esq., or if sent to the Company, will be mailed, delivered and confirmed to it at 146 Nassau Avenue, Islip,

New York 11751, Attention: President, with a copy to Esanu Katsky Korins & Siger, 605 Third Avenue, New York, New York 10158, Attention: Asher S. Levitsky, Esq.

14.  Parties in Interest.

  The Agreement herein set forth is made solely for the benefit of the Underwriter, the Company and, to the extent expressed, the Principal Stockholders, any person controlling the Company or the Underwriter, and directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the Registration Statement, and their respective executors, administrators, successors, assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Units. All of the obligations of the Underwriter hereunder are several and not joint.

15.  Applicable Law.

  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be entirely performed within New York.

  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

NETSMART TECHNOLOGIES, INC.


By: /S/____________________________________
       Lewis S. Schiller, Chairman

  The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


MONROE PARKER SECURITIES, INC.


By: /S/____________________________________
       Authorized Officer

  We hereby agree to be bound by the provisions of Sections 3(l) and (p), and 12 hereof.


 /S/______________________________
    Lewis S. Schiller

SIS CAPITAL CORP. and CARTE MEDICAL HOLDINGS, INC.


By: /S/___________________________
       Authorized Officer

Exhibit 1.2

Option to Purchase Units

NETSMART TECHNOLOGIES, INC.

Unit Purchase Option

Dated: June 17, 1996

THIS CERTIFIES THAT _________________________________________ and its
registered assigns (herein sometimes called the "Holder") is entitled to purchase from Netsmart Technologies, Inc., a Delaware corporation (hereinafter called the "Company"), at the price and during the period as hereinafter specified, up to ______ Units ("Units"), each Unit consisting of two shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), and one Series A Redeemable Common Stock Purchase Warrant (a "Warrant" and collectively, the "Warrants").

   1. This option (this "Option"), together with options of like tenor, constituting in the aggregate options (the "Options") to purchase an aggregate of fifty six thousand two hundred fifty (56,250) Units, was originally issued pursuant to an underwriting agreement (the "Underwriting Agreement") between the Company and Monroe Parker Securities, Inc. (the "Underwriter") in connection with a public offering of five hundred sixty two thousand five hundred (562,500) Units, at an aggregate price of $56.25 for the Options. Except as specifically otherwise provided in this Option, the Common Stock and the Warrants issued upon exercise of the Option shall bear the same terms and conditions as described under the captions "Description of Securities" and "Underwriting" in the Company's Registration Statement on Form S1, File No. 333-2550 (the "Registration Statement") which was declared effective by the Securities and Exchange Commission (the "Commission") on _______________, 1996 (the "Effective Date"). Pursuant to the Underwriting Agreement, Options to purchase fifty six thousand two hundred fifty (56,250) Units are being issued to the Underwriter and/or selected dealers. The Holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for this Option, the Units issuable upon exercise of this Option, the Common Stock and the Warrants included in the Units issuable upon exercise of this Option and the shares of Common Stock issuable upon exercise of the Warrants, as more fully described in Paragraph 7 of this Option. The Warrants issuable upon exercise of this Option shall be issued pursuant to the warrant agreement (the "Warrant Agreement") dated as of _______________, 1996, among the Company, American Stock Transfer & Trust Company, as warrant agent, and the Underwriter.

   2. During the four-year period commencing on the first anniversary of the Effective Date to 5:00 P.M. New York City time on _______________, 2001, inclusive (the "Term"), the Holder shall have the option to purchase the Units pursuant to this Option at a price of eleven and 60/100 dollars ($11.60) per Unit (the "Initial Exercise Price"), representing 145% of the initial public offering price of the Units offered pursuant to the Registration Statement.

   3. This Option may be exercised at any time within the period above specified, in whole or in part, by the surrender of this Option (with the purchase form at the end of this Option properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) accompanied by payment to the Company of the Option Exercise Price, as hereinafter defined, for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any, and delivery to the Company of a duly executed agreement (an "Assumption Agreement"), which may be incorporated in the purchase form, signed by the person(s) designated in the purchase form as the person in whose name the underlying securities are to be issued (the "Purchaser") to the effect that such person(s) agree(s) to be bound by the provisions of Paragraphs 8(b), (c) and (d) of this Option. This Option shall be deemed to have been exercised, in whole or in part to the extent specified in said purchase form, immediately prior to the close of business on the date this Option is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 3, and the person or persons in whose name or names the certificates for shares of Common Stock and Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date. The Common Stock and Warrants and the certificates for the Common Stock and Warrants so purchased shall be delivered to the Holder or other Purchaser within a reasonable time, not exceeding ten (10) days, after the rights represented by this Option shall have been so exercised; provided, that the Company shall not be required to deliver certificates for the securities unless the Purchaser shall have delivered the Assumption Agreement to the Company. If the Option is exercised subsequent to expiration of the Warrants (including any extensions thereof), only the shares of Common Stock issuable upon exercise of the option, and no Warrants, shall be issued upon such exercise.

   4. Neither this Option nor the Common Stock or Warrants comprising the Units issuable upon exercise of this Option nor the Common Stock issuable upon exercise of such Warrants shall be transferred, sold, assigned, or hypothecated during the one-year period commencing on the Effective Date, except that such securities may be transferred during such period to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Underwriter or to a member of the selling group or an officer, partner or managing member thereof. Any person who is a permitted transferee may transfer the Option by will or pursuant to the laws of descent and distribution. Any such assignment during such period shall be effected by the Holder executing the form of assignment at the end of this Option and surrendering this Option for cancellation at the office of the Company or other office or agency as provided in Paragraph 3 of this Agreement accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation or limited liability company or a general partner of the Holder if the Holder is a partnership), stating that each transferee is a permitted transferee under this Paragraph 4; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Option or Options of like tenor and representing in the aggregate rights to purchase the same number of Units as are purchasable hereunder.

   5. The Company covenants and agrees that all shares of Common Stock which are sold as part of the Units purchased pursuant to this Option, and all shares of Common Stock which may be issued upon exercise of the Warrants have been, and will be, duly authorized and, will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof. The Company covenants and agrees that the Warrants which are issued as part of the Units purchased pursuant to this Option have been duly authorized and, when issued and delivered, will have been duly executed, issued and delivered and will constitute the valid and legally binding obligations of the Company enforceable in accordance with their terms. The Company further covenants and agrees that during the period within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Option and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants.

   6. This Option shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

   7. (a) The Company shall advise the Holder, whether the Holder holds this Option or has exercised this Option and holds Units or any of the underlying securities, as hereinafter defined, by written notice (certified or registered mail) at least thirty (30) days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act covering any securities of the Company (other than a registration statement on Form S-8, S-4 or subsequent similar forms), and will during the term of the Option and for a period of two years thereafter, upon the request of the Holder, at the Company's cost and expense, include in any such post-effective amendment (if permitted by law) or registration statement, such information as may be required to permit a public offering of all or any of the Units underlying this Option, the Common Stock or Warrants issued as part of the Units, or the Common Stock issuable upon the exercise of the Warrants (collectively "underlying securities") .In connection with any such registration statement, the Company shall supply prospectuses, use its best efforts to qualify any of the described securities for sale in such states as such Holder reasonably designates and furnish indemnification in the manner provided in Paragraph 8 of this Option. The Holder(s) participating in any such registration shall furnish information and indemnification as set forth in said Paragraph 8.

       (b) In connection with any underwritten public offering relating solely to an offering of the Company's securities by the Company, the Holder will agree to defer any sale of such securities for up to ninety (90) days from the effective date of the applicable registration statement, provided that the underwriter or managing underwriter has requested such deferral on the grounds that the offering by the Company would be materially adversely affected by the earlier sale of such securities and the Company agrees to keep the registration statement current for nine (9) months after the effective date of the registration statement or such longer period as such registration statement is otherwise being kept effective.

       (c) If any majority holder (as defined below) shall give notice to the Company at any time to the effect that such holder desires to register under the Act the Units or any of the underlying securities under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved then the Company will promptly, but no later than thirty (30) business days after date such notice is given (the "Notice Date"), file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act, to the end that the Units and/or any of the underlying securities, as the Holder shall determine, may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become effective; provided, that such holder shall furnish the Company with appropriate written information as to the Holder and the proposed plan of distribution and indemnification as set forth in Paragraph 8. The majority holder may, at its option, by notice to the Company, request the filing of a post-effective amendment to the Registration Statement or a new registration statement under the Act on two occasions during the term of the Option. Within ten (10) business days after receiving any such notice pursuant to this Paragraph 7(c), the Company shall give notice to the other Holders of the Options, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the Units and/or the underlying securities of the other Holders, provided, however, that it shall be a condition to the inclusion for a registration statement of securities of any Holder that such Holder shall furnish the Company with such appropriate information (relating to the intentions of such Holder) in connection therewith as the Company shall request in writing. The costs and expense of the first such post-effective amendment or new registration statement shall be borne by the Company, except that each Holder shall bear the fees of his own counsel and/or accountants and any underwriting discounts or commissions applicable to any of the securities sold by him. The costs and expenses of the second such registration statement shall be borne by the Holders. The Company will maintain and keep such registration statement current under the Act for a period of at least nine (9) months from the effective date of such registration statement. The Company shall supply prospectuses, use its best efforts to qualify any of the described securities for sale in such states as such holder reasonably designates and furnish indemnification in the manner provided in Paragraph 8 of this Agreement. If, on the date of receipt by the Company of notice from any majority holder requesting registration of Units and/or any of the underlying securities pursuant to this Paragraph 7(c), the Company has previously notified the Holder pursuant to Paragraph 7(a) of this Option that the Company intends to file a post-effective amendment to the Registration Statement or a new registration statement under the Act covering any securities of the Company and offering to include the Units and/or the underlying securities of the Holder in such Registration Statement or provides notice to the Holder pursuant to Paragraph 7(a) of this Option within seven
(7) days after receipt of such notice from any majority holder, the Company will include such shares in such post-effective amendment or registration statement. In such event, the Holders shall, if requested by the underwriters or managing underwriter, agree not to sell any registered securities for such period, not to exceed sixty (60) days as such underwriter may request, provided that the underwriter or managing underwriter has requested such deferral on the grounds that the offering by the Company would be materially adversely affected by the earlier sale of such securities and the Company agrees to keep the registration statement current for nine (9) months after the effective date of the registration statement or such longer period as such registration statement is otherwise being kept effective.

       (d) The term "majority holder" as used in this Paragraph 7 shall mean the holder of at least a majority of the Common Stock (including the Common Stock issued or issuable upon exercise of the Warrants) for which the Options (considered in the aggregate) are exercisable and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners resulting from the exercise of any Option after giving effect to any stock dividend, split, reverse split or other recapitalization, the number of shares of Common Stock issuable upon exercise of any unexercised Option, the number of shares of Common Stock issuable upon exercise of any then outstanding Warrants issued upon exercise of any Option, and the number of shares of Common Stock issuable upon exercise of any Warrants issuable upon exercise of any Option.

       (e) In connection with any registration described in Paragraph 7(a) of this Option, the Holder may request inclusion of the Option in such registration statement; provided, however, that the Company shall not be required to maintain any public market in the Options and, if both this Option is included in such registration statement and this Option is transferred at a time subsequent to the effective date of such registration statement when such registration statement is current, this Option shall expire and cease to be exercisable at 5:00 P.M. New York City time on the ninetieth (90th) day after transfer of the Option or, if such ninetieth (90th) day shall be a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. In the event that any registration statement referred to in the preceding sentence shall cease to be current during the ninety (90) day period referred to in such sentence, then, notwithstanding the preceding sentence, the exercisability of this Option shall not be affected by the transfer of this Option and this Paragraph 7(e) shall not be applicable to such transfer.

   8. (a) Whenever, pursuant to Paragraph 7 of this Option, a registration statement relating to this Option or any underlying securities is filed under the Act or is amended or supplemented, the Company will indemnify and hold harmless each holder of the securities covered by such registration statement, amendment or supplement (such holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or for any other Distributing Holder, expressly for use in the preparation thereof.

       (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, each person, if any who controls the Company (within the meaning of the Act) and each underwriter participating in such offering (within the meaning of the Act) and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder expressly for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

       (c) Promptly after receipt by an indemnified party under this Paragraph 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof.

       (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, join with any other indemnifying party similarly notified to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties agree, or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct because of actual or potential conflicting interests between them, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action. The indemnifying party will not be liable to such indemnified party under this Paragraph 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnifying party for all indemnified parties), (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall an indemnifying party be liable under this Paragraph 8 for any settlement, effected without its written consent, which consent shall not be unreasonably withheld, of any claim or action against an indemnified party.

   9. The number and kind of securities purchasable upon the exercise of the Option shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided, except that, unless the Company elects to issue additional Warrants pursuant to Paragraph 9(i) of the Warrant Agreement, the provisions of this Paragraph 9 shall not apply to the Warrants issuable upon exercise of this Option. The number and kind of securities purchasable upon exercise of the Option shall be subject to adjustment (with no change in the Option Exercise Price) as follows:

       (a) In case the Company shall pay a dividend or make a distribution or a split with respect to its shares of Common Stock in shares of Common Stock, subdivide or reclassify its outstanding Common Stock into a greater number of shares, or combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the number of shares of Common Stock issuable upon exercise of this Option shall, as of the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, be proportionately adjusted so that the Holder of any Option exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if such Option had been exercised immediately prior to such time, he would have owned upon such exercise and such shares as he would have been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 9(a) shall occur.

       (b) No adjustment in the Option Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this Paragraph 9(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 9 shall be made to the nearest cent or to the nearest one-hundredth of a share of Common Stock as the case may be. Anything in this Paragraph 9 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Option Exercise Price, in addition to those required by this Paragraph 9, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Paragraph 9 hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

       (c) Whenever the Option Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Option Exercise Price and adjusted number of shares of Common Stock issuable upon exercise of the Option as to each Unit to be mailed to the Holders at their last address appearing in the Option register maintained by the Company, and shall cause a certified copy thereof to be mailed to its transfer agent. The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Paragraph 9, and a certificate signed by such firm shall be evidence of the correctness of such adjustment.

       (d) In the event that at any time, as a result of an adjustment made pursuant to Paragraph 9(a) of this Option, the Holder of any Option thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Paragraph 9.

       (e) Irrespective of any adjustments in the Option Exercise Price or the number or kind of shares purchasable upon exercise of Options, Options theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Options initially issuable pursuant to this Agreement.

IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officers this ____ day of ______, 1996.


NETSMART TECHNOLOGIES, INC.
Attest:

By:_/S/____________________
   Lewis S. Schiller, CEO


______________________________
Anthony F. Grisanti, Secretary

PURCHASE FORM

(To be signed only upon exercise of Option)

The undersigned, the holder of the foregoing Option, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, _____ Units of Netsmart Technologies, Inc., each Unit consisting of two shares of Common Stock and one Series A Redeemable Common Stock Purchase Warrant (the "Warrants") and herewith makes payment of $______ thereof, agrees to be bound by the provisions of Paragraphs 8(b), (c) and (d) of the Option, and requests that the certificates for shares of Common Stock and Warrants be issued in the name(s) of, and delivered to _____________________________________ whose address(es) is
(are)________________________________________________________________________.


Dated: _______________, 199 .

_____________________________


By:______________________________

Address:_________________________________________________

        _________________________________________________

TRANSFER FORM

(To be signed only upon transfer of the Option)

For value received, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase Units represented by the foregoing Option to the extent of ______ Units, and appoints______________________________________ attorney to transfer such rights on the books of Netsmart Technologies, Inc. with full power of substitution in the premises.

Dated: _______________, 199 .

_____________________________

By:_____________________________


Signature Medallion Guaranteed

______________________________

Exhibit 1.3

CONSULTING AGREEMENT

Agreement made and entered into as of the ___ day of ________, 1996, by and between Netsmart Technologies, Inc., a Delaware corporation having offices at 146 Nassau Avenue, Islip, New York 11751 (the "Company"), and Monroe Parker Securities, Inc., a New York corporation having offices at 2500 Westchester Avenue, Purchase, New York 10577 (the "Consultant").

                                  WITNESSETH:

WHEREAS, the Company desires to retain the Consultant and the Consultant desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

   1. Retention. The Company hereby retains the Consultant to perform consulting services related to corporate finance and other financial service matters, and the Consultant hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability. In this regard, Consultant shall devote such business time and attention to matters on which the Company shall request its services, subject to the direction of the Chairman of the Board or the President of the Company, as shall be determined by the Consultant.

   2. Term. The Consultant's retention hereunder shall be for a term of one
(1) year.

   3. Compensation.

     (a) The compensation payable to Consultant shall be sixty thousand dollars ($60,000), which fee shall be due and payable on the date of the closing of the Company's initial public offering.

     (b) The Company shall pay such reasonable expenses as shall be incurred by the officers and employees of the Consultant in connection with the discharge of their duties hereunder, including travel and entertainment, but not including expenses relating to Consultant's office operations; such payment shall be made upon presentation by the Consultant of the details of, and vouchers for, such expenses; provided that all travel and entertainment expenses and any other expenses involving more than $200 shall require the prior approval of the Company.

   4. Termination. This agreement may not be terminated by the Company. This agreement may be terminated by the Consultant at any time upon two weeks notice.

   5. Notices. Any notices hereunder shall be sent to the Company and the Consultant at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

   6. Governing Law. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws such State applicable to agreements executed and to be performed wholly within such State.

   7. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

   8. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


NETSMART TECHNOLOGIES, INC.


By:_/S/__________________
   Lewis S. Schiller, CEO

MONROE PARKER SECURITIES, INC.


By:_/S/______________
   Authorized Officer

Exhibit 3.2

BYLAWS OF NETSMART TECHNOLOGIES, INC.

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of Netsmart Technologies, Inc. (the "Corporation") in the State of Delaware, shall be in the city of Wilmington, county of New Castle, Delaware.

SECTION 2. Other Offices. The Corporation may also have offices at other places either within or without the State of Delaware.

ARTICLE II

Meetings of Stockholders

SECTION 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such place and hour as shall be designated by the Board of Directors (the "Board") in the notice thereof.

SECTION 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Board, the Chief Executive Officer, the Chairman of the Board, the President, a majority of the Directors then in office or by holders of 10% or more of all shares of stock entitled to vote at such meeting, and such meeting shall be held on such date and at such place and hour as shall be designated in the notice thereof.

SECTION 3. Notice of Meetings. Except as otherwise expressly required by these Bylaws or by law, notice of each meeting of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of, or to vote at, such meeting by delivering a typewritten or printed notice thereof to such stockholder personally or by depositing such notice in the United States mail, postage prepaid, directed to such stockholder at his address as it appears on the stock records of the Corporation or by transmitting notice thereof to him at such address by telegraph, cable or other form of recorded communication. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Notice of any adjourned meeting of the stockholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, the adjourned meeting is held within 30 days thereafter and a new record date for the adjourned meeting is not thereafter fixed.

SECTION 4. Quorum and Manner of Acting. Except as otherwise expressly required by law, if stockholders holding of record a majority of the shares of stock of the Corporation entitled to be voted shall be present in person or by proxy, a quorum for the transaction of business at any meeting of the stockholders shall exist. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Corporation required by law, by the Certificate of Incorporation or by these Bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation required in respect of such other matter or matters.

SECTION 5. Organization of Meetings. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

  the Chairman of the Board;

  the President;

  any other officer of the Corporation designated by the Board to so act and preside;

  any other officer of the Corporation designated by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat; or

  a stockholder of record of the Corporation designated by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary of the Corporation or, if he shall be absent from or presiding over the meeting in accordance with the provisions of this Section, the person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary shall be present thereat) whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 6. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

SECTION 7. Voting.

   (a) Except as otherwise provided in the Certificate of Incorporation, including any certificate of designation setting forth the rights, preferences and privileges of the holders of any series of Preferred Stock of the

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
Corporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of Common Stock of the Corporation on the matter in question held by him and registered in his name on the stock record of the Corporation on the date fixed pursuant to these Bylaws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting; or, if no record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given or, if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

   (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Any vote of stock of the Corporation may be held at any meeting of the stockholders by the person entitled to vote the same in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless required by law or so directed by the chairman of the meeting, the vote at any meeting of the stockholders on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.

SECTION 8. Consent in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that the provisions of this Section 8 shall not apply as long as the Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, pursuant to Section 12 or 13(d) of such Act, or any subsequent or successor laws. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, and any certificate filed shall state that such written notice has been given.

SECTION 9. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock record, either directly or through another officer of the Corporation or through a transfer agent or transfer clerk appointed by the Board, to prepare and make, at least l0 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least l0 days prior to the meeting, either at the place where the meeting is to be held or at such other place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock record shall be the only evidence as to who are the stockholders entitled to examine the stock record, such list or the books of the Corporation or to vote in person or by proxy at any meeting of the stockholders.

SECTION 10. Inspectors. Either the Board or, in the absence of a designation of inspectors by the Board, the chairman of the meeting may, in its or his discretion, appoint two or more inspectors, who need not be stockholders, who shall receive and take charge of ballots and proxies and decide all questions relating to the qualification of those asserting the right to vote and the validity of ballots and proxies. In the event of the failure or refusal to serve of any inspector designated by the Board, the chairman of the meeting shall appoint an inspector to act in place of each such inspector designated by the Board. In the absence of a designation of inspectors by the Board and the chairman of the meeting, the secretary of the meeting shall perform the duties which would otherwise have been performed by the inspectors.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The property, business, affairs and policies of the Corporation shall be managed by or under the direction of the Board.

SECTION 2. Number and Term of Office. The number of directors which shall constitute the whole Board shall be one or more persons, as such number shall be fixed from time to time by a vote of a majority of the whole Board. The term "whole Board" as used in these Bylaws shall mean the number of positions on the Board regardless of the number of directors then in office. Each of the directors of the Corporation shall hold office until the annual meeting after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3. Election. At each annual meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Directors need not be stockholders of the Corporation or residents of the State of Delaware.

SECTION 4. Meetings.

   (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business.

   (b) Regular Meetings. Regular meetings of the Board or any committee thereof shall be held as the Board or such committee shall from time to time determine.

   (c) Special Meetings. Special meetings of the Board, at which any and all business may be transacted, shall be held whenever called by the President or by a written call signed by any two or more directors and filed with the Secretary.

   (d) Notice of Meetings. No notice of regular meetings of the Board or of any committee thereof or of any adjourned meeting thereof need be given. The Secretary shall give notice to each director of each special meeting of the Board or adjournment thereof, including the time and place thereof. Such notice shall be given not less than two (2) days before the date of the meeting to each director by delivering a typewritten notice thereof to such director personally or by depositing such notice in the United States mail, postage prepaid by Express Mail or first class mail, or by messenger service or overnight delivery service which guarantees next day delivery, directed to such director at his residence or usual business address or by transmitting notice thereof to him by telecopier or other form of recorded communication, including recorded telephonic notice, provided, however, that if notice of the meeting shall be given by first class mail, such notice shall be given not less than five (5) days prior to the date of the meeting. Notice of any meeting of the Board or any committee thereof shall not be required to be given to any director who shall attend such meeting. Any meeting of the Board or any committee thereof shall be a legal meeting without any notice thereof having been given if all the directors then in office shall be present thereat. The purposes of a meeting of the Board or any committee thereof need not be specified in the notice thereof.

   (e) Time and Place of Meetings. Regular meetings of the Board or any committee thereof shall be held at such time or times and place or places as the Board or the committee may from time to time determine. Each special meeting of the Board or any committee thereof shall be held at such time and place as the caller or callers thereof may determine. In the absence of such a determination, each meeting of the Board or any committee thereof shall be held at such time and place as shall be designated in the notices or waiver of notices thereof.

   (f) Quorum and Manner of Acting. Except as otherwise expressly required by these Bylaws or by law, a majority of the directors then in office and a majority of the members of any committee shall be present in person at any meeting thereof in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board or such committee. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

   (g) Organization of Meetings. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

     (i) the Chairman of the Board;

     (ii) the Vice Chairman, or, if there be more than one Vice Chairman, the Vice Chairman in order determined by the Board of Directors;

     (iii) the President, if a director; or

     (iv) any director chosen by a majority of the directors present thereat.

   (h) Minutes. The Secretary or such other person present whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board shall be determined by the chairman of such meeting.

   (i) Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in a writing or writings, and such writing or writings are filed with the minutes of the proceedings of the Board or committee.

   (j) Action by Communications Equipment. The directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 5. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section 5 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor or to require the Board to provide for compensation to directors.

SECTION 6. Resignation, Removal and Vacancies.

   (a) Any director may resign at any time by giving written notice of his resignation to the Board or the President of the Corporation. Any such resignation shall take effect at the time specified therein or when delivered to the Board or the President, as the Board shall determine. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

   (b) Any director may be removed at any time for cause or without cause by vote of the holders of record of a majority in voting interest of shares then entitled to vote at an election of directors at a duly constituted meeting of stockholders. The vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting or, if not so filled, then by the Board as provided in the next paragraph of these Bylaws. Any director may also be removed at any time for cause by vote of a majority of the whole Board.

   (c) In case of any vacancy on the Board or in case of any newly created directorship, a majority of the directors of the Corporation then in office, though less than a quorum, or the sole remaining director may elect a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled. The director elected to fill such vacancy shall hold office for the unexpired term in respect of which such vacancy occurred.

SECTION 7. Committees. The Board from time to time may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members as the Board shall determine. Each committee shall have and may exercise such powers as the Board may delegate, to the extent permitted by law. The Board shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

ARTICLE IV

Officers

SECTION 1. Election and Appointment and Term of Office.

   (a) The officers of the Corporation may be a Chairman of the Board or Co-Chairmen, one or more Vice Chairmen, a President, such number, if any, of other Vice Presidents (including Executive or Senior Vice Presidents) as the Board may from time to time determine, a Secretary and a Treasurer and such officers as the Board may from time to time determine. The Chairman of the Executive Committee may, if the Board of Directors so determines, be an officer of the Corporation. Each such officer shall be elected by the Board at its annual meeting or such other time as the Board shall determine, and shall serve at the discretion of the Board. Two or more offices may be held by the same person except that the same person shall not be both President and Secretary. The Board may elect or appoint (and may authorize the President to appoint) such other officers (including one or more Assistant Secretaries and Assistant Treasurers) as it deems necessary who shall have such authority and shall perform such duties as the Board or the President may from time to time prescribe. The Board of Directors may, but shall not be required to, designate one or more officers who shall hold the position(s) of, and perform the duties of, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Chief Accounting Officer.

   (b) If additional officers are elected or appointed during the year, each shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his successor is elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 2. Duties and Functions.

   (a) Chairman. The Chairman of the Board, if elected, shall preside over meetings of the Board of Directors and shall perform such other duties as are expressly delegated to the Chairman of the Board by the Board. The Chairman of the Executive Committee shall shall be a member of the Executive Committee and shall preside at meetings of the Executive Committee and shall have such other duties as are expressly delegated to him by the Board.

   (b) Vice Chairman. The Vice Chairman shall preside over meetings of the Board of Directors in the absence of the Chairman of the Board and shall perform such other duties as are expressly delegated to the Vice Chairman.
If more than one Vice Chairman shall be elected, the Board of Directors shall designate the order in which they preside over meetings of the Board of Directors in the absence of the Chairman of the Board.

   (c) Chief Executive Officer. The Chief Executive Officer, if elected, shall be responsible for supervising the management of the business and affairs of the Corporation, subject to the directions and limitations imposed by the Board of Directors, these Bylaws and the Certificate of Incorporation of this Corporation. All other officers shall report and be accountable to the Chief Executive Officer, except as otherwise provided in these Bylaws or as otherwise determined by the Board of Directors.

   (d) Chief Operating Officer. The Chief Operating Officer, if elected, shall be responsible for supervising the day to day operations of the business and affairs of the Corporation, subject to the directions and limitations imposed by the Board, the Chief Executive Officer and these Bylaws, and shall report to the Chief Executive Officer or to the Board of Directors, as the Board of Directors shall determine. All other officers involved with the operations of the Corporation shall report and be accountable to the Chief Operating Officer.

   (e) Chief Financial Officer. The Chief Financial Officer, if elected, shall be responsible for supervising the Corporation's overall financial planning and financial controls and shall be responsible for the maintenance of the Corporation's books and records, subject to the directions and limitations imposed by the Board, the Chief Executive Officer and these Bylaws. All other officers involved with the financial and accounting functions of the Corporation shall report and be accountable to the Chief Financial Officer, and the Chief Financial Officer shall report to the Chief Executive Officer or the Board of Directors, as the Board of Directors shall determine.

   (f) Chief Accounting Officer. The Chief Accounting Officer, if elected, shall keep true and full accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and shall cause regular audits of the books and records of the Corporation to be made, and shall have charge, supervision and control of the accounting affairs of the Corporation, subject to the directions and limitations imposed by the Board, the Chief Executive Officer, the Chief Financial Officer and these Bylaws.

   (g) President. The President shall be responsible for implementing the policies adopted by the Board and shall report to the Board. The President shall also have the powers and duties delegated to him by these Bylaws and such other powers and duties as the Board may from time to time determine.

   (h) Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the Board.

   (i) Secretary. The Secretary shall keep the records of all meetings of the stockholders, the Board and all other committees, if any, in one or more books kept for that purpose. He shall give or cause to be given due notice of all meetings in accordance with these Bylaws and as required by law. He shall be custodian of the seal of the Corporation and of all contracts, deeds, documents and other corporate papers, records (except accounting records) and indicia of title to properties owned by the Corporation as shall not be committed to the custody of another officer by the Board, or by the President. He shall affix or cause to be affixed the seal of the Corporation to instruments requiring the same when the same have been signed on behalf of the Corporation by a duly authorized officer. He shall perform all duties and have all powers incident to the office of Secretary and shall perform such other duties as shall be assigned to him by the Board or the President. The Secretary may be assisted by one or more Assistant Secretaries.

   (j) Treasurer. The Treasurer shall have charge and custody of all moneys, stocks, bonds, notes and other securities owned or held by the Corporation, except those held elsewhere at the direction of the Chief Executive Officer or the Board. He shall perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties as shall be assigned to him by the Board, the Chief Executive Officer and the Chief Financial Officer. The Treasurer may be assisted by one or more Assistant Treasurers, and the Treasurer shall report to the Chief Financial Officer or to such other officer as may be designated by the Board or to the Board of Directors, as the Board of Directors shall determine.

SECTION 3. Resignation, Removal and Vacancies.

   (a) Any officer may resign at any time by giving written notice of his resignation to the Board or the President. Any such resignation shall take effect at the time specified therein or when delivered to the Board, as the Board shall determine. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

   (b) Any officer, agent or employee elected or appointed by the Board may be removed, with or without cause, at any time by the Board. Any officer, agent or employee appointed by an officer may be removed, with or without cause, at any time by the Board or such officer. Any removal pursuant to Section 2 or 3 of these Bylaws shall not affect any rights which a terminated employee shall have under any employment agreement between such person and the Corporation which has been approved by the Board of Directors and has been executed by an officer authorized by the Board to execute such agreement.

   (c) A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these Bylaws for election or appointment to such office.

ARTICLE IV

Waiver of Notices; Place of Meetings

SECTION 1. Waiver of Notices. Whenever notice is required to be given by the Certificate of Incorporation, by these Bylaws or by law, a waiver thereof in writing, signed by the person entitled to such notice or by an attorney thereunto authorized, shall be deemed equivalent to notice, whether given before or after the time specified therein and, in the case of a waiver of notice of a meeting, whether or not such waiver specifies the purpose of or business to be transacted at such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 2. Place of Meetings. Any meeting of the stockholders, the Board or any committee of the Board may be held within or outside the State of Delaware.

ARTICLE V

Execution and Delivery of Documents; Deposits; Proxies; Books and Records

SECTION 1. Execution and Delivery of Documents; Delegation. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise, and the authority granted shall be general or confined to specific matters, all as the Board may determine.

SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, the President, or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board or these Bylaws shall select.

SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The Chief Executive Officer, the Chairman of the Board, the President or any other officer of the Corporation designated by the Board shall have the authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, to vote or consent in respect of such stock or securities and to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights. Any such officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

SECTION 4. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

ARTICLE VI

Certificates; Stock Record; Transfer and Registration; New Certificates; Record Date; etc.

SECTION 1. Certificates for Stock.

   (a) Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chief Executive Officer, the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of such signatures may be facsimiles.

   (b) In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 4 of this Article.

SECTION 3. Stock Record. A stock record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 4. Transfer and Registration of Stock.

   (a) Transfer. The transfer of stock and certificates of stock which represent the stock of the Corporation shall be governed by the Uniform Commercial Code, as in effect in Delaware and as amended from time to time.

   (b) Registration. Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

SECTION 5. New Certificates.

   (a) Lost, Stolen or Destroyed Certificates. Where a stock certificate has been lost, apparently destroyed or wrongfully taken, the issuance of a new stock certificate or the claims based on such certificate shall be governed by the Uniform Commercial Code, as in effect in Delaware and amended from time to time.

   (b) Multilated Certificates. Where the holder of any certificate for stock of the Corporation notifies the Corporation of the mutilation of such certificate within a reasonable time after he has notice of it, the Corporation will issue a new certificate for stock in exchange for such mutilated certificate theretofore issued by it.

   (c) Bond. The Board may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties sufficient to indemnify the Corporation against any claim that may be made against it on account of the loss, theft, destruction or mutilation of any such certificate or the issuance of any such new certificate.

SECTION 6. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 7. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than l0 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

Seal

The Board shall provide a corporate seal which shall bear the full name of the Corporation and the year and state of its incorporation.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE IX

Amendments

These Bylaws may be amended, altered or repealed by the vote of a majority of the whole Board; provided, however, that the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, may, by their vote given at an annual meeting or at any special meeting, amend or repeal any Bylaw made by the Board.

Exhibit 4.1
                              WARRANT AGREEMENT

   AGREEMENT, dated as of this 15th day of June, 1996, by and among Netsmart Technologies, Inc., a Delaware corporation (the "Company"), American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and Monroe Parker Securities, Inc., a New York corporation ("Monroe Parker").

                                  WITNESSETH:

   WHEREAS, in connection with a public offering of five hundred sixty two thousand five hundred (562,500) Units (the "Units"), pursuant to an
underwriting agreement (the "Underwriting Agreement") dated as of            ,
1996, between the Company and Monroe Parker, the Company may issue up to six hundred forty six thousand eight hundred seventy five (646,875) Series A Redeemable Common Stock Purchase Warrants (the "Warrants"); and

   WHEREAS, in connection with the issuance, pursuant to the Underwriting Agreement, to Monroe Parker or its designees of a unit purchase option (the "Underwriter's Option"), the Company may issue up to fifty six thousand two hundred fifty (56,250) Warrants; and

   WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, as hereinafter defined, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

   NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

   1. Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context shall otherwise require:

      (a) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date of this Agreement at 40 Wall Street, 46th floor, New York, New York 10005.

      (b) "Effective Date" shall mean the date that the Registration Statement is declared effective by the Securities and Exchange Commission (the "Commission").

      (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Purchase Price; provided, however, that, subject to Paragraph 4(a) of this Agreement, if payment shall be made by personal or corporate check, the exercise of the Warrant shall not be effective until the Warrant Agent shall be satisfied that the check shall have cleared; provided, further, that if such payment is made prior to the Warrant Expiration Date or the expiration of a period during which a reduced Purchase Price is in effect pursuant to Paragraph 9(f) of this Agreement and the check shall not have cleared until after the Warrant Expiration Date or such other date, then the Warrant shall be deemed to have been exercised immediately prior to 5:00 P.M. New York City time on the Warrant Expiration Date.

      (d) "Purchase Price" shall mean the purchase price per share to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be four and 50/100 dollars ($4.50) per share with respect to the Warrants, subject to adjustment from time to time pursuant to the provisions of Paragraph 9 of this Agreement.

      (e) "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Warrants, in accordance with the terms of this Agreement, which price shall be five cents ($.05) per Warrant. The Redemption Price shall not be subject to adjustment pursuant to this Agreement.

      (f) "Registration Statement" shall mean the Company's registration statement on Form S-1, File No. 333-2550, which was declared effective by the Commission on ____________, 1996.

      (g) "Registered Holder" shall mean, as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Paragraph 6 of this Agreement.

      (h)"Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

      (i) "Warrant Expiration Date" shall mean 5:00 P.M. New York City time on the first to occur of (i)____________, 1999, or (ii) the business day immediately preceding the Redemption Date, as defined in Paragraph 8(c) of this Agreement; provided, that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, the Warrant Expiration Date shall be the next day which is not such a date. Upon notice to all warrantholders the Company shall have the right to extend the Warrant Expiration Date.

      (j) "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

      (k) "Warrants" shall mean the Warrants.

   2. Warrants and Issuance of Warrants Certificates.

      (a) Each Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one (1) share of Common Stock upon the exercise thereof, in accordance with the terms of this Agreement, subject to modification and adjustment as provided in Paragraph 9 of this Agreement.

      (b) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants initially issuable pursuant to the Underwriting Agreement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent.

      (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing the shares of Common Stock issuable upon the exercise of Warrants in accordance with this Agreement.

      (d) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder or otherwise issuable pursuant to the Underwriting Agreement, including those issuable in exchange for certain outstanding warrants, (ii) those issued on or after the date of this Agreement, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Paragraph 6 of this Agreement; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Paragraph 7 of this Agreement; (v) those issued pursuant to the Underwriter's Option, and (vi) at the option of the Company, in such form as may be approved by the Board of Directors, to reflect any adjustment or change in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Paragraph 9 of this Agreement. In addition, at the discretion of the Company, the Company may authorize the issuance of additional Warrants, which shall be subject to the provisions of this Agreement.

   3. Form and Execution of Warrant Certificates.

      (a) The Warrant Certificates for the Warrants shall be substantially in the form annexed as Exhibit A to this Agreement, (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage or to the requirements of Paragraph 2(b) of this Agreement. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letter WA or other letters acceptable to the Company and the Warrant Agent.
      (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed the Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Paragraph 4(a) of this Agreement.

   4. Exercise.

      (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the issuance thereof, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrant. Promptly following, and in any event within five (5) days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Warrants of the Registered Holder) unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrants. Notwithstanding the foregoing, in the case of payment made in the form of a check drawn on an account of the Representative or such other investment banks and brokerage houses as the Company shall approve in writing to the Warrant Agent, by the Representative or such other investment bank or brokerage house, certificates shall immediately be issued without prior notice to the Company or any delay. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing, subject to the provisions of Paragraphs 4(b) and 4(c) of this Agreement.

      (b) If, at the Exercise Date in respect of the exercise of any Warrant after one year from the Effective Date, (i) the market price of the Company's Common Stock is greater than the Purchase Price then in effect, (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant was not held in a discretionary account, (iv) disclosure of compensation arrangements was made both at the time of the original offering and at the time of exercise of the Warrant was not in violation of Rule 10b-6 (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, then the Warrant Agent, simultaneously with the distribution of the Warrant Proceeds to the Company shall, on behalf of the Company, pay from the Warrant Proceeds, a fee of four percent (4%) (the "Monroe Parker's Fee") of the Purchase Price to Monroe Parker (a portion of which may be reallowed by Monroe Parker to the dealer who solicited the exercise, which may also be Monroe Parker). In the event Monroe Parker's Fee is not paid within ten (10) days of the date on which the Company receives Warrant Proceeds, then Monroe Parker's Fee shall begin accruing interest at an annual rate of prime plus four (4)%, payable by the Company to Monroe Parker's at the time the Company pays Monroe Parker's Fee. Within five (5) business days after exercise, the Warrant Agent shall send to Monroe Parker a copy of the reverse side of each Warrant exercised. Monroe Parker shall reimburse the Warrant Agent, upon request, for its reasonable expenses relating to compliance with this Paragraph 4(b). In addition, Monroe Parker and the Company may, at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of Warrants. The provisions of this Paragraph 4(b) may not be modified, amended or deleted without the prior written consent of the Representative.

      (c) In order to enforce the provisions of Paragraph 4(b) of this Agreement, the Warrant Agent is hereby expressly authorized to withhold payment to the Company of the Warrant Proceeds unless and until the Company establishes an escrow account for the purpose of depositing the entire amount of Monroe Parker's Fee, which amount will be deducted from the net Warrant Proceeds to be paid to the Company. The funds placed in the escrow account may not be released to the Company without a written agreement from Monroe Parker that the required Monroe Parker's Fee has been received by Monroe Parker.

   5. Reservation of Shares; Listing; Payment of Taxes.

      (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares shall, at the time of delivery in accordance with this Agreement, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge), and that upon issuance such shares shall be listed on each national securities exchange or eligible for inclusion in each automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.

      (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any Federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

      (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

      (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.

   6. Exchange and Registration of Transfer.

      (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions of this Agreement, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

      (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

      (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney in fact duly authorized in writing.

      (d) A reasonable service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchanges, registration or transfer of Warrant Certificates.

      (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or, with the prior written consent of the Representative, disposed of or destroyed, at the direction of the Company.

      (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary. The Warrants, which are being publicly being offered in Units with shares of Common Stock pursuant to the Underwriting Agreement, will be immediately detachable from the Common Stock and transferable separately therefrom.

      (g) Notwithstanding any other provisions of this Agreement, no Warrants issued upon exercise of the Representative's Option and no shares of Common Stock issuable upon exercise of such Warrants may be sold, transferred, assigned or hypothecated for a period of one year from the Effective Date except to the officers of the Underwriters or to selling group members or officers or partners thereof, all of whom shall be bound by such restrictions. Until the expiration of such one-year period, Warrant certificates and stock certificates shall be marked with a legend referring to such restriction.

   7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

   8. Redemption.

      (a) Commencing one year from the Effective Date or earlier with the consent of Monroe Parker, the Company shall have the right, on not less than thirty (30) nor more than sixty (60) days notice given prior to the Redemption Date, as hereinafter defined, any time to redeem the then outstanding Warrants at the Redemption Price of five cents ($.05) per Warrant, provided the Market Price of the Common Stock shall equal or exceed the "Target Price." The "Target Price" shall mean two hundred percent (200%) of the Purchase Price. Market Price for the purpose of this Paragraph 8 shall mean, if the Common Stock is listed on the NASDAQ System or the New York or American Stock Exchange, the average last reported sales price (or, if no sale is reported on any such trading day, the closing bid price) on the principal market for the Common Stock or, if the Common Stock is not so listed or traded, the average of the last reported high bid and low asked prices of the Common Stock, during the twenty (20) days ending within ten (10) days of the date the Warrants are called for redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, not later than five (5) business days (or such longer period to which the Representative may consent) after the date the Warrants are called for redemption. All Warrants must be redeemed if any Warrants are redeemed.

      (b) If the conditions set forth in Paragraph 8(a) of this Agreement are met, and the Company desires to exercise its right to redeem the Warrants, it shall request Monroe Parker or the Warrant Agent to mail the notice of redemption referred to in said Paragraph 8(a) to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not earlier than the sixtieth (60th) day nor later than the thirtieth (30th) day before the date fixed for redemption, at their last addresses as shall appear on the records maintained pursuant to Paragraph 6(b) of this Agreement. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. The Warrant Agent agrees to mail such notice if requested by the Company or the Representative.

      (c) The notice of redemption shall specify (i) the Redemption Price,
(ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered, and (iii) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Representative or the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      (d) Any right to exercise a Warrant, and any right of the holders of Monroe Parker's Option to receive Warrants upon exercise of Monroe Parker's Option, shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the Redemption Date. After such time, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price without interest, subject to the provisions of applicable laws relating to the treatment of abandoned property. In the event that the Warrants or the Warrant Shares shall not be subject to a current and effective registration statement under the Securities Act of 1933, as amended, at any time subsequent to the date the Warrants are called for redemption, the notice of redemption shall not be effective and shall be deemed for all purposes not to have been given. Nothing in the preceding sentence shall be construed to prohibit or restrict the Company from thereafter calling the Warrants for redemption in the manner provided for, and subject to the provisions of, this Paragraph 8.

      (e) From and after the Redemption Date with respect to the Warrants, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

      (f) Notwithstanding any other provision of this Agreement, the Company shall not call the Warrants for redemption unless there is, at the time the Warrants are called for redemption, a current and effective registration statement or a post-effective amendment to the Registration Statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants.

      (g) In the event that the Representative's Option is exercised at a time subsequent to the redemption of the Warrants but prior to the Warrant Expiration Date, as defined in Paragraph 1(i)(i) of this Agreement, then, notwithstanding any other provisions of this Agreement, the Warrants issued upon such exercise may be redeemed by the Company at any time after issuance.

   9. Adjustment of Exercise Price and Number of Securities Issuable upon Exercise of Warrants.

      (a) In case the Company shall, at any time or from time to time after the date of this Agreement, pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, subdivide or reclassify its outstanding Common Stock into a greater number of shares, or combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Purchase Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 9(a) shall occur.

      (b) In case the Company shall, at any time or from time to time after the date of this Agreement, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Paragraph 9(e) of this Agreement) on the record date mentioned below, the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

      (c) In case the Company shall, at any time or from time to time after the date hereof, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph 9(a) of this Agreement) or subscription rights or warrants (excluding those referred to in Paragraph 9(b) of this Agreement), then in each such case the Purchase Price in effect thereafter shall be determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph 9(e) of this Agreement), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares or Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

      (d) Whenever the Purchase Price payable upon exercise of each Warrant is adjusted pursuant to Paragraphs 9(a), (b) or (c) of this Agreement, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares issuable upon exercise of each Warrant in effect on the date thereof by the Purchase Price in effect on the date thereof and dividing the product so obtained by the Purchase Price, as adjusted.

      (e) For the purpose of any computation pursuant to Paragraphs 9(b) and
(c) of this Agreement, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for thirty (30) consecutive business days commencing forty five (45) business days before such date. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, if the Common Stock admitted to trading or listing on the New York or American Stock Exchange or on The Nasdaq Stock Market if included in such system or if not listed or admitted to trading on such exchange or system, the average of the highest bid and lowest asked prices as reported by Nasdaq, or the National Quotation Bureau, Inc. or another similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

      (f) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Paragraph 9(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 9 shall be made to the nearest cent or to the nearest one tenth of a share, as the case may be. Anything in this Paragraph 9 to the contrary notwithstanding, the Company may, upon notice to the record holders of the Warrants, in its sole discretion, reduce the Purchase Price of the Warrants, and, if such reduction is not otherwise required by this Paragraph 9, such reduction (i) will not, unless the Board of Directors otherwise determines, result in any change in the number or class of shares of Common Stock issuable upon exercise of such Warrants, and (ii) may be of limited duration, in which event the reduction in Purchase Price shall not apply to any Warrants exercised after the expiration of the time during which the reduced Purchase Price is in effect.

      (g) The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Paragraph 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

      (h) In the event that at any time, as a result of an adjustment made pursuant to Paragraph 9(a) of this Agreement, the holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Paragraphs 9(a) to (f), inclusive, of this Agreement.

      (i) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record and each Warrant issuable upon exercise of the Representative's Option prior to such adjustment of the number of Warrants shall become that number of Warrants or an Representative's Option to purchase that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Paragraph 9, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Paragraph 10 of this Agreement, the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment. With respect to the Representative's Option, the Company shall give the registered holders of the Representative's Option notice as to the number of Warrants issuable in respect of such Representative's Option reflecting such adjustment. Any Warrants or notice to registered holders of Representative's Option may be mailed by the Warrant Agent or by first class mail, postage prepaid.

      (j) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 9. The Company shall not effect any such consolidation, merger or sale unless, prior to or simultaneously with the consummation thereof, the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that, as a result of any merger, consolidation or similar transaction, all of the holders of Common Stock receive and are entitled to receive no consideration other than cash in respect of their shares of Common Stock, then, at the effective time of the transaction, the rights to purchase Common Stock pursuant to the Warrants shall terminate, and the holders of the Warrants shall, notwithstanding any other provisions of this Agreement or the Warrants, receive in respect of each Warrant to purchase one (1) share of Common Stock, upon presentation of the Warrant Certificate, the amount by which the consideration per share of Common Stock payable to the holders of Common Stock at such effective time exceeds the Purchase Price in effect on such effective date, without giving effect to the transaction. In the event that, subsequent to the effective time, additional cash or other consideration is payable to the holders of Common Stock of record as of the effective time, the same consideration shall be payable to the holders of the Warrants to the extent that the total cash then received by the holders of Common Stock exceeds the Purchase Price in effect at such effective date, without giving effect to the transaction, with the same effect as if the Warrants had been exercised on and as of such effective time. In the event of any merger, consolidation, sale or lease of substantially all of the Company's assets or reorganization whereby the Company is not the surviving corporation, in lieu of the foregoing provisions of this Paragraph 9(j), the Company may provide in the agreement relating to the transaction that each Warrant shall become, be converted into or be exchanged for, such securities of the surviving or acquiring corporation or other entity as has a value equal to the value of the Warrants, the value of the Warrants and securities being issued in exchange therefor to be determined by the Company's Board of Directors, such determination to be final, binding and conclusive on the Company and the holders of the Warrants.
      (k) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Paragraphs 2(e) and 9(i) of this Agreement, continue to express the Purchase Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as the Purchase Price per share, and the number of shares purchasable and the Redemption Price therefore were expressed in the Warrant Certificates when the same were originally issued.

      (l) After any adjustment of the Purchase Price pursuant to this Paragraph 9, the Company will promptly prepare a certificate signed by the Chairman, President, Vice President or Treasurer, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by first class mail to the Representative and to each registered holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, constitute prima facie evidence of the facts stated therein.

      (m) As used in this Paragraph 9, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Units and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of the Units or, in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Paragraph 9(j) of this Agreement, the stock, securities or property provided for in such section or, in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

      (n) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to this Paragraph 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the warrants and the Company if made in good faith by the Board of Directors of the Company.

      (o) In lieu of an adjustment pursuant to Paragraph 9(b) of this Agreement, if the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company may concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise of his Warrants. If the Company exercises such right no adjustment which otherwise might be called for pursuant to said Paragraph 9(b) shall be made.

   10. Fractional Warrants and Fractional Shares. If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Paragraph 9 of this Agreement, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares.
With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

      (a) If the Common Stock is listed on the New York or American Stock Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on [the Nasdaq Stock Market], the current value shall be the reported last sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

      (b) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the last reported bid price reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

      (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

   11. Warrant Holders Not Deemed Stockholders. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained in this Agreement be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

   12. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provide in the Warrant Certificate and this Agreement.

   13. Agreement of Warrant Holders. Every holder of a Warrant, by his acceptance of the Warrants, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

      (a) The warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

      (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Paragraph 7 of this Agreement.

   14. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and cancelled by it and retired.

   15. Concerning the Warrant Agent.

      (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions of this Agreement. The Warrant Agent shall not, by issuing and delivering Warrant certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

      (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

      (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

      (d) Any notice, statement, instrument, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, unless other evidence in respect thereof is specifically prescribed in this Agreement. The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

      (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

      (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving thirty (30) days' prior written notice to the Company. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such under this Agreement, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of fifteen (15) days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason, it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

      (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

      (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

   16. Modification of Agreement. The Warrant Agent and the Company may, by supplemental agreement, make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than fifty percent (50%) of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law; and provided, further, that Paragraphs 4(b) and 4(c) may not be modified or amended without the consent of the Monroe Parker.

   17. Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and, unless otherwise expressly provided in this Agreement, delivered personally or sent by overnight courier or messenger against receipt thereof or sent by registered or certified mail (air mail if overseas), return receipt requested, or by facsimile transmission or similar means of communication. Notices sent by facsimile transmission or similar means of communication shall be confirmed by acknowledged receipt or by registered or certified mail, return receipt requested. Notices shall be deemed to have been received on the date of personal delivery or telecopy or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. Notices shall be sent to the Registered Holders at their respective addresses on the Warrant Agent's warrant register, to the Company at 146 Nassau Avenue, Islip, NY 11751, telecopier (516) 968-2123, Attention: Mr. Lewis S. Schiller, Chairman of the Board, to the Warrant Agent at its Corporate Office, telecopier (718) 236-2641, and to the Representative at 2500 Westchester Avenue, Purchase, New York 10577, telecopier (914) 696-1797, Attention: Stephen J. Drescher, Director Corporate Finance. Any party may, by like notice, change the address, person or telecopier number to which notice should be given.

   18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered and to be performed wholly within such State.

   19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

   20. Termination. This Agreement shall terminate at the close of business on the Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it, and the provisions of Paragraph 15 of this Agreement shall survive any such termination.

   21. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NETSMART TECHNOLOGIES, INC


By:_/S/__________________
   Lewis S. Schiller, CEO


AMERICAN STOCK TRANSFER & TRUST COMPANY


By:_/S/______________
   Authorized Officer


MONROE PARKER SECURITIES, INC.


By:_/S/_______________________
           ,Authorized Officer

EXHIBIT A

                    [FORM OF FACE OF WARRANT CERTIFICATE]

No. WA                                                        ________Warrants

Void after ____________, 1999 or earlier upon redemption.

NETSMART TECHNOLOGIES, INC

SERIES A REDEEMABLE COMMON STOCK PURCHASE WARRANT

   This certifies that FOR VALUE RECEIVED________________________or registered assigns (the "Registered Holder") is the owner of the number of Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of Common Stock, par value $.01 per share ("Common Stock"), of Netsmart Technologies, Inc., a Delaware corporation (the "Company"), at any time prior to the Expiration Date (as hereinafter defined), upon the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $4.50, subject to adjustment as provided in the Warrant Agreement (as hereinafter defined) (the "Purchase Price") in lawful money of the United States of American in cash or by official bank or certified check made payable to the order of the Company.

   This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of ____________, 1996, by and among the Company, the Warrant Agent and Monroe Parker Securities, Inc.

   In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

   Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued.
In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificates or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance or such Warrants.

   The term "Expiration Date" shall mean 5:00 P.M. (New York City time) on ____________, 1999 or earlier upon redemption as hereinafter provided. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York City time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Under certain circumstances as provided in the Warrant Agreement, the period during which the Warrant may be exercised may be extended.

   The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

   This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon payment by the Registered Holder of any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificate representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

   Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

   Commencing, ____________, 1996 or earlier as provided in the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant at any time, provided the Market Price (as defined in the Warrant Agreement) for the Common Stock issuable upon exercise of such Warrant shall equal or exceed 200% of the Purchase Price. Notice of redemption shall be given not later than the thirtieth (30th) day nor earlier than the sixtieth (60th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after 5:00 P.M. (New York City time) on the business day immediately preceding the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.05 per Warrant upon surrender of this Certificate. This Warrant may only be called for redemption if, on the date the Warrant is called for redemption, the issuance of the shares of Common Stock upon exercise of this Warrant, is subject to a current and effective registration statement.

   Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

   The Company has agreed to pay a fee of 4% of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of this Warrant.

   This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State.

   This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

NETSMART TECHNOLOGIES, INC


Dated:________________

By:_/S/_______________________
   Lewis S. Schiller, Chairman


By:___________________________
             [Seal]

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY as Warrant Agent


By:_/S/______________
   Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]
                   TRANSFER FEE: $4.00 PER CERTIFICATE ISSUED

                                SUBSCRIPTION FORM

   To Be Executed by the Registered Holder in Order to Exercise Warrants

   The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

_______________________________________
_______________________________________
_______________________________________
_______________________________________
[Please print or type name and address]

and be delivered to

_______________________________________
_______________________________________
_______________________________________
_______________________________________
[Please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

   The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Monroe Parker Securities, Inc.

__________________________________________________________________
(Name of NASD Member if other than Monroe Parker Securities, Inc.)

Dated:_________________

x_____________________________________________

______________________________________________

______________________________________________
Address

______________________________________________
Taxpayer Identification Number

______________________________________________
Signature Medallion Guaranteed:

                                  ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

FOR VALUE RECEIVED,_______________________________hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

_______________________________________
_______________________________________
_______________________________________
_______________________________________
[Please print or type name and address]

___________of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints______________________________________________ Attorney to transfer his Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:_______________

x_____________________________________
 Signature Medallion Guaranteed


______________________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.

Exhibit 10.18

SOFTWARE LICENSING AND SERVICE AGREEMENT

Agreement made this _____ day of April 1996, by and between Netsmart Technologies Corp., a Delaware corporation with offices at 146 Nassau Avenue, Islip, New York 11751, (hereinafter referred to as "Netsmart") and IBN Limited, a Delaware corporation with offices at 1211 Avenue of the Americas,
New York, NY, 10036, (hereinafter referred to as "Licensee")   .

1. PURPOSE OF AGREEMENT The purpose of this Agreement, and its attached schedules, is to state the terms and conditions under which Netsmart will (i) grant to Licensee a nonexclusive license to use and operate certain proprietary computer programs and related documentation; (ii) give Licensee the exclusive right to certain enhancements developed by Netsmart hereunder; and (iii) provide certain project management, development, training, and support services to Licensee and to provide for certain intellectual property protection and non-compete provisions between the parties.

2. DEFINITIONS For the purpose of this Agreement, the following terms shall be defined as indicated:

   (a) "Netsmart Card Management Programs" shall mean the computer programs and related documentation modified or developed by Netsmart to meet the requirement of the Specification (as such term is hereinafter defined) including all versions, corrections, enhancements, improvements and derivatives of the Netsmart Card Management Programs. Such Netsmart Card Management Programs are listed in Schedule 2(a) attached hereto.

   (b) "Third Party Programs" shall mean the computer programs and related documentation listed in Schedule 2(a) attached hereto including all versions, corrections, enhancements, improvements and derivatives of the Third Party Programs.

   (c) "Licensed Programs" shall mean both the Netsmart Card Management Programs and the Third Party Programs.

   (d) "Host Licensed Programs" shall mean the Licensed Programs which authorize and process the transactions which take place on the Licensee's network of automated teller machines, point-of-sale devices and other end user electronic devices in the Territory (as such term is hereinafter defined).

   (e) "Client Licensed Programs" shall mean the Licensed Programs which record the input and output activity of the automatic teller machines, point-of-sale devices and other end user electronic devices in the Territory.

   (f)"System" shall mean the Licensed Programs and the Hardware (as such term is hereinafter defined).

   (g) "Development Services" shall mean the software development services performed or to be performed by Netsmart to develop, modify and enhance the Licensed Programs in accordance with the requirements specified in the Specification (as such term is hereinafter defined.)

   (h) "Startup Services" shall mean the services performed by Netsmart to assist Licensee in developing the business procedures and processes required to operate an automated teller machine and point-of-sale system in the Territory. The names of the persons who are performing the basic Startup

Services are set forth in Schedule 2(h).

   (i) "Installation Services" shall mean the installation and other services to be provided by Netsmart described in Schedule 2(i).

   (j) "Support Services" shall mean the maintenance and support services to be purchased by Licensee and provided by Netsmart in accordance with Schedule 2(j) after acceptance of the Licensed Programs.

   (k) "Services" shall mean the Startup Services, Development Services, Installation Services and Support Services.

   (l) "Charges" shall mean the amounts to be paid by Licensee for the Licensed Programs and Services. The Charges and the time of their payment are set forth in Schedule 2(l).

   (m) "Implementation Plan" shall mean the plan and schedule developed by the parties for installation and customization of the Licensed Programs as of the date of this Agreement and attached hereto as Schedule 2(m).

   (n) "Specification" shall mean the specifications and descriptions of the Licensed Programs contained in the document which has been prepared by the parties. The Specification shall be attached to the Agreement as Schedule 2(n).

   (o) "Problems or Defects" shall mean any failure of the Licensed Programs to operate in substantial conformance with the Specifications.

   (p) "Hardware" shall mean the general description of the computer equipment, communications equipment, and associated system software on which the Licensed Programs shall run. Schedule 2(p) sets forth the Hardware configuration.

   (q) "Subcontractors" shall mean only Oasis Technology Ltd. and Product Technology Inc.

   (r) "Territory" shall mean the States of the Former Soviet Union. A list of the States in the Former Soviet Union is attached hereto as Schedule 2(r).

   (s) "Purpose" shall mean the use of the Licensed Programs in a multi-bank network environment (i) to issue cards with an embedded microchip or other information storage and retrieval mechanism for use in automated teller machines, point-of-sale devices and other end user electronic equipment in the Territory; and/or (ii) to implement and support an automated teller machine/point-of-sale/smart card network in the Territory, it being understood that support of such network may take place outside the Territory.

   (t) "Licensed Program Enhancements" shall mean the modifications, enhancements, and improvements made to the Licensed Programs as part of the Development Services which are listed in Schedule 2(t) attached hereto, and such modifications, enhancements and improvements to the Licensed Programs made hereafter at the request of Licensee which contain substantive new functionality.

3. EXCLUSIVITY AND NON-COMPETITION COVENANT Netsmart agrees that, (i) except as provided in paragraph 13, and (ii) further provided that at least one million (1,000,000) cards are being issued on an annual calendar year basis, averaged over each successive two (2) calendar years commencing with the calendar years 1998 and 1999, then during the term of this Agreement it will not provide to, or support the use of any of the Licensed Programs by, any organization for use in the Territory where the use of the Licensed Programs is for the Purpose. The foregoing shall not prevent Netsmart or the owners of the Third Party Programs from supplying the Licensed Programs; (i) to individual banks in the

Territory for the purpose of setting up their own network, which network shall not service other banks in the Territory, of automated teller machines, point-of-sale devices or other end user electronic equipment; or (ii) to existing customers with whom Netsmart or the owners of the Third Party Programs have already entered into license agreements which permit the use of the Licensed Programs in the Territory. Attached hereto as Schedule 3 is a list of such existing customers.

4. HARDWARE Licensee shall not change the configuration of the Hardware prior to acceptance of the Licensed Programs in accordance with Section 9(a) except with the prior approval of Netsmart, which shall not be unreasonably withheld or delayed.

5.  CHARGES AND PAYMENT TERMS

   (a) Licensee agrees to pay Netsmart the Charges, including the Maximum Royalties as set forth in paragraph I(d) of Schedule 2(l), which Maximum Royalty shall not exceed the amount of Four Million Four Hundred Thousand Dollars ($4,400,000) payable pursuant to Section I(b) and I(c) of Schedule 2(l) for the use of the first copy of the Host Licensed Programs. Such Charges shall be paid at the times set forth in Schedule 2(l) in consideration of the licenses granted hereunder for the Licensed Programs and the Services to be performed by Netsmart.

   (b) Commencing on the fifth anniversary of the date of execution of this Agreement and on each anniversary date thereafter, Netsmart shall have the right to increase the royalties set forth in Schedule 2(l) for the Licensed Programs. The amount of such annual increase shall be limited to the amount of the United States Consumer Price Index increase over the year prior to the anniversary date. For such purpose the date of the execution of this Agreement shall be deemed to occur on the first day of the month following the actual execution of this Agreement, unless the execution date occurred on the first day of a month.

   (c) Invoices shall be paid on the terms set forth in Schedule 2(l). Thereafter, any outstanding balance shall bear interest at the rate of 1-1/2% per month.

6.  LICENSED PROGRAMS

   (a) Netsmart hereby grants Licensee a perpetual non-exclusive, non-transferable license to use the Licensed Programs for the Purpose upon payment of the Charges, and an exclusive license (except as may otherwise be provided in paragraph 13 hereof) to use the Licensed Program Enhancements for the Purpose upon payment of the Charges.

   (b) Nothing in this Agreement shall be deemed to convey any title or ownership interest in the Licensed Programs to Licensee. Licensee acknowledges Netsmart's rights and the rights of the owners of the Third Party Programs to the Licensed Programs and that the Licensed Programs are trade secrets and unpublished works on which Netsmart and such third parties hold and shall hold the sole and exclusive copyright. At the request of Netsmart and without cost to Licensee, Licensee shall cooperate with Netsmart to protect the rights of Netsmart and the third parties in the Licensed Programs and shall not sell, disclose, lease, sublease, lend or otherwise make the Licensed Programs available to others.

   (c) The Licensed Programs shall be used only for the Purpose and shall be installed only on the Hardware, as such Hardware may be upgraded by Licensee from time to time after the Acceptance Date, as such term is hereafter defined in paragraph 9(d). The Host Licensed Programs may be installed on one Central Processing Unit ("CPU") which may contain multiple processors, in the New York Metropolitan area ("Principal CPU") and on a second CPU which may contain multiple processors outside the Territory which shall be used only as a standby site in the event the Principal CPU is not operational. In addition, Licensee shall have the option, which it may exercise by giving Netsmart not less than ten (10) days written notice, to install additional copies of the Host Licensed Programs on CPUs located in the Territory. Each such notice shall specify the location and configuration of the CPU(s) concerned and shall be accompanied by payment of the additional fee set forth in Schedule 2(l) for such additional license(s).

   (d) The Client Licensed Programs may be installed only on CPUs, automated teller machines, point of sale devices and other end user electronic devices located in the Territory, provided that copies of the Client Licensed Programs may be installed on a CPU outside the Territory for testing and demonstration purposes.

   (e) No copies of the Licensed Programs may be made by Licensee without the prior written consent of Netsmart except for backup purposes in accordance with normal data processing practices. Licensee agrees to reproduce in all such backup copies any copyright notices and/or other proprietary-legends, regardless of form (provided it reasonably conforms to standard industry practice), contained in, affixed to, or appearing on the Licensed Programs.

7. TAXES The Charges set forth in this Agreement do not include any taxes. Where applicable, there shall be added to such Charges amounts equal to any taxes (however designated, levied, or based) on such Charges including, but not limited to, state and local sales, privilege, use or excise taxes, but not including taxes based on Netsmart's net income or charges for patent application or copyright registration or recording.

8.  DEVELOPMENT AND IMPLEMENTATION

   (a) The parties have completed and agreed upon the Specification which is attached hereto as Schedule 2(n). The Specification has been prepared based on the agreed upon functionality of the System as of the date of this Agreement.

   (b) The parties may amend the Specification subsequent to the date of this Agreement, to incorporate new functionality to be included in the Development Services, to amend the design of the System then included in the Specification, or to change the manner in which the Development Services are performed. Each such amendment shall be incorporated in a Change Order in the form attached hereto as Schedule 8(b) or in such other form as may be agreed to by the parties in writing which shall detail the cost agreed to be paid by Licensee to Netsmart to perform the Development Services described in the

Change Order and the change, if any, which the performance of such Development Services will cause in the Implementation Plan.

   (c) In the event that such amendment to the Specification or design of the System or change in the manner in which the Development Services are performed results in a reduction in the scope of effort on the part of Netsmart, the parties shall agree upon a reduction in the cost of the Development Services and shall prepare a Change Order reflecting such reduction.

   (d) The parties shall each sign any Change Order prepared pursuant to paragraph 8(b) and (c) which shall thereupon become part of this Agreement.

   (e) Netsmart personnel have commenced the Development Services specified in the Specification, and shall continue to complete the Development Services in accordance with the Implementation Plan.

   (f) All modifications, enhancements and improvements made to the Licensed Programs as part of the Development Services, with the exception of the Licensed Program Enhancements, are deemed to be part of the Licensed Programs and belong to the respective owners of the Licensed Programs. The Licensed Program Enhancements shall belong to Licensee and shall not be relicensed by Netsmart, except as provided in paragraph 13.

9.  INSTALLATION AND ACCEPTANCE

   (a) Netsmart shall deliver and install the Licensed Programs in agreed upon phases over the period detailed in the Implementation Plan. The Licensed Programs shall be deemed to be completely installed when Netsmart has certified to Licensee in writing that the Licensed programs are installed and are ready for acceptance testing.

   (b) Licensee shall have the right to test the Licensed Programs prior to acceptance to determine that the Licensed Programs are in substantial conformance with the Specifications. Such testing shall be performed by Licensee during the thirty (30) day period ("Test Period") following completion of the installation of the Licensed Programs and Netsmart's certification referred to on Section 9(a).

   (c) Promptly after the execution of this Agreement the parties shall jointly develop a test plan and procedures ("Test Plan") which shall be used to determine that the Licensed Programs meet the Specification. Upon completion of the Test Plan it shall be executed by the parties and shall become a part of this Agreement.

   (d) During the thirty (30) day Test Period Licensee shall promptly notify Netsmart of any Problems or Defects in the Licensed Programs and Netsmart shall promptly correct such Problems or Defects and resubmit the corrected Licensed Programs to Licensee for retesting. The Test Period of shall be extended by the number of days required by Netsmart to correct the Problems or Defects if the Problem or Defect prevented Licensee from continued testing while being corrected, or by a period of five (5) days if Licensee was able to continue testing other areas of the Licensed Programs during the correction period. If Licensee fails to notify Netsmart of a Problem or Defect which has not been corrected at the end of the Test Period, the Licensed Programs shall be deemed to have been accepted (Acceptance Date). Use of the Licensed

Programs for issuance of ATM cards to persons other than employees of Licensee or persons employed by the bank used for Licensee's pilot testing of the Licensed Programs shall constitute acceptance of the portion of the Licensed Programs which are used for such issuance and use of ATM cards and such issuance date shall be deemed to be the Acceptance Date for such portion of the Licensed Programs. Use of other portions of the Licensed Programs for productive purposes shall similarly constitute acceptance of such portions of the Licensed Programs.

10.  WARRANTY

   (a) Netsmart represents and warrants that it has the right to grant the licenses granted to Licensee hereunder, and that to the best of Netsmart's knowledge the Licensed Programs do not infringe upon or violate any presently issued patent rights of any third party and do not infringe upon or violate the copyright, trademarks, or trade secret right of any third party. In the event of any such claim by any third party against Licensee, Licensee shall promptly notify Netsmart and Netsmart shall defend such claim, in Licensee's name but at Netsmart's expense, and shall indemnify Licensee against any liability, including but not limited to attorneys' fees and disbursements, arising out of such claim, provided such claim is not based on changes in the Licensed Programs made by anyone other than Netsmart or the owner of the Third Party Program concerned or is not based on the combination of the Licensed Programs with programs other than the Licensed Programs or with hardware. In the event such an infringement is found and Netsmart cannot either procure the right to continued use of the Licensed Programs for Licensee, or replace or modify the Licensed Programs with non-infringing programs which conform with the applicable Specification, then either party may terminate the licenses granted herein for the Licensed Program(s) concerned. In the event that Licensee is prevented from using the System for its intended Purpose by reason of the infringement of a presently issued United States patent, provided such infringement is not based on changes in the Licensed Programs made by anyone other than Netsmart or the owner of the Third Party Program concerned or is not based on the combination of the Licensed Programs with programs other than the Licensed Programs or with hardware, Netsmart shall refund to Licensee all of the Charges paid by Licensee to Netsmart hereunder.

   (b) Netsmart warrants that the Licensed Programs will conform in all material respects with their Specifications. After acceptance of the Licensed Programs by Licensee as provided in paragraph 9, Netsmart will correct any Problems or Defects in accordance with the Support Services provisions set forth in Schedule 2(j). In the event a Licensed Program is modified in any way by anyone other than Netsmart, except if Netsmart has approved such modification in advance, in writing, or the modification is to make changes in screens, reports, and similar input or output forms which are made through the use of functionality in the Licensed Programs which is intended to be under Licensee's control, the limited warranty provided hereunder with respect to such Licensed Program shall immediately be terminated and of no effect.

   (c) The foregoing shall be Netsmart's sole liability with regard to errors or malfunctions in the Licensed Programs or Netsmart's performance or nonperformance of its obligations under this Agreement. Except as may otherwise be specifically provided in this Agreement, Netsmart shall in no event be liable to Licensee, its employees, agents or clients, for any damages, loss of profit, goodwill or other special or consequential damages or losses or injury to property, death or injury to any person suffered by

Licensee, its affiliates, clients or others as a result of use or inability to use the Licensed Programs by Licensee, its affiliates, or others, even if Netsmart has been advised of the possibility of such loss or damage.

   (d) Licensee understands and agrees that it is and shall be solely responsible for establishing and maintaining a procedure for reconstruction and/or recompilation of any and all data lost or destroyed during the use of the Licensed Programs, or storage of the data. Netsmart shall assist Licensee in establishing such procedures. Netsmart shall not be liable under any circumstances for any damages caused by or arising from such lost or destroyed data provided that the same was not caused by or did not arise from an act or omission of Netsmart or any defect in the Licensed Programs. Netsmart shall use its best efforts, on a time and material basis to assist Licensee in reconstruction and/or recompilation of such data.

   (f) Neither party shall be liable to the other in any manner for any loss or damage of any nature whatsoever incurred or suffered as a result of any failures or delays in performance by it due to any cause or circumstance beyond its control.

11. LIMITATION OF WARRANTY THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS EXPRESS OR IMPLIED, WHETHER IN RELATION TO THE LICENSED PROGRAMS, OR THE PROVISION OF ANY SERVICES INCLUDING, BUT NOT LIMITED TO, THOSE CONCERNING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12. DEFAULT If either party is in default of any of its material obligations hereunder, and has not commenced cure within ten (10) days and effected cure within thirty (30) days of receipt of written notice of default from the other party ("non defaulting party"), then the non-defaulting party may terminate the Agreement on written notice to the defaulting party. Failure by Netsmart to deliver the Licensed Programs in accordance with the Implementation Plan shall constitute an event of default which may be noticed to Netsmart in accordance with this paragraph 12, provided that any delay attributed to an event which is described in paragraph 10(f) or which is attributed to the failure of Licensee to perform its obligations as set forth in the Implementation Plan shall extend the time schedule for the performance of Netsmart's obligations by a like period.

13. CONSEQUENCES OF TERMINATION

   (a) Within thirty (30) days of the date of termination of this Agreement by either party pursuant to Section 12 "Default", Licensee shall erase from all computer storage any image or copies of the Licensed Programs and shall certify in writing to Netsmart that the original and all copies of such property have been destroyed.

   (b) In the event that this Agreement is terminated pursuant to paragraph 12 due to the default of Licensee, the restrictions on Netsmart with regard to its licensing the Licensed Programs, and the Licensed Program Enhancements, as set forth in paragraph 3 and 8(f) respectively, shall cease and Netsmart will have the right to license the Licensed Programs and the Licensed Program Enhancements as it may decide in its sole discretion.

   (c) Notwithstanding any termination of this Agreement for any reason, the terms and conditions set forth in the following paragraphs of this agreement shall survive and shall be binding on representatives, successors, heirs and assignees of the parties:

      (i)   Section 11: "Limitation of Warranty"
      (ii)  Section 14: "Protection of Proprietary Rights"
      (iii) Section 18: "General Provisions"

14. PROTECTION OF PROPRIETARY RIGHTS Each party shall take adequate steps and security precautions which shall include written confidentiality agreements with its employees, agents and consultants to prevent unauthorized disclosure of information which is proprietary to the other party including, without limitation in the case of Licensee, the Licensed Programs and in the case of Netsmart, confidential information concerning the existence or nature of the Licensee's project which is the subject of this Agreement and to maintain the confidentiality of such information, including but not limited to: (1) instructing its employees having access to such information not to copy or duplicate the same or any part thereof and to withhold disclosure or access or reference thereto from unauthorized third parties; (2) effecting sufficient security measures.

15. ESCROW Netsmart and Licensee agree on the provisions of the Source Code Escrow Agreement attached hereto as Schedule 15. Netsmart and Licensee shall take all necessary steps following execution of this Agreement to effectuate the terms of the Source Code Escrow Agreement, including, without limitation, Netsmart's deposit of the source code of the Licensed Programs with the escrow agent named in the Source Code Escrow Agreement within ten (10) days following completion and acceptance of the Licensed Programs.

16. SUBCONTRACT Netsmart shall enter into subcontract agreements with the Subcontractors which shall incorporate the provisions of paragraphs 3 and 14 within thirty (30) days following the execution of this Agreement. Other than consultants who may perform Services on its behalf, or the third party software systems listed in the Schedule of Hardware, Netsmart shall not use any other subcontractors to provide computer programs to Licensee hereunder, except with Licensee's consent which shall not be unreasonably delayed or withheld.

17. NON-HIRING During the term of this Agreement and for a period of one (1) year following its termination, neither party shall, directly or indirectly, solicit, hire as an employee, or retain as a consultant an employee or consultant of the other party or any person who was an employee or consultant of the other party at any time during the two(2) year period immediately prior to the date such employee or consultant is solicited, hired or retained.

18.  GENERAL PROVISIONS

   (a) This Agreement shall be construed in accordance with the laws of the State of New York.

   (b) This Agreement and the schedules and exhibits attached hereto contain the entire understanding of the parties with respect to the matter contained herein. There are no promises, covenants or undertakings contained in any other writing or oral communication. In the event of any conflict between or among the documents comprising this Agreement, the later or latest shall prevail.

   (c) This Agreement may not be modified except in a writing signed by authorized representatives of the parties.

   (d) Any notices required or permitted to be sent hereunder shall be sent, Certified or Registered Mail, Return Receipt Requested. Notices shall be sent to the addresses first set forth above or to such other address as a party may designate by notice pursuant hereto. Notices to Netsmart shall be sent "Attention: President" .Notices shall be effective upon the date when delivery is either effected or refused.

   (e) A waiver of a breach or default under this Agreement shall not be a waiver of any subsequent default. Failure of either party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition.

   (f) In the event that either party shall cease conducting business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of, or becomes subject to, any proceeding under a Bankruptcy Act or any other statute of any state relating to insolvency or the protection of rights of creditors, then (at the option of the other party) this Agreement shall terminate and be of no further force and effect and any property or rights of such other party, whether tangible or intangible, shall forthwith be returned to it or certified destroyed.

   (g) This contract may not be assigned by either party without the written consent of the other party, which consent shall not be unreasonably withheld, except to an assignee who acquires all or substantially all of the assets of the assignor or to a subsidiary or affiliate of Licensee which is under common control with the Licensee provided that any such assignee shall agree to be bound by the terms of this Agreement.


IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.

NETSMART TECHNOLOGIES CORPORATION           IBN LIMITED


By _____________________                    By ___________________

Title __________________                    Title ________________

SCHEDULE 2(a)

Netsmart Card Management Programs and THIRD PARTY PROGRAMS

DESCRIPTION

Netsmart Card Management Programs

CarteSmart Software as developed by Netsmart in accordance with the Specification.

THIRD PARTY PROGRAMS

Oasis Technology, Ltd.
IST/Share System, Version 3
Product Technologies, Inc.
SmartCity, Version 1

SCHEDULE 2(h)

STARTUP SERVICES

1. Basic Startup Services- To be performed by the following persons commencing November 1, 1995:

   (a) Raj Doodnauth- for 150 days, at a rate of $1500 a day.

   (b) Michael Libbee- for 150 days, at a rate of $1000 a day.

   (c) Pat Carnes- for 90 days, at a rate of $800 a day.

2.  Optional Startup Services-as mutually agreed by the parties.

In addition, Licensee shall pay the reasonable travel and living expenses of persons performing Startup Services

SCHEDULE 2(i)

INSTALLATION SERVICES

The description of installation services and the training services to be
performed	by Netsmart will be prepared by the parties following the execution of this Agreement. Such installation and training services are to be performed by Netsmart only in the New York metropolitan area. Any installation or training services outside the New York metropolitan area are to be paid for separately and in accordance with paragraphs V and VII of Schedule 2(l)

SCHEDULE 2(j)

SUPPORT SERVICES

The Support Services described in this Schedule shall be performed by Netsmart subject to the terms and conditions of the Licensing and Service Agreement.

   (a) Netsmart will maintain the then current version of the Licensed Programs in substantial conformance with its Specifications as amended from time to time by Netsmart and Licensee. Netsmart will use all possible efforts in the case of Priority 1 Problems defined in section (b) below, and its best efforts in the case of Priority 2 and Priority 3 Problems also defined in section (b) below, to either:

      (i) correct any reproducible Problems or Defects in the then current or immediately prior release of Licensed Programs by Netsmart which prevent it from operating in substantial conformance with said Specifications; or

      (ii) provide a commercially reasonable alternative that will substantially conform with the Specifications; and

   (b) If analysis by Netsmart indicates that a reported problem is caused by a reproducible Problem or Defect, Netsmart will provide Support Services in accordance with the following prioritization of reported problems:

       Priority 1 will be assigned when the Licensed Programs or a material Licensed Program functional component is not operational, such as smart card
screen input/update/inquiry.   All possible efforts will be made to correct
Priority 1 problems within two (2) business days or if it is not possible because of the nature of the Problem or Defect to complete such correction in such two (2) business days, Netsmart will provide a plan for such correction within such two (2) business days. In the event that Netsmart is unable to correct a Problem or Defect despite using all possible efforts, Licensee shall have the right to correct such Problem or Defect, and for such purpose shall have access to the applicable source code of the Licensed Programs in accordance with the Escrow Agreement entered into by the parties pursuant to paragraph 15. Upon correction of the Problem or Defect, Netsmart shall pay for the cost incurred by Licensee in making such correction plus one hundred (100%) percent of such cost.

       Priority 2 will be assigned for less critical functions, such as low impact screens and report printing errors. Best efforts will be made to correct Priority 2 Problems or Defects within five (5) business days or if it is not possible because of the nature of the Problem or Defect to complete such correction in such five (5) business days, Netsmart will provide a plan for such correction, within five (5) business days.

       Priority 3 will be assigned to problems not having a major impact on the Licensee's ability to run the Licensed Program. Best efforts will be made to provide a corrective plan within ten (10) working days which shall contain the scheduled date for the implementation of the correction.

   (c) Licensee shall maintain a test system which is distinct from its production system. Licensee shall insure that Netsmart will have access to Licensee's test system. Netsmart shall advise Licensee if it is unable to duplicate a Problem or Defect in the test system, in which event Licensee shall allow Netsmart access to the production system under conditions which are controlled by Licensee.

   (d) On a timely basis Netsmart will also provide Licensee with:

       (i) such updates as are distributed without charge to other clients which reflect modifications and incremental improvements made to the Licensed Programs;

       (ii) an opportunity to obtain enhancements to the Licensed Programs for which charges are imposed on the best terms and at the most favored price such enhancements are made available to any two other licensees of Netsmart;

       (iii) telephone support to answer Licensee's questions about the Licensed Programs and their use.

   (e) Licensee shall make requests for Support Services by giving Netsmart verbal or written notice specifying a problem caused by a defect in the Licensed Programs. In making a verbal request for Support Services, Licensee shall provide Netsmart within twenty four (24) hours after such verbal notice, written information and documentation as may be reasonably prescribed by Netsmart. Written notice may be made by electronic mail or facsimile.

   (f) Netsmart will make technical support personnel available from 9:00 a.m. to 5:30 p.m., Netsmart local time Monday through Friday, exclusive of IBN holidays, which shall not exceed twelve (12) days a year.

   (g) If reasonable analysis by Netsmart indicates that a reported error or malfunction is caused by a problem related to equipment used by Licensee, the equipment's system software, or applicable software other than the Licensed Programs, or Licensee's misuse or modification of the Licensed Programs, Netsmart's responsibility shall be limited to the correction of the portion, if any, of the problem caused by the Licensed Programs. In that event, Licensee shall, at Netsmart's option, pay Netsmart for the cost of analyzing the reported error at Netsmart's then prevailing time-and-materials rate.

   (h) Netsmart shall provide and Licensee shall purchase the Support Services during the term of the Software Licensing Service Agreement, provided Netsmart is not in default of the terms of Support Services Schedule and has not received notice of such default pursuant to in paragraph 12.

   (i) In the event Licensee fails to pay the Charges when due, except for amounts disputed by Licensee in good faith, Netsmart may refuse to provide Support Services until Licensee makes payment of the Charges for the period when Support Services were discontinued, as well as the Charges for the then current period, and any cost for bringing the Licensed Programs up to Netsmart's then-current level and certifying that it is again eligible for maintenance hereunder.

   (j) Charges for Support Services are specified in Schedule 2(l).

SCHEDULE 2(l)

CHARGES

DESCRIPTION

I.  LICENSED PROGRAMS

   (a) One Time License Fee   $None

   (b) Royalty for the Netsmart Card Management Programs:

       (i) Per Card Fee-On a per card issued basis

CARD QUANTITY                LICENSE CHARGE PER CARD
- ------------------------     -----------------------
1 - 1,000,000                              U.S.$0.70
1,000,001 - 2,000,000                           0.45
2,000,001 - 3,000,000                           0.25
3,000,001 - 4,000,000                           0.15
4,000,001 - ABOVE                               0.10

       (ii) A minimum royalty will be paid to Netsmart based on the issuance of 1,000,000 cards. "Issuance" shall include the issuance or reissuance of cards which are intended or capable of use by the Licensed Programs, for any reason other than due to the fault of Netsmart. Such royalty shall be paid to Netsmart in twelve (12) equal monthly installments over the twelve (12) month period from the Acceptance Date of the Licensed Programs or any part thereof pursuant to paragraph 9 of this Agreement. The first installment shall be paid within thirty (30) days after such Acceptance Date and the remaining installments shall be paid on the following eleven (11) monthly anniversary dates of the Acceptance Date.

       (iii) After the first 1,000,000 cards have been issued Licensee shall pay, on a calendar quarterly basis, the royalty set forth in the schedule in paragraph I(b)(i) above based on the cumulative number of cards issued from the date on which cards are first issued with respect to which royalties are payable up to the end of the calender quarter concerned. Such royalty shall be paid by Licensee within forty five (45) days after the end of each calendar quarter and shall be accompanied by a royalty statement certified by the Chief Financial Officer of Licensee.

       (iv) Netsmart shall have the right to audit, through an independent Certified Public Accountant retained at its expense, the applicable records of Licensee in order to verify the statements rendered hereunder. Such audit may be conducted after proper notice to Licensee and shall be conducted during regular business hours at Licensee's office. In no event shall an audit with respect to any royalty statement commence later than eighteen (18) months from the date of the statement involved, nor shall audits be made hereunder more frequently than annually. In the event such report finds that royalties have been understated by ten (10%) percent or more, Licensee shall pay for the cost of such audit.




   (c) Royalty for the IST/Share Programs:

       (i) For each ATM unit networked to the Hardware

ATM QUANTITY                 LICENSE CHARGE PER ATM
- -------------------          ----------------------
1 - 1,000                              U.S. $500.00

1,001 - 2,000                                300.00
2,001 - 3,000                                150.00
3,001 - ABOVE                                 75.00

       (ii) A minimum royalty will be paid to Netsmart based on the installation of 1,500 units. Such royalty shall be paid to Netsmart concurrently with the payment of the guaranteed royalties for cards set forth in paragraph I(b)(ii) above.

       (iii) After the first 1,500 units have been installed Licensee shall pay, on a calendar quarterly basis, the royalty set forth in the schedule in paragraph I(c)(i) above based on the cumulative number of ATMs installed from the date of installation of the first ATM up to the end of the calender quarter concerned. Such royalty shall be paid by Licensee within forty five
(45) days after the end of each calendar quarter and shall be accompanied by a royalty statement certified by the Chief Financial Officer of Licensee.

       (iv) Netsmart shall have the right to audit, through an independent Certified Public Accountant retained at its expense, the applicable records of Licensee in order to verify the statements rendered hereunder. Such audit may be conducted after proper notice to Licensee and shall be conducted during regular business hours at Licensee's office. In no event shall an audit with respect to any royalty statement commence later than eighteen (18) months from the date of the statement involved, nor shall audits be made hereunder more frequently than annually. In the event such report finds that royalties have been understated by ten (10%) percent or more, Licensee shall pay for the cost of such audit.

   (d) Maximum Royalties

The maximum amount of royalties payable pursuant to Section I(b) and I(c) for the use of the first copy of the Host Licensed Programs shall be a total of Four Million Four Hundred Thousand Dollars ($4,400,000). Royalties in excess of Four Million Four Hundred Thousand Dollars ($4,400,000) shall be paid only pursuant to Section IX below.

II.  STARTUP SERVICES

Netsmart shall bill on a bi-weekly basis for all Startup Services performed at the billing rates set forth in Schedule 2(h). Such invoices shall be paid by Licensee within ten (10) days after they are rendered. In the event Licensee disputes any portion of the bill it shall pay the undisputed portion within such ten (10) day period and the remainder after the dispute is resolved. Each invoice shall be accompanied by a schedule showing the Netsmart staff performing the Startup Services and the number of days of Startup Services rendered by each of them.

III.  DEVELOPMENT SERVICES PAYMENT - $390,000

$322,000 of the Development Services Payment has been paid prior to the execution of this Agreement. The remainder of $68,000 shall be paid upon acceptance of the Licensed Programs as set forth in paragraph 9 of the Agreement.

IV.  INSTALLATION SERVICES PAYMENT

Included in I(b) and (c) above.

V.  TRAVEL AND LIVING EXPENSES

To be charged at most economic rates and billed monthly for expenses incurred in providing Services hereunder.

VI.  SUPPORT SERVICES

   (a) Charges for Support Services for the Netsmart Card Management Programs are $60,000 per annum plus $4,000 per annum for each multiple of 200 branch bank processors or part thereof on which Licensed Programs are installed.

   (b) Support Services for the Oasis Technology Limited Third Party Programs are $60,000 per annum plus $4,000 per annum for each multiple of 200 branch bank processors or part thereof on which Licensed Programs are installed.

   (c) Support Services for the Product Technology Inc. Third Party Programs is $120 per annum for each of the first 500 point of sale devices installed by Licensee's customers, $30 per annum for each of the next 4,500 such point of sale devices, $12 per annum for each of the next 50,000 point of sale devices, $9.50 per annum for each of the next 50,000 point of sales devices, and $7 per annum for all point of sale devices in excess of 105,000.

   (d) The amounts set forth in paragraphs (b) and (c) above shall be paid quarterly within forty-five (45) days after the end of each calendar quarter, and shall be accompanied by a statement of the bank branch processors and the number of installed point of sale devices, certified by an officer of Licensee.

   (e) Netsmart shall have the right to increase the annual charges for Support Services set forth above and in paragraph IX(d) as of the first anniversary of the Acceptance Date, by the cost of living for the New York metropolitan area as determined by the United States Department of Labor for the calendar year ending prior to such anniversary date. Such increases may be made on an annual basis commencing with the first anniversary date of the Acceptance Date. Netsmart shall give Licensee notice of any such increase within forty-five (45) days after such anniversary date.

   (f) Netsmart shall have the right to audit, through an independent Certified Public Accountant retained at its expense, the applicable records of Licensee in order to verify the statements rendered hereunder. Such audit may be conducted after proper notice to Licensee and shall be conducted during regular business hours at Licensee's office. In no event shall an audit with respect to any royalty statement commence later than eighteen (18) months from the date of the statement involved, nor shall audits be made hereunder more frequently than annually. In the event such report finds that royalties have been understated by ten (10%) percent or more, Licensee shall pay for the cost of such audit.

VII.  ADDITIONAL SERVICES

Additional services are available upon request on a time and materials basis, at Netsmart's then current daily rate charged to other clients, payable fifteen (15) days after billing. Netsmart's current daily rate is $1,000 per day.

VIII.  COMMUNICATION CHARGES

The Charges do not include costs of tele-communication between Netsmart's computer and Licensee's computer which will be billed monthly, at Netsmart's actual charges by the tele-communication carrier concerned.

IX.  ADDITIONAL HOST LICENSED PROGRAMS
Licensee shall have the right to install additional copies of the Host Licensed Programs on CPUs other than on the Licensee's production CPU and backup CPU which are located in New York City. Netsmart will allow Licensee two options to in this regard:

   (a) a license fee of $200,000 per additional processor for each of the first and second additional copies of the Host Licensed Programs; a license fee of $150,000 for each of the third and fourth copies of the Host Licensed Programs; and a license fee of $100,000 for each additional Host Licensed Program after the fifth license. If multiple processors and multiple copies of the Host Licensed Programs are located at one site, a license would be required for each copy of the Host Licensed Programs; or

   (b) a license fee which would give Licensee the right to have an unlimited number of processing sites using multiple copies of the Host Licensed Programs based on a change in the per ATM charge. The revised pricing would be:

ATM Quantity               License Charge Per ATM
- --------------------       ----------------------
1 - 1,000                              US $ 1,000
1,001 - 2,000                               $ 600
2,001 - 3,000                               $ 300
3,001 - above                               $ 150

   (c) As of the date of this Agreement, Licensee will be deemed to have elected the option set forth in IX(a) above. Licensee shall have the right to elect the second option set forth in IX(b) above by giving written notice to Netsmart at any time prior to the eighteenth (18th) monthly anniversary date of this Agreement.

   (d) Support Services are not included in either of the above options. The maintenance charge for the first copy of the Oasis Technology Ltd. Third Party Programs is $60,000 a year as provided in paragraph VI(b) above. The charge for additional copies, would be $30,000 for each of the next three (3) sites at which one or more additional copies of the Oasis Technology Ltd. Third Party Programs are installed and $15,000 for each additional site at which one or more copies of the Oasis Technology Ltd. Third Party Programs are installed. Charges for additional copies of the Netsmart Card Management Programs shall be the same as those for the Oasis Technology Ltd. Third Party Programs.

SCHEDULE 2(m)

IMPLEMENTATION PLAN

The following is the delivery plan for the implementation of the System. The cost of implementation in the FSU is not included in the license or services prices included in this Agreement. CSMC would be willing to provide implementation resources and services at a daily cost of $1,000 to $1,500 plus expenses. The delivery plan is separated in Phase 1 and Phase 2. The delivery dates for each of the two phases would be mutually determined and agreed to between CSMC and Licensee:

Phase 1 delivery is as follows:

1. Installation of the Central Authorization Host in New York with the following features as specified in Functional Specifications:

      IST Software on Oracle Relational Database Management System running on IBM RS 6000.

      SmartCity Central Management System (CMS) on Sybase Relational Database Management System running on SCO UNIX Platform and interfaced to IST.

      CA MasterPiece 2000 General Ledger on Oracle Relational Database Management System running on IBM RS 6000 and interfaced to IST.

      Liquidity Management System against the Subscriber Banks on the IBN
      Network.

      Racal RG 7400 Host Security Module (HSM) interfaced to IST.

      Security Access Module (SAM) interfaced to SmartCity for single Bank Identification Number (BIN).

      Interface to the Subscriber Bank Branch Platform in FSU via TCP/IP
      Protocol.

      File output in DataCard 9000 format for SmartCard manufacture.

2. Delivery of the applications for the Subscriber Bank Branch Platform in FSU with the following features as described in Functional Specifications:

      Data Entry software for generation, tracking and management of Card
        Application from a PC Workstation.

      Interface via TC500 protocol and Diebold 911/912 Emulation to IBM ATM
        Model 4783 to provide the following transactions using the Smart Card:

      Fast Cash Withdrawal from the Electronic Transaction Account (ETA) at the Central Authorization Host in New York

      Variable amount Withdrawal from the Electronic Transaction Account (ETA) at the Central Authorization Host in New York

      Balance Inquiry on the Electronic Transaction Account (ETA) at the
        Central Authorization Host in New York

      History Inquiry (Last Ten Transaction) on the Electronic Transaction
        Account (ETA) at the Central Authorization Host in New York

      Interface via serial connection to the Branch POS (BPOS) Terminal to provide the following transactions using the Smart Card:

      Initial PINing of Customer Card (card Activation)

      PIN Change Transaction

         Unlocking of Purses on Smart Card

         Crediting of any of four Purses (Purse 1= Russian Rouble; Purse 2 = US Dollars; Purse 3 = Ukrainian Karbovanet and Purse 4 = Any other currency) from the Electronic Transaction Account (ETA) at the Central Authorization Host in New York

         Purse Balance Inquiry on any of the four Purses

         Downloading of merchant transactions from the Merchant Transaction Transport Card (MTTC)

         Uploading of hot card list to the Merchant Hot List Card (MHLC)

      Interface to the Central Authorization Host in New York by VSAT via TCP/IP Protocol

3. Delivery of the applications for the Merchant POS terminal with the following features as specified in Functional Specifications:

      Merchant POS (MPOS) Application to run on the Verifone Omni 395 Terminal, SC 450 PIN Pad and P250 Printer. The MPOS will perform the following transactions:

      Debit Purse (one of four purses) after Purchase Transaction

      Purse Balance Inquiry on four purses

      Generation of Transaction Report

      Change Language

      Print Duplicate Receipt

      Print Last Transaction

      Register Operator

      Change Operator Password

      Operate in Debug Mode

      Download merchant transaction to Merchant Transaction Transport Card
      (MTTC)

      Upload hot card list from Merchant Hot List Card (MHLC)

      Maintain at least one backup files of merchant transactions

Phase 2 delivery is as follows:

1. Installation of additional software at the Central Authorization Host in New York with the following features as specified in Functional
Specifications:

      Multiple currency tables to handle Currency Exchange

      Inquiry Transaction at the ATM

      SmartCity Central Management System (CMS) on Oracle Relational Database Management System running on RS 6000 Platform and interfaced to IST.

      SmartCity Central Management System (CMS) to address up to eight purses

      Security Access Module (SAM) interfaced to SmartCity for multiple Bank Identification Numbers (BINs).

2. Delivery of additional applications for the ATM in FSU with the following features as specified in Functional Specifications:

      Variable amount Withdrawal by a Foreign Cardholder
      Credit Purse from the Electronic Transaction Account (ETA) at the Central Authorization Host in New York

      Credit Electronic Transaction Account (ETA) at the Central Authorization Host in New York from designated Purse (Debit Purse)

      Purse Balance Inquiry on any of the eight Purses

      Transfer Funds from Purse to Purse

      Currency Exchange Rate Inquiry for up to ten currencies against the home currency

3. Delivery of additional applications for the Branch POS in FSU with the following features as specified in Functional Specifications:

      Crediting of any of eight Purses from the Electronic Transaction Account
      (ETA) at the Central Authorization Host in New York

      Purse Balance Inquiry on any of the eight Purses

      Transfer Funds from Purse to Purse (eight purses)

      Credit Electronic Transaction Account (ETA) at the Central Authorization Host in New York from of the designated eight Purses (Debit Purse)

4. Delivery of the additional applications for the Merchant POS terminal with the following features as specified in Functional Specifications:

      Debit Purse (one of eight purses) after Purchase Transaction

      Purse Balance Inquiry on eight purses

SCHEDULE 2(n)

SPECIFICATIONS

SCHEDULE 2(p)

HARDWARE

HARDWARE DESCRIPTION

Host System - New York
  IBM RS6000 Model J30
  AIX Version 4.1.4
  Oracle Version 7.2
  Racal RG7000

Bank Branch
  IBM RS6000 Model 43P
  AIX Version 4.1.4
  IBM 4783 ATM (with TCS912)
  Verifone Omni 395 POS Terminal
  Verifone SC450 PIN Pad
  Verifone P250 Printer

Merchant Location
  Verifone Omni 395 POS Terminal
  Verifone SC450 PIN Pad
  Verifone P250 Printer

Smart Card
  Gemplus PCOS 1K Card

SCHEDULE 2(r)

STATES OF THE FORMER SOVIET UNION


Armenia

Azerbaijan

Belarus

Estonia

Georgia

Kazakistan

Kyrgistan

Latvia

Lithuania

Moldova

Russia

Tajikistan

Turkmenistan

Ukraine

Uzbekistan

Schedule 2(t)

The following are the applications features included in the Licensed Products which constitute Licensed Program Enhancements as of the date of this
Agreement:

1. ATM Screens and Receipts as specified in the Functional Specifications in the following languages:

Armenian

Azerbaijani

Byelorussian

English

Estonian

Finnish

Georgian

German

Italian

Kazakh

Kyrgyz

Latvian

Lithuanian

Moldovan

Romanian

Russian

Spanish

Turkmenian

Ukrainian

Uzbek

2. Liquidity Management System to manage Licensee Clearing and Settlement Risks against Subscriber Banks who are members of the IBN Network.

3. Transaction Fees Schedule levied against the Cardholder accounts.

4. Discount Fees Schedule levied against the Merchants.

The Source Code of the above Licensed Program Enhancements shall belong to Licensee to the extent that such Source Code is severable from the Source Code of the Licensed Programs and can be used as independent programs.

Schedule 3

Existing Agreements


AT&T

Citicorp

Dacom

DataCard

Data General

Digital Equipment

Diners

Discover

Electronic Data Systems

Europay

First Data Resources

Fujitsu

Jemplus

IBM

ICL

Information Technologies

MasterCard

NCR

Oracle

Perot Systems

PSP

Pyramid

Sequent

Siemens-Nixdorf

Sun

Sybase

Unisys

Verifone

Visa

Schedule 8(b)

Change Order Form

1. Requestor_________________________________

2. Description of Change (attach specification or detailed description if appropriate)_____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

3. Agreed Upon Cost_________________

4. Change in Implementation Plan (if any)_____________________________________
______________________________________________________________________________
______________________________________________________________________________

5.  Date___________________

6.  Signature:

IBN                                    Netsmart

__________________________             ____________________
by                                     by

Schedule 15

Escrow Agreement

NETSMART TECHNOLOGIES, INC.
EXHIBIT 11.1
______________________________________________________________________________

                     Three Months Ended               Years Ended
                          March 31,                   December 31,
                    _____________________   _________________________________

                      1996        1995        1995        1994        1993
                    _________   _________   _________   _________   _________

Net Income [Loss]  $   76,000  $ (558,000) $2,828,000)$(1,751,000) $ (433,000)
                    =========   =========   =========  ==========   =========
Net Income [Loss]
 Per Share -
 Note 1            $      .02  $     (.12) $     (.59) $     (.36) $     (.09)
                    =========   =========   =========   =========   =========

Net Income [Loss]
 Per Share -
 Note 2            $      .01  $     (.10) $     (.51) $     (.31) $     (.08)
                    =========   =========   =========   =========   =========

Note 1: Computed by dividing net loss by the weighted average number of common shares (4,136,253) for all periods presented except the year ended December 31, 1993 which is 4,077,753 common shares and adjusting such amounts by items (i) and (ii) below. This results in 4,821,528 shares for all periods presented except the year ended December 31, 1993 which is 4,763,028 shares.

(i) Assumes that 104,952 Stock Incentive Plan stock options, issued in December 1995, outstanding at December 31, 1995 were exercised at the beginning of 1993 and that all proceeds were used to purchase treasury stock at $4.00 per common share resulting in a net increase in outstanding stock of 95,900 shares for all pension presented.

(ii) Assumes common stock warrants to purchase an aggregate of 1,178,750 common shares were exercised at the beginning of 1993 and that all proceeds were used to purchase treasury stock at $4.00 per common share resulting in a net increase in outstanding common stock of 589,375 shares for all periods presented.

Note 2: Computed by dividing net loss by the weighted average number of common shares (4,136,253) for all periods presented except for the year December 31, 1993 which is 4,077,753 common shares and adjusting it by item
(i) to (v) below. This results in 5,632,981 shares for all period presented except the year ended December 31, 1993 which is 5,574,481 shares.

(i) Assumes that 104,952 Stock Incentive Plan stock options, issued in December 1995, outstanding at December 31, 1995 were exercised at beginning of 1993 and that all proceeds were used to purchase treasury stock at $4.00 per common share resulting in a net increase in outstanding stock of 95,900 shares for all periods presented.

NETSMART TECHNOLOGIES, INC.
EXHIBIT 11.1
______________________________________________________________________________


(ii) Assumes that 252,804 Stock Incentive Plan stock options, issued in January 1995, outstanding at December 31, 1995 were exercised at the beginning of 1993 and that the proceeds were used to purchase treasury stock at $4.00 per common share resulting in a net increase in outstanding of 238,142 shares for all periods presented.

(iii) Assumes common stock warrants, issued at various times, to purchase 2,516,250 common shares were exercised at the beginning of 1993 and that all proceeds were used to purchase treasury stock at $4.00 per common share resulting in a net increase in outstanding stock of 1,258,125 shares of all periods presented.

(iv)	 Assumes common stock warrants, issued at various times, to purchase
637,500 common shares were exercised at beginning of 1993 and that all proceeds were used to purchase treasury stock at $4.00 per common share resulting in a net decrease in outstanding stock of 159,375 shares for all periods presented.

(v) Assumes that the following convertible preferred shares were converted to common stock at the beginning of 1993 as follows:

                       Preferred Shares    Conversion Rate   Common Shares
                       ________________    _______________   _____________

Series A Preferred           400                108.00              43,200
Series B Preferred            80                259.20              20,736
                                                                    ------
                                                                    63,936
                                                                    ======